Filed Pursuant to Rule 433
Issuer Free Writing Prospectus
Registration No. 333-168852
November 12, 2010

REVA MEDICAL

DESIGN FOR LIFE

Prospectus

REstoring VAscular Function

REVA Medical, Inc.

An Initial Public Offering of 63,636,370 CHESS Depositary Interests to raise A$70,000,007 with up to A$14,999,996 of oversubscriptions

Investment in the CDIs of REVA Medical, Inc. should be considered speculative

LEAD MANAGER TO THE AUSTRALIAN OFFER

Inteq Limited

Inteq Limited
AFSL 237244

LEAD BROKERS TO THE AUSTRALIAN OFFER

Southern Cross Equities

Southern Cross Equities Limited
AFSL 247027

TAYLOR COLLISON

Taylor Collison Limited
AFSL 247083

IMPORTANT NOTICE
OFFER
The Offer contained in this Prospectus is an invitation to acquire CDIs in the Company.
LODGEMENT AND LISTING
This Prospectus is dated 12 November 2010 and a copy of this Prospectus was lodged with ASIC on that date.
The Company will apply to ASX for admission of the Company to the official list of ASX and for quotation of the CDIs on ASX within seven days after the date of this Prospectus.
Neither ASIC, the SEC, ASX or their officers take any responsibility for the contents of this Prospectus or for the merits of the investment to which this Prospectus relates.
EXPIRY DATE
No CDIs will be allotted or issued on the basis of this Prospectus later than 13 months after the date of this Prospectus.
NOTE TO APPLICANTS
The information in this Prospectus is not financial product advice and does not take into account your investment objectives, financial situation or particular needs. This Prospectus should not be construed as financial, taxation, legal or other advice.
This Prospectus is important and should be read in its entirety prior to deciding whether to invest in the Company’s CDIs. There are risks associated with an investment in the CDIs and the CDIs offered under this Prospectus must be regarded as a speculative investment. Some of the Risk Factors that should be considered are set out in Section 10 of this Prospectus. You should carefully consider these risks in light of your personal circumstances (including financial and tax issues). There may also be risk factors in addition to these that should be considered in light of your personal circumstances.
If you do not fully understand this Prospectus or are in doubt as to how to deal with it, you should seek professional guidance from your stockbroker, lawyer, accountant or other professional adviser before deciding whether to invest in the CDIs.
No person named in this Prospectus guarantees the Company’s performance or any return on investment made pursuant to this Prospectus.
NOTICE TO UNITED STATES RESIDENTS

UNITED STATES
THE COMPANY HAS FILED A REGISTRATION STATEMENT (INCLUDING A US PROSPECTUS) WITH THE US SECURITIES AND EXCHANGE COMMISSION FOR THE OFFER OF ITS CDIS. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE COMPANY HAS FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE COMPANY AND THE OFFER. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SECURITIES AND EXCHANGE COMMISSION WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE COMPANY WILL ARRANGE TO SEND YOU THE US PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-612-9938-4372.
THE COMPANY HAS NOT APPLIED TO REGISTER ITS CDIs OR SHARES UNDER THE LAW OF ANY STATE OR OTHER JURISDICTION OF THE US OTHER THAN UNDER THE SECURITIES ACT, NOR DOES IT INTEND TO MAKE SUCH AN APPLICATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS THE COMPANY OR THE LEAD MANAGER SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE OF THE UNITED STATES WHERE THE OFFER OR SALE IS NOT PERMITTED.
SHARES REPRESENTED BY CDIs SUBSCRIBED FOR UNDER THE OFFER WILL BE FREELY TRANSFERABLE WITHOUT RESTRICTION UNDER US FEDERAL SECURITIES LAWS, UNLESS PURCHASED BY A COMPANY AFFILIATE (AS THAT TERM IS DEFINED UNDER US FEDERAL SECURITIES LAWS) OR MADE SUBJECT TO AN ESCROW AGREEMENT. THE COMPANY IS NOT TAKING ANY STEPS TO REGISTER ITS CDIs OR SHARES UNDER THE LAW OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. AS A RESULT, INVESTORS IN THE CDIs MAY NOT RESELL THEIR CDIs OR SHARES IN THE US WITHOUT SATISFYING THE APPLICABLE STATE SECURITIES LAWS OR QUALIFYING FOR AN EXEMPTION FROM THEM.
NO OFFER WHERE OFFER WOULD BE ILLEGAL
This Prospectus does not constitute an offer or invitation in any place in which, or to any person to whom, it would not be lawful to make such an offer or invitation. No action has been taken to register or qualify the CDIs or Shares in any jurisdiction outside Australia, New Zealand and the United States. The distribution of this Prospectus outside Australia, New Zealand and the United States may be restricted by law and persons who come into possession of this Prospectus outside Australia, New Zealand and the United States should seek advice on and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of applicable securities laws.
NOTICE TO HONG KONG RESIDENTS
THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.
NOTICE TO UNITED KINGDOM RESIDENTS
This Prospectus does not constitute a prospectus for the purpose of the prospectus rules issued by the United Kingdom Financial Services Authority (FSA) pursuant to section 84 of the Financial Services and Markets Act 2000 (as amended) and has not been approved by or filed with the FSA. Refer to Section 3.15 for further information.
NOTICE TO SINGAPORE RESIDENTS
THE OFFER OR INVITATION WHICH IS THE SUBJECT OF THIS PROSPECTUS IS ONLY ALLOWED TO BE MADE TO CERTAIN CATEGORIES OF INVESTORS AND NOT THE RETAIL PUBLIC IN SINGAPORE. THIS IS NOT HOWEVER A PROSPECTUS AS DEFINED IN THE SECURITIES AND FUTURES ACT (CHAPTER 289) OF SINGAPORE (THE SFA). ACCORDINGLY, STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENT OF THE PROSPECTUS WOULD NOT APPLY. YOU SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR YOU. REFER TO SECTION 3.15 FOR FURTHER INFORMATION.
NOTICE TO NEW ZEALAND RESIDENTS
This Offer to New Zealand investors is a regulated offer made under Australian and New Zealand law. In Australia, this is Chapter 8 of the Corporations Act 2001 and Corporation Regulations 2001 (Cth). In New Zealand, this is Part 5 of the Securities Act 1978 and the Securities (Mutual Recognition of Securities Offerings—Australia) Regulations 2008.
This Offer and the content of the Prospectus are principally governed by Australian rather than New Zealand law. In the main, the Corporations Act 2001 and Corporation Regulations 2001 (Cth) (Australia) set out how the Offer must be made.
There are differences in how securities are regulated under Australian law. For example, the disclosure of fees for collective investment schemes is different under the Australian regime.
The rights, remedies, and compensation arrangements available to New Zealand investors in Australian securities may differ from the rights, remedies, and compensation arrangements for New Zealand securities.
Both the Australian and New Zealand securities regulators have enforcement responsibilities in relation to this Offer. If you need to make a complaint about this Offer, please contact the Securities Commission, Wellington, New Zealand. The Australian and New Zealand regulators will work together to settle your complaint.
The taxation treatment of Australian securities is not the same as for New Zealand securities.
If you are uncertain about whether this investment is appropriate for you, you should seek the advice of an appropriately qualified financial adviser.
The Offer may involve a currency exchange risk. The currency for the CDIs is not New Zealand dollars. The value of the CDIs will go up or down according to changes in the exchange rate between that currency and New Zealand dollars. These changes may be significant.
If you expect the CDIs to pay any amounts in a currency that is not New Zealand dollars, you may incur significant fees in having the funds credited to a bank account in New Zealand in New Zealand dollars.
If the CDIs are able to be traded on a securities market and you wish to trade the CDIs through that market, you will have to make arrangements for a participant in that market to sell the CDIs on your behalf. If the securities market does not operate in New Zealand, the way in which the market operates, the regulation of participants in that market, and the information available to you about the CDIs and trading may differ from securities markets that operate in New Zealand.
FINANCIAL INFORMATION AND AMOUNTS
The historical financial information included in this Prospectus for FY2007, FY2008 and FY2009 and for the nine month period ended 30 September 2009 and the nine month period ended 30 September 2010 has been prepared and presented in accordance with US GAAP and is expressed in US dollars, except where otherwise stated. Save as set out above, the financial amounts referred to in this Prospectus are expressed in Australian dollars unless stated otherwise.
DISCLAIMER
Australian and New Zealand investors should not rely on any information which is not contained in this Prospectus in making a decision as to whether to acquire securities in the Company under the Offer. No person is authorised by the Company or the Lead Manager to give any information or make any representation in connection with the Offer that is not contained in the Prospectus. Any information or representation not contained in this Prospectus may not be relied on as having been authorised by the Company, its Directors or any other person in connection with the Offer. The Company’s business, financial condition, results of operations and prospects may have changed since the date of this Prospectus.
This Prospectus contains forward-looking statements concerning the Company’s business, operations, financial performance and condition as well as the Company’s plans, objectives and expectations for its business, operations, financial performance and condition. Any statements contained in this Prospectus that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “aim”, “anticipate”, “assume”, “believe”, “could”, “due”, “estimate”, “expect”, “goal”, “intend”, “may”, objective”, “plan”, “predict”, “potential”, “positioned”, “should”, “target”, “will”, “would” and other similar expressions that are predictions of or indicate future events and future trends.
These forward-looking statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and management’s beliefs and assumptions. These forward looking statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond the Company’s control. As a result, any or all of the Company’s forward-looking statements in this Prospectus may turn out to be inaccurate. Factors that may cause such differences include, but are not limited to, the risks described in Section 10.
Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as at the date of this Prospectus. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks the Company describes in the reports to be filed from time to time with the ASX after the date of this Prospectus.
This Prospectus contains market data and industry forecasts that were obtained from industry publications, third-party market research and publicly available information. These publications generally state that the information contained in them has been obtained from sources believed to be reliable, but the Company has not independently verified the accuracy and completeness of such information. The Company has paid for market research information provided by Health Research International, a Division of Personal Medical Systems, Inc. which appears in this Prospectus.
Some numerical figures included in this Prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that preceded them.
ReZolve™ is a trademark of the Company. This Prospectus also includes trademarks, trade names and service marks that are the property of other organisations.
EXPOSURE PERIOD
The Corporations Act prohibits the Company from processing Applications in the seven day period after the date of lodgement of the Prospectus with ASIC (Exposure Period). This period may be extended by ASIC for a further period of up to seven days. The purpose of the Exposure Period is to enable this Prospectus to be examined by market participants prior to the raising of funds. This Prospectus will be made generally available to Australian residents during the Exposure Period, without the Application Form, by being posted on the following website: www.inteqrevaoffer.com.au. Applications received during the Exposure Period will not be processed until after the expiry of the Exposure Period. No preference will be conferred on any Applications received during the Exposure Period.
ELECTRONIC PROSPECTUS
This Prospectus will also be made available in electronic form on the following website: www.inteqrevaoffer.com.au. The information on www.inteq.com.au does not form part of the Prospectus.
The Offer constituted by this Prospectus in electronic form is available only to persons receiving this Prospectus in electronic form within Australia or New Zealand. Persons who access the electronic version of this Prospectus should ensure that they download and read the entire Prospectus. If unsure about the completeness of the Prospectus received electronically, or a print out of it, you should contact the Company. A paper copy of the Prospectus will be available for Australian and New Zealand residents free of charge by contacting:

Computershare Investor Services
Tel:	1800 197 827 (within Australia) +61 3 9938 4372 (outside Australia)
or Inteq Limited (the Lead Manager) Tel: +61 2 9231 3322
Applications for CDIs under this Prospectus may only be made on a printed copy of the Application Form attached to or accompanying this Prospectus or for Australian and New Zealand Investors on the online Application Form accompanying the electronic Prospectus. By making an Application, you declare that you were given access to the Prospectus, together with the Application Form. The Corporations Act prohibits any person from passing the Application Form on to another person unless it is attached to a hard copy of the Prospectus or the complete and unaltered electronic version of the Prospectus.
If this Prospectus is found to be deficient, any Applications may need to be dealt with in accordance with section 724 of the Corporations Act.
PRIVACY
By completing an Application Form, you are providing personal information to the Company and the Share Registry, which is contracted by the Company to manage Applications, and consent to the collection and use of that personal information in accordance with these terms. That personal information will be collected, held and used both in and outside of Australia by the Company, and the Share Registry on its behalf, to process your Application, service your needs as a Shareholder, provide facilities and services that you request and carry out appropriate administration of your investment. If you do not wish to provide this information, the Company may not be able to process your Application.
Once you become a Shareholder, the Corporations Act and Australian taxation legislation require information about you (including your name, address and details of the CDIs you hold) to be included in the Company’s public share register. This information must continue to be included in the Company’s public share register if you cease to be a Shareholder.
The Company and the Share Registry on its behalf, may disclose your personal information for purposes related to your investment to their agents and service providers (which may be located outside of Australia) including those listed below or as otherwise authorised under the Privacy Act 1988 (Cth):
–	the Share Registry for ongoing administration of the Shareholder register;

–	the Lead Manager in order to assess your Application;

–	printers and other companies for the purposes of preparation and distribution of documents and for handling mail;

–	market research companies for the purpose of analysing the Company’s Shareholder base and for product development and planning; and

–	legal and accounting firms, auditors, management consultants and other advisers for the purpose of administering and advising on the CDIs and Shares and for associated actions.
Under the Privacy Act 1988 (Cth), you may request access to your personal information that is held by, or on behalf of, the Company. You can request access to your personal information or obtain further information about the Company’s privacy practices by contacting the Company or its Share Registry, details of which are set out elsewhere in this Prospectus. The Company aims to ensure that the personal information it retains about you is accurate, complete and up-to-date. To assist with this, please contact the Company or the Share Registry if any of the details you have provided change.
In accordance with the requirements of the Corporations Act, information on the Shareholder register will be accessible by members of the public.
DEFINITIONS AND ABBREVIATIONS
Defined terms and abbreviations used in this Prospectus are explained in Section 13.
TIME
All references to time in this Prospectus refer to Australian Eastern Daylight Time unless stated otherwise.
PHOTOGRAPHS AND DIAGRAMS
Photographs used in this Prospectus which do not have any descriptions are for illustration only and should not be interpreted to mean that any person shown endorses this Prospectus or its contents or that the assets shown in them are owned by the Company.
Diagrams used in the Prospectus are illustrative only and may not be drawn to scale. Unless otherwise stated, all data contained in charts, graphs and tables is based on information available as at 12 November 2010.
1 | REVA Medical, Inc. Prospectus

2 | REVA Medical, Inc. Prospectus

Chairman’s Letter
12 November 2010
Dear Investor,
On behalf of the Board of Directors, it is with great pleasure that I invite you to become a Shareholder of REVA Medical, Inc. (the Company or REVA). REVA is a US based medical device company focused on the development and eventual commercialisation of our proprietary, bioresorbable stent products.
Today, stents are commonly used to treat the global epidemic of coronary artery disease, as they provide patients with minimally invasive and effective treatment, rather than the patient undergoing coronary artery bypass grafts or open heart surgery. All currently approved stents are made of metal and help stabilise diseased coronary arteries by propping them open and restoring blood flow. We believe that bioresorbable stents will be the next major advance in coronary stent technology due to a number of risks associated with these commercially available metal stents including potentially fatal blood clots.
Our lead product, the ReZolve™ stent, is designed as a non-permanent implant, and combines our proprietary stent design with a proprietary polymer. We believe that our stent technology has a number of significant advantages as it is designed to provide the same benefits as traditional metal stents, with the additional benefit of being dissolved by the body over time after treatment of the artery. We expect patients to benefit because, as the stent dissolves, the expansion and contraction of the coronary artery is restored and the artery heals which should also reduce the need for costly, long term drug therapy.
Over the last ten years we have continued to advance our ReZolve™ technology in both its design and polymer composition and we have undertaken significant laboratory and preclinical testing which have shown that our technology and the ReZolve™ stent are safe and effective across various animal models. We have funded much of our research and development with investments from health care venture capital funds, along with investments from two of the four major global stent manufacturers, Medtronic, Inc. and Boston Scientific Corporation. I am also very pleased that, as an indication of their continued support for the Company, Medtronic, Inc., has indicated that it intends to subscribe for a further A$10,527,000 of CDIs under the Offer and several of our other existing investors have also indicated that they intend to invest further under the Offer.
We are now in the process of finalising the design of our ReZolve™ stent and believe we are well positioned to determine the performance of this device with our pilot human clinical trial scheduled to commence in the second quarter of 2011, followed by a CE Mark trial targeted at achieving CE Mark approval by the end of 2013. The net proceeds of the Offer will be applied to fund these trials, as well as continuing research and development and increasing our current operating and production capacity in San Diego, California. We will be required to obtain regulatory approval before we can begin selling our ReZolve™ stent.
Although investment in the Company involves a number of risks and must be considered speculative, I believe it represents an excellent opportunity to participate in the building of what can become a significant, internationally competitive business which will contribute to the treatment of coronary artery disease. On behalf of my fellow Directors, I commend this investment opportunity to you and look forward to welcoming you as a Shareholder of the Company.
Yours faithfully,
Robert Stockman
Executive Chairman & Chief Executive Officer
3 | REVA Medical, Inc. Prospectus

Summary of the Offer This Prospectus provides investors with the opportunity to participate in the initial public offering of CDIs in REVA Medical, Inc. The CDIs will trade on ASX under the ticker ‘RVA’. Each CDI will be equivalent to one-tenth of a Share.
4 | REVA Medical, Inc. Prospectus

KEY DATES

Prospectus lodged with ASIC	12 November 2010

Offer Opening Date	22 November 2010

Offer Closing Date	6 December 2010

Allotment and issue of CDIs under the Offer	10 December 2010

Expected date for despatch of holding statements	14 December 2010

Expected date for CDIs to commence trading on ASX	15 December 2010
The above timetable is indicative only. All times are AEDT. The Company, in consultation with the Lead Manager, reserves the right to vary the dates and times set out above, subject to the Corporations Act and other applicable laws. In particular, the Company reserves the right to extend the Closing Date or accept late Applications without notifying any recipients of this Prospectus or any Applicants. Investors who wish to submit an Application are encouraged to do so as soon as practicable after the Offer opens.
THE OFFER

Company	REVA Medical, Inc.

Number of Shares on issue immediately prior to Offer[1]	24,973,324
(equivalent to 249,733,240 CDIs)

Number of CDIs available under the Offer[2]	63,636,370
(equivalent to 6,363,637 Shares)

Offer Price	A$1.10 per CDI
(equivalent to A$11.00 per Share)

Gross Offer Proceeds[3]	A$70,000,007

Total number of Shares on issue immediately following the Offer[4,6]	31,336,961
(equivalent to 313,369,610 CDIs)

Market capitalisation of the Company immediately following the Offer[5]	A$344,706,571

Options on issue immediately following the Offer[6]	3,028,000

Notes:

1.	The number of Shares on issue prior to the Offer assumes conversion of all existing securities into Shares under the Restructuring assumed to occur on 10 December 2010 – see Section 11.4.

2.	The Company, in consultation with the Lead Manager, has reserved the right to accept applications for a further 13,636,360 CDIs (equivalent to 1,363,636 Shares) by way of Oversubscriptions.

3.	Gross Offer Proceeds are calculated on the Minimum Subscription for CDIs under the Offer multiplied by the Offer Price. The Company may also accept Oversubscriptions, representing up to a maximum of a further A$14,999,996 of Gross Proceeds.

4.	The number of Shares on issue immediately following the Offer assumes that the Restructuring has occurred (see Section 11.4) and is based on the Minimum Subscription of A$70,000,007 being achieved. The Company, in consultation with the Lead Manager, has reserved the right to accept Applications for a further 13,636,360 CDIs (equivalent to 1,363,636 Shares) by way of Oversubscriptions.

5.	Based on the Minimum Subscription of A$70,000,007 being achieved.

6.	Unless otherwise indicated, all information in this Prospectus assumes:
–	that no options, warrants or Shares were issued after the date of this Prospectus, and no outstanding options were exercised after the date of this Prospectus; and

–	that the Restructuring outlined in Section 11.4 was fully implemented with effect from 10 December 2010.
An Application for CDIs by non-US investors under this Prospectus can only be made by completing the Application Form accompanying this Prospectus. Detailed instructions on completing an Application Form are set out on the reverse of that form. For more details see Section 3.7.
5 | REVA Medical, Inc. Prospectus

Investment Highlights and Key Risks
REVA is a medical device company focused on the development and eventual commercialisation of its proprietary, bioresorbable stent products.
6 | REVA Medical, Inc. Prospectus

REVA believes bioresorbable stents will be the next major advance in coronary stent technology > REVA’s ReZolve™ bioresorbable stent is designed to provide the same benefits as metal stents with the additional benefit of being dissolved by the body over time
7 | REVA Medical, Inc. Prospectus

Investment Highlights and Key Risks The ReZolve™ stent has the potential to offer significant advantages for patients and clinicians > The stent is resorbed over time restoring expansion and contraction of the artery > Resorption of the stent minimises clotting risk and reduces the need for long term drug therapy > No change to clinical practice
8 | REVA Medical, Inc. Prospectus

Extensive development work over 10 years is largely complete > Approximately US$100 million of funding to date – including investments from Boston Scientific Corporation and Medtronic, Inc. > Strong patent position – protects the core technology Near term milestones and path to market > Pilot clinical trials in second quarter of 2011 – CE Mark approval targeted by the end of 2013 > Boston Scientific Corporation has an option to distribute REVA’s products Highly experienced team and funding to the end of 2013 > Board, management and Scientific advisers have significant industry experience > Net proceeds of the Offer planned to last approximately three years
9 | REVA Medical, Inc. Prospectus

Investment Highlights and Key Risks
Selected Risk Factors

Investing in REVA’s CDIs involves substantial risk (see Section 10). Some of the significant risks are:

>	In order to commence human clinical trials, REVA will need to obtain regulatory and other approvals, which REVA may be unable to obtain, or achieving such approvals could be delayed which could significantly impact its ability to achieve its timeline and commercialise its technology;

>	REVA cannot predict the outcome of its human clinical trials. If the ReZolve™ stent does not meet the required clinical specifications or causes adverse or unexpected events, then the Company may need to further modify the technology. The Company may not be able to address the issues arising from these trials which may significantly impair its prospects;

>	REVA currently does not have, and may never have, any products available for sale;

>	REVA will depend heavily on the success of its lead product candidate, the ReZolve™ stent, which is still in development and may never achieve market acceptance;

>	REVA has a history of net losses and may never achieve or maintain profitability; and

>	Claims that REVA’s current or future products infringe or misappropriate the proprietary rights of others could adversely affect the Company’s ability to sell those products and cause it to incur material additional costs.
10 | REVA Medical, Inc. Prospectus

1. Investment Overview Design for Life
11 | REVA Medical, Inc. Prospectus

1.	Investment Overview

The information set out in this Section is intended to be a summary only and should be read in conjunction with the more detailed information appearing elsewhere in this Prospectus. In deciding whether to apply for CDIs, you should read this Prospectus carefully and in its entirety. If you are in doubt as to the course you should follow, please consult your professional advisers.

1.1	Business Overview

Our Company

REVA is a development stage medical device company focused on the development and eventual commercialisation of its proprietary, bioresorbable stent products. Stents are minimally invasive, implantable medical devices which are used by cardiologists for the treatment of coronary artery disease. Stents help stabilise diseased arteries by propping them open and restoring blood flow. REVA’s stent products are designed to provide the same benefits as traditional metal stents, including inhibiting the renarrowing of the previously treated artery, with the additional benefit of being dissolved by the body over time after treatment of the artery.

REVA’s lead product, the ReZolve™ stent, combines REVA’s proprietary stent design, with a proprietary polymer that is metabolised and cleared from the body. REVA believes that, due to a number of risks associated with commercially available metal stents, bioresorbable stents will be the next major advancement in coronary stent technology.

Over the last ten years, REVA has continued to advance its technology in both the stent design and polymer composition and has undertaken significant laboratory and preclinical testing which has shown that REVA’s technology and the ReZolve™ stent are safe and effective across various animal models. REVA is in the process of finalising the design of its ReZolve™ stent and intends to initiate a pilot human clinical trial in the second quarter of 2011. REVA must obtain regulatory approval before it can begin selling its ReZolve™ stent.

REVA believes that if the ReZolve™ stent is approved by regulatory authorities, the technology has the potential to provide patients with better therapeutic outcomes and physicians with more effective and efficient clinical tools. The ReZolve™ stent is designed to offer full x-ray visibility, clinically relevant sizing and a controlled and safe resorption rate. In addition, by early encapsulation of the stent in the artery tissue coupled with the loss of stent structure over time, the ReZolve™ stent may reduce the incidence of late forming blood clots, or thrombosis, a rare but serious problem associated with drug-eluting metal stents currently on the market.

Market opportunity

Cardiovascular disease is a term used to describe all diseases and conditions that relate to the heart and blood vessels. Coronary arteries, which supply blood to heart muscle, are susceptible to the build up of plaque, which can block or inhibit blood flow, a condition known as coronary artery disease. If the coronary arteries become too narrow as a result of this build-up, cardiac tissue may become starved of nutrients and oxygen, and the result is severe chest pain, known as angina. As artery narrowing becomes more severe, death of cardiac muscle downstream from the blockage can occur due to a lack of oxygen. The sudden death of cardiac muscle can result in a life threatening condition that is commonly known as a heart attack.

In developed countries, coronary artery disease is the leading cause of death in both males and females. The World Health Organisation, has reported that since 1990, more people have died from coronary artery disease than from any other cause.

The treatment options for coronary artery disease have evolved from coronary artery bypass surgery to less invasive treatments, such as balloon angioplasty and coronary stenting which prop open diseased arteries. Coronary stenting options currently include bare-metal stents, composed of flexible metal wire mesh tubes, and drug-eluting metal stents, which are metal stents that combine a thin polymer coating and therapeutic drug to minimise the build up of scar tissue during the wound healing process. While drug-eluting metal stents have succeeded in lowering the rates of renarrowing of the artery or restenosis, they do not address the potential for late-stent thrombosis, or blood clots that can develop in the artery, often years later. To address this issue, researchers have been developing bioresorbable stents that support the artery during the healing process, and dissolve or resorb over time in the body, restoring the expansion and contraction of the artery without a permanent implant in place. To date, no bioresorbable coronary stents have been approved for sale.

In 2009, global annual revenues from coronary stent sales were approximately US$5.3 billion, of which drug-eluting metal stents accounted for approximately US$4.4 billion.
12 | REVA Medical, Inc. Prospectus

Limitations of current technology

Limitations of currently marketed stents

Notwithstanding improvements in patient outcomes, the use of metal stents (both bare and drug-eluting), which remain permanently embedded within the coronary artery wall potentially place the patient at risk of a number of clinical complications. These complications may include:
•	Adverse long-term reactions, including the potential for renarrowing of the artery (or restenosis);

•	Risk of blood clots or thrombosis and the use of long-term antiplatelet drug therapy designed to prevent thrombosis; and

•	Complications for future medical interventions, including retreatment of coronary artery lesions with a subsequent stent, treatment of lesions that are located downstream to the original stent, and future surgical interventions, including bypass surgery.
Limitations associated with the development of bioresorbable stents

Bioresorbable stents have been in development for many years, but to date there have been no bioresorbable coronary stents approved for sale. However, the Company believes there are currently two companies that have bioresorbable stents in human clinical trials with sufficient patient numbers that could lead to CE Mark approval and viable commercialisation within the next few years. Companies engaged in the development of bioresorbable stents have previously encountered a number of technical challenges that have caused their product candidates to fail to satisfy regulatory and market requirements. REVA believes that these issues include:
•	Poor stent design and polymer selection;

•	Need for changes to clinical practice;

•	Accelerated resorption rate creating the potential for early degradation without allowing sufficient time for the artery to heal;

•	Lack of biocompatibility; and

•	Lack of visibility using standard imaging techniques.
REVA’s solution

REVA has designed its ReZolve™ stent to overcome many of the limitations associated with currently marketed bare-metal and drug-eluting metal stents and which seeks to address some of the limitations of bioresorbable stents developed to date. Although REVA has not yet conducted human clinical trials on the current version of the ReZolve™ stent, REVA has performed extensive bench and preclinical animal testing that provides data and results that indicate the ReZolve™ stent could have the following benefits:
•	Restoration of expansion and contraction of the artery and decreased risk of adverse effect;

•	Minimisation of thrombosis risk and consequent reduction of long-term drug therapy; and

•	Enhanced applications for future medical treatment.
The ReZolve™ stent is designed with the following features:
•	Proprietary stent design and strong and resilient polymer. REVA’s proprietary “slide & lock” design enables the stent to be expanded with minimal deformation of the polymer; therefore maintaining the strength of the material. The polymer REVA uses is formulated for strength and resilience, and the Company believes the stent strength is comparable to that of metal stents during the critical 90-day healing period following stent placement;

•	No change to clinical practice. The ReZolve™ stent can be deployed using a standard balloon catheter and does not require any change to current storage, handling or delivery of the stents;

•	Controlled resorption rate. The polymer REVA uses is designed to degrade in a predictable and safe manner;

•	Biocompatible and safe. While REVA does not have any human clinical data with respect to the current version of its polymer, REVA believes, based on human clinical trials with its previous polymer (of which the current polymer contains 85% of the same materials) and pre-clinical testing with the current polymer, that the current version of its polymer addresses the structural issues identified in previous clinical trials without adversely affecting biocompatibility; and

•	Visible using imaging techniques. The ReZolve™ stent is visible under x-ray, allowing physicians to see the stent during placement and at early patient evaluations. It is also compatible with magnetic resonance imaging, which may become more widely used in the diagnosis and treatment of coronary artery disease.
REVA believes that due to risks associated with the commercially available bare metal and drug-eluting metal stents, bioresorbable stents will be the next major advancement in coronary stent development.
13 | REVA Medical, Inc. Prospectus

1.	Investment Overview (continued)

REVA’s strategy

REVA’s goal is to become a world leader in the development and commercialisation of bioresorbable stent products used in the coronary and peripheral arteries of the human body. To achieve this goal, REVA is pursuing the following business strategies:
•	Demonstrate clinical safety and efficacy and gain regulatory approval of the ReZolve™ stent;

•	Commercialise and drive adoption of the ReZolve™ stent following receipt of required regulatory approvals;

•	Build awareness and support among leading physicians;

•	Leverage its core technology platform into other medical uses;

•	Explore licensing opportunities for the Company’s polymer technology;

•	Expand and strengthen its intellectual property portfolio;

•	Provide the highest quality products for its customers and patients; and

•	Achieve a listing on ASX to broaden the shareholder base and provide a liquid market for CDIs in REVA.
1.2	Key risk factors

Investing in REVA’s CDIs or Shares involves substantial risk. Before applying for CDIs under the Offer, you should carefully consider all of the information in this Prospectus, including the Risk Factors set out in Section 10. Some of REVA’s most significant risks include:
•	In order to commence human clinical trials, REVA will need to obtain regulatory and other approvals. If REVA is unable to achieve or is delayed in achieving such approvals, this could have a significant effect on the timeline and ability to commercialise the technology;

•	REVA cannot predict the outcome of its human clinical trials. If the ReZolve™ stent does not meet the required clinical specifications or causes adverse or unexpected events, then the Company may need to further modify the technology. There is no guarantee that REVA will be able to address any issues arising from the clinical trials which could seriously impair the Company’s future prospects;

•	REVA currently does not have, and may never have, any products available for sale and efforts to obtain product approvals and commercialise the Company’s products may not succeed or may result in delays for many reasons;

•	REVA will depend heavily on the success of its lead product candidate, the ReZolve™ stent, which is still in development and may never achieve market acceptance. Any factors that negatively impact sales of this product will adversely affect the business, financial condition and results of operations of the Company;

•	REVA has a history of net losses and may never achieve or maintain profitability;

•	If REVA is unable to obtain, maintain and enforce intellectual property protection covering its products, others may be able to make, use, or sell products substantially the same as REVA’s products, which could adversely affect its ability to compete in the market; and

•	Claims that REVA’s current or future products infringe or misappropriate the proprietary rights of others could adversely affect the Company’s ability to sell those products and cause it to incur material additional costs.
14 | REVA Medical, Inc. Prospectus

1.3	Use of proceeds

Based on the Minimum Subscription of A$70,000,007, REVA expects to receive approximately A$63,300,000 of net proceeds from the Offer (after the costs of the Offer). The table below sets out the proposed use of funds from the Offer in Australian dollars. Due to recent volatility in the A$:US$ exchange rate, an indicative foreign exchange rate of A$1.00 = US$0.95 has been used in the calculation of the figures in the table below. Accordingly, Investors should be aware the amounts represented in the table below may change as a result of fluctuations in the A$:US$ exchange rate.

	Minimum	Maximum
Use of funds	A$’000	A$’000

RESEARCH AND DEVELOPMENT ACTIVITIES
ReZolve™	27,100	31,350
Other Programmes & Development	4,500	7,500

Sub Total for Research & Development	31,600	38,850
OPERATIONS
Clinical trial costs — Pilot Trial and Pivotal CE Mark Trial	10,300	10,300
Building commercial infrastructure, including manufacturing capacity expansion	3,200	4,200
Working Capital and general corporate purposes	18,200	24,200

Sub Total for Research & Development and Operations	63,300	77,550
Cost of the Offer	6,700	7,450

TOTAL	70,000	85,000

The use of funds set out above represents REVA’s current intentions based upon the Company’s present plans and business condition. The amounts and timing of the actual expenditures may vary significantly and will depend upon numerous factors, including the timing and success of the Company’s development efforts and clinical trials.

REVA believes the current cash balances, together with the net proceeds of this Offer, will be sufficient to satisfy REVA’s requirements for the next three years and that REVA will have sufficient working capital to carry out its stated business objectives.

1.4	Summary of historical consolidated financial information

REVA’s consolidated financial data and pro forma balance sheet is set out in Section 8 and should be read together with the Independent Accountant’s Report set out in Section 9. The Company’s audited financial information is prepared and presented in accordance with US GAAP. The Company’s unaudited financial statements have been prepared on the same basis as the Company’s audited financial statements and include adjustments, consisting of normal recurring adjustments necessary for the fair presentation of the Company’s financial position and results of operations for these periods.

1.5	Dividend policy

REVA has never declared or paid any cash dividends on the Company’s share capital and does not currently anticipate declaring or paying dividends in the foreseeable future. REVA has previously paid dividends in scrip on preferred stock which will convert to Shares under the Restructuring. REVA currently intends to retain all of its future earnings, if any, to finance the operation and expansion of the business. Any future determination relating to the Company’s dividend policy will be made at the discretion of REVA’s Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that REVA’s Board may deem relevant.
15 | REVA Medical, Inc. Prospectus

1.	Investment Overview (continued)

1.6	Indicative capital structure

The table below sets out the indicative capital structure of the Company prior to and immediately following the Offer.

Pre IPO (post Restructuring)

Shares	24,973,324
Options	3,028,000

Post IPO	Minimum	Maximum
Shares	31,336,961	32,700,597
Options	3,028,000	3,028,000
The Directors and certain Existing Holders of REVA are subject to ASX imposed escrow arrangements or have agreed to enter into voluntary escrow agreements with the Company under which they will be restricted from selling their Shares for between six and 24 months from the date of listing of the Company on ASX. Further details of the capital structure and escrow arrangements are set out in Section 12.2 and 12.7.

This Investment Overview is a summary only. This Prospectus and in particular Section 10 Risk Factors should be read in its entirety before an Application is made. This investment should be considered speculative.
16 | REVA Medical, Inc. Prospectus

2. Answers to Key Questions Design for Life
17 | REVA Medical, Inc. Prospectus

2.	Answers to Key Questions

The following table sets out some common questions and corresponding answers in relation to the Offer, and where to find more information within this Prospectus. You should read this section in conjunction with the remainder of the information contained in this Prospectus, including the Risk Factors in Section 10 of this Prospectus.

Where to find
Questions	Answers	more information
Who is offering CDIs under this Prospectus?	REVA Medical, Inc. (REVA or the Company), which is a company incorporated in the State of Delaware in the US.	Section 3.1

What does the Company do?	The Company’s primary business is the development, manufacture and eventual commercialisation of bioresorbable stents for the treatment of coronary artery disease.	Section 5.1

What is the Offer?	The Offer is the initial public offering for subscription of 63,636,370 CDIs (each representing an interest in one tenth of a Share). The Company has also reserved the right to accept Oversubscriptions for a further 13,636,360 CDIs. The Company will apply for its CDIs to be quoted on ASX within seven days of the lodging of this Prospectus with ASIC. The Company’s Shares will not trade on any other securities exchange upon completion of the Offer.	Section 3.1

What is the purpose of the Offer?	The purpose of the Offer is to:	Section 1.3

• assist REVA in funding its human clinical trials, research and development activities and building of its commercialisation infrastructure; and

• achieve a listing on ASX, broaden the Shareholder base and provide a liquid market for CDIs in REVA.

What is the Offer price?	The Offer price is A$1.10 per CDI (equivalent to A$11 per Share )	Section 3.1

What is the minimum/ maximum application under the Offer?	Applications must be for a minimum of 2,000 CDIs (A$2,200) (equivalent to 200 Shares). Applications in excess of the minimum number of CDIs must be in multiples of 1,000 CDIs (A$1,100) (equivalent to 100 Shares).	Section 3.7

There is no maximum amount that may be applied for under the Offer. However, the Company, in consultation with the Lead Manager, reserves the right to treat Applications in excess of A$100,000 as part of the Institutional Offer.

The Company, in consultation with the Lead Manager, reserves the right to reject any Application or to allocate a lesser number of CDIs than that which is applied for.

Who is eligible to participate in the Offer?	Retail investors who are resident in Australia and New Zealand as well as Institutional Investors in Australia, the US and certain other jurisdictions as determined by the Company, in consultation with the Lead Manager.

	All retail Applicants must have an eligible residential address in Australia or New Zealand.	Section 3.7

How do the Shares compare to shares in an Australian company?	The Shares represented by the CDIs are shares of common stock in REVA which is a US company.	Section 12.3

As such there are certain differences between REVA’s Shares and ordinary shares which are typically issued by Australian incorporated public companies. A summary of the key rights attaching to CDIs and Shares is set out in Section 12.3.
18 | REVA Medical, Inc. Prospectus

Where to find
Questions	Answers	more information
What are CDIs?	The electronic transfer system used on ASX, known as CHESS, cannot be used directly for the transfer of securities of certain foreign companies. To enable companies such as REVA to have their securities cleared and settled electronically through CHESS, depositary instruments called CHESS Depositary Interests (CDIs) are issued.	Section 12.3

CDIs confer beneficial interests in securities traded on ASX. CDI holders receive all of the economic benefits of actual ownership of the underlying shares.

Each CDI subscribed for under the Offer will represent an interest in one tenth of a Share.

When can I trade the CDIs?	The Company will apply for its CDIs to be quoted on ASX within seven days of the lodging of this Prospectus with ASIC.	Section 3.2

Trading of CDIs on ASX is expected to commence on 15 December 2010.

What are the expected proceeds of the Offer?	The minimum amount to be raised under the Offer is A$70,000,007 (prior to deduction of fees and costs associated with the Offer). However, the Company, in consultation with the Lead Manager, reserves the right to accept Applications for up to a further 13,636,360 CDIs (representing up to A$14,999,996) by way of Oversubscriptions.	Section 1.3, 3.3 and 3.4

Is the Offer underwritten?	No, the Offer is not underwritten.	Section 3.4

What are the key dates of the Offer?	• The Offer opens on 22 November 2010.	Section 3.2

• The Offer closes at 5.00pm (AEDT) on 6 December 2010.

• Holding statements are expected to be despatched on or about 14 December 2010.

• The CDIs are expected to commence trading on ASX on 15 December 2010.

These dates are indicative only. The Company and Lead Manager reserve the right to vary the dates and times of the Offer, which includes closing the Offer early or extending the close of the Offer, without notifying any recipients of this Prospectus or any Applicants.

What makes the Company an attractive investment?	The Directors believe that investment in the Company is attractive because it offers investors an opportunity to become a shareholder in a company that:	Section 5 and 5.5

• is developing bioresorbable stents, which the Company believes will be the next major advancement in the treatment of coronary artery disease;

• is developing products for a significant market;

• has patent protected core technology; and

• has a highly experienced Board and management team.
19 | REVA Medical, Inc. Prospectus

2.	Answers to Key Questions (continued)

Where to find
Questions	Answers	more information
What are the key risks of investing in the Company?	The following are some of the potential risks associated with an investment in the Company:	Section 10

• the Company has not yet received the required regulatory approvals to conduct human clinical trials or to market any products;

• the Company’s human trials may not be successful or may uncover issues with REVA’s technology which it may not be able to address or which may delay commercialisation of the products;

• the Company is heavily dependent on its lead product candidate the ReZolve™ stent;

• if approved, the ReZolve™ stent may not achieve market acceptance;

• the Company has a history of net losses and may never achieve profitability;

• the Company may be unable to maintain and protect its intellectual property; and

• the Company may be impacted by claims that its current or future products infringe or misappropriate the intellectual property rights of others.

What are the costs of the Offer and who is paying them?	The Offer costs include the offer management fees and the legal, accounting, advisory and other costs associated with pre-offer structuring and the production of the offering documentation.	Section 8.5 and 12.11

At the time of production of this Prospectus these costs were estimated to be A$6.7 million (or US$6.4 million). The Company is paying these costs from the proceeds of the Offer.

Is there any brokerage, commission or stamp duty payable by Applicants?	No. Brokerage, commission or stamp duty is not payable by Applicants on the acquisition of CDIs under the Offer.	Section 3.14

What are the taxation implications of investing in the Company?	The taxation implications of investing in the Company will depend on the investor’s individual circumstances. Applicants should obtain their own tax advice prior to applying for CDIs.	Section 12.12

Will I receive dividends?	REVA is a pre-revenue company working towards obtaining the necessary regulatory approvals to commercialise its technology. REVA has not declared or paid any cash dividends and does not currently anticipate paying any dividends in the foreseeable future. However, REVA has previously declared scrip dividends on preferred stock which will convert to Shares prior to its listing on the ASX.	Section 1.5

How do I apply for CDIs?	You may apply for CDIs as set out in Section 3.7 by submitting the Application Form attached to or accompanying this Prospectus. Australian and New Zealand Investors may also apply by completing the online Application Form accompanying the electronic version of this Prospectus which is made available at www.inteqrevaoffer.com.au	Section 3.7

US investors must apply on the US application form provided by the Company.
20 | REVA Medical, Inc. Prospectus

Where to find
Questions	Answers	more information
What is the allocation policy?	The Company, in consultation with the Lead Manager, will determine the allocation of CDIs among Applicants under the Broker Firm Offer, the General Public Offer and the Institutional Offer.	Section 3.9

The Lead Manager and the Company have absolute discretion regarding the basis of allocation of CDIs, and there is no assurance that any Applicant will be allocated any CDIs, or the number of CDIs for which the Applicant has applied.

When will I receive confirmation whether my Application has been successful?	Holding statements confirming Applicants’ allocations under the Offer are expected to be sent to Shareholders on or around 14 December 2010 with CDIs expected to commence trading on ASX on 15 December 2010.	Section 3.2

Why have I received a US Prospectus?	You are receiving the US Prospectus because the Company is registering the CDIs which will be issued under the Offer (and the underlying Shares) in accordance with the rules and regulations of the US Securities and Exchange Commission.	Section 3.1, 3.12, 3.15 and 12.20

Once registered with the US Securities and Exchange Commission, the CDIs issued under the Offer (and the underlying Shares) will be freely transferable without restriction under US federal securities laws, unless purchased by REVA’s Affiliates or are subject to an escrow agreement. The Company is not taking any steps to register the CDIs and Shares under US state securities laws. As a result, a holder of CDIs or Shares issued under the Offer may not resell such securities to a purchaser in any state in the US without satisfying the applicable US state securities laws or qualifying for an exemption from them.

Australian and New Zealand residents should only rely on the information disclosed in this Prospectus for the purposes of subscribing for CDIs under the Offer.

How can I obtain further information?	By reading this Prospectus and the US Prospectus in their entirety (no other source of information is endorsed by the Company or the Lead Manager).	Section 3.17

For advice on the Offer you should contact your accountant, stockbroker or other professional advisor.

If you require assistance or additional copies of this Prospectus or the US Prospectus, you should contact:
REVA Offer Information Line (between 8.30am to 5pm, AEDT)
1800 197 827 (from within Australia) or
+61 3 9938 4372 (from outside Australia).
21 | REVA Medical, Inc. Prospectus

3. Details of the Offer Design for Life
22 | REVA Medical, Inc. Prospectus

3.	Details of the Offer

3.1	Offer description

This is the Company’s initial public offering. The Company is offering for subscription 63,636,370 CDIs (and the Shares underlying the CDIs) under this Prospectus and the Registration Statement to raise A$70,000,007. However, the Company in consultation with the Lead Manager reserves the right to accept Applications for up to a further 13,636,360 CDIs (representing up to A$14,999,996) by way of Oversubscriptions.

Investors should note that, as the Company is incorporated in the US, the Company is seeking quotation of its Shares in the form of CDIs on ASX, with each CDI representing a beneficial interest in one-tenth of a Share. The Shares underlying the CDIs will rank equally with the Shares currently on issue in the Company. The Company is not currently seeking a listing of its Shares on any stock exchange in the US. Further information about CDIs is set out in Section 12.3.

The CDIs are being offered at an issue price of A$1.10 per CDI, which equates to A$11.00 per Share.

3.2	Timetable

Prospectus lodged with ASIC	12 November 2010
Offer Opening Date	22 November 2010
Offer Closing Date	6 December 2010
Allotment and issue of CDIs under the Offer	10 December 2010
Expected date for despatch of holding statements	14 December 2010
Expected date for CDIs to commence trading on ASX on a normal T+3 basis	15 December 2010
The above timetable is indicative only. All times are AEDT. The Company, in consultation with the Lead Manager, reserves the right to vary the dates and times set out above subject to the Corporations Act and other applicable laws. In particular, the Company reserves the right to extend the Closing Date or accept late Applications without notifying any recipients of this Prospectus or any Applicants. Investors who wish to submit an Application are encouraged to do so as soon as practicable after the Offer opens.

3.3	Oversubscriptions

The Company may accept Oversubscriptions under the Offer of up to a further A$14,999,996 through the issue of up to a further 13,636,360 CDIs at an issue price of A$1.10 per CDI. The maximum amount which may be raised under this Prospectus and the Registration Statement is therefore A$85,000,003.
23 | REVA Medical, Inc. Prospectus

3.	Details of the Offer (continued)

3.4	Minimum subscription and Offer management

The Minimum Subscription which is being sought under the Offer is A$70,000,007 (or approximately US$66,500,007) representing 63,636,370 CDIs at A$1.10 per CDI (equivalent to 6,363,637 Shares at A$11.00 per Share). The Minimum Subscription is equivalent to in excess of US$50,000,000 net of the costs of the Offer based on an indicative exchange rate of A$1.00 = US$0.95. Investors should be aware that the US dollar amount may change as a result of fluctuations in the A$:US$ exchange rate.

If the Minimum Subscription is not obtained within two months after the date of this Prospectus, the Company will repay all Application Monies in full without interest as soon as practicable or issue a supplementary or replacement prospectus and allow Applicants one month to withdraw their Applications and be repaid their Application Monies in full without interest.

The Offer is not underwritten.

The Company and the Lead Manager have entered into an Offer Management Agreement in respect of the management of the Offer (excluding the offer to Institutional Investors in the United States). Under the agreement, the Lead Manager has agreed to use its reasonable endeavours to procure Applications for the Minimum Subscription under the Offer (excluding the offer to Institutional Investors in the United States) at the Offer Price. The Offer Management Agreement sets out a number of circumstances under which the Lead Manager may terminate the agreement. A summary of the key terms of the agreement including the termination provisions is set out in Section 11.3.

3.5	Indications of support for the Offer

Medtronic, Inc. has advised REVA that it expects to subscribe for an aggregate of 9,570,000 CDIs representing A$10.527 million under the Offer however, it is not under any binding commitment to the Company to do so. Several of the other Existing Holders in the Company have also advised that they expect to subscribe for CDIs under the Offer.

3.6	Offer structure

The Offer comprises the Retail Offer which includes:
•	the Broker Firm Offer, which is open to Australian resident Retail Investors who have received a firm allocation from their broker; and

•	the General Public Offer which is open to Retail Investors resident in Australia and New Zealand; and

•	the Institutional Offer, which consists of an invitation to certain Institutional Investors in Australia, New Zealand, Hong Kong, Singapore, the US and the United Kingdom and certain other overseas jurisdictions.
The Company, in consultation with the Lead Manager, reserves the right to aggregate any Applications which it believes may be multiple Applications from the same person.
24 | REVA Medical, Inc. Prospectus

3.7	Retail Offer

Minimum Application

Applicants under the Retail Offer must apply for a minimum of 2,000 CDIs (equivalent to 200 Shares) (A$2,200) and in multiples of 1,000 CDIs (equivalent to 100 Shares) (A$1,100) thereafter. There is no maximum value of CDIs which may be applied for under the Retail Offer. However, the Company, in consultation with the Lead Manager, reserves the right to treat Applications in excess of A$100,000 as part of the Institutional Offer.

Broker Firm Offer

The Broker Firm Offer is only open to Australian resident Retail Investors who have received a firm allocation from their broker. Broker Firm Applicants must lodge their Application Forms and Application Monies in accordance with their broker’s directions in order to receive their firm allocation.

General Public Offer

The General Public Offer is only open to Retail Investors resident in Australia and New Zealand and does not include the Broker Firm Offer. The Company, in consultation with the Lead Manager, reserves the right in its absolute discretion to issue no CDIs to Applicants under the General Public Offer.

How do I apply under the Retail Offer?

This section describes how to apply for CDIs under the Retail Offer. Bidders in the Institutional Offer (excluding the offer to Institutional Investors in the United States) should refer to the Lead Manager to determine how they can bid for CDIs in the Institutional Offer.

Have you used the right Application Form?

The table below sets out which Application Form an Applicant should use. When you apply for CDIs, make sure you use the correct Application Form. The Application Form forms part of, is attached to or accompanies this Prospectus and includes the online Application Form accompanying the electronic version of this Prospectus. Australian and New Zealand Investors may also apply online by completing the online Application Form. Application Forms must be completed in accordance with the accompanying instructions.

Should use this
These people	Application Form	and	To receive
Broker Firm Offer Applicants	Please contact your Broker	Lodge your Application Form and Application Monies with the Broker from whom you received a firm allocation, in accordance with that Broker’s directions. You must apply for a minimum value of 2,000 CDIs (equivalent to 200 Shares) (A$2,200) and in multiples of 1,000 CDIs (equivalent to 100 Shares) (A$1,100) thereafter.	Broker Firm Offer firm allocation.

All other non-US Applicants	Application Form at the back of this Prospectus or for Australian and New Zealand Investors, the online Application Form available at www.inteqrevaoffer.com.au	Lodge your Application Form and Application Monies at the address set out below or for Australian and New Zealand Investors apply online by completing the online Application Form accompanying the electronic version of this Prospectus in accordance with the instructions on the online Application Form. You must apply for a minimum value of 2,000 CDIs (equivalent to 200 Shares) (A$2,200) and in multiples of 1,000 CDIs (equivalent to 100 Shares) (A$1,100) thereafter.	The allotment of any CDIs is subject to the discretion of the Company, in consultation with, the Lead Manager.
Note: US Applicants must apply for CDIs on the US application form provided by REVA and will be required to complete and return their application and application monies in accordance with the instructions on that form.
25 | REVA Medical, Inc. Prospectus

3.	Details of the Offer (continued)

Have you attached your cheque(s) or bank draft(s) for the right Application Monies or if applying online have you correctly completed the online Application Form?

Cheque(s) or bank draft(s) must be:
•	in Australian currency;

•	drawn on an Australian branch of a financial institution;

•	crossed “Not Negotiable”; and

•	made payable:
–	for Applicants in the General Public Offer: to “REVA MEDICAL — OFFER”; or

–	for Applicants in the Broker Firm Offer: in accordance with the directions of the Broker from whom you received a firm allocation.
Applicants should ensure that sufficient funds are held in the relevant account(s) to cover your cheque(s). If the amount of your cheque(s) for Application Monies (or the amount for which those cheques clear in time for the allocation) is insufficient to pay for the amount you have applied for in your Application Form, you may be taken to have applied for such lower amount as your cleared Application Monies will pay for (and to have specified that amount in your Application Form) or your Application may be rejected.

Australian and New Zealand Investors may apply for CDIs online and pay their Application Monies by Bpay®. Australian and New Zealand Investors wishing to pay by Bpay® should complete the online Application Form accompanying the electronic version of this Prospectus which is available at www.inteqrevaoffer.com.au and follow the instructions on the online Application Form.

It is the responsibility of the Applicant to ensure payments are received by 5.00pm (AEDT) on the Closing Date. Your bank, credit union or building society may impose a limit on the amount which you can transact on Bpay® and policies with respect to timing for processing Bpay® transactions, which may vary between bank, credit union or building society.

® Registered to Bpay Pty Ltd (ABN 69 079 137 518).

Address to lodge your Application Form and cheque(s)

For Applicants in the General Public Offer, please return your Application Form and cheque(s) (or for Australian and New Zealand Investors only, complete the online Application Form which accompanies the electronic version of this Prospectus and pay your Application Monies by Bpay®):

By mail to:	By hand delivery at:

REVA Medical, Inc. — CDI Offer	REVA Medical, Inc. — CDI Offer
Computershare Investor Services Pty Limited	Computershare Investor Services Pty Limited
GPO Box 7115	Level 3, 60 Carrington Street
Sydney NSW 2001	Sydney NSW 2000
AUSTRALIA	AUSTRALIA
For Applicants under the Broker Firm Offer, contact your Broker for information about how to submit your Application Form and for payment instructions.

It is your Broker’s responsibility to ensure that your Application Form and Application Monies are submitted before 5.00pm (AEDT) on the Closing Date for the Retail Offer. The Company, the Lead Manager and the Share Registry take no responsibility for any acts or omissions committed by your Broker in connection with your Application.

The Company, in consultation with the Lead Manager, reserves the right to reject any Application which is submitted by a person whom they believe is ineligible to participate in the Broker Firm Offer.

Institutional Offer

The Institutional Offer is only open to certain Institutional Investors and is being managed by the Lead Manager (excluding the offer to Institutional Investors in the United States). Further details of how to participate in the Institutional Offer outside the United States, will be provided to participants by the Lead Manager.
26 | REVA Medical, Inc. Prospectus

3.8	Discretion regarding the Offer

The Company reserves the right not to proceed with the Offer at any time before the allocation of CDIs under the Offer. If the Offer does not proceed, Application Monies received by the Company will be refunded in full (without interest). The Company takes no responsibility for Application Monies paid to the Lead Manager or to Brokers until these are received by the Company.

The Company, in consultation with the Lead Manager, also reserves the right to close the Offer early, to accept late Applications or extend the Offer without notifying any recipient of this Prospectus or any Applicant.

3.9	Allocation policy

The Company expects to announce the basis of allocation of CDIs under the Retail Offer on or about 10 November 2010. Applicants under the Retail Offer will be able to call the Company’s Offer Information Line on 1800 197 827 (from within Australia) or +61 3 9938 4372 (from outside Australia) to confirm their allocation from 10 December 2010. Applicants who sell CDIs before receiving an initial holding statement do so at their own risk, even if they have obtained details of their holding from their Broker or the Company’s Offer Information Line.

Other than in relation to the offer to Institutional Investors in the United States, the basis of allocation of CDIs under the Offer will be determined by the Company, in consultation with the Lead Manager, subject to any firm allocations under the Broker Firm Offer. Certain Applicants nominated by the Company and the Lead Manager may be given preference in allotment of CDIs. The Company, in consultation with the Lead Manager, may reject an Application or allocate a lesser amount of CDIs than those applied for at its absolute discretion. The Company will determine at its absolute discretion the allocation of CDIs under the offer to investors in the United States.

3.10	Application Monies

All Application Monies will be held by Computershare Investor Services Pty Limited on trust in a separate escrow account until CDIs are issued to successful Applicants.

Application Monies will be refunded in Australian dollars to the extent that an Application is rejected or scaled back, or the Offer is withdrawn. No interest will be paid on refunded amounts. Under the Escrow Deed between the Company and Computershare Investor Services Pty Limited, the Company must pay Computershare Investor Services Pty Limited an amount equal to the balance of interest accruing on the Application Monies until the interest is paid out to the Company under the Escrow Deed after paying the Company an amount of interest equal to the prevailing Reserve Bank of Australia cash rate less 80 basis points. The Company will retain the balance of any interest earned on Application Monies.

3.11	Allotment

Subject to ASX granting approval for the Company to be admitted to the official list of ASX, the Company will procure the issue of CDIs by CHESS Depositary Nominees Pty Ltd (CDN) to successful Applicants as soon as practicable after the Closing Date. Allotment is expected to occur on 10 December 2010.
27 | REVA Medical, Inc. Prospectus

3.	Details of the Offer (continued)

3.12	Rights attaching to CDIs

The Company is incorporated in the state of Delaware in the US, which does not recognise the CHESS system of holding securities or electronic transfer of legal title to Shares. Therefore the Company’s Shares will trade as CDIs on ASX. CDIs are traded in a manner similar to shares.

CDIs will be held in uncertificated form and settled/transferred through CHESS. No share certificates will be issued to CDI holders. Shareholders cannot trade their Shares on ASX without first converting their Shares into CDIs.

Each CDI represents one-tenth of an underlying Share. The main difference between holding CDIs and Shares is that CDI holders hold the beneficial ownership in the Shares instead of legal title. CDN will hold the legal title to the underlying Shares. The Shares underlying the CDIs will be registered in the name of CDN and will be held on behalf of and for the benefit of the CDI holder. CDIs will be CHESS-approved from the date of official quotation in accordance with the ASX Listing Rules and the ASX Settlement Operating Rules.

The rights attaching to Shares and CDIs are summarised in Section 12.3 and 12.4.

Holders of CDIs can choose to have their CDIs converted to a direct holding of Shares. However, if they do so they will no longer be able to trade on ASX. Similarly, subject to any restrictions under applicable law, holders of Shares may choose to convert their Shares to CDIs to enable them to trade on ASX. CDI holders wishing to convert their CDIs to Shares or vice versa may do so as described in Section 12.3.

3.13	ASX listing

No later than seven days after the date of this Prospectus, the Company will apply to ASX for admission to the official list of ASX and for the CDIs to be granted official quotation by ASX.

The fact that ASX may admit the Company to the official list of ASX and grant official quotation of the CDIs is not to be taken in any way as an indication of the merits of the Company or the CDIs offered for subscription under this Prospectus. ASX takes no responsibility for the contents of this Prospectus. Normal settlement trading in CDIs, if quotation is granted, will commence as soon as practicable after the issue of holding statements to successful Applicants.

It is the responsibility of Applicants to determine their allocation prior to trading in the CDIs. Applicants who sell CDIs before they receive confirmation of their allotment will do so at their own risk.

If permission for quotation of the CDIs is not granted within two months after the date of this Prospectus, all Application Monies will be refunded without interest as soon as practicable.

3.14	Brokerage, commission and handling fees

No brokerage, commission or stamp duty is payable by Applicants on the acquisition of CDIs under the Offer.

Brokerage and/or handling fees on applications for CDIs will be payable to member firms of the ASX or licensed investment advisers on such Application Forms bearing their codes and accepted by the Company. Any such brokerage or handling fees will be paid by the Lead Manager out of its Offer management fee. Please see Section 11.3 for details of the fees and commission payable to the Lead Manager.
28 | REVA Medical, Inc. Prospectus

3.15	Overseas distribution

The Offer will be made under the Prospectus and the Registration Statement and the Company will register the CDIs (and underlying Shares) to be issued under the Offer with the SEC.

No action has been taken to register or qualify the Offer of CDIs under this Prospectus, or otherwise to permit a public offering of CDIs, in any jurisdiction outside Australia, New Zealand and the United States.

Offer only made where lawful to do so

The distribution of this Prospectus in jurisdictions outside Australia, New Zealand and the US may be restricted by law. This Prospectus does not constitute an offer in any place in which, or to whom, it would not be lawful to make such an offer. Persons into whose possession this document comes should inform themselves about and observe any restrictions on acquisition or distribution of the Prospectus. Any failure to comply with these restrictions may constitute a violation of securities laws.

United States residents

The CDIs issued under this Offer, will be freely transferable without restriction under US federal securities laws, unless they are purchased by Company Affiliates or are subject to an escrow agreement. Notwithstanding the fact that the CDIs may be freely transferable under US federal securities law, the Company is not taking any steps necessary to register the CDIs or Shares under the securities laws of any state in the United States. As a result, a holder of CDIs or Shares may not resell such securities to a purchaser in any state in the United States without satisfying the applicable state securities laws or qualifying for an exemption therefrom. Once the Company becomes a public reporting company in the United States upon completion of the Offer, US federal securities laws will provide an exemption from state registration requirements for resale of CDIs or Shares by non-Affiliates in ordinary brokerage transactions where the parties have not been solicited by a broker and for resales of CDIs or Shares where the seller is not deemed to be an underwriter under US federal securities laws.

United Kingdom residents

The information contained in this Prospectus is only being made, supplied or directed at persons in the United Kingdom who are qualified investors within the meaning of section 86(7) of the Financial Services and Markets Act (as amended) (FSMA), and the CDIs are not being offered or sold and will not be offered or sold to the public in the United Kingdom (within the meaning of section 102B of the FSMA), save in circumstances where it is lawful to do so without an approved prospectus (within the meaning of section 85 of FSMA) being made available to the public before the Offer is made. In addition, in the United Kingdom no person may communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any CDIs except in circumstances in which section 21(1) of FSMA does not apply to the Company and this Prospectus is made, supplied or directed at qualified investors in the United Kingdom who are (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (as amended) (FPO); or (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in article 49 of the FPO or (iii) persons who fall within another exemption to the FPO (all such persons being Relevant Persons). Any investment or investment activity to which this Prospectus relates is available only to Relevant Persons and will be engaged only with Relevant Persons. Each recipient of this Prospectus in the United Kingdom is deemed to confirm, represent and warrant to the Company that they are a Relevant Person.

Any investor who has received CDIs under this Offer that subsequently seeks to sell those CDIs to other persons in the United Kingdom will need to consider its own position under the prospectus regime and financial promotion regime as well as the documentation necessary to effect a transfer of CDIs if the sale is to be made outside the market of the ASX.
29 | REVA Medical, Inc. Prospectus

3.	Details of the Offer (continued)

By completing, signing and returning the Application Form, you, on your behalf and on behalf of any person on whose behalf you are acting, make the following confirmations, agreements, acknowledgements, representations, warranties and undertakings and irrevocably:
•	represent and warrant that you are a person of a kind described in (i) Article 19(5) (Investment Professionals) and/or 49(2) (high net worth companies etc.) of the FPO; and/or (ii) in section 86(7) of the FSMA (Qualified Investor), being a person falling within Articles 2.1(e)(i), (ii) or (iii) of Directive 2003/71/EC. For such purposes, you undertake that you will acquire, hold, manage and (if applicable) dispose of any CDIs that are allocated to it for the purposes of your business only;

•	represent and warrant that you have not offered or sold and will not offer or sell any CDIs to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and which will not result in an offer to the public in the United Kingdom within the meaning of section 85(1) of FSMA;

•	represent and warrant that you have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) relating to the CDIs in circumstances in which section 21(1) of FSMA does not require approval of the communication by an authorised person; and

•	represent and warrant that you have complied and will comply with all applicable provisions of the FSMA with respect to anything done by you in relation to the CDIs in, from or otherwise involving, the United Kingdom.
Singapore residents

The offer or invitation which is the subject of this Prospectus is only allowed to be made to certain categories of investors and not the retail public in Singapore. This is not however a prospectus as Defined in the Securities and Futures Act (Chapter 289) of Singapore (SFA). Accordingly, statutory liability under the SFA in relation to the content of this Prospectus would not apply. You should consider carefully whether the investment is suitable for you.

Accordingly, the CDIs may not be offered or sold or made the subject of an invitation for investment or purchase to the retail public in Singapore nor may this Prospectus or any other document or material in connection with the Offer or sale, or invitation for investment or purchase, of such CDIs be circulated or distributed, whether directly or indirectly, to the public or members of the public in Singapore other than:
(i)	to an institutional investor or other person falling within section 274 of the SFA;

(ii)	to a relevant person as defined in section 275(2) of the SFA, or any person who acquires CDIs pursuant to section 275(1A) of the SFA, and in accordance with the conditions specified in section 275 of the SFA; or

(iii)	pursuant to, and in accordance with the conditions of, any applicable provision of the SFA.
In particular, it should be noted that there may be transferability restrictions under the SFA where the CDIs are initially acquired pursuant to an exemption under the SFA.

It is a condition of the Offer that each person who agrees to invest in CDIs is acquiring such CDIs for investment purposes only and not with a view to distribute or resell the CDIs.

Where the CDIs are subscribed or purchased under section 275 of the SFA by a relevant person who is a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, such CDIs of that corporation shall not be transferable for six months after that corporation has acquired the CDIs pursuant to section 275 of the SFA except:
(i)	to an institutional investor under section 274 of the SFA or to a relevant person as defined in section 275(2) of the SFA, or where the transfer arises from an offer referred to in section 275(1A) of the SFA;

(ii)	where no consideration is given for the transfer; or

(iii)	the transfer is by operation of law.
30 | REVA Medical, Inc. Prospectus

Where the CDIs are subscribed or purchased under section 275 of the SFA by a relevant person who is a trustee of a trust (who is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of which is an individual who is an accredited investor, such beneficiaries’ rights and interests in that trust shall not be transferable for six months after that trust has acquired the CDIs pursuant to section 275 of the SFA except:
(i)	to an institutional investor under section 274 of the SFA or to a relevant person as defined in section 275(2) of the SFA, or where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid in cash or by exchange of securities or other assets;

(ii)	where no consideration is given for the transfer; or

(iii)	the transfer is by operation of law.
The Offer which is the subject of this Prospectus is not accompanied by any advertisement making an offer or calling attention to the Offer or intended Offer; and no selling or promotional expenses shall be paid or incurred in connection with the Offer other than those incurred for administrative or professional services, or by way of commission or fee for services rendered by any of the service providers of the Company.

Hong Kong residents

Any resale of the CDIs in Hong Kong will need to comply with the Companies Ordinance as it relates to an offer of securities into Hong Kong unless it falls within an exemption to these requirements (eg, offer to a professional investor).

A holder of CDIs will also be required to ensure that any activities conducted in Hong Kong during the re-sale process would not amount to conducting business in regulated activities under Part V of the Securities and Futures Ordinance.

Overseas ownership and resale representation

It is the responsibility of all Applicants to ensure compliance with all laws of any country relevant to their Application. The return of a duly completed Application Form will be taken by the Company to constitute a representation and warranty made by the Applicant to the Company that there has been no breach of such laws and that all necessary consents and approvals have been obtained.

3.16	Taxation

The taxation consequences of any investment in CDIs will depend on the investor’s particular circumstances. It is the responsibility of potential investors to make their own enquiries concerning the taxation consequences of an investment in the Company. If you are in doubt as to the course you should follow, you should seek your own professional advice. See Section 12.12 for further information.

3.17	Investor enquiries

This Prospectus and the US Prospectus provide information for potential investors in the Company, and should be read in their entirety. If, after reading this Prospectus and US Prospectus, you have any questions as to whether the CDIs are a suitable investment for you or how to subscribe for CDIs under this Offer, please consult your Broker or other professional adviser.

The electronic versions of the Prospectus and the US Prospectus are available to Australian and New Zealand investors at the following website: www.inteqrevaoffer.com.au

Additional copies of the Prospectus and the US Prospectus or further advice on how to complete the Application Form can be obtained by telephoning or visiting:

REVA Offer Information Line	Lead Manager for the Offer
(between 8.30am to 5pm, AEDT):	(between 8.30am to 5pm, AEDT):
1800 197 827 (within Australia)	Inteq Limited
+61 3 9938 4372 (outside Australia)	Level 6, 175 Macquarie Street
Sydney, NSW 2000
Tel: +61 2 9231 3322
31 | REVA Medical, Inc. Prospectus

4. Industry Overview
32 | REVA Medical, Inc. Prospectus

4.	Industry Overview

4.1	Coronary artery disease

Cardiovascular disease, or CVD, is a term used to describe all diseases and conditions that relate to the heart and blood vessels.

Coronary arteries, which supply blood to heart muscle, are susceptible to the build up of plaque, which can block or inhibit blood flow; a condition known as coronary artery disease. If the coronary arteries become too narrow, cardiac tissue may become starved of nutrients and oxygen, and the result is severe chest pain, known as angina. As artery narrowing becomes more severe, death of cardiac muscle downstream from the blockage can occur due to the lack of oxygen. The sudden death of cardiac muscle can result in a life threatening condition that is commonly known as a heart attack.
Source: National Heart, Lung and Blood Institute as part of the National Institutes of Health and the US Department of Health and Human Services

Coronary artery disease is a leading cause of death

In many developed countries, coronary artery disease is the leading cause of death in both males and females. The World Health Organisation (WHO) has reported that since 1990, more people have died from coronary artery disease than from any other cause.

The estimated incidence of CVD, coronary artery disease and deaths resulting from these conditions is reported as follows:

Country/		Cardiovascular
Region	Source & Year	disease or CVD	Coronary artery disease
Globally	WHO report, September 2009	CVD was the number one cause of death globally. Estimated 17.1 million people dying from CVD in 2004, representing 29% of all global deaths.	Estimated 7.2 million deaths were due to coronary artery disease, the largest single contributor to CVD deaths.
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4.	Industry Overview (continued)

Country/		Cardiovascular
Region	Source & Year	disease or CVD	Coronary artery disease
United States	American Heart Association report, 2006	In 2006, CVD was the leading cause of death in the United States, claiming 831,272 lives, or 34.3% of all deaths.	Coronary artery disease is the greatest contributor of CVD deaths and accounted for 425,425 deaths in the United States in 2006 or approximately one in every six deaths.

Over 17 million people in the United States have a history of heart attack or angina pectoris (chest pain due to coronary disease) or both, and approximately 1.2 million Americans will have a new or recurrent coronary attack this year.

Europe & the EU	European Heart Network, 2008	Each year, CVD accounts for approximately:	Coronary artery disease is the most common single cause of death in Europe and the EU, accounting for approximately:

		• 4.3 million deaths, or 48% of all deaths, in Europe and	• 1.92 million deaths per year in Europe, or 21% of all male deaths and 22% of all female deaths in Europe; and

		• over two million deaths, or 42% of all deaths, in the EU.	• 741,000 deaths per year in the EU, or 15% of all female deaths and 16% of all male deaths in the EU.

Australia	The Australian Institute of Health and Welfare report, 2007	CVD was the primary cause of death in 2007 accounting for 22,727 deaths, or around a third of all deaths that year.	Coronary artery disease kills more Australians than any other disease, accounting for 22,727 deaths in 2007, or 16.5% of all deaths in Australia.
Coronary artery disease is estimated to cost the US government, directly and indirectly, US $177.1 billion in 2010.

Risk factors for coronary artery disease

There have been a number of studies undertaken to determine the major risk factors that predispose individuals to an increased risk of coronary artery disease which include those set out below:

’Non modifiable’ risk factors	Modifiable or ’lifestyle’ risk factors
è Increasing age	è Smoking
è Male sex (gender)	è High blood pressure
è Family history of coronary disease	è High blood cholesterol
è Diabetes
è Being overweight or obese
è Physical inactivity
è Stress, alcohol and nutrition
The World Health Organisation has reported that 80% to 90% of people dying from coronary artery disease have one or more of the major risk factors that are influenced by lifestyle. One of the primary lifestyle based risk factors for coronary artery disease is obesity which has been increasing in developed nations.

According to the American Heart Association, over 144 million adults in the United States, or 66% of adults age 20 and older, are overweight or obese. Australia and other developed nations are following similar trends. The WHO has also reported that cardiovascular disease is shifting to developing nations. An increase in obesity in developing nations could increase the prevalence of coronary artery disease in the future.
34 | REVA Medical, Inc. Prospectus

4.2	Current treatment options

The treatment options available to patients with coronary artery disease vary between invasive and non-invasive techniques and within these groups there are a number of different interventions that have varying degrees of benefits and side effects.

Non-invasive treatments

Due to the lifestyle risk factors associated with coronary artery disease, interventions that can reverse these factors, such as living a healthy and active lifestyle, are used for the prevention and treatment of coronary artery disease. Lifestyle changes include regular exercise, ceasing smoking, and healthy diet and nutrition. The evidence to date shows that the healthy lifestyle alternative is not being well adopted in developed or developing societies, likely due to technological advancements which are leading to more inactive lifestyles.

Medication therapy using cholesterol lowering medications, beta blockers, diuretics, aspirin, nitroglycerin, calcium channel blockers and angiotensin-converting enzyme inhibitors aim to reduce blood pressure and blood cholesterol levels and therefore aid in the treatment of coronary artery disease. Although drug therapy for coronary artery disease can improve quality of life and also prolong survival, many of these therapies must be combined with stenting to achieve satisfactory long-term solutions for a large number of patients.

Surgical treatments

When lifestyle changes and medications fail to prevent the development of coronary artery disease, open heart surgery or less invasive interventional therapies are usually required to restore blood flow to heart muscle to maintain adequate functioning of the heart.

A number of surgical procedures and interventional therapies have been developed over the past four decades to treat coronary artery disease, each with the goal of quickly and safely restoring blood flow. This goal is accomplished by surgically rerouting the flow of blood around the lesion or using interventional techniques to reopen the artery.

The treatment of coronary artery disease has experienced significant innovation and has evolved from invasive surgical approaches to minimally-invasive catheter-based therapies. This innovation has generally resulted in less severe procedure related complications, as well as reduced costs due to shorter procedure and recovery times. Physicians have rapidly adopted these new therapies because of these benefits.

The main treatment options available to patients which are typically prescribed by treating physicians are:
•	Coronary artery bypass surgery. Bypass surgery, also called coronary artery bypass grafting, creates a detour around a blocked coronary artery with a new blood vessel, or graft. This is an extremely invasive surgical technique whereby open heart surgery is required to route blood flow around a blockage or narrowing of a coronary artery.

During coronary artery bypass grafting, a surgeon takes a vein or an artery from the patient’s chest, leg, or another part of the patient’s body and connects, or grafts, it to the blocked artery. The grafted artery bypasses the blockage. This allows oxygen-rich blood to reach the heart muscle. Surgeons can bypass multiple blocked coronary arteries during one surgery.

•	Balloon angioplasty. In the late 1970s, a significant advancement in the treatment of coronary artery disease was developed that provided physicians with a minimally invasive therapy called percutaneous coronary intervention (PCI). The initial innovation was balloon angioplasty, in which a physician inserts a slender balloon-tipped catheter into the femoral artery in the patient’s groin to a trouble spot in an artery of the heart. At the site of the blockage, the balloon is inflated, compressing the plaque and widening the narrow coronary artery so that blood can flow more easily.

This therapy was rapidly adopted by physicians because it was minimally invasive and resulted in shorter hospital and recovery times when compared to bypass surgery. However, while providing advantages over bypass surgery, the long-term effectiveness of balloon angioplasty is limited by restenosis (renarrowing of the artery). Restenosis following balloon angioplasty includes the components of elastic recoil of the artery wall and/or the formation of scar tissue within the artery, and typically requires a repeat of the balloon angioplasty procedure or bypass surgery to overcome the artery renarrowing.

While angioplasty in isolation was successful in initially restoring blood flow, according to a study published in 1994 by The New England Journal of Medicine, restenosis occurred within six months in about 40% of cases. In addition, some patients experienced abrupt vessel closure after angioplasty, which led to major complications including heart attack, emergency bypass surgery and sometimes led to death.
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4.	Industry Overview (continued)

4.3	Coronary stents — minimally invasive surgical treatment

Bare-metal stents

To address the issues of abrupt vessel closure and high rates of renarrowing of the artery (restenosis) following angioplasty, coronary stents were developed to improve clinical outcomes after angioplasty. Stents are small tube-like devices used by cardiologists to stabilise an artery by propping it open and restoring blood flow after balloon angioplasty. The introduction of stents in the early 1990s led to the reduction of restenosis and minimised abrupt closure of blood vessels.

The stents currently being used in clinical practice are flexible metal wire mesh tubes that are permanently placed in the coronary artery. Coronary stents are typically mounted on a balloon and expanded by stretching the open stent to the desired diameter during implantation, as illustrated below.
In coronary stenting, the key clinical measures of success or failure of the therapy are:
•	Target Lesion Revascularisation which measures the incidence of restenting or bypass surgery required due to failure of the initial coronary angioplasty and stenting; and

•	Major Adverse Coronary Events, or MACE, being events of death, ischemia or heart attack, where the target is to have as low a rate of MACE as possible.
While the development of the bare-metal stent minimised the issues and complications of the acute collapse of the artery wall, restenosis continued to be a significant problem following the introduction of bare-metal stents, with as many as 30% of patients suffering restenosis following the coronary stent placement, according to The New England Journal of Medicine study in 1994.

Drug-eluting metal stents

After coronary stents were introduced, physicians determined that the cause of restenosis was not necessarily the recurrence of coronary artery disease but the body’s inflammatory response to the trauma caused by the angioplasty procedure and the coronary stent.

This led to the development of a number of methods designed to overcome restenosis, the most common being the use of pharmacological agents to minimise restenosis at the site. The desire to introduce drug therapy at the site of the lesion resulted in the development of a combination device known as a drug-eluting metal stent. These metal stents combine a thin polymer coating and therapeutic drug that minimises the build up of scar tissue during the wound healing process after angioplasty and stent delivery.

The drug-eluting metal stents currently on the market contain a variety of drugs that are intended to prevent restenosis which range from cytotoxic drugs to immunosuppressants. Delivery of drugs locally to the artery wall, using lower dosages than would be
36 | REVA Medical, Inc. Prospectus

required for systemic applications, has been shown to inhibit the events which might lead to restenosis. Patients usually also undergo treatment with aspirin and anti-clotting or antiplatelet drugs, after the stenting to reduce the incidence of blood clots or thrombosis.

Early indications were that drug-eluting metal stents succeeded in reducing the issue of restenosis with some clinical trials with drug-eluting metal stents demonstrating a restenosis rate of under 10%, according to The New England Journal of Medicine study in 2006.

Polymer or bioresorbable stents

While studies showed drug-eluting metal stents have succeeded in lowering the rates of restenosis, safety concerns were raised when studies suggested risks associated with late-stent thrombosis and failure to restore natural movement of the artery.

When coronary stents were originally conceived, work was undertaken to develop them from bioresorbable polymers so they would dissolve or resorb over time, unlike metal stents which remain permanently in place. This work was directed towards the use of stents as a temporary device to treat the temporary issue of the coronary artery healing after the balloon angioplasty in order to prevent renarrowing of arteries. More recently, the focus has been on producing a coronary stent that is safe and overcomes the potential for late-stent thrombosis.

The first bioresorbable stent was developed by researchers at Duke University in the early 1980s. While there have been a number of researchers developing bioresorbable stents intended to be resorbed by the body over time, there are many technical challenges, and to date, no bioresorbable coronary stents have been approved for sale. However, REVA believes there are two companies that have bioresorbable stents in human clinical trials with sufficient patient numbers that could lead to CE Mark approval and viable commercialisation within the next few years.
4.4	Limitations of current stents

Limitations of currently marketed stents

The use of coronary stenting with balloon angioplasty for the treatment of coronary artery disease has become common practice as an effective method of treating coronary blockages. However, notwithstanding recent improvements in patient outcomes, the use of bare metal and drug-eluting metal stents, which remain permanently embedded within the coronary artery wall, potentially place the patient at risk of a number of clinical complications. These complications may include:
•	Adverse long-term reactions. Currently available stents are permanent implants and it is widely believed they can create the potential for long term tissue reaction due to continued mechanical stress during the heart’s millions of pumping cycles. In addition, these stents, and particularly bare-metal stents, create the potential for restenosis by triggering the body’s inflammatory response and inhibiting positive vessel remodelling. This potentially prevents a more natural healing result over time.

•	Risk of thrombosis and long-term drug therapy. There is currently concern within the cardiovascular industry about the incidence of late-stent thrombosis as a result of the use of drug-eluting metal stents. Late-stent thrombosis is diagnosed as a blood clot, or thrombosis occurring in the coronary artery, that create a coronary event or stroke, often leading to death. According to the American Medical Association, drug-eluting metal stents may potentially exacerbate the incidence of late-stent thrombosis after treatment with the stent.
REVA believes this could be a significant issue for the industry and in late 2006 the use of drug-eluting metal stents began to decrease relative to bare-metal stents. In order to reduce the risk of thrombosis, patients are treated with drugs for potentially the rest of their lives. The long-term use of anti-platelet medication has negative lifestyle effects on patients and is also very costly.
•	Complications for future medical interventions. Currently available stents may cause numerous complications for medical treatment in the future due to the permanent nature of the stent, including restricting retreatment of coronary artery lesions with a subsequent stent, treatment of lesions that are located downstream to the original stent and future surgical interventions, including bypass surgery. In addition, the use of advanced coronary imaging, including CAT Scans, and magnetic resonance imaging (MRIs) to study coronary flow non-invasively, can be inhibited due to the presence of a metal stent.
Limitations associated with development of bioresorbable stents

Bioresorbable stents have been in development for many years. Companies engaged in the development of bioresorbable stents have encountered a number of technical challenges that have caused their product candidates to fail to satisfy regulatory or market requirements, which REVA believes include:
•	Poor stent design and polymer selection. Polymers are inherently weaker than metal and are prone to becoming brittle and sometimes break. All commercially available metal stents use deforming technology where the stent is crimped down onto the catheter mounted balloon. As the balloon expands so does the stent to reach its intended size. As polymers do not stretch or
37 | REVA Medical, Inc. Prospectus

4.	Industry Overview (continued)
deform without affecting mechanical properties, the process of deployment can further weaken the stent making it prone to breakage and limiting its ability to support the artery. In addition, when polymers are used in conjunction with traditional deforming metal stent designs, the ability to retain the stent on the balloon can be compromised since it is difficult to adequately secure the stent on the balloon without damaging or breaking the stent upon expansion.

•	Change to clinical practice. Depending on the specific polymer used in the stent, clinicians may need to heat the balloon prior to use for an extended time to allow smooth expansion of the stent, without cracking or breaking, and to maintain strength after expansion. Additionally, to maintain physical properties of the stent, clinicians may need to store the polymer stent at refrigerated temperatures prior to use. This additional preparation is inconvenient for clinicians and increases the amount of time clinicians spend on treatment of patients.

•	Accelerated resorption rate. There is the potential for early degradation of a polymer stent before allowing sufficient time for the artery to heal.

•	Lack of biocompatibility. Depending on the polymer used, bioresorbable stents may create an inflammatory response in the artery. In addition, they require the ability to be resorbed by the body without indications of toxicity.

•	Lack of visibility with standard imaging techniques. Polymer stents are generally invisible under x-ray. The inability to view the stent using standard imaging technology is a particular issue for physicians evaluating patients during and after implantation of the stent.
As described in Section 5 below, REVA believes that its ReZolve™ stent will potentially be able to overcome these limitations by combining the benefits of REVA’s exclusively licensed polymer with REVA’s proprietary “slide and lock” design.

4.5	Coronary Stent Market

The global market for coronary stents can be broken down into three main sub-markets: the United States, Europe and Asia, which is principally comprised of Japan and includes Australia. Europe represents a large market and will be the first market targeted by REVA, assuming REVA achieves the CE Mark approval required to authorise the sale of the ReZolve™ stent in the European Union.

Today, there are four companies with significant market share which have received both FDA and CE Mark approval for five drug-eluting metal stents. In 2009, annual revenues, stent implants and penetration, for coronary stents were as follows:
Note: Stent penetration is the approximate percentage of all percutaneous interventional procedures in that country/region in which stents are implanted. All figures are approximations and have been rounded.
Chart above: Worldwide Stent Market — 2009
From 2006 to 2007, there was a reduction in market size and sales of drug-eluting metal stents by over US$1 billion which REVA believes was due in part to the concerns regarding increased risk of late-stent thrombosis.
38 | REVA Medical, Inc. Prospectus

4.6	Competition

The coronary stent industry is highly competitive and the Company believes there are high barriers to entry. The industry has also undergone, and is expected to continue to undergo, rapid and significant technological change, and REVA expects competition to intensify as technical advances are made.

Many of REVA’s competitors have significantly greater financial resources and also have more established reputations with the Company’s target customers and have developed worldwide distribution channels. These competitors include Abbott Laboratories, Boston Scientific Corporation, Johnson & Johnson and Medtronic, Inc., which constituted over 95% of the global US$5.3 billion of stent sales in 2009. Smaller or early-stage companies may also prove to be significant competitors, particularly if they enter into collaborative arrangements with large and established companies.

Although the field of interventional cardiology is extremely competitive with high performance requirements for products, REVA believes interventional cardiologists have historically been rapid adopters of new technology. While physicians may recommend alternative treatments such as drug therapy, bypass surgery, angioplasty or bare-metal stenting, REVA expects the primary competition for its products will be drug-eluting metal stents and other bioresorbable stents.

There have been a number of companies working to develop bioresorbable or polymer stents. REVA is aware of two which are in clinical trials:
•	Abbott Laboratories is developing its Bioresorbable Vascular Scaffold or BVS. Abbott Laboratories has released information about two clinical trials with its BVS. If Abbott Laboratories’ clinical trials are successful, REVA expects the BVS to receive its CE Mark prior to REVA’s ReZolve™ stent.

•	Biotronik, a private European company, is developing its second generation Dreams magnesium-based resorbable stent. Biotronik has announced that clinical trials of its next generation device commenced in July 2010.
REVA believes its success is likely to be driven by, and depend on, its ability to innovate, manufacture in commercial quantities, obtain regulatory approvals and reimbursement and successfully market and sell the ReZolve™ stent. To compete effectively, REVA must demonstrate that its products are attractive alternatives to other devices and treatments by differentiating REVA’s products on the basis of safety, efficacy, performance, ease of use, brand and name recognition, reputation, service and cost-effectiveness.
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5. The Business
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5.	The Business

5.1	Overview
REVA is a medical device company focused on the development and eventual commercialisation of its proprietary, bioresorbable stent products. Stents are minimally invasive, implantable medical devices which are used by cardiologists for the treatment of coronary artery disease. Stents help stabilise diseased arteries by propping them open and restoring blood flow. REVA’s stent products have not yet been approved by regulatory authorities and will require extensive clinical testing and regulatory approval before they can be sold and generate any revenue. As a result, REVA’s efforts to generate revenue from its stent products will take several years even if its clinical results are favourable.

REVA’s stent products are designed to provide the same benefits as traditional metal stents, including inhibiting the renarrowing of the previously treated artery, with the additional benefit of being dissolved by the body over time after treatment of the artery.

REVA’s lead product, the ReZolve™ stent, combines proprietary stent design, known as the “slide & lock” mechanism, with a proprietary polymer that is metabolised and cleared from the body over time. REVA believes that, due to a number of risks associated with commercially available metal stents, bioresorbable stents will be the next major advancement in coronary stent technology and, if approved for commercialisation by the relevant regulatory authorities, believes the ReZolve™ stent will enable REVA to compete effectively in the stent market which represented revenues of approximately US$5.3 billion worldwide in 2009.

Over the last ten years, REVA has continued to advance its technology in both its design and polymer composition and has undertaken significant laboratory and preclinical testing which has shown that REVA’s technology and the ReZolve™ stent are safe and effective across various animal models. REVA has funded much of the research and development to date with investments from health care venture capital funds, along with investments from global medical device manufacturers, Medtronic, Inc. and Boston Scientific Corporation. REVA is in the process of finalising the design of its ReZolve™ stent, and intends to initiate a pilot human clinical trial in the second quarter of 2011.

REVA believes that if the ReZolve™ stent is approved by regulatory authorities, the technology has the potential to provide patients with better therapeutic outcomes and physicians with more effective clinical tools. The ReZolve™ stent is designed to offer full x-ray visibility, clinically relevant sizing, and a controlled and safe resorption rate. In addition, by early encapsulation of the stent in the artery tissue coupled with the loss of stent structure over time, the ReZolve™ stent may reduce the incidence of late forming blood clots, or thrombosis, a rare but serious problem associated with drug-eluting metal stents currently on the market. The loss of stent strength and structure allowed by REVA’s stent technology as it progresses through the resorption process enables the artery to move naturally, which arteries are not able to do with permanent metal stents.

REVA believes that if the ReZolve™ stent is approved by regulatory authorities, the technology has the potential to provide patients with better therapeutic outcomes and physicians with more effective and efficient clinical tools.
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5.	The Business (continued)

5.2	Strategy and approach

REVA’s goal is to become a world leader in the development and commercialisation of bioresorbable stent products used in the coronary and peripheral arteries of the human body. To achieve this goal, REVA is pursuing the following business strategies:
•	Demonstrate the clinical safety and efficacy of, and gain regulatory approval for the ReZolve™ stent. REVA intends to demonstrate the clinical safety and efficacy of its ReZolve™ stent through carefully structured clinical studies, with pilot human clinical trials of the ReZolve™ stent expected to begin in the second quarter of 2011. REVA plans to use these pilot studies to support an application to start the pivotal human clinical trial required to obtain CE Mark approval in the EU which will allow for commercial sales of the ReZolve™ stent in the EU. REVA has developed a clinical and regulatory plan designed to achieve CE Mark approval and is targeting first commercial product sales in the EU by the end of 2013.

REVA intends to use the data from the CE Mark human trials to support applications for an Investigational Device Exemption (IDE) for US clinical trials which are expected to commence following the CE Mark human trials.

•	Commercialise and drive adoption of the ReZolve™ stent. Once the clinical trials designed to achieve CE Mark approval are underway, REVA’s strategy will be to advance REVA’s commercialisation plan in anticipation of the approval to allow for commercial sales of its products in the EU and markets such as Australia (where the CE Mark trial data may be able to be used as the basis for regulatory approval applications). In order to meet commercial demand for these products, REVA intends to invest in the expansion of its manufacturing capabilities to required levels. Based on the early clinical data from the human clinical trials in the EU, REVA will then plan the commencement of the larger and more costly US FDA clinical trial in order to seek to achieve Premarket Approval for commercial sales of its products in the United States.

•	Build awareness and support among leading physicians. The clinical development strategy is to closely collaborate with key opinion leaders in the field of interventional cardiology. REVA believes these key opinion leaders can be valuable advocates of the technology and be important in the market adoption of REVA’s products once the products are approved and commercialised. In addition, REVA intends to look to these physicians to generate and publish scientific data that further supports the benefits of REVA’s stent technology.

•	Leverage REVA’s technology platform into other therapeutic areas. REVA believes that its technology is applicable in other therapeutic areas outside of coronary artery disease, as summarised in Section 5.9.

•	Explore licensing opportunities. REVA intends to explore opportunities to leverage its patent portfolio through licensing the technology to third parties or through the establishment of partnerships as summarised in Section 5.9.

•	Expand and strengthen REVA’s intellectual property portfolio. REVA plans to originate, licence and acquire additional intellectual property to enhance its existing position and enable REVA to expand the technology. REVA believes that its current intellectual property portfolio will allow it to effectively commercialise its products for the treatment of coronary artery disease.

•	Provide the highest quality products for REVA’s customers and patients. REVA has assembled a team of experienced professionals in the medical device industry who are focused on patient safety and product quality. REVA incorporates these principles in every aspect of its business including product development, manufacturing, quality assurance and clinical research. REVA intends to build on this foundation by offering only the highest quality products to patients and physician customers.

5.3	REVA’s proprietary technology

“Slide & lock” stent design
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REVA’s patent protected “slide & lock” mechanism is based on a ratchet system where as the stent expands on a catheter mounted balloon, the “teeth” on the sliding parts pass through brackets in the stent, preventing them from passing back, and locks in the stent diameter. The current version of the “slide and lock” design is designed to be uniform throughout. The design is implemented with two sets of components: backbones and ‘U’-shaped struts.

REVA believes the “slide & lock” design offers the following advantages as compared with commercially available bare-metal stents and drug-eluting metal stents and other bioresorbable stents in development:
•	Non-deformable design. All metal stents currently commercially available use deforming technology where the stent is crimped down onto the catheter mounted balloon and as the balloon expands, so does the device, until it reaches the desired size. Stents that bend open in this manner are called “deformable” stents. When polymers are stretched, they can lose strength and become prone to breakage. REVA believes its non-deformable ratcheting design is a key component to developing a strong and safe bioresorbable stent.

•	Spiral design which maximises strength while minimising bulk. In metal stents, the ultimate strength of the material prevents excessive recoil of the device post expansion. Polymer stents do not have the strength of metal, and therefore often break, recoil to a smaller diameter or collapse entirely. REVA believes its spiral design offers an appropriate level of radial strength to overcome these issues while minimising bulk.

•	Large expansion range with the ability to minimise over-extension. One potential drawback of utilising existing polymer stent technology is the lack of expansion range which can be achieved during implantation. The “slide & lock” mechanism allows REVA’s stents to be ratcheted open to overcome this drawback.

Existing technology for metal and polymer stents generally requires that treating physicians more accurately assess the correct size of the coronary artery based on angiography, since further expansion of the device post implant (a common technique to improve the position of the stent in relation to the artery wall) is limited due to potential fracture and recoil. With a limited expansion range, additional stent sizes may be required to accommodate existing clinical practice. REVA believes that with its “slide & lock” technology, the physician will be able to further expand the stent, as currently done in clinical practice with metal stents, without the concern of over-expansion and without the need for excessive stent sizes.
Polymer composition

In January 2004, REVA entered into an exclusive licence for a polymer material invented at Rutgers University in New Jersey for use in stents, stent coating and embolics. REVA has continued to develop and enhance the polymer in collaboration with Rutgers University. In July 2010, REVA entered into a new licence agreement with Rutgers University which broadens REVA’s exclusive rights to the original polymer family and all new polymer compositions developed from this family to cover all vascular applications, as summarised in Section 11.2.1.

REVA believes this polymer offers the following advantages as compared with other polymer-based stents:
•	Strength. Strength and structural integrity comparable to metal stents is important during the critical 90 day healing period following stenting. REVA has developed the polymer such that, in conjunction with the design, it maintains the strength and structural integrity necessary to support an artery during the critical 90 day healing period. REVA believes the specific polymer formulation is less prone to cracking and breakage than other polymers.

•	Biocompatible and safe. While REVA does not have any human clinical data with respect to the current version of its polymer, REVA previously performed human clinical trials with an earlier version of the polymer which is similar in composition to its current polymer. The previous polymer was modified to enhance mechanical properties and address structural issues identified in the human clinical trials. The current polymer contains approximately 85% of the same material as the original polymer. The previous and current polymers have demonstrated equal biocompatibility in preclinical testing. REVA’s animal studies to date have shown that at 12 months post-stenting in pigs and rabbits, the current version of REVA’s polymer has not shown indications of adverse biological reactions while the stent material is degrading, consistent with the original version of the polymer. REVA believes the current version of the polymer addresses the structural issues identified in its human clinical trials without adversely affecting biocompatibility.

•	Predictable degradation and resorption. The polymer degrades and is cleared from the body. The polymer formulation also enables REVA to adjust the degradation profile. REVA believes future generations of its bioresorbable stent may employ formulations that will allow a more rapid degradation process to occur which will facilitate, for example, the short-term treatment of vulnerable plaque with drugs.

•	Visibility. The use of iodine in the polymer enables REVA’s stents to be visible under x-ray. This visibility is similar to commercially available metal stents, made of stainless steel, and REVA believes this differs from other bioresorbable stents currently in development where only the end markers on the device are visible. Improved visibility allows cardiologists to more accurately assess the implant quality and position.
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5.	The Business (continued)
Drug coating

REVA’s ReZolve™ stent can be configured as a drug-eluting stent coated with a therapeutic agent that is designed to inhibit restenosis of the artery in the same location.

REVA intends to use the drug sirolimus, an anti-restenotic drug used in other drug-eluting metal stents. This drug is commercially available from a number of different sources and is FDA approved. A target dose of 80µg of sirolimus is coated onto the outside surface of the ReZolve™ stent using a polymer solution containing the drug. The polymer used in the coating solution is the same as REVA’s base polymer. In laboratory and animal studies to date, it has been demonstrated that there is a controlled release of the majority of the drug over 30 days, with most of the drug released from the polymer within 90 days.

REVA believes this early and slow release characteristic optimises the efficacy of the drug. In addition, by minimising the drug delivery time and amount, the adverse effect of the drug on the healing process may be decreased.

5.4	Lead product — ReZolve™ stent

Overview

The ReZolve™ stent is a fully bioresorbable polymer stent. After implantation, the stent is fully captured within the artery wall. As the vessel remodels and heals, the stent gradually degrades and is benignly cleared from the body to overcome a number of the issues caused by permanent metal stents. As the stent degrades and is resorbed, there is an integration of artery tissue into the space previously occupied by the stent.

REVA developed an early version of the stent that was not drug-coated. After extensive preclinical testing of the early version stent, REVA performed a small human clinical trial in 2007 with 25 patients in Brazil and Germany. REVA was successful in deploying the stent and demonstrated the stent’s ability to dilate and hold open the artery as anticipated and consistent with the results of REVA’s preclinical data. However, at approximately four months, problems occurred with the device resulting in a higher than anticipated number of patients requiring retreatment with another stent. At approximately the three-year time point, REVA performed follow-up imaging on a subset of patients that were both re-treated and not re-treated. This imaging shows stability of the artery, which REVA believes supports the claims as to the safety of the polymer as it degrades.

After extensive investigative analysis, REVA concluded that embrittlement of the polymer was one of the primary underlying causes for the retreatments in the first study. In addition to planned changes to the stent’s design, REVA modified the polymer formulation, developed improved bench testing to better predict clinical outcomes, and is working on final design aspects of the revised ReZolve™ stent.

REVA plans to implant the ReZolve™ stent using a balloon mounted angioplasty catheter. Currently the ReZolve™ stent is pre-mounted onto the balloon as part of the manufacturing process and prior to the final sterilisation.
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While the handling and storage requirements of the ReZolve™ stent are not expected to vary from those commonly used in clinical practice with metal stents, it is currently planned to include a sheath over the ReZolve™ stent to protect the device until it is finally positioned in the coronary artery. Other than the use of the sheath, REVA believes that the ReZolve™ stent will be able to be implanted in humans using standard clinical procedures, which it is believed will be important in achieving rapid adoption of the product by physicians following receipt of regulatory approval required for commercialisation. It is possible that future device iterations will not utilise a sheathed delivery system.

Key product features

The intended key features of the ReZolve™ stent include:

Intended key features	Details
Deliverable for intended use	Able to be implanted with minimally invasive techniques

Resorbs leaving no device

Efficacy	As the stent dissolves, expansion and contraction of the artery is restored

Minimal recoil	Limits the stent’s recoil which REVA believes decreases the risk of restenosis

Expansion range	Clinically-relevant expansion range due to ratchet mechanism which allows
REVA’s stents to be ratcheted open to achieve various sizes during the implant procedure. Minimises complications from over-expansion

Treats 2.75mm diameter arteries and above	Ability to treat a variety of patients

Standard deployment	Catheter mounted with handling and storage the same as current clinical practice

Radiopaque	Visible by the cardiologist seeking to check the placement in the artery post-implant
To address clinical requirements, REVA plans to develop several sizes of the ReZolve™ stent and also several lengths, to address the most common lesions being treated in coronary arteries. However, a disadvantage of the ReZolve™ stent is that initially, it is not designed to address smaller diameter artery applications or highly calcified, or hard and complex lesions. As a result, the ReZolve™ stent will not initially be able to address the needs of all patients requiring a coronary artery stent.
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5.	The Business (continued)

Preclinical testing

The ReZolve™ stent has passed the following preclinical tests:
•	Comparative testing. Animal implants have been undertaken to assess the stent technology functionality as compared to commercially available metal stents. REVA has undertaken significant laboratory and preclinical testing on the development of its stent technology over the last ten years which has shown that the technology and the ReZolve™ stent are safe and effective in animals, with nearly 1,000 stents tested across various animal models. In the 90 days following implant, preclinical tests have shown that the ReZolve™ stent maintains the opening of the artery. Studies of the technology show that as the polymer degrades, the artery heals and becomes more like an unstented artery. Following stent implant, the lumen size (the inside area of the artery) increased after REVA’s stent started to and continued to resorb over time, leaving a more normal lumen area. The lumen size of arteries supported by metal stents implanted as a control in these animal studies was almost unchanged. The chart below summarises some of REVA’s animal studies:
Below: Animal testing of change in lumen size from time of implant
REVA polymer stent — v — bare metal stent
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•	Strength, embrittlement and fatigue testing. Engineering and life cycle testing have been conducted with machines that are designed to replicate both the physiological conditions in the coronary artery and measure the maximum stress levels that the technology can withstand. To date, these preclinical tests have demonstrated satisfactory design and polymer strength, low levels of embrittlement of the polymer and resistance to fatigue prior to significant degradation of the stent.

•	Biocompatibility testing. The biological response to the stent technology has been evaluated by assessing healing in animal coronary arteries using standard microscopy for stented arteries. To date, these studies have demonstrated the polymer is safe and that no adverse response occurs in the artery even while the polymer degrades.
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5.	The Business (continued)
•	Rate of degradation testing. Degradation of the polymer has been tested, as the stent needs to maintain its structural integrity for approximately a 90-day period following stenting to allow sufficient time for the artery to heal. To date, these studies have demonstrated that the technology maintains its structural integrity and strength for up to six months in animals. By design, at 12 months, the stent no longer has significant mechanical strength, and the polymer begins to resorb and be eliminated from the animal’s body which continues over approximately four years, after which only tiny particles of the original polymer remain.

A study of the byproducts resulting from the resorption of the ReZolve™ stent showed no accumulation in key organs or tissues of the animal’s body and a substantial portion of the by-products were cleared from the body.
•	Toxicity testing. The polymer material has been tested for toxicity and has been shown to date to be safe. As required by ISO-10993-1 regulations, the technology has undergone laboratory testing for genotoxicity. To date, these studies have shown that there is no change to the DNA or chromosomes of cells tested and no other genetic effect showing the polymer is genotoxic. In addition, tests have also been conducted for several other types of toxicity which have demonstrated to date that the polymer is safe. In addition to these laboratory tests, follow-up tests have been conducted on the patients who were implanted with an early generation of REVA’s stents in 2007, and after three years of exposure to the polymer and breakdown of products in these patients, the vessels remain open and no long-term adverse clinical events have been reported.

•	Testing of drug coating. The act of placement of the stent in the artery can injure the diseased vessel and the body’s wound-healing process can cause excessive scar tissue to form inside the stent, or in-stent restenosis. The drug sirolimus has been shown to minimise the overgrowth of tissue thereby minimising the incidence of in-stent restenosis. In animal studies, REVA has tested the effects of the drug, sirolimus, which is applied to the stent surface of the ReZolve™ stent as a coating. This drug is already used for other drug-eluting metal stents due to sirolimus’ recognised safety profile and efficacy at reducing restenosis. REVA’s studies demonstrated no major drug toxicity.
REVA is also completing preparatory work including formal animal trials with the ReZolve™ stent, for submission to the Brazilian and European regulatory bodies. Upon completion of these preparatory steps and the receipt of regulatory approvals, REVA plans to initiate the next series of human trials commencing with a pilot study and then a randomised clinical trial to support the CE Mark application.
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5.5 Competitive advantages of the ReZolve™ Stent
REVA has designed its ReZolve™ stent to overcome many of the limitations associated with currently marketed metal stents by allowing the artery to remodel and restoring expansion and contraction of the artery. REVA’s ReZolve™ stent is intended to create the following key benefits, which are based on REVA’s beliefs and have not yet been clinically proven:

Restoration of natural vessel movement and decreased risk of adverse effect	•	As the ReZolve™ stent dissolves, and the lesion has healed, the expansion and contraction of the vessel is restored without the restrictions of a metal structure.
	•	The ReZolve™ stent has the potential to minimise disease progression downstream as the movement of the artery and blood flow are restored.
Minimisation of thrombosis risk and reduction of long-term drug therapy	•	The potential for late-stent thrombosis is reduced because the stent becomes fully encapsulated into the artery where it safely dissolves over time.
	•	These characteristics will help in reducing the incidence of blood clots, potentially decreasing the need for prolonged anti-platelet drug therapy.
Enhanced retreatment options	•	As the stent dissolves, potential complications for subsequent medical treatments are reduced — a patient can likely undergo restenting, receive treatment for lesions which are located downstream from the original stent and undergo surgical procedures.
Potential future uses of REVA’s stent technology	•	A significant potential application is the use of REVA’s products as delivery vehicles for agents such as drugs and genes in coronary arteries for the treatment of a number of different lesions, including the treatment and reduction of vulnerable plaque.
	•	The ReZolve™ stent will not inhibit the use of MRI, thereby allowing physicians to non-invasively study coronary flow. REVA believes it will also be compatible with CT imaging.
REVA’s ReZolve™˜ stent is designed with the following features:

Strength — stent design and resilient polymer	•	REVA believes the strength of the ReZolve™ stent is comparable to that of metal stents, during the critical 90-day healing period following stent placement. REVA believes its ability to customise the polymer formulation will allow REVA to create products for additional applications. For example, REVA believes the polymer and stent technology could eventually be used to develop stents for use in peripheral arteries of the leg where stents are prone to crushing and fractures, such as in femoral arteries.
No change to clinical practice	•	REVA believes that its stent will be able to be implanted more efficiently than comparable bioresorbable stents given the reduced preparation required.
Controlled resorption rate	•	The polymer REVA uses is designed to degrade into the body in a predictable and safe manner. The polymer formulation also enables REVA to adjust the degradation profile to maximise the benefit for patient outcomes.
Biocompatible and safe	•	Development work to date and human clinical trial data at approximately three years post-stenting with an earlier version of REVA’s stent design and polymer have not shown any indications of adverse biological reactions while the stent is degrading.
Compatible with imaging techniques	•	The ReZolve™ stent is visible under x-ray, thereby allowing physicians the ability to see the stent during placement and at early patient evaluations.
REVA believes that due to risks associated with the commercially available bare-metal and drug-eluting metal stents, bioresorbable stents will be the next major advancement in coronary stent development. Bioresorbable stents can potentially provide cardiologists with more treatment options to better address a broader range of coronary lesions which is not possible with metal stents today.
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5. The Business (continued)
5.6 Clinical Development Programme
REVA has developed a clinical and regulatory plan which is designed to achieve CE Mark approval by the end of 2013. It is intended to use the data from the CE Mark human trials in order to support future applications for an Investigational Device Exemption, for US clinical trials. Assuming CE Mark approval is obtained for the ReZolve™ stent, REVA believes it will be in a position to generate commercial sales in the EU by the end of 2013. If successful in generating such sales, REVA anticipates using the revenue to fund the US human clinical trials, as well as other development activities.
Commercial sales in the United States can only occur after completion of a US FDA human clinical trial and Premarket Approval from the FDA. In addition to the experience of REVA’s management team, consultants who specialise in interventional cardiology are also being engaged to support the regulatory submissions and clinical trial efforts. REVA intends to hire a Vice President of Clinical & Regulatory Affairs to oversee strategy and execution of the clinical program. REVA also plans to engage clinical research organisations to provide additional expertise in managing the clinical trials.
Projected Clinical Development Programme for ReZolveTM stent: 2010 2011 2012 2013 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Preclinical Testing Animal studies and tests Human Clinical Trial — Pilot Study Submission & approval to implant Pilot Study — 50pt (Brazil & Germany) Pilot Study — data review Pivotal Human Clinical Trial — CE Mark Pivotal CE Mark Trial * — enrolment Pivotal CE Mark Trial — 1, 6, 12 month then annual follow-up CE Mark — EU Regulatory Approval
* Pivotal Human Clinical Trial for CE Mark will be 350 patients (excluding the Pilot), randomised 2:1, across 20 — 25 centres in the EU, Brazil and Australia

Above: REVA’s planned Clinical Development Programme. These dates are estimates and may change.
Human Clinical Trial — Pilot Study
REVA’s immediate clinical focus is to commence a 50 patient pilot clinical trial of the ReZolve™ stent in Brazil and Germany. REVA has not yet applied for approval from the relevant regulatory authorities, as it is still in the process of compiling data and awaiting final pre-clinical results to include in the regulatory applications. REVA expects this pilot study will be a non-randomised trial that will utilise industry standard measures of safety in evaluating the performance of the device. Enrolled patients will be monitored on a regular basis including at one, six and 12 month intervals after implant of the device, and annually thereafter, for a period of up to five years.
Upon receiving the necessary approvals, REVA plans to commence the pilot study in the second quarter of 2011 and expects that the six month clinical follow-up data from the patients in the pilot study will provide a further indication as to whether the device will be ready to commence the pivotal human clinical trial, but there is no guarantee successful results will be achieved. If the results are successful, REVA may initiate broader enrolment in other countries to support its application for CE Mark approval. This pilot study is not designed to enable scientific conclusions to be drawn or regulatory approvals to be received.
Based on the results of the pilot study, REVA, in consultation with its Scientific Advisory Board, will make a decision on the commencement of CE Mark trials.
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Pivotal human clinical trial — CE Mark
European union regulations
In the EU, the European Medical Devices Directive, 93/42/EEC sets out the general requirements for clinical trials and other essential requirements to support CE Marking and there are numerous directives and standards regulating the design, manufacture, clinical trials and labelling for medical devices. For the ReZolve™ stent to bear the CE Mark and be sold commercially throughout the EU, a human clinical trial of the ReZolve™ stent will need to be completed, as well as completion of supporting work to comply with the requirements of the Medical Devices Directive.
Australian regulations
In Australia, the Therapeutic Goods Administration (TGA) is responsible for administering the Therapeutic Goods Act with the ReZolve™ stent falling under the category of an Implantable Medical Device. The TGA maintains the Australian Register of Therapeutic Goods. Unless exempt, all therapeutic goods for human use, including medical devices, must be included on the register before they may be imported, supplied in, or exported from Australia. Any use of an unapproved medical device in humans in Australia, even in pilot trials, requires an exemption from the requirement for inclusion on the register.
REVA plans to conduct part of the CE Mark human clinical trial in two or three well-recognised Australian centres. In addition to agreeing to trial protocols and obtaining ethical approvals at these centres, an exemption will be sought from the Australian Register of Therapeutic Goods for this CE Mark human clinical trial in Australia.
CE Mark trial structure
REVA currently plans to conduct the pivotal human clinical trial for CE Mark approval based on:
•	350 patients;

•	non-inferiority trial of the ReZolve™ stent against a commercially available drug-eluting metal stent with implants being on a randomised 2:1 basis with two of its stents implanted for every control stent;

•	20 to 25 centres in the trial across the EU, Brazil, Australia and New Zealand;

•	primary endpoint will be late loss (reduction of internal artery diameter) and comparable major adverse coronary events or MACE (death, ischemia, heart attack);

•	clinical follow-up on all patients on a regular basis including at one, six, 12 months and annually thereafter for a period of up to five years after implant of the device; and

•	interventional follow-up at nine months or 12 months on a sub-set of patients in order to inspect the healing response.
REVA plans to commence enrolment of patients for the CE Mark trial following successful results from the pilot study. REVA plans to complete enrolment of all patients in the CE Mark trial in the third quarter of 2012 and be in a position to obtain CE Mark approval by the end of 2013. However, no guarantee can be given that the expected results will be achieved in the clinical trials or that CE Mark will be attained in a timely fashion or at all.
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5. The Business (continued)
Follow-on human clinical trial — US FDA clinical trial
US regulations
In the United States, medical devices are subject to review and approval by the FDA, which regulates the clinical testing, manufacture, labelling, storage, record keeping, distribution and promotion of medical devices, primarily pursuant to the requirements of the Food, Drug and Cosmetic Act and other regulatory requirements. Medical devices are classified as Class I, II or III according to risk. Devices classified as Class III, such as the ReZolve™ stent, require FDA approval of a Premarket Approval application prior to commercialisation.
To obtain FDA approval to market REVA’s products, the FDA requires proof of safety and efficacy in human clinical trials performed under an IDE. An IDE application must contain preclinical test data supporting the safety of the product for human investigational use, information on manufacturing processes and procedures, proposed clinical protocols and other information. If the IDE application is accepted, human clinical trials may begin. The IDE application is generally approved by the FDA for a specified number of patients and investigational sites. Clinical trials may begin once the FDA approves the IDE and the institutional review board at each participating clinical site approves the trial protocol.
US human trials and FDA approval
Based on the outcome of the pivotal CE Mark human trial, REVA plans to conduct human clinical trials in the United States. The trial is expected to be a randomised trial of at least 2,000 patients. Pursuant to REVA’s clinical and regulatory strategy, the timing of the commencement of the US FDA clinical trial will be determined after consideration of the CE Mark results, REVA’s capacity to manage multiple trials concurrently and the availability of future funding.
5.7 Manufacturing
Facilities and capacity
REVA’s operations are based at its ISO 13485-2003 certified facility in San Diego, an approximately 17,000 square foot facility dedicated to the development and manufacture of REVA’s products. The facility includes laboratories for chemistry and engineering, product assembly, including clean rooms and quality assurance laboratories.
REVA believes that the San Diego facility will have the capacity to produce the quantities of stents required for the planned clinical trials. In the future, assuming the necessary regulatory approvals are received for REVA’s products, REVA expects to expand the manufacturing capacity in line with demand for the products. The current lease expires in August 2011.
Manufacturing process
REVA’s process of manufacture for its stent technology, including the ReZolve™ stent, involves six main steps, some of which currently involve a degree of manual intervention. REVA plans to make this process semi-automated during 2011 as it anticipates increasing its manufacturing capabilities to further improve capacity and yields.
These six steps are as follows:

Polymer manufacture	•	Currently outsourced to SurModics
Sheet preparation (film pressing)	•	Performed at REVA’s facility
Lasing (cutting the stent pieces from the polymer sheet)	•	Currently outsourced to Resonetics
Drug coating	•	Performed at REVA’s facility
Final assembly, mounting on the catheter, quality assurance and Packaging	•	Performed at REVA’s facility
Sterilisation	•	Currently outsourced to Sterigenics
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Currently, the polymer manufacturer, SurModics; the catheter supplier, Bavaria Medizin Technologies GMBH; and the lasing process carried out by Resonetics, are single sourced. REVA believes alternative suppliers are readily available, although in many cases these suppliers have not been qualified.

Certain portions of the stent manufacturing process are currently completed by external parties in FDA registered facilities. REVA has not entered into any material agreements with any third parties regarding the manufacturing process. REVA’s suppliers have no contractual obligation to supply, and the Company is not obligated to purchase from them, any components used in the ReZolve™ stent which may result in supply interruptions. The strategy of outsourcing selected manufacturing processes is intended to minimise capital and operating costs while at the same time maintaining required quality standards.

REVA has implemented a quality management system which is designed to comply with FDA regulations and ISO standards governing its medical device products. These regulations carefully control the design, manufacture, testing and release of the products and product components as well as raw material receipt and control. REVA also has controlled methods for the consistent manufacturing of its products and product components at its facilities. All key outsourcing partners are generally ISO-certified to help assure a continual supply of high quality components.
5.8 Sales & marketing
Customers & reimbursement
In most countries throughout the world, a significant portion of a patient’s medical expenses is covered by third-party reimbursement. In the United States, hospitals and physicians generally rely on third parties such as Medicare, private health insurance plans and health maintenance organisations to reimburse all or part of the cost of medical devices and the related surgical procedures. Reimbursement in the EU varies from country-to-country and often hospital to hospital.
While each third-party payer develops and maintains its own coverage and reimbursement policies, the vast majority of payers have established policies for stents. REVA believes that its products will generally fall within the existing reimbursement guidelines, although some refinement in policies may be needed for REVA’s products. REVA believes that numerous hospitals have established budgets to purchase coronary stents and the purchase decision is often driven by interventional cardiologists.
In the United States, the Center for Medicare and Medicaid Services is the government entity responsible for administering the Medicare program. Both the Center for Medicare and Medicaid Services and commercial payers have established coverage and reimbursement policies for the stents that are currently on the market. However, there are no assurances that existing policies or reimbursement codes would be used for the resorbable stents that REVA is currently developing. There are also no assurances that existing payment rates for such reimbursement codes will continue to be at the same levels. Before obtaining reimbursement for the ReZolve™ stent in the United States, FDA approval will be required.
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5. The Business (continued)
In certain regions, such as Europe, innovative pricing and reimbursement agreements are being used to balance the interests and objectives of medical technology manufacturers, payers, parties assessing health technology, clinicians and patients. Manufacturers and health technology assessments (HTAs) are increasingly using risk sharing and value based schemes as way to obtain HTA approval to finance the technology or device from a limited public health budget.
HTAs typically have two elements, clinical effectiveness and cost effectiveness. Some countries in Europe have national HTAs, for example, France, Germany and Sweden, and others have regional ones, such as, Italy, Spain and the United Kingdom. Some manufacturers who proactively propose such schemes to HTAs may gain competitive advantage. Each country within Europe has its own system of pricing and reimbursement for medical devices and products.
In Australia, the Department of Health and Ageing is the government department and Medicare Australia is the government entity responsible for administering the Medicare Benefits Scheme. Medical services that attract a Medicare benefit are listed in Regulations, made annually, under the Health Insurance Act 1973. That list of services is published in the Medicare Benefits Schedule (MBS). Certain medical services performed with stents currently attract a Medicare benefit (subject to other eligibility requirements, such as patient eligibility, being met). However, similar to the United States, there are no assurances that medical services rendered in Australia using the resorbable stents that the Company is currently developing will be listed in the Regulations and MBS, and will therefore attract a Medicare benefit. Nor are there assurances that the resorbable stents that the Company is currently developing will be reimbursed by the Commonwealth Government. There are also no assurances that the amount of the Medicare benefit for services performed using stents currently available to the market will continue to be at the same level.
Sales strategy
As a development stage company, REVA has a limited sales and marketing organisation and no experience in the sale, marketing and distribution of stents. To achieve commercial success for any approved product REVA must further develop a sales and marketing capability or enter into arrangements with others to market and sell its products.
Currently, coronary stents are sold through distribution channels in the United States and around the developed world, primarily targeting interventional cardiologists who treat patients likely to require stenting. REVA believes the costs of and barriers to developing a distribution channel partner focused around one group of products is large. REVA may therefore consider partnering with a distribution or sales channel. In addition, REVA has entered into a Distribution Option Agreement with Boston Scientific Corporation relating to the sale and distribution of REVA’s stent technology in markets in which the technology is approved for sale. The terms of this agreement are described in Section 11.1.
REVA’s sales strategy will depend on product roll-out which is dependent upon the products receiving the necessary regulatory approvals and clearances:
•	The EU will be the initial target commercial market because CE Marking is the first clinical objective;

•	Australia will be the second target commercial market because REVA believes regulatory approvals in Australia will closely follow CE Marking and Australia can serve as a base for the Asian market; and

•	The United States will be the third target commercial market upon completion of US FDA trials and the product receiving Premarket Approval.
5.9 Other programmes
As part of its business strategy, REVA is seeking to leverage its technology platform into other therapeutic areas, including:
•	Peripheral artery disease - REVA intends to pursue the use of its technology for the treatment of peripheral artery disease. Currently, REVA believes treatments of peripheral artery disease, particularly in the femoral artery, have demonstrated only marginal benefit. REVA believes that the application of its technology to the development of a bioresorbable peripheral stent could be significant in this expanding market; and

•	Spinal trauma surgery - REVA is currently seeking a partner interested in licensing its side-chain crystallizable polymer for use as a flowable cement in spinal trauma surgery.
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5.10 Research & development
Since inception, REVA has devoted a significant amount of resources in developing the ReZolve™ stent. Research and development expenses were US$10.3 million in 2009 and US$5.7 million in the nine months ended 30 September 2010.
REVA expects research and development expenditure to increase as it devotes significant resources to developing its products, in particular, completing the clinical trials necessary to support regulatory approval.
5.11 Government regulation
United States
REVA’s products are combination products because they are comprised of two or more regulated components, a drug and a device, that are physically combined and produced as a single product. In the United States, a combination product is assigned by the FDA to one of the Agency’s centres. Because the primary mode of action for REVA’s products is that of a medical device, it is anticipated that REVA’s products will be regulated as devices by the FDA under the Federal Food, Drug and Cosmetic Act, and the Center for Devices and Radiological Health will have primary jurisdiction over REVA’s Premarket Approval application.
FDA regulations govern the following activities that REVA and its suppliers, licensors and partners perform and will continue to perform to ensure that the products REVA distributes domestically or export internationally are safe and effective for their intended uses:

•	product design and development;	•	product labelling;	•	advertising and promotion;
•	product testing;	•	product storage;	•	production; and
•	product manufacturing;	•	record keeping;	•	product sales and distribution.
•	product safety;	•	premarket approval;
FDA’s premarket clearance and approval requirements
All of REVA’s current products in development are classified by the FDA as Class III devices (being devices which pose the greatest risk, such as life-sustaining, life-supporting or implantable devices) and will require FDA approval after submission and review of the Premarket Approval application. A Premarket Approval application must be supported by extensive data, including but not limited to, technical, preclinical, clinical trials, manufacturing and labelling to demonstrate to the FDA’s satisfaction the safety and efficacy of the device. REVA, the FDA or the institutional review board at each site at which a clinical trial is being performed may suspend a clinical trial at any time for various reasons, including a belief that the risks to the subjects of the clinical trial outweigh the anticipated benefits.
Product modifications
New Premarket Approvals or Premarket Approval supplements are required for all significant modifications to the manufacturing process, labelling, use and design of a device that is approved through the Premarket Approval process.
Clinical trials
A clinical trial is almost always required to support a Premarket Approval application. Clinical trials for REVA’s product candidates require the submission of an IDE application as set out in Section 5.6 above. Clinical trials must be conducted in accordance with applicable regulations and policies, are subject to extensive record keeping and reporting requirements and must be conducted under the oversight of an institutional review board at the relevant clinical trial site.
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5.	The Business (continued)
Pervasive and continuing regulation
After a device is placed on the market, numerous regulatory requirements apply. These include Good Manufacturing Practices, and the Quality System Regulation (which require manufacturers to follow strict design, testing, control and other quality assurance procedures during the manufacturing process); labelling regulations; medical device reporting regulations; and post-market surveillance regulations. These requirements will apply not only to REVA but to the supplier and manufacturers of the polymer and drug which REVA uses. Discovery of previously unknown problems with a medical device, manufacturer or facility may result in restrictions on the marketing or manufacturing of an approved device, including costly recalls or withdrawal of the device from the market. REVA is also subject to a wide range of federal, state and local laws including:
The Federal Anti-Kickback Statute — which prohibits a person from soliciting, offering, receiving or providing remuneration to induce the referral of an individual or arrange for a good or service, for which payment may be made under a US federal health care program (eg, Medicare or Medicaid).
False Claims Act — which prohibits a person from knowingly filing a false claim or statement to obtain payment from the United States federal government.
Health Insurance Portability and Accountability Act of 1966 — which imposes penalties for an individual or entity that engages in health care fraud or the making of false statements relating to health care matters.
Patient Protection and Affordable Care Act of 2010 — which imposes a 2.3 percent excise tax on sales of medical devices by manufacturers. REVA expects to begin paying the required excise tax in 2013.
International
International sales of medical devices including in the EU and Australia are subject to relevant governmental regulations, which vary substantially from country to country.
The primary regulatory environment in Europe is that of the European Union. Devices that comply with the requirements of relevant directives will be entitled to bear CE Marking, indicating that the device conforms with the essential requirements of the applicable directives. The method of assessing conformity normally involves a combination of self-assessment by the manufacturer and a third-party assessment by a designated Notified Body, an independent and neutral institution appointed in one of the countries in the European Union. This assessment may also consist of an audit of the manufacturer’s quality system and specific testing of the manufacturer’s device so as to ensure compliance with ISO 13485 certification.
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6.

Board, Management & Governance

Design for Life

6. Board, Management & Governance Design for Life 57REVA Medical, Inc. Prospectus
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6. Board, Management & Governance
6.1 Board of Directors
The Board has a broad range of experience in the medical device industry, early stage technology companies and the health industry, combined with public company, capital markets, financial and commercial expertise. The following table provides information regarding the Directors, including their ages and positions:

Name	Age	Position

Robert B. Stockman	57	Chairman of the Board and Chief Executive Officer

Brian Dovey	68	Non-Executive Director

Gordon E. Nye	55	Non-Executive Director

Robert Thomas	65	Non-Executive Director

Anne Keating	57	Non-Executive Director

James J. Schiro	64	Non-Executive Director

Robert B. Stockman — Chairman & Chief Executive Officer
Robert B. Stockman, the Company’s co-founder, has served as its Chairman of the Board and director since 1999 and its Chief Executive Officer since August 2010. Mr Stockman has also served as a director of HeartWare Limited and subsequently HeartWare International, Inc., a US medical device company listed on ASX and NASDAQ since December 2006. Since 1999, Mr Stockman has been the President and Chief Executive Officer of Group Outcome LLC, a US-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. Mr Stockman also co-founded Centrimed, Inc., an internet-based software company that was acquired by Global Healthcare Exchange, LLC. He led the buyouts of Ioptex, an intraocular lens manufacturer, and two Johnson & Johnson divestitures, “A” Company Orthodontics, Inc. and Critikon Company, LLC. Prior to establishing Group Outcome LLC, Mr Stockman spent 18 years with Johnston Associates, Inc. and Narragansett Capital Corporation, where he focused on venture capital investments and merger advisory work in the health care sector. Mr Stockman holds a Bachelors Degree from Harvard College and a Master of Business Administration from ‘The Amos Tuck School of Business’ at Dartmouth College.
The Company believes Mr Stockman is qualified to sit on its Board due to his extensive experience as an entrepreneur driving the growth of five medical products companies, his experience as an executive of several medical device companies and his experience as an executive in the investment banking industry, particularly in private equity and venture capital investments in medical technology. Mr Stockman’s qualifications also include his strong financial background, including his work early in his career at PriceWaterhouse, a provider of tax, audit and advisory services, and his ability to provide financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.
Brian Dovey — Non-Executive Director
Brian Dovey has served as a director of the Company since June 2001. Mr Dovey has been a Partner of Domain Associates, LLC, a private venture capital management firm focused on the life sciences sector, since 1988. Since joining Domain Associates, LLC, he has served on the board of directors of over 30 private and public companies and has been Chairman of five. Prior to joining Domain Associates, LLC, Mr Dovey spent six years at Rorer Group, Inc., a New York Stock Exchange listed pharmaceutical and medical device company (now part of Sanofi -Aventis), including as President from 1986 to 1988. Previously, Mr Dovey was President of Survival Technology, Inc., a start-up medical products company. Mr Dovey also held management positions with Howmedica, Inc., Howmet Corporation, and New York Telephone Company. Mr Dovey has served as both President and Chairman of the National Venture Capital Association. He is Chair of the Wistar Institute, a non-profit preclinical biomedical research company. Mr Dovey serves on the board of directors and is also Co-Dean at the Center for Venture Education (Kauffman Fellows Program). He was also a former board member of the industry association representing the medical device industry, as well as the association representing consumer pharmaceuticals. Mr Dovey currently sits on the board of directors of Orexigen Therapeutics, Inc, a biopharmaceutical company focused on the development of pharmaceutical product candidates for the treatment of obesity. Mr Dovey has also served as a member of the board of directors for the following publicly traded companies over the past five years: Align Technology, Inc., Cardiac Science, Inc. and Neose Technologies, Inc. Mr Dovey received his Bachelor of Arts. from Colgate University and a Master of Business Administration from the Harvard Business School.
The Company believes Mr Dovey is qualified to sit on its Board due to his strong financial expertise, his previous service as a director on over 30 private and public companies, his executive experience at a medical device company and his extensive experience at a health care venture capital firm.
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Gordon E. Nye — Non-Executive Director
Gordon E. Nye has served as a director of the Company since 1999. He is a managing director of Group Outcome LLC, a US-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. Mr Nye is currently the Chief Executive Officer of Zeltiq Aesthetics, Inc., a medical device company and he has held this position since September 2009. From August 2003 to July 2009, Mr Nye served as general partner of Prism Venture Partners, a venture capital firm, where he was a member of the life sciences investment team. Prior to that time, he served as the Company’s Chief Executive Officer from 2001 to 2003 and President and Chief Executive Officer of two former Johnson & Johnson divisions — “A” Company Orthodontics, Inc. and Critikon Company, LLC — after they were acquired in management buyouts. He has also held a variety of marketing, sales and general management roles for L.A. Gear, Inc., Olin Ski Company, Inc., Reebok Ltd. and The Gillette Company. Mr Nye has also served on the board of directors of Insulet, Inc., a medical device company, from 2004 to 2008. Mr Nye received his Master of Business Administration from “The Amos Tuck School of Business” at Dartmouth College where he also received his undergraduate degree.
The Company believes Mr Nye is qualified to sit on its Board due to his knowledge of the medical device business, his in-depth operating experience as a senior executive of Zeltiq Aesthetics, Inc. and two former Johnson & Johnson divisions, and his service on other company boards.
Robert Thomas — Non-Executive Director
Robert Thomas has served as a director of the Company since July 2010. He has also been a director and non-executive Chairman of the board of HeartWare Limited, and subsequently HeartWare International, Inc., a US medical device company listed on ASX and NASDAQ, since November 2004. Mr Thomas is currently a director of a number of Australian public companies, including Virgin Blue Holdings Limited and Tower Australia Limited. Between October 2004 and September 2008, Mr Thomas was a consultant to Citigroup Corporate and Investment Bank and was Chairman of Global Corporate and Investment Bank, Australia and New Zealand of Citigroup Global Markets Australia Pty Limited between March 2003 and September 2004. Prior to that time, Mr Thomas was Chief Executive Officer of Citigroup’s (formerly known as Salomon Smith Barney) Corporate and Investment Bank, Australia and New Zealand from October 1999 until February 2003. Mr Thomas is a director of O’Connell Street Associates and Grahger Capital Securities as well as being President of the State Library Council of New South Wales. Mr Thomas holds a Bachelor of Economics from Monash University. He is currently Chairman of the Stockbrokers Association of Australia and is a Master Stockbroker. Mr Thomas is also a Fellow of FINSIA and the Australian Institute of Company Directors.
The Company believes Mr Thomas is qualified to sit on its Board due to his extensive investment banking experience, including his leadership of finance and strategic transactions, and his experience in governance and risk management across a wide range of industries.
Anne Keating — Non-Executive Director
Anne Keating has served as a director of the Company since October 2010. Ms Keating is currently a director of a number of ASX listed companies in a range of different industries, including STW Communications Group Limited, Macquarie Leisure Management Limited and Goodman Group Limited (formerly Macquarie Goodman). She is also a member of the Advisory Council of RBS Australia. Ms Keating is also a director for the Garvan Institute of Medical Research and an Inaugural Governor for the Cerebral Palsy Foundation. From 1993 to 2001, Ms Keating held the position of General Manager, Australia for United Airlines and from 1994 to 1998 she was also a Governor for the American Chamber of Commerce. She was also a Delegate to the Australian/ American Leadership Dialogue for 14 years. Ms Keating was an inaugural Board member of the Victor Chang Cardiac Research Institute for ten years and also served on the board of NRMA Insurance and IAG for nine years. She has also held former directorships with Spencer Street Station Redevelopment Holdings Limited, Easy FM China Pty Ltd, Radio 2CH Pty Ltd and Workcover Authority of New South Wales.
The Company believes Ms Keating is qualified to sit on its Board due to her extensive business and governance experience, including her positions on a number of boards of ASX listed companies. Ms Keating also brings Australian medical research experience from her years of service with the Garvan Institute of Medical Research and the Victor Chang Cardiac Research Institute.
James J. Schiro — Non-Executive Director
Mr Schiro, age 64, has served as our director since October 2010. Mr Schiro is the former Chief Executive Officer of Zurich Financial Services, a position he held from 2002 until December 2009. He previously served as Zurich’s Chief Operating Officer — Finance from March 2002 to May 2002. Mr Schiro was Chief Executive Officer of PricewaterhouseCoopers LLP from 1998 to 2002 and Chairman and Chief Executive Officer of Price Waterhouse from 1995 to 1998, having previously held a variety of other positions at Price Waterhouse since 1967. Mr Schiro is on the boards of the following public companies, Goldman Sachs, PepsiCo, Inc. and
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6. Board, Management & Governance (continued)
Royal Philips Electronics. In addition, Mr Schiro is a director with various non-profit organizations, including St. John’s University, a trustee of the Institute for Advanced Study, the Advisory Board of the Tsinghua University School of Economics and Management, and the Lucerne Festival and Vice Chairman of the American Friends of the Lucerne Festival. The Company believes Mr Schiro is qualified to sit on its Board due to his extensive executive experience and his service on other public company boards.
6.2 Officers
As at the date of this Prospectus, the Company has 40 full-time employees and one part-time employee. Of the full-time employees, 33 were in research and development and 7 were in general and administrative functions.
Organisational structure
The following table provides information regarding the officers of the Company, including their ages and positions:

Name	Age	Position

Robert Stockman	57	Chairman of the Board and Chief Executive Officer

Robert K. Schultz, Ph.D.	54	President and Chief Operating Officer

Katrina Thompson	52	Chief Financial Officer and Secretary

Donald Brandom, Ph.D.	51	Vice President, Biomaterials Product Development

Eric Schmid	38	Vice President, Engineering and Stent Development

Joan Zeltinger, Ph.D.	48	Vice President, Scientific Affairs

Robert Stockman — Executive Chairman & Chief Executive Officer
Please see details of Mr Stockman’s experience in Section 6.1 above.
Robert K. Schultz, Ph.D. — President & Chief Operating Officer
Robert K. Schultz, Ph.D. has served as the Company’s President and Chief Operating Officer since 2003. His background comprises more than 25 years in pharmaceutical, medical device and combination products. Prior to joining the Company, Dr Schultz held positions of Vice President of Research and Development and Vice President of Technology Strategy and Licensing for Dura Pharmaceuticals, Inc., a specialty respiratory pharmaceutical and pulmonary drug delivery company, and Research Specialist for 3M Pharmaceuticals, a diversified international technology company. He obtained his Ph.D. in Pharmaceutics and his Bachelor of Science in Pharmacy from the University of Minnesota.
Katrina Thompson — Chief Financial Officer and Secretary
Katrina Thompson has served as the Company’s Chief Financial Officer and Secretary since 2003. Prior to joining the Company in 2003, Ms Thompson held senior positions in the telecom, real estate development, commercial nursery and high tech industries and spent the early part of her career with PriceWaterhouse, a provider of tax, audit and advisory services. Ms Thompson received her Bachelor of Science in Business Administration from San Diego State University.
Donald Brandom, Ph.D. — Vice President of Biomaterials Product Development
Donald Brandom, Ph.D. has served as the Company’s Vice President of Biomaterials Product Development and has directed the Company’s biomaterials activities since 2003. During his 18 years of industry experience, he has held management and product development positions in the aerospace materials, microelectronics materials and medical device industries. Dr Brandom earned his Ph.D. in Materials Engineering Science at Virginia Tech and has a Bachelor of Science in Chemistry from the University of California, Davis.
Eric Schmid — Vice President of Engineering & Stent Development
Eric Schmid has served as the Company’s Vice President of Engineering and Stent Development since September 2007. From November 2005 until September 2007, Mr Schmid served as the Company’s Program Director and Principal Engineer, and from January 2003 until November 2005, he served as the Company’s Principal Engineer and Manager of Stent Development and Design. Mr Schmid has more than 15 years of experience in medical device design and development. Before joining the Company, he developed novel products and technologies for health care and medical device companies including Abbott Laboratories, Guidant
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Corporation, Medtronic, Inc. and Boston Scientific Corporation. Mr Schmid completed graduate studies in Chemical Engineering at the University of California, San Diego, has a Bachelor of Science in Engineering from Harvey Mudd College and holds multiple patents relating to medical devices and technologies.
Joan Zeltinger, Ph.D. — Vice President of Scientific Affairs
Joan Zeltinger, Ph.D. has served as the Company’s Vice President of Scientific Affairs since June 2004 and has directed the Company’s biological and preclinical activities since 2000. Dr Zeltinger has 18 years of industry research and business experience that includes numerous publications and patents. She previously directed the bioresorbable coronary graft and tissue engineered heart valve programs at Advanced Tissue Sciences, a tissue engineering company, and chaired the American Society for Testing and Materials, standard development for combination medical products. She received a Ph.D. in Biology from the University of South Carolina with post-doctoral work conducted at the University of Washington, School of Medicine, and has a Bachelor of Science in Biology from the University of North Dakota.
6.3 Scientific Advisory Board
Overview and function
The members of the Scientific Advisory Board, none of whom are officers or employees of the Company, provide the Company with advice and assistance on various matters regarding the treatment of coronary artery disease. The Company considers the Scientific Advisory Board members to be opinion leaders in their respective fields. The members of the Scientific Advisory Board provide advice and feedback regarding the following:
•	needs and opportunities of the business;

•	clinical feedback on existing products;

•	assessment of new technologies and their applications; and

•	assessment of new clinical applications.
The Scientific Advisory Board currently consists of the following members;

Name	Position and affiliation

Gregg W. Stone, M.D.	Professor of Medicine at Columbia University and Director of Cardiovascular Research and Education for the Center for Interventional Vascular Therapy at the Columbia Medical Center and the Cardiovascular Research Foundation in New York, New York.

Alexandre A. Abizaid, M.D.	Chief of Coronary Interventions at Institute Dante Pazzanese of Cardiology in São Paulo, Brazil, a Visiting Professor of Medicine at Columbia University and a practising interventional cardiologist at Albert Einstein Hospital in São Paulo.

Dean J. Kereiakes, M.D.	Medical Director of the Heart and Vascular Center and Carl and Edyth Lindner Center for Research and Education at The Christ Hospital in Cincinnati, Ohio, and Professor of Clinical Medicine at Ohio State University.

Alan C. Yeung, M.D.	Director of Interventional Cardiology for the Stanford University School of Medicine.

The Scientific Advisory Board is comprised of four members and generally meets in person once per year and holds meetings by telephone on approximately a semi-annual basis. Robert B. Stockman, the Chairman of the Board and Chief Executive Officer, will attend the Scientific Advisory Board meetings by invitation. Each of the members of the Scientific Advisory Board has an agreement with REVA pursuant to which they each receive an annual retainer fee ranging from US$25,000 per year to US$30,000 per year as compensation for service on the Scientific Advisory Board.
In addition, REVA has also entered into a consulting agreement with Dr Stone pursuant to which he receives an additional US$30,000 annually for providing consulting on clinical readiness matters. The consulting agreement is considered for renewal annually and can be terminated at any time by the Company. REVA has renewed the agreement each year upon expiration. Dr Stone has served as a consultant at the Company since 1 January, 2006.
As part of monitoring the Company’s technology and clinical risks, the Board may review copies of the minutes of the Scientific Advisory Board meetings, as well as any reports generated by the Scientific Advisory Board. All appointments to the Company’s Scientific Advisory Board are for one year terms and appointments are considered for renewal on an annual basis. Each of the current members have served since the inception of the Scientific Advisory Board in the first quarter of 2008.
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6. Board, Management & Governance (continued)
6.4 Components of executive compensation
REVA’s current executive compensation program (as determined by its Compensation Committee) consists of the following components:
•	Base Salary — Base salary for REVA’s executives is set by reference to the executive’s background and position, the executive’s achievement of business objectives and goals, relevant market data, the executive’s contribution to the business and performance over the previous financial year and recommendations received from REVA’s Chief Executive Officer. In setting the 2010 base salary for REVA’s current executives, the Board considered research and informal benchmarking based on its personal knowledge of companies in the medical device industry.

•	Equity-based incentives — Such incentives include long-term stock-based incentive awards which generally consist of Options. REVA intends to provide its executives with long-term stock-based incentive awards either in connection with their initial hire or following promotion as well as on an annual basis.

•	Severance benefits — These benefits are payable in the event that an executive’s employment is terminated without cause.

•	Other benefits — Such benefits include, for example, health insurance, life and disability insurance and pension benefits.
A summary of the compensation paid to REVA’s principal executives for the 2009 financial year as well as the base salaries for REVA’s principal executives for 2010 is set out in the table below:

	2009 Base				Other				2010 Base
Name of Executive	Salary		Bonus	Options	Compensation		Total		Salary
Robert Stockman — Chief Executive Officer		—		—		—		—	US$	325,000

Robert Schultz — President and Chief Operating Officer	US$	275,000	—	—	US$	2,450	US$	277,450	US$	290,000

Katrina Thompson — Chief Financial Officer and Secretary	US$	190,000	—	—	US$	1,900	US$	191,900	US$	190,000

Donald Brandom — Vice President, Biomaterials Product Development	US$	200,000	—	—		—	US$	200,000	US$	230,000

Eric Schmid — Vice President, Engineering and Stent Development	US$	210,000	—	—	US$	2,340	US$	213,340	US$	210,000

Joan Zeltinger — Vice President, Scientific Affairs	US$	172,500	—	—	US$	1,725	US$	174,225	US$	172,500

Bob Stockman’s Employment Agreement is summarised in Section 12.8. In November 2010, Robert Schultz and Katrina Thompson entered Letters of Employment with the Company on the following terms:
Robert Schultz
On 21 October 2010, Robert Schultz entered into a Letter of Employment with the Company to serve as the Company’s President and Chief Operating Officer. Dr Schultz’s Letter of Employment provides for, amongst other things:
•	an annual base salary of US$290,000, subject to annual review;

•	eligibility to receive a cash bonus of up to 30% of Dr Schultz’s salary for the relevant year (beginning in 2011);

•	an initial award of 215,000 Options at an exercise price equal to the Offer Price per Share (A$11.00); and

•	reimbursement for certain living and relocation expenses.
The Options to be granted to Dr Schultz (referred to above) will be immediately exerciseable and will vest as to 25% on the first anniversary of their date of grant and in equal monthly instalments for a period of 36 months thereafter. In the event of a change in control of the Company, the outstanding Options will immediately vest.
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In the event that Dr Schultz’s employment terminates, any Options exercised prior to vesting will be subject to a repurchase right by the Company at the lesser of cost or fair market value. In addition, in the event Dr Schultz’s employment is terminated without cause or he resigns for good reason, the Company will pay Dr Schultz severance equal to:
•	six months of his then base salary; and

•	continuation in the Company’s medical and dental insurance plans for six months after the date that his employment with the Company is terminated.
Katrina Thompson
On 21 October 2010, Katrina Thompson entered into a Letter of Employment with the Company to serve as the Company’s Chief Financial Officer. Ms Thompson’s Letter of Employment provides for, amongst other things:
•	an annual base salary of US$230,000, subject to annual review;

•	eligibility to receive a cash bonus of up to 30% of Ms Thompson’s salary for the relevant year (beginning in 2011);

•	an initial award of 190,000 Options at an exercise price equal to the Offer Price per Share (A$11.00); and

•	reimbursement for certain living and relocation expenses.
The Options to be granted to Ms Thompson (referred to above) will be immediately exerciseable and will vest as to 25% on the first anniversary of their date of grant and in equal monthly instalments for a period of 36 months thereafter. In the event of a change in control of the Company, the outstanding Options will immediately vest.
In the event that Ms Thompson’s employment terminates, any Options exercised prior to vesting will be subject to a repurchase right by the Company at the lesser of cost or fair market value. In addition, in the event Ms Thompson’s employment is terminated without cause or she resigns for good reason, the Company will pay Ms Thompson severance equal to:
•	six months of her then base salary; and

•	continuation in the Company’s medical and dental insurance plans for six months after the date that her employment with the Company is terminated.
6.5 Corporate governance — overview
Board of Directors and its committees
The Company’s Certificate of Incorporation and its Bylaws provide that the authorised number of Directors may be changed only by resolution of the Board. The Company currently has six members serving on the Board. The Board is divided into three classes with staggered three-year terms. At each annual general meeting of shareholders commencing with the meeting in 2011, the successors to the directors whose terms then expire will be elected to serve for three years (i.e. until the third annual meeting following their election).
The Directors are divided between the three classes as follows:

Director	Class	Expiration of term

Brian Dovey and Anne Keating	Class I Directors	2011 Annual General Meeting

Gordon E. Nye and Robert Thomas	Class II Directors	2012 Annual General Meeting

Robert B. Stockman and James J. Schiro	Class III Directors	2013 Annual General Meeting

The Board is responsible for the overall corporate governance of the Company. Issues of substance affecting the Company are considered by the full Board, with advice from external advisers as required. Each Director must bring an independent view and judgement to the Board and must declare actual or potential conflicts of interest. Any issue concerning a Director must be provided to the Board at a Board meeting as soon as practicable, and Directors may not participate in discussions or resolutions pertaining to any matter in which the Director has a material personal interest.
The Board has ultimate responsibility to Shareholders for the welfare of the Company by guiding and monitoring its business affairs. The Board delegates management of the Company’s resources to the Executive Team, under the leadership of the Chief Executive Officer, to deliver the strategic plans and goals set by the Board.
The responsibilities of the Board are set down in a Board Charter and the roles of, and division of authority between, the Chief
63 | REVA Medical, Inc. Prospectus

6. Board, Management & Governance (continued)
Executive Officer and Chief Operating Officer will be determined by the Board as required by the Board Charter. In discharging their duties, Directors are provided with direct access to senior management and external advisors and auditors. Board committees and individual Directors may retain outside financial, legal or other advisers as they consider appropriate at the Company’s expense. The Board will review its performance and the Board Charter annually.
Board leadership structure
The Board believes that Robert B. Stockman’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its Shareholders at this stage of the Company’s development, although the combined role does not comply with ASX Corporate Governance Principles. The ASX Corporate Governance Principles provide guidance on corporate governance practices but are not binding rules or regulations. Mr Stockman possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, and the Board believes he is the person best positioned to develop agendas that ensure that the Board’s time and attention is focused on the most critical matters. The Board believes that his combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to Shareholders, employees, customers and suppliers. The Board believes that the independent Directors (see below) provide effective oversight of management.
Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, the Company’s Bylaws and Board Charter provide the Board with the flexibility to combine or separate the positions of Chairman and Chief Executive Officer. While the Company does not currently intend to separate these positions, a change in leadership structure could be made if the Board determined it was in the best long-term interests of Shareholders.
Board’s role in risk oversight
The Board’s role in risk oversight includes receiving reports from members of management on a regular basis regarding material risks faced by the Company and applicable mitigation strategies and activities. The reports cover the critical areas of operations, sales and marketing, development, regulatory and quality affairs, intellectual property, clinical development and legal and financial affairs. The Board and its committees (described below) consider these reports; discuss matters with management and identify and evaluate any potential strategic or operational risks, and appropriate activity to address those risks.
The Company has adopted a Risk Management Policy which sets out how it identifies, assesses and manages risk in business operations, a copy of which is available on the Company’s website at www.teamreva.com
Director independence
In accordance with REVA’s corporate governance principles, the majority of Board members will be independent directors. The Board considers that a Director is independent when the Director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with independent judgement, and otherwise meets the independence requirements under the rules of NASDAQ, ASX and/or the SEC. The SEC requires the Company to use a definition of independence from a national securities exchange. Accordingly, the Company has chosen NASDAQ for this purpose. The Company is not currently seeking a listing on NASDAQ or any other US exchange and does not intend to so in the foreseeable future. Although the Company may seek a listing on NASDAQ in the future, there is no guarantee that it will do so or that a listing on NASDAQ or any other exchange will be achieved by the Company in any particular timeframe or at all. The Board has reviewed the materiality of any relationship that each of the Directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that:
•	Robert B. Stockman is not considered to be an independent director under the rules of NASDAQ, ASX or the SEC;

•	Gordon E. Nye, James J. Schiro, Robert Thomas and Anne Keating are considered to be independent directors under the rules of NASDAQ, ASX and the SEC; and

•	Brian Dovey is considered to be an independent director under the rules of NASDAQ and the SEC, but is not considered to be independent under ASX standards.
There are no family relationships among the Company’s officers and Directors, nor are there any arrangements or understandings between any of the Company’s Directors or officers or any other person pursuant to which any officer or Director was, or is, to be selected as an officer or director.
64 | REVA Medical, Inc. Prospectus

6.6 Corporate governance — Board committees
The Board has three standing committees to facilitate and assist the Board in fulfilling its responsibilities, consisting of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees has the responsibilities described in the committee charters adopted by the Company for these committees. The Board may also establish other committees from time to time to assist in the discharge of its responsibilities. The members of the Company’s current standing committees are as follows:

Member	Role	Information on committee member

Audit committee

Robert Thomas	Chairman	Non-Executive Director, independent Director

James J. Schiro	Member	Non-Executive Director, independent Director, Certified Public Accountant

Brian Dovey	Member	Non-Executive Director, independent Director under SEC rules (not independent for ASX purposes)

Compensation committee

Gordon E. Nye	Chairman	Non-Executive Director, independent Director

Brian Dovey	Member	Non-Executive Director, independent Director under SEC rules (not independent for ASX purposes)

Robert Thomas	Member	Non-Executive Director, independent Director

Nominating and corporate governance committee

Anne Keating	Chairman	Non-Executive Director, independent Director

Gordon E. Nye	Member	Non-Executive Director, independent Director

James J. Schiro	Member	Non-Executive Director, independent Director

Audit committee
The Company’s audit committee oversees its corporate accounting and financial reporting, including auditing of its financial statements. The audit committee is also responsible for reviewing the performance of the Company’s internal audit function and the qualifications, independence, performance and terms of engagement of the Company’s external auditor. In addition, the audit committee is responsible for preparing any reports required of the audit committee under the SEC rules. The audit committee will also review non-audit services provided by external auditors to confirm they are consistent with maintaining external auditor independence. The audit committee also performs the risk management function and will provide advice to the Board and report on the status of business risks pursuant to the Risk Management Policy (see below).
The audit committee is governed by a written charter approved by the Board, a copy of which is available from the corporate governance section of the Company’s website at www.teamreva.com
Compensation committee
The compensation committee establishes, amends, reviews and approves the executive compensation and benefit plans with respect to senior management and employees, including determining individual elements of total compensation of the Chief Executive Officer and other members of senior management, and reviews the Company’s performance and the performance of the Company’s executive officers with respect to these elements of executive compensation. In carrying out its responsibilities, the compensation committee will review all components of executive compensation for consistency with the Company’s compensation philosophy and with the interests of Shareholders. The compensation committee will review compensation practices and trends, identify performance goals of the Company and its executive officers and set compensation in light of these objectives. The compensation committee also makes and approves equity awards and makes recommendations regarding compensation for members of the Board. The members of the compensation committee will be appointed annually by the Board and will be comprised of at least three non-executive directors.
The compensation committee is governed by a written charter approved by the Board, a copy of which is available from the corporate governance section of the Company’s website at www.teamreva.com
65 | REVA Medical, Inc. Prospectus

6. Board, Management & Governance (continued)
Nominating and corporate governance committee
The Company’s nominating and corporate governance committee recommends the Director nominees for each annual general meeting and ensures that the audit, compensation and nominating and corporate governance committees of the Board have the benefit of qualified and experienced independent Directors. The committee’s primary responsibilities are to:
•	review the composition of the Board;

•	select, or recommend to the Board, nominees for each election of directors;

•	develop and recommend to the Board criteria for selecting qualified director candidates;

•	consider committee member qualifications, appointment and removal;

•	recommend corporate governance principles, codes of conduct and applicable compliance mechanisms; and

•	provide oversight in the evaluation of the Board.
The nominating and corporate governance committee is governed by a written charter approved by the Board, a copy of which is available from the corporate governance section of the Company’s website at www.teamreva.com
6.7 Corporate governance — policies
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all of its officers, directors and employees. The Company has posted a copy of the Code of Business Conduct and Ethics, and intends to post amendments to this Code, or any waivers of its requirements, on its website at www.teamreva.com
Continuous disclosure
Once listed on ASX, the Company will need to comply with the continuous disclosure requirements of the Listing Rules and the Corporations Act. Subject to the exceptions contained in the Listing Rules, the Company will be required to disclose to ASX any information concerning the Company which is not generally available and which a reasonable person would expect to have a material effect on the price or value of the CDIs. The Company has adopted a written Continuous Disclosure Policy relating to information disclosures and relevant procedures. A copy of the Continuous Disclosure Policy is available on the Company’s website at www.teamreva.com
The policy sets out principles relating to disclosure of material information, including that the Company:
•	will not provide analysts or other select groups of market participants with any material price sensitive non-public information at any time before it is disclosed to ASX and filed with the SEC;

•	will not generally respond to market rumours and speculation, except when ASX formally requests disclosure on the matter or the Board considers it appropriate to make a disclosure under the circumstances; and

•	will only allow the Chairman of the Board and Chief Executive Officer or another person expressly authorised in writing by the Board, Chairman or Chief Executive Officer to make public statements on behalf of the Company.
This policy emphasizes a proactive approach to continuous disclosure. The objective is to create a culture of openness, which is conducive to the fulfilment of the Company’s disclosure obligations.
Risk Management Policy
The Company has adopted a Risk Management Policy to assist it to identify, assess, monitor and manage risks. A copy of this policy is available on the Company’s website at www.teamreva.com
Insider Trading Policy
The Company has adopted an Insider Trading Policy in order to ensure that the Company meets the best practice recommendations established by the ASX Corporate Governance Council as well as the requirements imposed under US and Australian securities laws. The Insider Trading Policy is designed to maintain investor confidence in the integrity of the Company’s internal controls and procedures and to provide guidance on avoiding any breach of the insider trading laws in both Australia and the United States. A copy of the Insider Trading Policy is available on the Company’s website at www.teamreva.com
Under the Insider Trading Policy, Directors, officers and other persons designated by the Chief Financial Officer, may only trade in the Company’s CDIs or Shares during a trading window following the public release of quarterly and annual financial results. Directors, officers, employees and consultants who are in possession of price sensitive information, which is not generally available to the market, must not buy, sell or otherwise trade in the Company’s CDIs or Shares at any time, even if a trading window is open.
The Insider Trading Policy requires all Directors, officers and certain other individuals to obtain prior clearance for certain transactions in the Company’s CDIs or Shares from the Chief Financial Officer. In addition, any changes in a Director’s direct or indirect interest in the Company’s CDIs or Shares must be immediately reported to the Chief Financial Officer so that appropriate disclosure can be made.
66 | REVA Medical, Inc. Prospectus

6.8 ASX Corporate Governance Principles
The Board has evaluated the Company’s current corporate governance policies and practices in light of the ASX Corporate Governance Principles. A brief summary of the approach currently adopted by the Company is set out below.
Principle 1 — Lay solid foundations for management and oversight
The Board’s responsibilities are defined under the Board Charter and there is a clear delineation between the Executive Chairman’s responsibility for the Group’s strategy and activities, and the day-to-day management of operations conferred upon the Company’s officers. As set out in Section 6.6 above, the compensation committee evaluates the performance of senior executives.
Principle 2 — Structure the Board to add value
The Company is largely compliant with the recommendations under this principle. However, whilst the majority of the Board is comprised of independent directors for ASX purposes, the Chairman is not an independent director and he also serves as the Company’s Chief Executive Officer, contrary to this ASX recommendation. The Board believes that Mr Stockman is not able to exert undue influence on the decision-making process or the governance functions of the Board, despite Mr Stockman not being independent. In addition, while the Chairman and Chief Executive Officer roles have not been separated, the Company has also appointed Dr Schultz as President and Chief Operating Officer with responsibility for the Company’s day-to-day operations. Dr Schultz attends board meetings by invitation but not as a Director. The Board believes that this creates a collaborative management style approach between the Chairman and President with appropriate checks and balances.
As the Company is still in an early stage of development, it has not yet undertaken a formal review of the Board’s performance. However, the Board Charter provides for an annual self-assessment of the Board’s performance to be provided to the nominating and corporate governance committee.
Principle 3 — Promote ethical and responsible decision-making
The Company has adopted a Code of Business Conduct and Ethics, as well as an Insider Trading Policy and a policy and procedure for related party transactions. A copy of each policy is available on the Company’s website at www.teamreva.com
Principle 4 — Safeguard integrity in financial reporting
As set out in Section 6.6 above, the Company has established an audit committee which complies with the ASX Corporate Governance Principles to oversee the management of financial and internal risks.
Principle 5 — Make timely and balanced disclosure
The Company is committed to providing timely and balanced disclosure to the market in accordance with its continuous disclosure obligations. A copy of the Company’s Continuous Disclosure Policy is available on its website at www.teamreva.com
Principle 6 — Respect the rights of Shareholders
The Company has adopted a Shareholder Communications Policy for Shareholders wishing to communicate with the Board, a copy of which is available on the Company’s website at www.teamreva.com. The Company seeks to utilise numerous modes of communication, including electronic communication to ensure that its communication with Shareholders is frequent, clear and accessible.
All Shareholders are invited to attend the Company’s annual general meeting either in person or by proxy. The Board regards the annual general meeting as an excellent forum in which to discuss issues relevant to the Company and accordingly encourages full participation by Shareholders. Shareholders have an opportunity to submit questions to the Board and auditors. The meeting will also be webcast to provide access to those Shareholders who are unable to attend the annual general meeting.
Principle 7 — Recognise and manage risk
In conjunction with the Company’s other corporate governance policies, the Company has adopted a Risk Management Policy which is designed to assist the Company to identify, evaluate and mitigate technological, financial, economic, operational and other risks. In addition, the Board has established three standing committees to provide focused support in key areas. Regular internal communication between the Company’s management and Board supplements the Company’s quality system, complaint handling processes, employee policies and standard operating procedures which are all designed to address various forms risks.
Principle 8 — Remunerate fairly and responsibly
The Company has established a compensation committee as set out in Section 6.6. A copy of the compensation committee charter is available on the Company’s website at www.teamreva.com. The Company will provide disclosure of its Directors’ and executives’ remuneration in its annual report and annual proxy statement.
67 | REVA Medical, Inc. Prospectus

7. Intellectual Property Report Design for Life
68 | REVA Medical, Inc. Prospectus

7. Intellectual Property Report
REVA relies on a combination of patents, together with non-disclosure and confidentiality agreements, to establish and protect its proprietary rights in its technologies. The Company’s patents and patent applications covering the fundamental technology underlying its “slide & lock” design have been developed internally, while the polymer has been developed in conjunction with Rutgers University and is licensed to REVA as described in Section 11.2.
REVA’s current patent portfolio is comprised, on a worldwide basis, of approximately 250 issued and pending US and non-US patents which it owns directly or for which the Company is the exclusive licensee. REVA has been issued 27 US patents and has 25 US patent applications which are pending in the United States Patent and Trademark Office. The last to expire of REVA’s issued patents expires in 2030. For these patents, REVA has sought intellectual property protection outside of the United States and has been issued 112 non-US patents and has 91 pending non-US applications.
REVA does not know if any of the patent applications will be issued, nor does it know whether the patents, if issued, will cover REVA’s technology or will be able to be successfully enforced. Even if valid and enforceable, the Company’s patents may not be sufficiently broad to prevent others from inventing a stent like their own, despite the Company’s patent rights. REVA has received no communications from third parties concerning the patentability, validity or enforceability of REVA’s patents or patent applications. REVA believes that the remaining time on its patents provides adequate time to generate revenues from commercialisation, subject to timing of the regulatory and clinical pathway.
REVA actively monitors its intellectual property position, with new developments periodically reviewed to identify prudent extensions to the Company’s patent portfolio to ensure REVA locks up key technology as well as maximises its defensive strategy through the coverage of similar technology developments. REVA has an in-house patent counsel and also employs external patent attorneys to assist it in managing the Company’s intellectual property portfolio.
The industry REVA operates in has been subject to a large number of patent filings and patent infringement litigation. Whether the Company would, upon commercialisation, infringe any patent claim will not be known with certainty unless and until a court interprets the patent claim in the context of litigation. If an infringement allegation is made against REVA, it may seek to invalidate the asserted patent claim and may allege non-infringement of the asserted patent claim. In order for REVA to invalidate a US patent claim, REVA would need to rebut the presumption of validity afforded to issued patents in the United States with clear and convincing evidence of invalidity, which is a high burden of proof. To date, none of the Company’s patents or patent applications have been subject to re-examination, interference, or other legal challenge.

Left: Close up illustration of REVA's proprietary slide & lock stent design

69 | REVA Medical, Inc. Prospectus

7. Intellectual Property Report (continued)
REVA requires all employees to sign confidentiality and invention assignment agreements under which they are bound to assign to REVA inventions made during the term of their employment. These agreements prohibit REVA employees from using, disclosing, or bringing onto the premises any proprietary information belonging to a third party. In addition, REVA’s consultants are required to sign agreements under which they must assign to the Company any inventions that relate to REVA’s business. These agreements also prohibit REVA’s consultants from incorporating into any inventions the proprietary rights of third parties without informing the Company. It is REVA’s policy to require all employees to document potential inventions and other intellectual property in laboratory notebooks and to disclose inventions to patent counsel in written form.
REVA also relies on confidentiality restrictions to protect the Company’s technology. REVA requires its consultants and other parties who may be exposed to REVA’s proprietary technology to sign non-disclosure agreements which prohibit such parties from disclosing or using REVA’s proprietary information except as may be authorised by the Company.
An intellectual property report from REVA’s external patent attorneys, Knobbe Martens Olson & Bear LLP is set out on the following pages.
70 | REVA Medical, Inc. Prospectus

2040 Main Street Fourteenth Floor Irvine, CA 92614 Tel 949-760-0404 Fax 949-760-9502 www.kmob.com

Mark R. Benedict, Ph.D. 949-721-6323 mbenedict@kmob.com
November 12, 2010
The Directors
REVA Medical, Inc.
5751 Copely Drive
Suite B, San Diego
CA 92111-7905
UNITED STATES
Re: Report on Intellectual Property for Reva Medical, Inc.
Dear Directors:
This Report on Intellectual Property dated November 12, 2010 (hereinafter “the Report”) has been prepared by Knobbe, Martens, Olson & Bear LLP (“Knobbe Martens”) for inclusion in the Prospectus dated November 12, 2010 and the Registration Statement dated November 12, 2010 to be issued by REVA Medical, Inc (hereinafter “the Company”) in connection with its proposed initial public offering of up to 85,000,000 CHESS Depositary Interests (CDIs) at an issue price of A$1.10 per CDI and associated listing on the Australian Securities Exchange. The patent status information contained in this Report is current as of November 10, 2010.
Background
Knobbe Martens currently represents the Company in regard to its intellectual property matters. Knobbe Martens prepares, prosecutes and maintains the Company’s patents and patent applications for its “slide-and-lock” stent technologies and some of its polymer technologies. Knobbe Martens also monitors certain patents and patent applications related to the Company’s polymer technologies that are licensed to the Company from Rutgers University, although Fox Rothschild LLP, intellectual property counsel for Rutgers University, has primary responsibility for managing the licensed Rutgers’ polymer patent portfolio.
Knobbe Martens is a United States firm of patent and trade mark attorneys and lawyers specialising in the law and practices relating to intellectual property. Many partners and associates at the firm are registered to practice before the US Patent and Trademark Office. Our attorneys practicing patent law have backgrounds in various technology areas including mechanical, chemical, materials, electronics and electrical engineering, information and communication technology, medical devices, biotechnology and pharmaceuticals. Many of our attorneys have postgraduate degrees in their respective technology areas. Knobbe Martens represents the intellectual property interests of many medical device companies in the United States and internationally.
At Knobbe Martens, Drs. Mark R. Benedict and Joseph J. Mallon, partners of the firm, have been responsible for handling the Company’s intellectual property matters since 1997. Dr. Benedict has been responsible for overseeing the Company’s stent patent portfolio and holds a Bachelor of Science in Biology degree from Drexel University, a Ph.D. in Biology from Syracuse University, and a Juris Doctor from the Syracuse University College of Law. He has been admitted to practice before the courts of the State of California since 1997. He is also registered to practice before the US Patent and Trademark Office. Dr. Mallon oversees the Company’s polymer patent portfolio and monitors

San Diego	San Francisco	Los Angeles	Riverside	Seattle	Washington, DC
858-836-9000	415-954-4114	310-551-3450	951-781-9231	206-405-2000	202-640-6400
71 | REVA Medical, Inc. Prospectus

7. Intellectual Property Report (continued)
the Company’s in-licensed polymer portfolio. He holds a Bachelor of Science degree in Chemistry from the University of Connecticut, an M.S. and a Ph.D. in Polymer Science and Engineering from the University of Massachusetts, and a Juris Doctor from the Pace University School of Law.
Knobbe Martens has been paid a fee by the Company for its services in preparing this Report. Neither Knobbe Martens nor any of its employees has any entitlement to any securities in the Company or has any other interest in the promotion of the Company. Other than providing this Report, Knobbe Martens has had no involvement in the preparation of this Prospectus, nor has Knobbe Martens authorised or caused the issue of this Prospectus. Consent for the inclusion of this Report in the Prospectus has been given in the form and context in which it appears. At the date of this Prospectus, such consent has not been withdrawn.
Intellectual property
The term “intellectual property” refers to exclusive rights in relation to new products, processes, designs, trademarks/ service marks, plant variety or an original work such as a literary, dramatic, musical or artistic work. A patent is a form of intellectual property which provides a right to exclude others from exploiting an invention, such as a new product or process, and is granted in exchange for the inventor’s full disclosure of the invention to the public. This report is concerned with patents and patent applications which are the property of, or are licensed to, the Company (hereinafter “the Company’s Portfolio”).
The Company’s Portfolio is primarily directed to aspects of technology utilising a slide-and-lock stent design for a vascular stent and technology for a biodegradable polymer material incorporating an iodinated, tyrosine-derived polycarbonate. The Company’s Portfolio covers aspects of the Company’s bioresorbable stents, which may be used, for example, in coronary vessel stenting following balloon angioplasty. The portion of the Company’s Portfolio relating to the polymer technology include a number of patents and patent applications, which are licensed to the Company by Rutgers University, as well as some patents and patent applications directed to polymer technologies developed solely by the Company and/or in collaboration with Rutgers University.
Patents
Patents provide a patentee with the right to exclude others from exploiting an invention in the jurisdiction concerned. Patents are a monopoly right granted by a government for inventions that are found to be new and non-obvious (inventive). Patents are one form of protection companies and individuals can utilise in respect of intellectual property developed by or for a company or individual. The term of a patent is generally limited to 20 years from filing, after which the patented invention is available for others to use without restriction.
A divisional or continuation application is a second application that claims priority to the parent application, is directed to a subject matter that is disclosed, but not claimed, in a parent application, and is filed before the parent application becomes abandoned or patented. An applicant may choose to file a continuation application in order to pursue further protection related to the subject matter disclosed in the parent application.
The Company’s Intellectual Property Portfolio
The Company’s Portfolio is grouped below by families of related patents in the slide-and-lock and polymer technologies. A patent family is a group of patents and patent applications all claiming priority from the same parent application(s). In the Company’s Portfolio, several patent families claim related priorities. We have separated these families as they relate to different subject matter.
Although the Company owns and/or has licensed additional patent families that are not listed in the Tables 1 and 2 below, those patent families that are listed were selected by the Company as being potentially relevant to its core technologies. Those patents that are not listed were selected by the Company as relating to its non-core technologies and specifically not relating to the Company’s ReZolve™ stent technology, which it is in the process of commercialising. The Company’s entire Portfolio (listed and not listed) includes 27 issued US patents, 25 pending US patent applications, 112 granted non-US patents, and 91 pending non-US patent applications, for a total of 255 patents and patent applications.
72 | REVA Medical, Inc. Prospectus

At the date of this Report, to our knowledge, all maintenance fees have been paid on the listed issued patents when due, the listed patents and patent applications are in good standing, and the status information provided is current. All issued US patents are, by statute (35 U.S.C. §282), presumed valid.
Table 1: Patent Families for Company-Owned Slide-and-Lock Technology
The following Table lists the patents and patent applications, grouped by family, of the Company’s Portfolio that relate to the Company-owned slide-and-lock technology. These patent families include four issued US patents, six pending US patent applications, 31 granted non-US patents, and 19 pending non-US patent applications.
Table 1

		Patent/		Non-US Countries
	Date Filed	Application	Status	in which Patent	Non-US Countries
Title of the Invention	in USPTO	Number	in US	Granted*	Filed & Pending
Expandable Stent	Feb 17, 1998	6,033,436/ 09/024,571	Issued	AU, CA, CN, EP (BE, DE, FR, GB, IE, IT, NL), JP, RU	None

Ultra-Thin Expandable Stent	Apr 1, 1999	6,224,626/ 09/283,800	Issued	AU, CA, CN, EP (BE, DE, FR, GB, IE, IT, NL) JP, RU	None

Expandable Stent With Sliding and Locking Radial Elements	Dec 14, 2000	6,623,521/ 09/739,552	Issued	2 AU, CA, CN, HK, JP, RU	EP and JP

Expandable Stent With Sliding and Locking Radial Elements	Oct 13, 2006	7,722,662/ 11/580,645	Issued	**	**

Expandable Stent With Sliding and Locking Radial Elements	Feb 28, 2007	Pending/ 11/680,532	Pending	**	**

Slide-and-Lock Stent	Dec 17, 2004	Pending/ 11/016,269	Pending	TBD	AU, CA, CN, EP, HK, JP, RU

Slide-and-Lock Stent	Jun 20, 2006	Pending/ 11/455,986	Pending	TBD	AU, CA, CN, EP, HK, JP, RU

Axially-Radially Nested Expandable Device	Dec 4, 2007	Pending/ 11/950,351	Pending	TBD	AU, EP, JP

Expandable Slide-and-Lock Stent	Oct 9, 2009	Pending/ 12/577,018	Pending	TBD	PCT (All states designated)

Expandable Slide-and-Lock Stent	Apr 10, 2010	Pending/ 61/322,843	Pending	TBD	Expected PCT in 2011 (All states to be designated)

*	Non-US countries are abbreviated as follows: AU — Australia, CA — Canada, CN — China, EP — Europe (BE — Belgium, DE — Germany, FR — France, GB — Great Britain, IE — Ireland, IT — Italy, NL — Netherlands), HK — Hong Kong, JP — Japan, MX — Mexico, RU — Russia

**	Denotes a divisional or continuation application that was not available for a non-US filing
73 | REVA Medical, Inc. Prospectus

Table 2: Patent Families for Company’s Licensed-In Polymer Technology
The following Table lists the patents and patent applications, grouped by family, of the Company’s Portfolio that relate to the Company’s licensed-in polymer technology. These patent families include four issued US patents, four pending US patent applications, 12 granted non-US patents, and 14 pending non-US patent applications.
Table 2

		Patent/		Non-US Countries
	Date Filed	Application	Status	in which Patent	Non-US Countries
Title of the Invention	in USPTO	Number	in US	Granted*	Filed & Pending
Radio-Opaque Polymer Biomaterials	Jul 3, 2000	6,475,477/ 09/554,027	Issued	AU, CA, EP (BE, DE, FR, GB, IE, IT, NL), 2 MX, JP	CA, EP, JP

Radio-Opaque Polymer Biomaterials (Monomers)	Nov 5, 2002	6,852,308/ 10/288,076	Issued	**	**

Radio-Opaque Polymer Biomaterials (Device Claims)	Oct 23, 2003	7,056,493/ 10/691,750	Issued	**	**

Radio-Opaque Polymeric Medical Devices	Dec 28, 2004	7,250,154/ 11/024,355	Issued	**	**

Radio-Opaque Polymer Biomaterials	May 5, 2006	Pending/ 11/418,943	Pending	**	**

Radio-Opaque Polymer Biomaterials	Nov 1, 2007	Pending/ 11/933,780	Pending	**	**

Radiopaque Polymeric Stents	Sep 24, 2009	Pending/ 12/566,623	Pending	None	AU, CA, CN, EA, 3 EP, HK, 3 JP

Phase-Separated Biocompatible Polymer Compositions for Medical Uses	Oct 11, 2009	Pending/ 12/577,203	Pending	None	PCT (All states designated)

*	Non-US countries are abbreviated as follows: AU — Australia, CA — Canada, CN — China, EA — Eurasian, EP — Europe (BE — Belgium, DE — Germany, FR — France, GB — Great Britain, IE — Ireland, IT — Italy, NL — Netherlands), HK — Hong Kong, JP — Japan, MX — Mexico, RU — Russia

**	Denotes a divisional or continuation application that was not available for a non-US filing
The Company holds one registered US trademark.
Sincerely,
Mark R. Benedict, Ph.D.
Knobbe, Martens, Olson & Bear, LLP
74 | REVA Medical, Inc. Prospectus

75 | REVA Medical, Inc. Prospectus

8. Financial Information
8.1 Introduction
The financial information set out in this Section 8 summarises the Company’s selected consolidated financial data.
The Company’s audited financial statements for the year ended 31 December 2009 and the reviewed financial statements for the nine months ended 30 September 2010 are set out in Section 8.3. The audited financial information is prepared and presented in accordance with US GAAP. The Company’s unaudited financial statements have been prepared on the same basis as the Company’s audited financial statements and include adjustments, consisting of normal recurring adjustments necessary for the fair presentation of the Company’s financial position and results of operations for these periods. Results for the nine months ended 30 September 2010 are not necessarily indicative of the results of operations that may be expected for the full year. A pro-forma, unaudited, balance sheet as at 30 September 2010 has also been included in Section 8.4.
The information set out in this Section 8 and the Company’s selected consolidated financial information should be read together with:
•	Management’s Discussion & Analysis set out in Section 8.2;

•	the Risk Factors described in Section 10;

•	the Independent Accountant’s Report on Historical Financial Information set out in Section 9; and

•	the other information contained in this Prospectus.
8.2 Management’s Discussion & Analysis of Financial Condition and Results of Operations
Overview
REVA is a development stage medical device company working toward commercialisation of its proprietary technologies to provide minimally invasive medical devices for treatment of conditions in the human body. Since the inception of REVA in 1998, the Company’s efforts have been concentrated on the development of a stent for use in coronary applications. REVA is currently in the later stages of developing a bioresorbable drug-eluting coronary stent named the ReZolve™ stent.
The development of the ReZolve™ stent has progressed to the point where REVA has tested and selected the polymer formulation, tested and selected the anti-restenotic drug and coating process, iterated and are in the process of finalising the design, and identified and implemented preliminary methods to produce the stent. As part of this process, in 2007 REVA enrolled patients in a small clinical study that proved the viability of the technology while confirming the areas needing further development and REVA has been advancing the product design and features since. The Company intends to initiate a pilot human clinical trial of the stent to commence in the second quarter of 2011.
During the development of the ReZolve™ stent, REVA has invented, co-invented, and in-licensed a portfolio of proprietary technologies. REVA’s design-related technologies have been invented by its employees and consultants and its materials-related technologies have been either invented by REVA employees or licensed from, or co-invented with, Rutgers, The State University of New Jersey. REVA considers this patent portfolio to be significant and has invested considerable time and funds to develop and maintain it.
During REVA’s development efforts, the Company also pursued, tested, and abandoned development programs that it determined would not lead to feasible products or for which a product could not be developed in a timeframe that would allow for reasonable commercialisation. The largest of these abandoned programs centred on development of a thin metal stent technology for use in small blood vessels. Although abandoned in 2002 after approximately US$13 million had been invested and used, this technology became the basis for the “slide & lock” mechanism the Company is currently using. Additionally, the Company licensed a potential anti-restenotic drug in 2001 with the intent to develop it for use as a stand-alone drug or as a complement to REVA’s stent product. Although the drug’s development was abandoned in 2004 after the Company had invested approximately US$6 million, the knowledge REVA gained from that program was used in the development of the drug coating for the ReZolve™ stent. REVA also formed a wholly owned subsidiary in Germany in 2007 to facilitate the clinical trials and planned commercialisation of products. The Company has not used this subsidiary yet for any operating activities.
76 | REVA Medical, Inc. Prospectus

REVA has performed all of its research and development activities from one location in San Diego, California. As at 30 September 2010, REVA had 40 employees, a majority of which are degreed professionals and four of whom hold PhDs. REVA leverages its expertise with contract research and pre-clinical laboratories, outside polymer and catheter manufacturing as well as other outside services as needed. REVA has two clean rooms and multiple engineering and chemistry labs at its facility, in addition to its corporate and administrative office. REVA is ISO certified to the medical device standard 13485:2003 and intends to maintain the certification to support the commercialisation plans.
The Company’s development efforts have been funded with a variety of capital received from angel investors, venture capitalists, strategic partners, hedge funds and individuals. REVA has received approximately US$69 million in equity and US$29 million in debt proceeds since the Company’s inception, all of which are currently outstanding. As at 30 September 2010, the Company had approximately US$6 million in cash available for operations. REVA has incurred substantial losses since its inception. As at 30 September 2010, the Company had accumulated a deficit of approximately US$115 million. REVA expects the losses to continue for the next several years as it continues further development work and, if these efforts are successful and the Company is able to obtain approval to sell its products, it expects to commence commercial sales thereafter.
The Company was founded in California in June 1998 and named MD3, Inc. The name of the Company was changed to REVA Medical, Inc. in March 2002. REVA reincorporated from the State of California to the State of Delaware in October 2010. Following reincorporation, the rights of REVA’s Shareholders are governed by the Delaware General Corporation Law.
Key Components of REVA’s Historical Financial Information
Since REVA is still in a pre-revenue stage and its activities are focused on further developing and testing the bioresorbable coronary stent with the goal of commercially selling it, as well as performing minimal research and tests to determine the feasibility of other product possibilities, REVA’s operating results primarily consist of research and development expenses, general and administrative expenses and other expenses that are primarily the carrying costs of the debt and equity securities REVA has issued to fund its development efforts.
Research and Development Expenses: Research and development expenses arise from a combination of internal and external costs. REVA’s internal costs primarily consist of employee salaries and benefits, facility and other overhead expenses, and engineering and other supplies that are used in REVA’s labs for prototyping, testing, and producing its stents and other product possibilities. The external costs primarily consist of contract research, engineering consulting, polymer production costs, catheter system and restenotic drug purchases, preclinical and clinical study expenses, and licence fees paid for the technology underlying REVA’s polymer materials. All research and development costs are expensed when incurred. As at 30 September 2010, REVA has incurred approximately US$73.2 million in research and development expenses since inception, which represents approximately 80% of operating expenses. REVA anticipates that it will continue research and development activities at their current levels, but that there will be a significant increase in clinical trial costs once REVA begins its pilot clinical trial in the second quarter of 2011 and, if successful, the larger follow-on clinical trial that will provide the data for the CE Mark application.
General and Administrative Expenses: General and administrative expenses consist primarily of salaries and benefits for REVA’s executive officers and administrative staff, corporate office and other overhead expenses, legal expenses including patent filing and maintenance costs, audit and tax fees, and travel expenses. Although REVA’s patent portfolio is one of its most valuable assets, REVA records legal costs related to patent development, filing and maintenance as expenses when the costs are incurred since the underlying technology associated with these assets is purchased or incurred in connection with research and development efforts and the future realisable value cannot be determined. As at 30 September 2010, REVA has incurred approximately US$18.6 million in general and administrative expenses since inception, which represents approximately 20% of operating expenses. REVA anticipates that it will continue to invest in patents at similar levels as in the past. REVA also anticipates that it will need to expand the corporate infrastructure, including the addition of personnel and reporting systems, to support the needs of being a public company and to prepare for commercial sales of products, which will increase general and administrative expenses significantly.
77 | REVA Medical, Inc. Prospectus

8. Financial Information (CONTINUED)
Other Expense and Income: A majority of REVA’s non-operating expenses consist of interest expense arising from notes payable. The notes have been issued to, and are currently held by, individuals and investment funds that have also provided equity capital to REVA. Although the notes were issued between 2003 and 2006, the terms of the notes and the amendments executed to extend their maturities have allowed REVA to accrue and record the interest due on them, but defer payment of both the principal balance and the interest. As at 30 September 2010, REVA has recorded approximately US$9.4 million of interest and US$11.1 million in repayment premiums on notes payable. All the notes, and the accumulated accrued interest, will be converted into common stock upon the Allotment Date for the Offer and does not expect to make any cash payments of principal or interest, nor will REVA pay any portion of the repayment premium. In conjunction with issuing notes payable, REVA issued warrants to purchase preferred stock. These warrants have not been exercised as at 30 September 2010. REVA recorded non-cash interest expenses for the initial value of the warrants and has recorded gains and losses for subsequent changes in fair value. As at 30 September 2010, a total of US$1.6 million in net expense has been recorded for these warrants. The warrants will be exercised upon the Allotment Date for the Offer and will not, therefore, have any further expense or income related to them.
Since inception, when REVA has had excess cash on hand it has been invested in short-term high-quality marketable securities such as certificates of deposit and US Treasury Bills. Earnings from these investments are recorded as interest income; as at 30 September 2010, REVA has recorded a total of approximately US$0.9 million in such interest income.
Holders of REVA’s Series H convertible preferred stock are entitled to receive cumulative dividends at the rate of six percent per year, compounded quarterly when and if declared by the Board of Directors or upon conversion of the Series H stock into common stock. The Series H preferred stock will be converted into common stock upon the Allotment Date for the Offer and, therefore, does not expect to have any further cumulative dividends obligation in respect of such preferred stock.
8.3 Audited and Unaudited Financial Statements in US GAAP
The Company’s Financial Statements for the financial year ended 31 December 2009, as audited by Ernst & Young LLP, and the financial statements for the nine month period ended 30 September 2010, for which Ernst & Young LLP performed SAS 100 Review Procedures, are prepared in accordance with US GAAP and are set out below. The SAS 100 Review Procedures are normal procedures for an interim period for listed entities. These financial statements are prepared in US dollars.
78 | REVA Medical, Inc. Prospectus

REVA Medical, Inc. (a development stage company)
Consolidated Balance Sheets
(in US$ thousands, except share and per share amounts) (Page 1 of 2)

	December 31,		September 30,
			2010
	2008	2009	(Unaudited)
CURRENT ASSETS
Cash and Cash Equivalents	8,036	7,233	6,147
Short-Term Investments	7,499	—	—
Prepaid Expenses and Other Current Assets	115	68	74
TOTAL CURRENT ASSETS	15,650	7,301	6,221

Property and Equipment, Net	867	1,134	883
Other Non-Current Assets	7	7	2,386
TOTAL ASSETS	16,524	8,442	9,490

CURRENT LIABILITIES
Accounts Payable	1,243	817	511
Accrued Expenses and Other Current Liabilities	786	399	1,382

TOTAL CURRENT LIABILITIES	2,029	1,216	1,893

Long-term Notes Payable ($19,636, $20,029 and $19,387 held by related parties at December 31, 2008 and 2009 and September 30, 2010 respectively)	19,883	20,304	19,629
Accrued Interest on long-term Notes Payable ($5,718, $6,857, and $7,732 to related parties at December 31, 2008 and 2009 and September 30, 2010, respectively)	5,813	6,971	7,859
Repayment premium on long-term notes payable ($10,550 to related parties)	11,100	11,100	11,100
Preferred Stock Warrant Liability	995	780	1,610
Other Long-Term Liabilities	47	31	—
TOTAL LONG-TERM LIABILITIES	37,838	39,186	40,198

TOTAL LIABILITIES	39,867	40,402	42,091
Commitments & contingencies (Note 10)
See Convertible Preferred Stock and Stockholders’ Deficit on next page.
The accompanying notes are an integral part of these financial statements.
79 | REVA Medical, Inc. Prospectus

8. Financial Information (continued)
REVA Medical, Inc. (a development stage company)
Consolidated Balance Sheets
(in US$ thousands, except share and per share amounts) (Page 2 of 2)

	December 31,		September 30,
			2010
	2008	2009	(Unaudited)
LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT — CONTINUED

CONVERTIBLE PREFERRED STOCK:

Convertible preferred stock, $0.0001 par value; 20,676,918 shares authorised:

Series A — 1,814,558 shares authorised, issued, and outstanding at December 31, 2008 and 2009 and September 30, 2010 (unaudited); liquidation preference of $1,803	382	382	382

Series B — 833,333 shares authorised, issued, and outstanding at December 31, 2008 and 2009 and September 30, 2010 (unaudited); liquidation preference of $987	1,000	1,000	1,000

Series C — 558,374 shares authorised, issued, and outstanding at December 31, 2008 and 2009 and September 30, 2010 (unaudited); liquidation preference of $1,085	1,100	1,100	1,100

Series D — 819,673 shares authorised, issued, and outstanding at December 31, 2008 and 2009 and September 30, 2010 (unaudited); liquidation preference of $1,973	2,000	2,000	2,000

Series E — 2,550,980 shares authorised and 2,450,980 shares issued and outstanding at December 31, 2008 and 2009 and September 30, 2010 (unaudited); liquidation preference of $29,600	15,000	15,000	15,000

Series F — 1,000,000 shares authorised and none issued and outstanding	—	—	—

Series G-1 — 3,500,000 shares authorised and 1,014,199 shares issued and outstanding at December 31, 2008 and 2009 and September 30, 2010 (unaudited); liquidation preference of $10,000	9,500	9,500	9,500

Series G-2 — 600,000 shares authorised and none issued and outstanding	—	—	—

Series H — 9,000,000 shares authorised and 5,404,330, 6,172,784, and 7,248,615 shares issued and outstanding at December 31, 2008 and 2009 and September 30, 2010 (unaudited), respectively; liquidation preference of $47,164	32,931	40,089	48,892

TOTAL CONVERTIBLE PREFERRED STOCK	61,913	69,071	77,874

STOCKHOLDERS’ EQUITY (DEFICIT):

Common stock, $0.0001 par value; 30,000,000 shares authorised; 2,610,745, 2,610,745, and 2,613,459 shares issued and outstanding at December 31, 2008 and 2009 and September 30, 2010 (unaudited), respectively	—	—	—

Non-voting common stock, $0.0001 par value; 130,000 shares authorised; 128,484 shares issued and outstanding at December 31, 2008 and 2009 and September 30, 2010 (unaudited)	—	—	—

Additional paid-in capital	1,629	—	4,355

Accumulated other comprehensive income	2	2	1

Deficit accumulated during the development stage	(86,887)	(101,033)	(114,831)

TOTAL STOCKHOLDERS’ DEFICIT	(85,256)	(101,031)	(110,475)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	16,524	8,442	9,490

The accompanying notes are an integral part of these financial statements.
80 | REVA Medical, Inc. Prospectus

REVA Medical, Inc. (a development stage company)
Consolidated Statements of Operations
(in US$ thousands, except share and per share amounts)

						Period from
						June 3, 1998
	Year Ended			Nine Months Ended		(inception) to
	December 31,			September 30,		September 30,
				2009	2010	2010
	2007	2008	2009	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING EXPENSE:

Research and development	8,536	11,378	10,272	7,701	5,668	73,163

General and administrative	2,247	2,205	2,241	1,727	1,672	18,572

LOSS FROM OPERATIONS	(10,783)	(13,583)	(12,513)	(9,428)	(7,340)	(91,735)

OTHER INCOME (EXPENSE):

Interest income	94	124	26	24	9	988

Related party interest expense	(2,619)	(1,794)	(1,532)	(1,140)	(1,241)	(20,845)

Interest expense	(126)	(80)	(47)	(35)	(32)	(945)

Gain (loss) on change in fair value of preferred stock rights and warrant liabilities	(47)	2,617	215	175	(830)	1,955

Other income (expense)	2	2	7	(15)	(2)	(78)

NET LOSS	(13,479)	(12,714)	(13,844)	(10,419)	(9,436)	(110,660)

Cumulative dividends and deemed dividends on Series H convertible preferred stock	(63)	(1,074)	(2,358)	(1,699)	(6,521)	(10,016)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(13,542)	(13,788)	(16,202)	(12,118)	(15,957)	(120,676)

NET LOSS PER SHARE:

Net loss per share, basic and diluted	(5.02)	(5.06)	(5.91)	(4.42)	(5.82)

Shares used to compute net loss per share, basic and diluted	2,695,245	2,727,191	2,739,229	2,739,229	2,741,356

PRO FORMA NET LOSS PER SHARE (UNAUDITED):

Net loss per share, basic and diluted	—	—	(0.56)	—	(0.49)

Shares used to compute net loss per share, basic and diluted	—	—	22,371,951	—	23,953,908
The accompanying notes are an integral part of these financial statements.
81 | REVA Medical, Inc. Prospectus

8. Financial Information (CONTINUED)
REVA Medical, Inc. (a development stage company)
Consolidated Statements of Cash Flows
(in US$ thousands)

						Period from
						June 3, 1998
	Year Ended			Nine Months Ended		(inception) to
	December 31,			September 30		September 30,
				2009	2010	2010
	2007	2008	2009	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	(13,479)	(12,714)	(13,844)	(10,419)	(9,436)	(110,660)
Non—cash adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	263	257	466	334	358	2,728
Loss (gain) on disposal and impairment of property and equipment	(1)	(2)	—	—	—	585
Stock—based compensation	102	112	227	167	253	1,095
Interest on notes payable	2,745	1,837	1,579	1,175	1,273	10,569
Repayment premium on notes payable	—	—	—	—	—	11,100
Gain (loss) on change in fair value of preferred stock warrant liability	—	195	(215)	(175)	830	810
Gain (loss) on change in fair value of preferred stock rights liability	47	(2,812)	—	—	—	(2,765)
Other non—cash expenses	33	28	8	(9)	(27)	54
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(107)	65	47	(22)	(6)	(74)
Other non—current assets	—	(7)	—	—	7	—
Accounts payable	481	396	(426)	(485)	(602)	215
Accrued expenses and other current liabilities	294	47	(411)	(102)	420	783

NET CASH USED FOR OPERATING ACTIVITIES	(9,622)	(12,598)	(12,569)	(9,536)	(6,930)	(85,560)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(140)	(516)	(733)	(628)	(107)	(4,357)
Sales of property and equipment	75	2	—	—	—	161
Purchases of short—term investments	50	(8,789)	—	—	—	(17,886)
Maturities of short—term investments	797	1,290	7,499	7,499	—	17,886

NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	782	(8,013)	6,766	6,871	(107)	(4,196)

The accompanying notes are an integral part of these financial statements.
82 | REVA Medical, Inc. Prospectus

REVA Medical, Inc. (a development stage company)
Consolidated Statements of Cash Flows continued
(in US$ thousands)

						Period from
						June 3, 1998
	Year Ended			Nine Months Ended		(inception) to
	December 31,			September 30		September 30,
				2009	2010	2010
	2007	2008	2009	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of convertible preferred stock, net of offering costs	9,900	20,000	5,000	5,000	8,034	68,917
Proceeds from issuances of common stock	—	—	—	—	—	655
Deferred initial public offering costs	—	—	—	—	(1,532)	(1,532)
Repurchases of stock	—	—	—	—	(550)	(638)
Proceeds from issuances of notes payable	5,000	—	—	—	—	28,600
Repayments of notes payable	—	—	—	—	—	(100)

NET CASH PROVIDED BY FINANCING ACTIVITIES	14,900	20,000	5,000	5,000	5,952	95,902

Net increase (decrease) in cash and cash equivalents	6,060	(611)	(803)	2,335	(1,085)	6,146
Effect of foreign exchange rates	3	(1)	—	1	(1)	1
Cash and cash equivalents at beginning of period	2,585	8,648	8,036	8,036	7,233	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	8,648	8,036	7,233	10,372	6,147	6,147

SUPPLEMENTAL CASH AND NON—CASH INFORMATION:
Cash paid for interest	—	37	—	—	—	126

Preferred stock issued upon conversion of notes payable	5,000	—	—	—	—	7,950

The accompanying notes are an integral part of these financial statements.
83 | REVA Medical, Inc. Prospectus

8. Financial Information (continued)
REVA Medical, Inc. (a development stage company)
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
Period from June 3, 1998 (inception) to September 30, 2010
(in US$ thousands, except share and per share amounts) (page 1 of 3)

	Convertible
	Preferred Stock
	Shares	Amount
Common stock issued June 1998 to July 1999 for cash at $0.0001 to $0.67 per share	—	—

Net loss June 3, 1998 (inception) to November 30, 1999	—	—

Recapitalisation of Company December 1999	—	—

Series A preferred stock issued December 1999 in exchange for common stock on a 1-for-1 basis upon recapitalisation of Company	1,618,058	185

Series A and Series B preferred stock issued December 1999 for cash at $1.007 and $1.20 per share, respectively	1,029,833	1,197

Series C preferred stock issued July 2000 for cash at $1.97 per share	558,374	1,100

Series D preferred stock issued February 2001 for cash at $2.44 per share	819,673	2,000

Series E preferred stock issued June 2001 to February 2002 for cash at $6.12 per share	2,450,980	15,000

Series G-1 preferred stock issued October 2004 for cash at $9.86 per share	709,939	7,000

Issuance costs on Series G-1 preferred stock	—	(500)

Series G-1 preferred stock issued October 2004 upon conversion of notes payable and accrued interest at $9.86 per share	304,260	3,000

Fair value of warrants issued September 2003, in connection with notes payable, to purchase 82,805 shares of Series E preferred stock	—	—

Fair value of warrants issued April 2004, in connection with notes payable, to purchase 53,354 shares of Series F preferred stock	—	—

Common stock issued December 1999 to October 2000 for cash at $0.10 to $0.20 per share	—	—

Common stock issued February 2001 to October 2006 upon exercise of stock options for cash at $0.10 to $1.00 per share	—	—

Common stock repurchased August 2000 for cash at $0.0001 per share	—	—

Non-voting common stock issued May 2001 for technology license valued at $0.25 per share	—	—

Non-voting common stock repurchased August 2004 for cash at $0.25 per share	—	—

Non-voting common stock vesting July 2005	—	—

Non-cash distribution of assets to stockholders July 2002	—	—

Stock-based compensation expense	—	—

Net loss December 1, 1999 (recapitalisation) to December 31, 2006	—	—

BALANCE AT DECEMBER 31, 2006	7,491,117	$28,982

The accompanying notes are an integral part of these financial statements.
84 | REVA Medical, Inc. Prospectus

Common Stock						Deficit
					Accumulated	Accumulated
Voting		Non-Voting		Additional	Other	During the	Total
				Paid-In	Comprehensive	Development	Stockholders’
Shares	Amount	Shares	Amount	Capital	Income (Loss)	Stage	Deficit
2,452,088	—	—	—	278	—	—	278

—	—	—	—	—	—	(492)	(492)

	—	—	—	(492)	—	492	—

(1,618,058)	—	—	—	(185)	—	—	(185)

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	315	—	—	315

—	—	—	—	230	—	—	230

910,500	—	—	—	106	—	—	106

1,055,715	—	—	—	456	—	—	456

(189,500)	—	—	—	—	—	—	—

—	—	481,813	—	13	—	—	13

—	—	(353,329)	—	(88)	—	—	(88)

—	—	—	—	60	—	—	60

—	—	—	—	(60)	—	—	(60)

—	—	—	—	402	—	—	402

—	—	—	—	—	—	(60,694)	(60,694)

2,610,745	$—	128,484	$—	$1,035	$—	$(60,694)	$(59,659)

85 | REVA Medical, Inc. Prospectus

8. Financial Information (continued)
REVA Medical, Inc. (a development stage company)
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit continued
Period from June 3, 1998 (inception) to September 30, 2010
(in US$ thousands, except share and per share amounts) (page 2 of 3)

	Convertible
	Preferred Stock
	Shares	Amount
BALANCE AT DECEMBER 31, 2006	7,491,117	28,982

Net loss	—	—

Translation adjustment	—	—

Comprehensive loss

Series H preferred stock issued December for cash at $6.5066 per share	1,536,901	10,000

Issuance costs on Series H preferred stock	—	(100)

Series H preferred stock issued December upon conversion of notes payable and accrued interest at $6.5066 per share	793,629	5,164

Value of rights to possible future issuances of Series H preferred stock	—	(3,905)

Fair value of warrants to purchase 466,108 shares of common stock, issued in connection with Series H preferred stock issuance	—	(210)

Cumulative dividends on Series H preferred stock at $0.3995 per share per year	—	63

Value of beneficial conversion feature on convertible notes payable	—	—

Fair value of warrants to purchase Series E and Series F preferred stock, reclassified to long- term liability, upon adoption of new accounting pronouncement	—	—

Change in fair value of embedded conversion feature	—	—

Stock-based compensation expense	—	—

BALANCE AT DECEMBER 31, 2007	9,821,647	39,994

Net loss	—	—

Translation adjustment	—	—

Comprehensive loss

Series H preferred stock issued September and December for cash at $6.5066 per share	3,073,800	20,000

Realised value of rights to possible future issuances of Series H preferred stock	—	1,140

Fair value of warrants to purchase 614,760 shares of common stock, issued in connection with Series H preferred stock issuance	—	(295)

Cumulative dividends on Series H preferred stock at $0.3995 per share per year	—	1,074

Change in fair value of embedded conversion feature	—	—

Stock-based compensation expense	—	—

BALANCE AT DECEMBER 31, 2008	12,895,447	61,913

Net loss and comprehensive loss	—	—

Series H preferred stock issued September for cash at $6.5066 per share	768,454	5,000

Fair value of warrants to purchase 153,692 shares of common stock, issued in connection with Series H preferred stock issuance	—	(200)

Cumulative dividends on Series H preferred stock at $0.3995 per share per year	—	2,358

Stock-based compensation expense	—	—

BALANCE AT DECEMBER 31, 2009	13,663,901	$69,071

The accompanying notes are an integral part of these financial statements.
86 | REVA Medical, Inc. Prospectus

Common Stock						Deficit
					Accumulated	Accumulated
Voting		Non-Voting		Additional	Other	During the	Total
				Paid-In	Comprehensive	Development	Stockholders’
Shares	Amount	Shares	Amount	Capital	Income (Loss)	Stage	Deficit
2,610,745	—	128,484	—	1,035	—	(60,694)	(59,659)

—	—	—	—	—	—	(13,479)	(13,479)

—	—	—	—	—	3	—	3

							(13,476)

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	210	—	—	210

—	—	—	—	(63)	—	—	(63)

—	—	—	—	365	—	—	365

—	—	—	—	(435)	—	—	(435)

—	—	—	—	744	—	—	744

—	—	—	—	102	—	—	102

2,610,745	—	128,484	—	1,958	3	(74,173)	(72,212)

—	—	—	—	—	—	(12,714)	(12,714)

—	—	—	—	—	(1)	—	(1)

							(12,715)

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	295	—	—	295

—	—	—	—	(1,074)	—	—	(1,074)

—	—	—	—	338	—	—	338

—	—	—	—	112	—	—	112

2,610,745	—	128,484	—	1,629	2	(86,887)	(85,256)

—	—	—	—	—	—	(13,844)	(13,844)

—	—	—	—	—	—	—	—

—	—	—	—	200	—	—	200

—	—	—	—	(2,056)	—	(302)	(2,358)

—	—	—	—	227	—	—	227

2,610,745	$—	128,484	$—	$—	$2	$(101,033)	$(101,031)
87 | REVA Medical, Inc. Prospectus

8. Financial Information (continued)
REVA Medical, Inc. (a development stage company)
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit continued
Period from June 3, 1998 (inception) to September 30, 2010
(in US$ thousands, except share and per share amounts) (page 3 of 3)

	Convertible
	Preferred Stock
	Shares	Amount
BALANCE AT DECEMBER 31, 2009	13,663,901	$69,071

Net loss (unaudited)	—	—

Translation adjustment (unaudited)	—	—

Comprehensive loss (unaudited)

Series H preferred stock issued June for cash at $6.5066 per share (unaudited)	1,075,831	7,000

Proceeds from Series H preferred stock escrow fund in June (unaudited)	—	484

Fair value of warrants to purchase 215,165 shares of common stock issued June, in connection with Series H preferred stock issuance (unaudited)	—	(840)

Purchase for reissuance in March of Series H preferred stock and warrants to purchase 92,214 shares of common stock for cash at $0.99 per share (unaudited)	(461,071)	(550)

Reissuance in May of Series H preferred stock and warrants to purchase 92,214 shares common stock for cash at $0.99 per share (unaudited)	461,071	550

Deemed dividends on Series H preferred stock (unaudited)		—

Cumulative dividends on Series H preferred stock at $0.3995 per share per year (unaudited)	—	2,159

Change in fair value of embedded conversion feature (unaudited)	—	—

Common stock issued February upon exercise of stock options for cash at $0.10 to $1.40 per share (unaudited)	—	—

Stock-based compensation expense (unaudited)	—	—

BALANCE AT SEPTEMBER 30, 2010 (UNAUDITED)	14,739,732	$77,874

The accompanying notes are an integral part of these financial statements.
88 | REVA Medical, Inc. Prospectus

Common Stock						Deficit
					Accumulated	Accumulated
Voting		Non-Voting		Additional	Other	During the	Total
				Paid-In	Comprehensive	Development	Stockholders’
Shares	Amount	Shares	Amount	Capital	Income (Loss)	Stage	Deficit
2,610,745	$—	128,484	$—	$—	$2	$(101,033)	$(101,031)

—	—	—	—	—	—	(9,436)	(9,436)

—	—	—	—	—	(1)	—	(1)

							(9,437)

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	840	—	—	840

—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

—	—	—	—	4,362	—	(4,362)	—

—	—	—	—	(2,159)	—	—	(2,159)

—	—	—	—	1,059	—	—	1,059

2,714	—	—	—	—	—	—	—

—	—	—	—	253	—	—	253

2,613,459	$—	128,484	$—	$4,355	$1	$(114,831)	$(110,475)

89 | REVA Medical, Inc. Prospectus

8. Financial Information (continued)
REVA Medical, Inc. (a development stage company)
Notes to Consolidated Financial Statements
(in US$ thousands, except share and per share data)
Information as of September 30, 2010 and thereafter and for the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010 is unaudited.
1. Description of Business
REVA Medical, Inc. (“REVA”) was incorporated in California in 1998 under the name MD3, Inc. In March 2002, we changed our name to REVA Medical, Inc. We established a non-operating wholly owned subsidiary, REVA Germany GmbH, in 2007. In these notes the terms “us,” “we,” or “our” refer to REVA and our consolidated subsidiary unless context dictates otherwise.
We are currently developing proprietary designs and biomaterial technologies that will be used primarily for a bioresorbable stent to treat vascular disease in humans. We initiated the first human clinical trial of our bioresorbable stent during 2007 and plan to initiate a pilot clinical trial in 2011.
2. Stage of Company, Liquidity and Capital Resources, and Basis of Presentation
Development Stage: We are considered a “development stage” enterprise, as we have not yet generated revenues from the sale of products. Although we have been researching and developing new technologies and product applications and have initiated the first human clinical trial of our bioresorbable stent, we do not anticipate having a product available for sale for at least the next several years. Until revenue is generated from a saleable product, we expect to continue to incur substantial operating losses and experience significant net cash outflows, and will need to raise additional debt or equity financing to fund our development efforts.
Liquidity and Capital Resources: From inception through September 30, 2010, our primary sources of operating capital have been from issuances of equity and notes payable. We have received net cash proceeds of $68,934 from the sale of equity securities and $28,500 from the issuance of notes payable. Our financial position at September 30, 2010 included cash of $6,147 available for operations. We have incurred net losses from operations since our inception and had a deficit accumulated of $114,831 as of September 30, 2010. To date, we have no products that have been approved for marketing and sale, and we expect operating losses to continue through the foreseeable future until any of our products are approved and commercialised. In order to continue our operations, we must raise additional funds through equity or debt financings or generate cash flows from operations. There can be no assurance that we will be able to obtain additional equity or debt financing on terms acceptable to us or at all. Our failure to obtain sufficient funds on acceptable terms when needed could have a material adverse effect on our business, results of operations and financial condition. We believe that we have sufficient capital to fund our operations at least through December 31, 2010.
Consolidation: Our consolidated financial statements, including these notes, include the accounts of REVA and of our subsidiary, REVA Germany GmbH. All intercompany transactions and balances, if any, have been eliminated in consolidation.
Unaudited Interim Financial Statements: The interim consolidated balance sheet as of September 30, 2010, the consolidated statements of convertible preferred stock and stockholders’ deficit for the nine months ended September 30, 2010, and the consolidated statements of operations and cash flows for the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) through September 30, 2010 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in our opinion, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair statement of the results of these interim periods have been included. The results of operations for the nine months ended September 30, 2010 are not necessarily indicative of the results to be expected for the year ending December 31, 2010 or for any other interim period.
Unaudited Pro Forma Stockholders’ Equity: The unaudited pro forma liabilities and stockholders’ equity as of September 30, 2010 and the pro forma net loss per share attributable to common stockholders reflect the agreed-upon conversion of all outstanding shares of convertible preferred stock and non-voting common stock, as well as conversion of all notes payable and related accrued interest and exercise of all outstanding warrants to purchase convertible preferred stock and common stock into 701,821 shares of common stock and related reclassification of preferred stock warrant liability to additional paid-in capital upon the closing of our initial public offering. Common shares initially sold in the initial public offering along with any estimated net proceeds are excluded from the pro forma information. No pro forma adjustments have been made to the deficit accumulated during our development stage or to the statement of operations for the initial public offering.
Use of Estimates: In order to prepare our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Our most significant estimates relate to expense accruals and fair market value determinations of notes payable and embedded conversion features, common and preferred stock warrants, preferred stock rights liability, and stock-based compensation. Actual results could differ from our estimates.
90 | REVA Medical, Inc. Prospectus

3. Significant Accounting Policies
Cash and Cash Equivalents: All highly liquid investments with original maturities of three months or less are classified as cash equivalents.
Short-Term Investments: Excess cash is invested in high-quality marketable securities, primarily issuances of agencies of the United States government, with maturities of less than one year. These short-term investments are stated at cost, adjusted for accretion of issuance discounts, which approximates fair value due to their short-term nature and are classified as held-to-maturity.
Property and Equipment: Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets, generally five years. Amortization of leasehold improvements is determined using the straight-line method over the lesser of the useful life of the asset or the term of the underlying lease. Upon disposition or retirement of an asset, its cost and related accumulated depreciation or amortization is removed from the accounts and any gain or loss is recognised in the consolidated statements of operations.
Other Non-current Assets: As of September 30, 2010, we have recorded $2,386 in deferred offering costs related to our proposed initial public offering and have classified these costs as other non-current assets. These costs will be accumulated and either transferred to additional paid-in capital upon a successful completion of our initial public offering or written-off to general and administrative expense in the event of an unsuccessful offering.
Patents: Costs related to patent development, filing, and maintenance are expensed as incurred since the underlying technology associated with these assets is purchased or incurred in connection with our research and development efforts and the future realizable value cannot be determined.
Impairment of Long-Lived Assets: We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and exceeds its undiscounted future cash flows. The amount of impairment, if any, is determined by comparing an asset’s estimated fair value to the asset’s respective carrying amount. During the years ended December 31, 2007, 2008, and 2009 and the nine months ended September 30, 2009 and 2010 we determined there were no indications of asset impairment. During the period of June 3, 1998 (inception) through September 30, 2010 we recorded $502 in losses from impairment of long-lived assets.
Concentrations of Credit Risk: Our cash, cash equivalents, and short-term investments are subject to concentrations of credit risk to the extent the balances exceed limits that are insured by the Federal Deposit Insurance Corporation. Cash and cash equivalents are maintained in a bank account, the balance of which generally exceeds the insured limits.
Short-term investments are held in custody by a large financial asset manager. We maintain our cash balances and investments in accordance with our investment policy to limit exposure to concentrations of credit risk and changes in market conditions. We have not experienced any losses in our investments and believe we are not exposed to significant credit risk related to our cash and cash equivalents.
Preferred Stock Warrant Liability: We record the value of warrants issued for the purchase of preferred stock as a liability since the warrants provide for the issuance of shares that would be contingently redeemable and, therefore, may require a future transfer of assets. Until the time the warrants are exercised or expire, the fair value is assessed at each reporting date utilising the Black-Scholes model and any change in value is recorded as a component of other income (expense). The fair value of the preferred stock warrants was estimated to be $995, $780, and $1,610 as of December 31, 2008 and 2009 and September 30, 2010, respectively. The increase and decrease in the fair value was $130, $195 and $(215) for the years ended December 31, 2007, 2008, and 2009, respectively, $(175) and $830 for the nine months ended September 30, 2009 and 2010, respectively and $1,065 for the period from June 3, 1998 (inception) to September 30, 2010. The following valuation assumptions were used for these reporting dates:

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
Assumed risk-free interest rate	3.5%	2.3%	1.7 to 2.7%	1.5 to 1.9%	0.4 to 0.6%
Assumed volatility	64.2%	88.8%	78.4%	80.0%	78.4%
Expected life (in years)	5.0 to 6.3	4.0 to 5.3	3.0 to 4.3	3.4 to 4.6	2.3 to 3.6
Expected dividend yield	0.0 to 6.1%	0.0 to 6.1%	0.0 to 6.1%	0.0 to 6.1%	0.0 to 6.1%

91 | REVA Medical, Inc. Prospectus

8. Financial Information (continued)
REVA Medical, Inc. (a development stage company)
Notes to Consolidated Financial Statements
(in US$ thousands, except share and per share data)
Information as of September 30, 2010 and thereafter and for the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010 is unaudited.
The preferred stock warrant liability fair value of $435 along with a corresponding reduction in additional paid-in capital was first recorded in 2007 upon the adoption of new accounting guidance.
Convertible Preferred Stock: Preferred stock is presented outside of permanent equity at its carrying value as a result of certain liquidation features contained in the underlying stock agreements. These features could allow for the occurrence of events outside of our control including liquidation, sale, or transfer of control; accordingly, the preferred stock is considered contingently redeemable.
Research and Development: Research and development costs are expensed as incurred. These costs include salaries, employee benefits, laboratory supplies, consulting services, manufacturing products and services, preclinical and clinical costs, technology license fees, laboratory equipment depreciation, facility costs, and certain indirect costs.
Segment Information: We operate in one business segment, which is the development and commercialization of medical devices.
Income Taxes: Income taxes are accounted for using the asset and liability method, under which the current income tax expense or benefit is the amount of income tax expected to be payable or refundable in the current year. Deferred tax assets and liabilities are recorded for the estimated future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be recovered or settled. We evaluate the realizability of our deferred tax assets and establish a valuation allowance when it is more likely than not that all or a portion of our deferred tax assets will not be realised.
On January 1, 2009, we adopted new accounting guidance to account for uncertainty in income taxes. The guidance prescribes a recognition threshold and measurement attribute criteria for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. To recognise a benefit, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. We do not recognise tax benefits that have a less than 50% likelihood of being sustained. We are subject to taxation in US and California jurisdictions. Our policy is to recognise interest and tax penalties in income tax expense; no interest or tax penalties have been recorded through September 30, 2010. As of December 31, 2009, our tax years beginning January 1, 2000 remain subject to examination by taxing authorities.
Stock-Based Compensation: We account for stock-based compensation by measuring and recognising expense for all share-based payments made to employees and directors based on estimated grant date fair values. We use the straight-line method to allocate compensation expense to reporting periods over each optionee’s requisite service period, which is generally the vesting period, and estimate the fair value of share-based awards to employees and directors using the Black-Scholes option valuation model. The Black-Scholes model requires the input of subjective assumptions, including volatility, the expected term, and the fair value of the underlying common stock on the date of grant, among other inputs. We record the option value to compensation expense based on the department an employee’s cash compensation is recorded. We adjust stock-based compensation expense for estimated option forfeitures based on our five-year historical average of actual forfeitures.
We account for stock options issued to consultants as expense at their fair value over the related service period as determined in accordance with the authoritative guidance and periodically revalue the stock options as they vest.
Foreign Currency: The functional currency of our subsidiary REVA Germany GmbH is the Euro. Balance sheet accounts of our subsidiary are translated into United States dollars using the exchange rate in effect at the balance sheet date while expenses are translated using the average exchange rate in effect during the period. Gains and losses arising from translation of our subsidiary’s financial statements are recorded to accumulated other comprehensive income (loss). These gains and losses, in the aggregate, were insignificant through September 30, 2010.
Comprehensive Loss: Comprehensive loss is the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net loss and other comprehensive loss, including unrealised gains and losses from foreign currency translations, are reported net of their related tax effect to arrive at comprehensive loss.
Net Loss Per Common Share: Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common share equivalents outstanding for the period determined using the treasury-stock method and the if-converted method, as applicable. For purposes of this calculation, convertible preferred stock, common stock options,
92 | REVA Medical, Inc. Prospectus

preferred and common stock warrants, and convertible notes payable are considered to be common stock equivalents and are only included in the calculation of diluted net loss per share when their effect is dilutive. In addition, this calculation excludes any impact related to accrued but undeclared dividends.
The following table presents the potential common shares outstanding or common share equivalents that were excluded from the computation of diluted net loss per share because including them would have been antidilutive:

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
Convertible preferred stock	10,011,628	13,085,428	13,853,882	13,853,882	14,929,713
Common stock options	1,000,500	1,623,000	1,563,214	1,528,000	1,560,500
Convertible notes payable and accrued interest	2,825,071	2,991,461	3,124,041	3,090,073	3,225,975
Convertible preferred stock warrants	289,851	289,851	289,851	289,851	289,851
Common stock warrants	446,108	1,080,868	1,234,560	1,234,560	1,449,725

	14,573,158	19,070,608	20,065,548	19,996,366	21,455,764

Pro Forma Net Loss Per Common Share (unaudited): Pro forma basic and diluted net loss per share has been computed to give effect to the following transactions which will occur upon the closing of our initial public offering: i) assumed conversion of all outstanding convertible preferred stock into shares of common stock, ii) assumed conversion of all notes payable outstanding and related accrued interest, at a weighted average exercise price of $5.08 per share, iii) assumed cashless exercise of all 1,690,041 outstanding common and preferred stock warrants, and iv) assumed cash exercise of 49,535 outstanding common and preferred stock warrants, in each case immediately prior to but contingent upon the closing of our initial public offering.
The following table presents the computation of pro forma basic and diluted net loss per share attributable to common stockholders:

	Year Ended	Nine Months Ended
	December 31, 2009	September 30, 2010
NUMERATOR
Net loss attributable to common stockholders	(16,202)	(15,957)
Pro forma adjustment to eliminate changes in fair value of preferred stock warrant liability	(215)	830
Pro forma adjustment to eliminate cumulative dividends on preferred stock	2,358	2,159
Pro forma adjustment to eliminate interest expense on notes payable	1,579	1,273

Pro forma net loss attributable to common stockholders	$(12,480)	$(11,695)

DENOMINATOR (SHARE AMOUNTS IN THOUSANDS)
Shares used to compute basic and diluted net loss per share	2,739	2,741
Pro forma adjustments to reflect the assumed conversion of convertible preferred stock including cumulative dividends	13,640	14,968
Pro forma adjustments to reflect the assumed conversion of convertible and non- convertible notes payable and related repayment premium and accrued interest	5,411	5,588
Pro forma adjustments to reflect common stock issuable upon the net settlement of preferred and common stock warrants	582	657

Shares used to compute pro forma basic and diluted net loss per share	22,372	23,954

PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE	$(0.56)	$(0.49)

93 | REVA Medical, Inc. Prospectus

8. Financial Information (continued)
REVA Medical, Inc. (a development stage company)
Notes to Consolidated Financial Statements
(in US$ thousands, except share and per share data)
Information as of September 30, 2010 and thereafter and for the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010 is unaudited.
Fair Value Measurements: On January 1, 2008, we adopted new accounting guidance which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximise the use of observable inputs and minimise the use of unobservable inputs. We use a fair value hierarchy that is based on three levels of inputs, of which the first two are considered observable and the last unobservable. Our assets and liabilities are classified as Level 1, 2, or 3 within the following fair value hierarchy:
•	Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access;

•	Level 2 — Inputs other than Level 1 that are directly or indirectly observable, such as quoted prices for identical or similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities such as interest rates, yield curves and foreign currency spot rates; and

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities.
On January 1, 2009, we implemented the new accounting guidance for nonfinancial assets and liabilities that are re-measured at fair value on a non-recurring basis. We have not elected to measure any nonfinancial assets or liabilities at fair value that were not previously required to be remeasured at fair value.
In January 2010, the Financial Accounting Standards Board (“FASB”) issued guidance that expands the interim and annual disclosure requirements of fair value measurements, including the information about movement of assets between Level 1 and 2 of the three-tier fair value hierarchy established under its fair value measurement guidance. This guidance also requires separate disclosure for purchases, sales, issuances, and settlements in the reconciliation for fair value measurements using Level 3 methodologies. Except for the detailed disclosure in the Level 3 reconciliation, which is effective for the fiscal years beginning after December 15, 2010, all the other disclosures under this guidance became effective during the nine months ended September 30, 2010. We have adopted the relevant provisions of this guidance effective January 1, 2010.
The adoption of the various elements of the fair value guidance in 2008, 2009, and 2010 did not result in a material impact to our financial statements in any period.
Assets and Liabilities Measured at Fair Value on a Recurring Basis: The following table presents the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
BALANCES AT DECEMBER 31, 2008:
Assets:
US Treasury bills	$7,499	$—	$—

Liabilities:
Preferred stock warrant liability	$—	$—	$995

BALANCES AT DECEMBER 31, 2009:
Liabilities:
Preferred stock warrant liability	$—	$—	$780

BALANCES AT SEPTEMBER 30, 2010:
Liabilities:
Preferred stock warrant liability	$—	$—	$1,610

94 | REVA Medical, Inc. Prospectus

Our Level 3 financial liabilities consist of long-term liabilities related to warrants issued for the purchase of preferred stock. Measurement of fair value for the warrants is made utilising the Black-Scholes model. Changes in the fair values of the preferred stock warrant liability is recorded as a component of other income (expense). Level 3 activities for the periods noted are as follows:

Level 3
($)

BALANCE AT DECEMBER 31, 2007
Transfer in upon adoption of fair value guidance:
Preferred stock rights liability (Note 7)	3,952
Preferred stock warrant liability	800
Transfer to preferred stock upon settlement	(1,140)
Change in fair value of preferred stock rights liability	(2,812)
Change in fair value of preferred stock warrant liability	195

BALANCE AT DECEMBER 31, 2008	995
Change in fair value of preferred stock warrant liability	(215)

BALANCE AT DECEMBER 31, 2009	780
Change in fair value of preferred stock warrant liability	830

BALANCE AT SEPTEMBER 30, 2010	1,610

Fair Value of Financial Instruments not Measured at Fair Value on a Recurring Basis: The carrying value of certain of our financial instruments are not adjusted to fair value on a recurring basis. These items, including cash; cash equivalents; accounts payable; accrued expenses, notes payable, repayment premiums and accrued interest, are considered to be reasonable estimates of their respective fair values due to their short-term nature.

Recent Accounting Pronouncements: In June 2009, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162.” This statement establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognised by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) except for rules and interpretive releases of the US Securities and Exchange Commission. This statement was adopted for our financial statements as of and for the year ended December 31, 2009. This statement does not change GAAP and did not impact our consolidated financial position, results of operations, or liquidity.

In June 2009, the FASB issued an update to the accounting standard regarding subsequent events. The update sets forth principles and requirements for subsequent events, specifically (i) the period during which management should evaluate events or transactions that may occur for potential recognition and disclosure, (ii) the circumstances under which an entity should recognise events or transactions occurring after the balance sheet date, and (iii) the disclosures that an entity should make about events and transactions occurring after the balance sheet date. This update was adopted for our financial statements as of and for the year ended December 31, 2009. This statement does not change GAAP and did not impact our consolidated financial position, results of operations, or liquidity.

In February 2010, the FASB issued an update to the accounting standard regarding subsequent events. This update amends the authoritative guidance for subsequent events that was previously issued and exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on our financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.
95 | REVA Medical, Inc. Prospectus

8.	Financial Information (CONTINUED)

REVA Medical, Inc. (a development stage company)

Notes to Consolidated Financial Statements

(in US$ thousands, except share and per share data)

Information as of September 30, 2010 and thereafter and for the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010 is unaudited.

4. Notes Payable

We have issued a combination of convertible and non-convertible notes payable as follows:

	December 31,		September 30,
	2008	2009	2010

LONG-TERM:
6.25% Unsecured notes	3,800	3,800	3,800
Repayment premium on 6.25% notes	7,600	7,600	7,600
6.75% Unsecured convertible notes	1,750	1,750	1,750
Repayment premium on 6.75% notes	3,500	3,500	3,500
2005 Unsecured convertible notes	10,000	10,000	10,000
2006 Unsecured convertible note	5,000	5,000	5,000
Unamortised debt discount	(667)	(246)	(921)

	$30,983	$31,404	$30,729

The 6.25 percent unsecured notes were issued between June 2003 and September 2003. The notes contain provisions for a repayment premium of two times face value. We have determined that this repayment premium applies in any situation in which the notes are repaid. The repayment premium was recorded as interest expense in 2003 with a corresponding increase in the carrying value of the debt during the initial term of the notes. Interest on the notes is due at maturity and is not subject to the repayment premium. For the years ended December 31, 2007, 2008, and 2009, interest expense of $238 was recorded each year. For the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010, respectively, interest expense of $178, $178, and $1,717 was recorded. All interest amounts previously accrued remain outstanding as of September 30, 2010. The notes originally matured in 2003; their maturities have been extended to December 31, 2011 through a series of amendments in 2003, 2004, 2008 and 2010. In connection with issuing these notes, we issued warrants to the note holders to purchase up to 82,805 shares of Series E preferred stock at $6.0383 per share. The warrants were exercisable immediately and expire in 2013. The value of the warrants was calculated to be $315, which was recorded as interest expense in 2003.

The 6.75 percent unsecured convertible notes were issued between November 2003 and April 2004 and are convertible into Series F preferred stock at the option of the note holders at a $3.28 per share conversion rate. These notes also contain provisions for repayment premiums of two times face value, which we have determined applies in any situation of repayment but not if the holder elects to convert the debt. Repayment of the notes would occur if the note holders elect to not convert; since we do not control whether a repayment or a conversion would occur, we recognised the repayment premium in full over the original term of the notes. The repayment premium was recorded as interest expense during 2003 and 2004 with a corresponding increase in the carrying value of the debt. Interest on the notes is due at maturity, is subject to conversion at the option of the note holders, and is not subject to the repayment premium. For the years ended December 31, 2007, 2008, and 2009, interest expense of $118 was recorded each year. For the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010, respectively, interest expense of $88, $88, and $794 was recorded. All amounts previously accrued remain outstanding as of September 30, 2010. The notes’ original maturity date of May 2004 has been extended to December 31, 2011 through a series of amendments in 2004, 2008 and 2010. In connection with issuing these notes, we issued warrants to the note holders to purchase up to 53,354 shares of Series F preferred stock at $3.28 per share. The warrants are exercisable and expire in 2014. The value of the warrants was calculated to be $230, which was recorded as interest expense in 2004.
96 | REVA Medical, Inc. Prospectus

We issued $4,000 and $6,000 in unsecured convertible notes payable to a single holder in June 2005 and November 2005, respectively. In July 2006, we issued a $5,000 unsecured convertible note payable to the same holder. All three notes bear interest at the prime rate plus one percent, compounded annually. The notes, as amended, provide for accrual of interest until the earlier to occur of (i) December 31, 2011, at which time the interest is converted to loan principal and a 48-month repayment period begins, or (ii) we secure an additional $50,000 in new underwritten financing. The notes are convertible in certain circumstances at any time at the holder’s option into our Series G-1 preferred stock at $9.86 per share. For the years ended December 31, 2007, 2008, and 2009 and the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010, respectively, interest expense of $1,479, $1,082, $802, $595, $623, and $5,348 was recorded. All amounts previously accrued remain outstanding as of September 30, 2010.

Since the origination dates of the various convertible and non-convertible notes payable which are discussed above, there have been a number of amendments to the underlying terms of the notes, primarily to extend the notes’ maturity dates. At each amendment date, we performed an analysis based on the applicable accounting guidelines to determine if the amendment resulted in an accounting impact. We first considered whether the amendment would qualify as a troubled debt restructuring. If the amendment was not considered a troubled debt restructuring, we considered whether the amendment should be accounted for as an extinguishment or a modification of debt. If the note has an embedded conversion feature and the amendment is considered a modification, rather than an extinguishment, then any increase in the fair value of the conversion feature as a result of the amendment has been accounted for as a reduction in the carrying amount of the note, as an additional discount, with a corresponding increase in additional paid-in capital. Any resulting premium or discount is amortised or accreted over the term of the note using the effective interest method and is recorded as interest expense in our statement of operations. The impact of the accounting for the various amendments to the notes payable was an increase in interest expense for the years ended December 31, 2007, 2008 and 2009 , the nine month periods ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010 of $16, $399, $421, $313, $384, and $1,220, respectively. The balance of the unamortised debt discount related to the notes payable was $246 and $921 as of December 31, 2009 and September 30, 2010, respectively.

The conversion options embedded in each of the above convertible notes payable were evaluated to determine whether they met the definition of a derivative instrument. The conversion options only provide for gross physical settlement in shares that are currently not readily convertible into cash. Due to the conversion options lacking net settlement features, the conversion options are not currently considered derivatives; therefore, we have not bifurcated the conversion options and accounted for them separately at fair value.

Our aggregate notes payable outstanding at December 31, 2009 mature as follows (after reflecting 2010 maturity date extensions):

Years Ending December 31,

2010	—
2011	16,962
2012	3,750
2013	3,750
2014	3,750
Thereafter	3,438

$31,650

The schedule above contains the $3,500 repayment premium on the 6.75 percent convertible notes which will not be paid if the notes are converted.
97 | REVA Medical, Inc. Prospectus

8.	Financial Information (continued)

REVA Medical, Inc. (a development stage company)

Notes to Consolidated Financial Statements

(in US$ thousands, except share and per share data)

Information as of September 30, 2010 and thereafter and for the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010 is unaudited.

5. Balance Sheet Details

	December 31,		September 30,
	2008	2009	2010

PROPERTY AND EQUIPMENT:
Furniture and office equipment	286	332	327
Laboratory equipment	1,723	2,131	2,231
Leasehold improvements	299	559	559

	2,308	3,022	3,117
Accumulated depreciation and amortization	(1,441)	(1,888)	(2,234)

	$867	$1,134	$883

	December 31,		September 30,
	2008	2009	2010

Accrued expenses and other current liabilities:
Accrued salaries and other employee costs	228	199	290
Accrued operating expenses	519	112	481
Accrued offering costs	—	—	557
Accrued use taxes	26	51	13
Deferred rent	13	37	41

	$786	$399	$1,382

98 | REVA Medical, Inc. Prospectus

6. Income Taxes

We have reported net losses for all periods through December 31, 2009; therefore, no provision for income taxes was recorded.

The reported amount of income tax expense or benefit for all years differs from the amount resulting from applying domestic federal statutory rates to pretax losses primarily because of the changes in the valuation allowance. Significant components of our deferred tax assets and liabilities at December 31, 2008 and 2009 are as follows:

	December 31, 2008	December 31, 2009

DEFERRED TAX ASSETS:
Interest on notes payable	2,315	2,776
Investment write-off loss carryforward	1,034	1,034
Depreciation	—	46
Accrued operating expenses	—	39
Other	45	62

	3,394	3,957
Less: valuation allowance	(3,394)	(3,957)

NET DEFERRED TAX ASSETS	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

At December 31, 2009, we had aggregate federal and California state net operating loss carryforwards of approximately $80,312 and $78,518, respectively, which may be available to offset future taxable income for income tax purposes. The federal net operating loss carryforwards begin to expire in 2018 and the California carryforwards began to expire in 2010. At December 31, 2009, we also had federal and California state research tax credit carryforwards of approximately $3,094 and $2,692, respectively. The federal carryforwards begin to expire in 2019 and the California carryforwards have no expiration. Additionally, at December 31, 2009, we had California manufacturers’ investment tax credit carryforwards of approximately $58 that begin to expire in 2010.

Under the Internal Revenue Code (“IRC”) Sections 382 and 383, annual use of our net operating loss and research tax credit carryforwards to offset taxable income may be limited based on cumulative changes in ownership. We have not completed an IRC Section 382/383 analysis regarding the limitations on carryforwards. Until this analysis is completed, we have removed the deferred tax assets for net operating losses and research credits from our deferred tax asset schedule and recorded a corresponding decrease in the valuation allowance. Additionally, the deferred tax asset related to the loan repayment premium of $11,100 has been removed from the deferred tax assets, with a corresponding decrease in the valuation allowance, as it is considered by us to be an uncertain tax position. We do not expect these tax positions to change within 12 months after December 31, 2009 and, as a result, do not expect that the unrecognised tax benefits will change by December 31, 2010.

We have established a valuation allowance against our net deferred tax assets due to the uncertainty surrounding the realization of those assets. We periodically evaluate the recoverability of the deferred tax assets and, when it is determined that it is more likely than not that the deferred tax assets are realizable, the valuation allowance will be reduced. Due to the existence of the valuation allowance, future changes in our unrecognised tax benefits will not impact our effective tax rate.
99 | REVA Medical, Inc. Prospectus

8.	Financial Information (continued)

REVA Medical, Inc. (a development stage company)

Notes to Consolidated Financial Statements

(in US$ thousands, except share and per share data)

Information as of September 30, 2010 and thereafter and for the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010 is unaudited.

7. Convertible Preferred Stock and Stockholders’ Deficit

The following table summarises certain per share information related to our convertible preferred stock:

	Original	Liquidation	Dividend Rate
	Issuance Price	Preference	(per annum)

Series A	1.007	0.9936	0.07
Series B	1.20	1.184	0.084
Series C	1.97	1.9437	0.1379
Series D	2.44	2.4074	0.1708
Series E	6.12	12.0766	0.4896
Series F	—	3.28	0.23
Series G-1	9.86	9.86	0.69
Series G-2	—	9.86	0.6875
Series H	6.5066	6.5066	0.3995

Conversion of Preferred Stock: All series of preferred stock automatically convert into common stock utilising the then effective conversion price for each such share upon i) the closing of a sale of our common stock in an underwritten public offering of at least $50,000 at a price per share of not less than $8.00, subject to adjustments, or ii) the date upon which a majority of the holders of the Series A through Series G-2 and the Series H preferred stock consent to a conversion. As of December 31, 2009 and September 30, 2010, all series of preferred stock, except Series G-1, were convertible at the rate of one share of common stock for each share of preferred stock; the Series G-1 convertible preferred stock conversion rate was approximately 1.19 per share of common stock for each share of preferred stock.

Dividends: The holders of each series of convertible preferred stock, with the exception of Series H, are entitled to receive non-cumulative dividends in preference to any declaration or payment of dividends on common stock, payable when, as, and if declared by the Board of Directors. Holders of Series H convertible preferred stock are entitled to receive cumulative dividends in preference to any declaration or payment of dividends on common stock at the rate of six percent per annum, compounded quarterly, which equates to $0.3995 per share, payable when, as, and if declared by the Board of Directors, upon conversion into common stock, or upon certain liquidation events. Although no dividends have been declared, we have recorded the liquidation value of $5,654 for these dividends through September 30, 2010 by increasing the carrying value of the Series H convertible preferred stock and reducing additional paid-in capital, or in the case where we have no remaining additional paid-in capital, we have increased our deficit accumulated in the development stage.

Liquidation Preference: Upon our liquidation, dissolution, or winding up, either voluntarily or involuntarily, each series of convertible preferred stock, except Series E, are entitled to a liquidation preference plus declared but unpaid dividends. The Series H preferred stock has a liquidation preference senior to Series A through Series G-2 preferred stock. The Series G-1 and G-2 preferred stock have a liquidation preference on parity with the Series F preferred stock and both have a liquidation preference senior to Series A through Series E preferred stock. The Series E preferred stock has preference over all series other than Series F, Series G-1 and G-2, and Series H. Series A through Series D have equal preference after distribution to Series G-1 and G-2, Series F, Series E, and Series H. The preferred stock is not participating.

Voting: The holders of each series of convertible preferred stock has the right to one vote for each share of common stock into which such preferred stock could then be converted, exclusive of dividends.

Redemption: The convertible preferred stock is not redeemable by us or at the option of the preferred stockholders.
100 | REVA Medical, Inc. Prospectus

Series H Convertible Preferred Stock: During 2007, we issued certain rights to purchase Series H preferred stock for $6.5066 per share, with such purchases to occur when technology milestones were achieved in 2008 and 2009. The fair value of the purchase rights was estimated to be $3,905 upon their issuance in 2007 and was recorded as a reduction to the carrying value of Series H preferred stock and as a long-term liability that would convert to preferred stock as purchases occurred under the purchase rights. At each subsequent reporting date, the fair value of any remaining purchase rights was recalculated and any change in fair value was recorded as a component of other income (expense). As of December 31, 2008, the fair value of the remaining purchase rights was determined to be nil, as future milestones were deemed to be unachievable within scheduled timeframes. As such, we reclassified the remaining fair value of $1,140 to increase the carrying value of the Series H preferred stock. For the years ended December 31, 2007 and 2008, the change in fair value of the purchase rights liability resulted in $47 of expense and $2,812 of income, respectively. The fair value of the remaining purchase rights liability as of December 31, 2009 was also determined to be nil. All purchases under the purchase rights were completed as of June 2, 2010.

During June 2010, we completed the sale of 1,075,831 shares of Series H convertible preferred stock for net proceeds of approximately $7,484, including $484 in proceeds from the Series H convertible preferred stock escrow fund. The Series H convertible preferred stock was sold at a price per share below the estimated fair value of our common stock. Accordingly, we recorded a deemed dividend on the Series H convertible preferred stock of $692, which is equal to the number of shares of Series H convertible preferred stock sold multiplied by the difference between the estimated fair value of the underlying common stock and the Series H conversion price per share. The deemed dividend has been recognised as an adjustment to the net loss attributable to common stockholders since the preferred stock is convertible, but is not mandatorily redeemable.

Limitations on Ability to Declare Dividends and Certain other Transactions: Under the terms of our various debt, facility lease, and other agreements, we are subject to certain limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make specified investments, and engage in merger, consolidation, or asset sale transactions, among other restrictions.

Preferred Stock Warrants: In conjunction with the issuance of certain of our notes payable, we issued warrants to purchase shares of Series E and Series F convertible preferred stock; see Note 4 — Notes Payable regarding terms of those warrants.

In conjunction with the issuance of certain notes payable that were converted into Series H preferred stock during 2007, we issued warrants to purchase 153,692 shares of Series H convertible preferred stock with an exercise price of $6.5066 per share. These warrants are exercisable and expire December 7, 2012, if not exercised. The value of these warrants was calculated to be $365, which was recorded as interest expense when issued in 2007. Additionally, after allocating the proceeds, we determined the notes payable contained a beneficial conversion feature of $365 which was also included in interest expense in 2007.

Common Stock Warrants: Holders of Series H convertible preferred stock received warrants to purchase our common stock at the rate of one common warrant for every five Series H shares purchased. The warrants are exercisable at $6.5066 per share, contain a cashless exercise feature, and expire December 7, 2012, if not exercised. In conjunction with the issuance of Series H convertible preferred stock, we issued warrants to purchase up to 466,108, 614,760, 153,692, and 215,165 shares of common stock during 2007, 2008, and 2009 and the nine months ended September 30, 2010, respectively. The values of these warrants were calculated to be $210, $295, $200, and $840 at their respective issuance dates and were recorded as additional paid-in capital and a reduction to the carrying value of the Series H convertible preferred stock. As of September 30, 2010, we had outstanding warrants to purchase 1,449,725 shares of our common stock, all of which are exercisable and expire in December 2012 unless exercised earlier.

Non-Voting Common Stock: Holders of non-voting common stock are entitled to the same rights as holders of common stock, except they are not entitled to any voting rights.
101 | REVA Medical, Inc. Prospectus

8.	Financial Information (continued)

REVA Medical, Inc. (a development stage company)

Notes to Consolidated Financial Statements

(in US$ thousands, except share and per share data)

Information as of September 30, 2010 and thereafter and for the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010 is unaudited.

Common Stock Reserved for Issuance: The following number of common shares were reserved for future issuance:

	December 31, 2009	September 30, 2010

Conversion of preferred stock	14,929,713	14,929,713
Warrants for preferred stock	289,851	289,851
Warrants for common stock	1,449,726	1,449,725
Exercise of issued stock options	1,563,214	1,560,500
Exercise of stock options available for grant	778,838	778,838
Conversion of long-term notes payable and accrued interest	3,124,041	3,225,975

	22,135,383	22,234,602

8. Stock-Based Compensation

Our 2001 Stock Option/Stock Issuance Plan (the “Plan”) was adopted effective May 16, 2001. The Plan provides for awards of incentive and non-qualified stock options to purchase up to 3,185,267 shares of our common stock. The option price per share must be at least 85% of the fair market value of our common stock on the date of grant and the term of the option may not exceed ten years. Option vesting is determined by the Board of Directors upon each grant and is generally over a five-year period. All options are immediately exercisable upon grant and are subject to repurchase by us at the exercise price in the event an employee terminates service prior to being vested.

Activity under the Plan is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Term (years)	Value

BALANCE AT DECEMBER 31, 2007	988,000	$1.03
Granted	643,500	$1.40
Cancelled	(21,000)	$1.14

BALANCE AT DECEMBER 31, 2008	1,610,500	$1.17
Granted	50,000	$1.80
Cancelled	(109,786)	$1.24

BALANCE AT DECEMBER 31, 2009	1,550,714	$1.19	6.54	$4,466
Exercised	(214)	$1.40

BALANCE AT SEPTEMBER 30, 2010	1,550,500	$1.19	5.79	$12,171

VESTED AT SEPTEMBER 30, 2010	1,047,000	$1.08	4.64	$8,334

All options outstanding under the Plan as of December 31, 2009 and September 30, 2010 were exercisable and no options have expired since inception of the Plan.

At December 31, 2009 and September 30, 2010, we had approximately $521 and $407, respectively, of total unrecognised compensation costs related to unvested employee options that is expected to be recognised over a weighted average period of 3.71 and 2.96 years, respectively.
102 | REVA Medical, Inc. Prospectus

No tax benefits arising from stock-based compensation have been recognised in the consolidated statements of operations through September 30, 2010.

The fair value of options vested during the years ended December 31, 2007, 2008, and 2009 was $99, $111, and $198, respectively.

No grants to employees were made in 2007, 2009, or during the nine months ended September 30, 2010. For the year ended December 31, 2008, we made one grant of options for which the fair value was estimated to be $1.07 per share based on the following valuation assumptions: Assumed risk-free interest rate of 2.82 percent; Assumed volatility of 88.8%; Expected option life of 6.5 years; and Expected dividend yield of zero percent.

The assumed risk-free interest rate was based on the implied yield on a US Treasury zero-coupon issue with a remaining term equal to the expected life of the option. The assumed volatility was calculated from the historical market prices of a selected group of publicly traded companies considered to be our peers. We used peer group data due to the fact that we have no historical trading data. The expected option life was calculated using the simplified method under the accounting standard for stock compensation and a ten-year option expiration. The simplified method is used since we believe our option activity as a public company will differ from that of our own historical experience. The expected dividend yield of zero reflects that we have not paid cash dividends since inception and do not intend to pay cash dividends in the foreseeable future.

During 2009, consultants were granted options to purchase 50,000 shares of common stock. During 2008 and the nine months ended September 30, 2010 we did not grant options to consultants. Awards to consultants resulted in stock compensation expense of $2, $2, $30, $17, $137, and $280 during the years ended December 31, 2007, 2008, and 2009 and the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010, respectively. The fair value of these awards was determined using the Black-Scholes model with the following assumptions: Assumed risk-free interest rate of 1.3% to 3.4%; assumed volatility of 78% to 80%; expected option life of 5.5 to 6.3 years; and expected dividend yield of 0%.

Prior to establishment of the Plan, we had issued non-qualified options to purchase common stock to certain employees and consultants under similar terms to those issued under the Plan. Options to purchase a total of 577,500 shares were issued. Through September 30, 2010, a total of 492,000 shares have been purchased at a weighted average purchase price of $0.15 per share, a total of 75,500 shares have been forfeited, and a total of 10,000 shares with a weighted average exercise price of $0.25 per share and a weighted average remaining life of 0.45 years remain outstanding.

Historically, the fair value of our common stock has been determined contemporaneously by our Board of Directors on the date of grant. At the time of the issuances of stock options, we believed our estimates of the fair value of our common stock were reasonable and consistent with methods outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation and our understanding of how similarly situated companies in our industry were valued. In connection with the preparation of the financial statements necessary for inclusion in the registration statement related to this offering, we reassessed the estimated fair value of our common stock for financial reporting purposes for all of 2009 and incorporated our conclusions into our contemporaneous valuation through September 30, 2010. The reassessment included both the determination of the appropriate valuation models and related inputs. As a result of the greater clarity available to us to define likely outcomes and the proximity to a liquidity event (i.e., an initial public offering), we concluded that the probability weighted expected return, or PWERM, model was more appropriate than our previously used option pricing method and provided a more refined estimate of the likely value of our common stock. As such, we have applied the PWERM model to reassess our common stock valuations for 2009 and to calculate our common stock valuations for 2010. The type and timing of each potential liquidity event for the 2010 valuations were heavily influenced by the commencement of the initial public offering process while the December 31, 2009 valuation was based on our best estimate of type and timing of liquidity events at that time. Since we had no significant corporate milestones during 2009, we have ratably increased our common stock valuation from January 1, 2009 to December 31, 2009 to recognise our steadily increasing value as we approach our initial public offering. During 2010, since we again had no significant corporate milestones, we ratably increased our common stock valuation from January 1, 2010 to September 30, 2010 to allocate the change in valuation between December 31, 2009 and September 30, 2010.
103 | REVA Medical, Inc. Prospectus

8.	Financial Information (continued)
REVA Medical, Inc. (a development stage company)

Notes to Consolidated Financial Statements

(in US$ thousands, except share and per share data)

Information as of September 30, 2010 and thereafter and for the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) to September 30, 2010 is unaudited.

9. Retirement Plan

During 2003 we adopted a qualified 401(k) profit sharing plan (the “401(k) Plan”) for the benefit of our employees. Employees are eligible to participate in the 401(k) Plan the month following hire and may defer up to 25% of their total compensation, up to the maximum allowed under IRS regulations, on an annual basis. We are required to match 25% of an employee’s deferral amount, up to a maximum of four percent of the employee’s compensation. We may, at our discretion, make additional contributions. Employees are immediately vested in the employer matching contributions. Our contributions to the 401(k) Plan were $22, $27, $28, $22, $16, and $163 for the years ended December 31, 2007, 2008 and 2009 and the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 through September 30, 2010, respectively.

10. Commitments and Contingencies

We have licensed certain patents and other intellectual property rights related to the composition and coating of our bioresorbable stent and our other biomaterial products. Terms of these licenses include provisions for royalty payments on any future sales of products, if any, utilising this technology. The amount of royalties varies depending upon type of product, use of product, stage of product, location of sale, and ultimate sales volume, and ranges from a minimum of approximately $70.00 per unit to a maximum of approximately $100.00 per unit sold. Additionally, in the event we receive certain milestone payments related to this technology, the licenses require that 20% of the milestone amount be paid to the licensors.

Additional terms of the technology licenses include annual licensing payments of $150 in 2008 and $175 in 2009 and annually thereafter until the underlying technology has been commercialised. Terms of the licenses also include other payments to occur during commercialization that could total $2,550; payment of $350 upon a change in control of ownership; and payment of patent filing, maintenance, and defense fees. The license terms remain in effect until the last patent expires or ten years after commercialization.

In July 2010, we amended the technology licenses so that they remain in effect until the last patent expires. In addition, the amended agreements contain minimum royalties that escalate over the first seven years subsequent to first product sale and continue through the term of the agreement.

In connection with our development activities, we periodically enter into contracts with consultants and vendors. These contracts are generally cancellable with 30 days’ written notice. As of December 31, 2009, the minimum future payments on these contracts totalled $132.

We currently lease our office facilities under a non-cancellable operating lease that expires in August 2011. We recorded rent expense of $273, $320, $394, $295, $311, and $2,817 for the years ended December 31, 2007, 2008, and 2009 and the nine months ended September 30, 2009 and 2010 and the period from June 3, 1998 (inception) through September 30, 2010. Future minimum payments under the lease as of December 31, 2009 total $333 in 2010 and $229 in 2011.
104 | REVA Medical, Inc. Prospectus

11. Related Parties
Our related parties include the members of our Board of Directors and investors with 5% or more of our outstanding securities. As of December 31, 2009, our related parties collectively represent 64% of our outstanding voting stock.
In October 2004, we entered into several agreements with a strategic partner that arranged for, among other things, equity and debt financings to us. The terms of the agreements had also provided the strategic partner an option to acquire us if and when we completed certain technical milestones; the acquisition option was suspended in December 2007 with the possibility to reinstate the option on December 7, 2010 if we do not complete an initial public offering under a registration statement filed with the US Securities and Exchange Commission covering the sale of such securities, pursuant to which we will receive a minimum of US$50,000 net cash proceeds (see Note 12 – Subsequent Events). The strategic partner divested its debt and equity interests in REVA during 2008 to an independent investor; all terms, rights, and provisions of those securities remain and were transferred to the independent investor. The acquisition option, however, remains with the strategic partner.
Exclusive of the above transactions with the strategic partner, our only related party transactions relate to our long-term debt and associated accrued interest. These amounts are disclosed in our consolidated balance sheets and statements of operations.
12. Subsequent Events
We have evaluated all subsequent events through the filing date of the registration statement on Form S-1 with the SEC, to ensure that this filing includes appropriate disclosure of events both recognised in the financial statements as of September 30, 2010, and events which occurred subsequently but were not recognised in the financial statements. Except as described below, there were no other subsequent events that required recognition or disclosure in the financial statements.
Reincorporation: In July 2010, our Board of Directors approved, subject to stockholder approval, our reincorporation in Delaware. All historical financial statements and accompanying notes have been retroactively restated to reflect the effect of the reincorporation. Our reincorporation became effective in October 2010 upon the approval of our Shareholders.
Board of Directors: In July 2010, two directors resigned, one new director was appointed, and the Chairman of our Board of Directors was appointed to also serve as our full-time Chief Executive Officer. In October, an additional new director was appointed.
Changes in Capitalization: In July 2010, our Board of Directors and in October our stockholders approved the following actions, in each case immediately prior to but contingent upon the closing of our initial public offering:
•	amendment of $3,800 of non-convertible 6.25 percent notes payable to require conversion of the notes into Series F convertible preferred stock at a rate of $3.28 per share upon the completion of an initial public offering resulting in at least $50,000 of net proceeds to us;

•	amendment of $1,750 of convertible 6.75 percent notes payable to require conversion of the notes into Series F convertible preferred stock at a rate of $3.28 per share upon the completion of an initial public offering resulting in at least $50,000 of net proceeds to us; and

•	amendment of $10,000 of 2005 unsecured convertible notes and $5,000 of 2006 unsecured convertible notes to require their conversion into common stock at $6.50 per share upon the completion of an initial public offering resulting in at least $50,000 of net proceeds to us prior to December 31, 2010.
In October 2010, our board of directors approved the following actions, in each case immediately prior to but cotangent upon the closing of our initial public offering, subject to Shareholder approval.
•	the filing of a restated certificate of incorporation in Delaware to provide for authorised capital stock of 100,000,000 shares of common stock, 25,000,000 shares of Class B common stock and 5,000,000 shares of undesignated preferred stock; and,

•	adoption of the 2010 Equity Incentive Award Plan with 2,628,838 shares of common stock reserved for issuance.
Extension to Strategic Partner Agreement: In September 2010, the reinstatement date of the option held by our strategic partner (See Note 11 – Related Parties) was extended from December 7, 2010 to January 31, 2011.
105 | REVA Medical, Inc. Prospectus

8.	Financial Information (continued)

8.4	Pro-Forma Statement of Financial Position

The following Pro Forma Statement of Financial Position presents a summary of the Company’s consolidated balance sheet as of September 30, 2010:
•	On an actual basis;

•	On a pro forma basis in US dollars to give effect to:
(1)	the issue of 868,972 shares of preferred stock as accrued but undeclared cumulative dividends;

(2)	the conversion of all shares of preferred stock on issue (including conversion of preferred shares which will be issued as accrued but undeclared cumulative dividends and accounting for anti-dilution adjustments) into 14,929,713 Shares and the conversion of all non-voting Shares into an aggregate of 128,484 Shares, which will occur immediately prior to, but contingent upon, the completion of the Offer;

(3)	the issue of 652,286 shares of common stock upon the exercise of preferred stock and common stock warrants outstanding at September 30, 2010, which the Company expects the warrant holders to elect to exercise through a “cashless exercise” provision of the warrants and the issuance of 49,535 shares of our common stock issuable upon exercise of preferred stock and common stock warrants which warrant holders have elected to exercise in cash at a weighted average exercise price of $5.32 per share, contingent and effective upon the closing of this Offer;

(4)	the issue of 5,588,187 Shares upon the conversion of all principal and accrued interest on notes payable on issue, which the Company expects the noteholders to elect to convert, contingent and effective upon the completion of the Offer;

(5)	the reclassification of the preferred stock warrant liability to additional paid-in capital upon the exercise of all outstanding preferred stock warrants;

(6)	the reclassification of the repayment premium on long-term notes payable to additional paid-in capital upon conversion of the related notes payable which eliminates the repayment premium obligation;

(7)	the filing of an amended and restated certificate of incorporation to authorise 100,000,000 shares of common stock, 25,000,000 shares of Class B common stock and 5,000,000 shares of undesignated preferred stock; and

(8)	to additionally give effect to the issue of the 6,363,637 Shares (represented by 63,636,370 CDIs) the Company is offering under this Prospectus at an assumed Offer Price of A$11.00 per Share (A$1.10 per CDI), after deducting the estimated fees of the Lead Manager and estimated Offer costs of approximately US$6.4 million (or approximately A$6.7 million) to be paid by the Company, of which US$2.386 million was prepaid as at 30 September 2010.
•	On a pro forma basis in Australian dollars, by adjusting the pro forma as at 30 September 2010 in United States dollars based on an indicative exchange rate of US$0.95 to $1.00.
106 | REVA Medical, Inc. Prospectus

		September 30,
	December 31,	2010	Pro Forma	Pro Forma
	2009	(unaudited)	Adjustments	September 30, 2010
	US$’000	US$’000	US$’000	US$’000	A$’000

CURRENT ASSETS
Cash and Cash Equivalents[1]	7,233	6,147	62,784	68,931	72,559
Short-Term Investments	—	—	—	—	—
Prepaid Expenses and Other Current Assets	68	74	—	74	78
TOTAL CURRENT ASSETS	7,301	6,221	62,784	69,005	72,637

Property and Equipment, Net	1,134	883	—	883	929
Other Non-Current Assets	7	2,386	(2,386)	—	—
TOTAL ASSETS	8,442	9,490	60,398	69,888	929

CURRENT LIABILITIES
Accounts Payable	817	511	—	511	538
Accrued Expenses and Other Current Liabilities	399	1,382	—	1,382	1,455
TOTAL CURRENT LIABILITIES	1,216	1,893	—	1,893	1,993

Long-term Notes Payable ($20,275 held by related parties)	20,304	19,629	(19,629)	—	—
Accrued Interest on long-term Notes Payable	6,971	7,859	(7,859)	—	—
Repayment premium on long-term notes payable	11,100	11,100	(11,100)	—	—
Preferred Stock Warrant Liability	780	1,610	(1,610)	—	—
Other Long-Term Liabilities	31	—	—	—	—
TOTAL NON-CURRENT LIABILITIES	39,186	40,198	(40,198)	—	—

TOTAL LIABILITIES	40,402	42,091	(40,198)	1,893	1,993

NET ASSETS	(31,960)	(32,601)	100,596	67,995	71,574

SHAREHOLDERS’ EQUITY
Convertible Preferred Stock	69,071	77,874	(77,874)	—	—
Common stock	—	—	3	3	3
Non-voting convertible common stock	—	—	—	—	—
Additional Paid-in Capital	—	4,355	178,467	182,822	192,445
Accumulated Other Comprehensive Income	2	1	—	1	1
Accumulated Deficit (during development stage)[1]	(101,033)	(114,831)	—	(114,831)	(120,875)

TOTAL SHAREHOLDERS’ EQUITY	(31,960)	(32,601)	100,596	67,995	71,574

1.	If the Company accepts oversubscriptions, then at the Maximum Offer Amount of A$85,000,003 (US$80,750,003), the Cash and Cash Equivalents will increase to A$86,809,000 (US$82,469,000) and the Additional Paid-in Capital will increase to A$206,695,000 (US$196,360,000).
107 | REVA Medical, Inc. Prospectus

8.	Financial Information (continued)

8.5	Use of Funds from the Offer

Based on the Offer of A$70,000,007, REVA expects to receive approximately A$63.3 million of net proceeds from the issue of REVA CDIs at the Offer Price of A$1.10 per CDI, after deducting the Lead Manager’s fees and estimated Offer expenses payable by the Company.

The table below sets out in United States and Australian dollar terms the proposed Use of Funds from the Offer in Australian dollars. As the Company’s operations are based in the United States, the expenses are expected to be primarily incurred in USD. Due to recent volatility in the A$:US$ exchange rate, an indicative foreign exchange rate of A$1.00= US$0.95 has been used in the calculation of the figures in the table below. Accordingly, Investors should be aware that the amounts represented in the table below may change as a result of fluctuations in the A$:US$ exchange rate.

	Minimum	Maximum
Use of funds	A$’000	A$’000

RESEARCH AND DEVELOPMENT ACTIVITIES
ReZolve™	27,100	31,350
Other Programmes & Development	4,500	7,500

Sub Total for Research & Development	31,600	38,850
OPERATIONS
Clinical trial costs — Pilot Trial and Pivotal CE Mark Trial	10,300	10,300
Building commercial infrastructure, including manufacturing capacity expansion	3,200	4,200
Working Capital and general corporate purposes	18,200	24,200

Sub Total for Research & Development and Operations	63,300	77,550
Cost of the Offer	6,700	7,450

TOTAL	70,000	85,000

The foregoing expected use of the net proceeds of the Offer represents REVA’s current intentions based upon the Company’s present plans and business condition. The amounts and timing of the actual expenditures may vary significantly and will depend upon numerous factors, including the timing and success of the Company’s development efforts and clinical trials. REVA plans to commence clinical trials in the United States after acceptable data from the European clinical trials are received. Due to the regulatory requirements in the United States that require a study with a large number of patients, REVA anticipates needing additional funding in order to carry out the US clinical trials.

REVA will retain broad discretion in the allocation and use of the net proceeds from the Offer. REVA may find it necessary or advisable to use the proceeds for other purposes or in different allocations from those listed above. Pending the use of net proceeds, the Company intends to invest the Offer proceeds in short-term, interest-bearing obligations, investment grade instruments, certificates of deposit, or guaranteed obligations of the US government.

As at 30 September 2010 REVA’s primary source of liquidity was cash on hand of US$6.1 million. Additionally, prior to February 2011, REVA expects to receive approximately $0.7 million cash in the form of a US Therapeutic Discovery Grant; a majority of these grant funds represent reimbursement of expenses previously incurred. REVA believes these current cash balances, together with the net proceeds of the Offer, will be sufficient to satisfy REVA’s liquidity requirements for the next three years and REVA will have sufficient working capital to carry out the Company’s stated business objectives.
108 | REVA Medical, Inc. Prospectus

9.

Independent Accountant's Report

Design for Life

9. Independent Accountant’s Report Design for Life
109 | REVA Medical, Inc. Prospectus

9.	Independent Accountant’s Report
12 November 2010

The Board of Directors
REVA Medical, Inc
5751 Copley Drive, Suite B
San Diego, CA 92111-7905
United States

Dear Directors

Independent Accountant’s Report on Historical and Pro forma Financial Information

Introduction

We have prepared this Independent Accountant’s Report at the request of the Directors of REVA Medical, Inc (“REVA Medical”) (“the Directors”) for inclusion in the Prospectus (“Prospectus”) to be dated on or about 12 November 2010, and to be issued by REVA Medical, in respect of the planned initial public offering on the Australian Securities Exchange Limited (“IPO” or “ Offer”).

Expressions defined in the Prospectus have the same meaning in this Report.

Scope

Ernst & Young has been requested to prepare this Report to cover the following financial information:

Historical Financial Information

The Historical Financial Information, as set out in section 8 of the Prospectus comprises:
•	The consolidated balance sheets as at 30 September 2010 (unaudited) and 31 December 2009 and 2008 (audited);

•	The consolidated statements of operations for nine months ended 30 September 2010 and 30 September 2009 (unaudited), the years ended 31 December 2009, 2008 and 2007 (audited);

•	The consolidated statements of cash flows for the nine months ended 30 September 2010 and 30 September 2009 (unaudited), the years ended 31 December 2009, 2008 and 2007 (audited);

•	The consolidated statements of convertible preferred stock and stockholder’s deficit, for the period from 3 June 1998 to 30 September 2010 (unaudited); and

•	Notes to the consolidated financial statements
(Hereafter ‘the Historical Financial Information’).

The unaudited Historical Financial Information has been extracted from the unaudited financial statements on which Ernst & Young LLP has performed SAS 100 review procedures.

The audited Historical Financial Information has been extracted from the audited financial statements, which were audited by Ernst & Young LLP and on which an unqualified audit opinion was issued.

Pro forma Financial Information

The USD Pro Forma Financial Information as set out in Section 8.4 of the Prospectus comprises:
•	The USD Pro forma Balance Sheet as at 30 September 2010 assumes completion of the proposed transaction (the Pro forma transaction) and includes the following Pro forma adjustments as at that date as disclosed in section 8.4;
(1)	the issue of 868,972 shares of preferred stock as accrued but undeclared cumulative dividends;

(2)	the conversion of all shares of preferred stock on issue (including conversion of preferred shares which will be issued as accrued but undeclared cumulative dividends and accounting for anti-dilution adjustments) into 14,929,713 Shares and the conversion of all non-voting Shares into an aggregate of 128,484 Shares, which will occur immediately prior to, but contingent upon, the completion of the Offer;

(3)	the issue of 652,286 shares of common stock upon the exercise of preferred stock and common stock warrants outstanding at September 30, 2010, which the Company expects the warrant holders to elect to exercise through a “cashless exercise” provision of the warrants and the issuance of 49,535 shares of the
110 | REVA Medical, Inc. Prospectus

common stock issuable upon exercise of preferred stock and common stock warrants which warrant holders have elected to exercise in cash at a weighted average exercise price of $5.32 per share, contingent and effective upon the closing of this Offer;

(4)	the issue of 5,588,187 Shares upon the conversion of all principal and accrued interest on notes payable on issue, which the Company expects the noteholders to elect to convert, contingent and effective upon the completion of the Offer;

(5)	the reclassification of the preferred stock warrant liability to additional paid-in capital upon the exercise of all outstanding preferred stock warrants;

(6)	the reclassification of the repayment premium on long-term notes payable to additional paid-in capital upon conversion of the related notes payable which eliminates the repayment premium obligation;

(7)	the filing of an amended and restated certificate of incorporation to authorise 100,000,000 shares of common stock, 25,000,000 shares of Class B common stock and 5,000,000 shares of undesignated preferred stock; and

(8)	to additionally give effect to the issue of the 6,363,637 Shares (represented by 63,636,370 CDIs) the Company is offering under this Prospectus at an assumed Offer Price of A$11.00 per Share (A$1.10 per CDI), after deducting the estimated fees of the Lead Manager and estimated Offer costs of approximately US$6.4 million (or approximately A$6.7 million) to be paid by the Company, of which US$2.386 million was prepaid as at 30 September 2010.
(Hereafter ‘the Pro forma Financial Information’)

(Collectively, the ‘Financial Information’).

This Report has been prepared for the inclusion into the Prospectus. Ernst & Young disclaim any assumption of responsibility for any reliance on this Report or on the Financial Information to which this Report relates for any purposes other than the purposes for which it was prepared. This report should be read in conjunction with the Prospectus.

Directors’ Responsibility for the Pro forma Financial Information

The Directors have prepared and are responsible for the preparation and presentation of the Financial Information. The Directors are also responsible for the determination of pro forma adjustments as set out in Section 8.4 of the Prospectus.

The Financial Information is presented in an abbreviated form insofar as it does not include all of the presentation and disclosures required by Australian Accounting Standards and other mandatory professional reporting requirements applicable to general purpose financial reports.

Our Responsibility

Our responsibility is to express a conclusion on the Financial Information based on our review. We have conducted an independent review of the Financial Information in order to state whether on the basis of the procedures described, anything has come to our attention that would cause us to believe that:
a.	The Historical Financial Information does not present fairly:
—	The consolidated balance sheets as at 30 September 2010 and 31 December 2009 and 2008;

—	The consolidated statements of operations for nine months ended 30 September 2010 and 30 September 2009, the years ended 31 December 2009, 2008 and 2007;

—	The consolidated statements of cash flows for the nine months ended 30 September 2010 and 30 September 2009, the years ended 31 December 2009, 2008 and 2007;

—	The consolidated statements of convertible preferred stock and stockholder’s deficit, for the period from 3 June 1998 to 30 September 2010; and

—	Notes to the consolidated financial statements;
in accordance with the measurement and recognition requirements (but not all of the presentation and disclosure requirements) of applicable Accounting Standards in the United States.

b.	The Pro forma Adjustments do not provide a reasonable basis for the Pro forma Financial Information;
111 | REVA Medical, Inc. Prospectus

9.	Independent Accountant’s Report (continued)
c.	The Pro forma Financial Information has not been prepared on the basis of the assumptions set out in Section 8.4 of the Prospectus; and

d.	The Pro forma Financial Information does not present fairly:
—	The Pro forma balance sheet as at 30 September 2010
in accordance with the measurement and recognition requirements (but not all of the presentation and disclosure requirements) of applicable Accounting Standards in the United States as if the pro-forma transactions set out above had occurred at 30 September 2010.
Our independent review of the Financial Information has been conducted in accordance with Australian Auditing Standards applicable to review engagements. Our procedures consist of reading relevant Board minutes, reading of relevant contracts and other legal documents, inquiries of management personnel and the Directors and analytical and other procedures applied to REVA Medical’s accounting records. These procedures do not provide all the evidence that would be required in an audit, thus the level of assurance provided is less than that given in an audit. We have not performed an audit and, accordingly, we do not express an audit opinion on the Financial Information.

5. Conclusion Statements

Review conclusion on the Financial Information

Based on our independent review, which is not an audit, nothing has come to our attention which causes us to believe that:
a.	The Historical Financial Information does not present fairly:
—	The consolidated balance sheets as at 30 September 2010 and 31 December 2009 and 2008;

—	The consolidated statements of operations for nine months ended 30 September 2010 and 30 September 2009, the years ended 31 December 2009, 2008 and 2007;

—	The consolidated statements of cash flows for the nine months ended 30 September 2010 and 30 September 2009, the years ended 31 December 2009, 2008 and 2007;

—	The consolidated statements of convertible preferred stock and stockholder’s deficit, for the period from 3 June 1998 to 30 September 2010; and

—	Notes to the consolidated financial statements;
in accordance with the measurement and recognition requirements (but not all of the presentation and disclosure requirements) of applicable Accounting Standards in the United States.

b.	The Pro forma Financial Information has not been prepared on the basis of the assumptions set out in Section 8.4 of the Prospectus;

c.	The Pro forma Adjustments do not provide a reasonable basis for the Pro forma Financial Information; and

d.	The Pro forma Financial Information does not present fairly:
—	the Pro forma Balance Sheet as at 30 September 2010
in accordance with the measurement and recognition requirements (but not all of the presentation and disclosure requirements) of applicable Accounting Standards in the United States as if the pro-forma transactions set out above had occurred at 30 September 2010.
Independence or Disclosure of Interest

Ernst & Young does not have any pecuniary interests that could reasonably be regarded as being capable of affecting its ability to give an unbiased conclusion in this matter. Ernst & Young provides audit and other advisory services to REVA Medical, and will receive a professional fee for the preparation of this report.

Yours faithfully

Ernst & Young
112 | REVA Medical, Inc. Prospectus

10. Risk Factors Design for Life
113 | REVA Medical, Inc. Prospectus

10.	Risk Factors

Investing in the Company’s CDIs involves a high degree of risk. You should carefully consider the risks described below and all of the other information set out in this Prospectus before deciding to invest in the Company’s CDIs. If any of the events or developments described below occurs, the Company’s business, financial condition or results of operations could be negatively affected. In that case, the market price of the Shares could decline, and you could lose all or part of your investment.

10.1	Risks related to clinical trials and regulation

In order to commence human clinical trials, the Company will need to obtain regulatory and other approvals. If the Company is unable to achieve or is delayed in achieving such approvals, this could have a significant effect on its regulatory approval timeline and ability to commercialise its technology.

There is no guarantee that the Company will obtain the necessary regulatory approvals from Investigational Review Boards and regulatory bodies including the Notified Body in the EU, the TGA in Australia and the FDA in the US to commence human clinical trials, and there is no guarantee that lengthy and expensive additional work and preclinical testing will not be required by the regulatory bodies before they allow the Company to commence human clinical trials.

The Company plans to use the clinical trial data obtained in the EU and Australia in order to facilitate a more expedient US approval process. There is a risk that the FDA may not allow those results to be used in the Premarket Approval application which would result in a delay and increase in costs of US approvals.

The Company cannot predict the outcome of the human clinical trials. If the ReZolve™ stent does not meet the Company’s required clinical specifications or causes adverse or unexpected events, then the Company may need to further modify the design or technology used in the ReZolve™ stent. There is no guarantee that the Company will be able to address any issues arising from the clinical trials which would adversely affect its future prospects.

The outcome of human clinical trials cannot be predicted, even when preclinical results are favourable. If the ReZolve™ stent causes adverse issues in human clinical trials, such as restenosis, stroke, thrombosis, and/or death, then it is likely the human clinical trial will need to be halted. In such case, the Company may need to modify its technology to address these issues while also meeting the market requirements for stent products.

The Company’s clinical trials may also be suspended or terminated at any time by regulatory authorities or by the Company in the event that, for example, there should be a series of adverse clinical events such as heart attack or stroke. There is no guarantee that if adverse results arise in the human clinical trials that the issues will be able to be successfully addressed and overcome. If the Company is unable to address these issues, the Company will not be able to commercialise its technology.

The Company performed a small first human clinical trial in 2007 with 25 patients in Brazil and Germany using an early version of the ReZolve™ stent. The Company achieved deployment success, demonstrating the stent’s ability to dilate and hold open the artery as anticipated and consistent with the results of the Company’s preclinical data. However, at approximately four months, the Company saw adverse device performance resulting from the brittle nature of the polymer that resulted in fractured supporting elements of the stent. The Company addressed these issues by modifying the design and the composition of the polymer used in the ReZolve™ stent. These modification activities have been the Company’s primary focus for the past two and one-half years, during which time the Company used cash for operating activities of nearly US$30 million, to the exclusion of other development activities and opportunities.
114 | REVA Medical, Inc. Prospectus

The completion of the Company’s clinical trial program could also be substantially delayed or prevented by several factors, including:
•	delays in receiving the necessary approvals to commence the CE Mark Trial;

•	slower than expected rates of patient recruitment and enrolment;

•	failure of patients to complete the clinical trial or the inability or unwillingness of patients or medical investigators to follow its clinical trial protocols;

•	patients preferring to use approved devices or other experimental treatments or devices rather than the ReZolve™ stent;

•	unforeseen safety issues;

•	perceived lack of product efficacy during clinical trials;

•	inability to monitor patients adequately during or after treatment;

•	risks associated with trial design, which may result in a failure of the trial to show statistically significant results even if the product is effective;

•	governmental and regulatory delays or changes in regulatory requirements, policies or guidelines; and

•	varying interpretation of data by regulatory agencies.
The process of obtaining marketing approval or clearance from regulatory authorities for the ReZolve™ stent, or any future products or enhancements or modifications to any products, could be delayed, require substantial expenditure of resources and require changes to, or limit the use of, the products.

There can be no assurance that the Company will receive the required approvals from the regulatory authorities or, if the Company does receive the required approvals, that the Company will receive them on a timely basis or that the Company will otherwise be able to satisfy the conditions of such approval, if any. The failure to receive product approval clearance by the regulatory authorities will have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company does not have long-term data regarding the safety and efficacy of the ReZolve™ stent. Any long-term data that is generated may not be consistent with the limited short-term data, which could affect regulatory approval of the Company’s products or the rate at which its products are adopted.

An important factor in the Company’s clinical trials, upon which the safety and efficacy of the ReZolve™ stent may be measured, is the rate of restenosis, or the renarrowing of the treated artery over time, and the rate of retreatment following the procedures using the ReZolve™ stent.

If, in its planned pivotal human clinical trial, the Company fails to demonstrate restenosis and reintervention rates, as well as other clinical trial end-points and performance that meet regulators’ or physicians’ expectations or which are not comparable to other stents that have been approved by the FDA and other regulatory authorities, the Company’s ability to successfully market the ReZolve™ stent may be significantly limited and physicians may recommend that patients receive alternative treatments. Another important factor upon which the safety and efficacy of the ReZolve™ stent will be measured is the incidence of late-stent thrombosis following procedures using the ReZolve™ stent. The Company cannot assure potential investors that its long-term data, once obtained, will prove a lower incidence of late-stent thrombosis as compared to drug-eluting metal stents. If the results obtained from the Company’s clinical trials indicate that its products are not as safe or effective as other treatment options or as effective as current short-term data would suggest, the Company’s products may not be approved, adoption of its products may suffer and its business would be harmed.
115 | REVA Medical, Inc. Prospectus

10.	Risk Factors (continued)

The Company’s planned manufacturing facilities and the manufacturing facilities of its suppliers must comply with applicable regulatory requirements. If the Company fails to achieve regulatory approval for these manufacturing facilities, its business and its results of operations would be harmed.

Completion of the Company’s clinical trials and commercialisation of its products require access to, or the development of, manufacturing facilities that meet applicable regulatory standards to manufacture a sufficient supply of its products. Approvals are required to achieve CE Marking in Europe, and similar approvals must be obtained from the FDA for facilities that manufacture the Company’s products for US commercial purposes. Suppliers of components, and products used to manufacture, the Company’s products must also comply with applicable regulatory requirements, which often require significant time, money, resources and record-keeping and quality assurance efforts and subject the Company and its suppliers to potential regulatory inspections and stoppages. If the Company or its suppliers fail to comply with the regulatory requirements for its manufacturing operations, its commercialisation efforts could be delayed, which would harm its business and the results of its operations.

As a device manufacturer, the Company will be required to demonstrate and maintain compliance with a variety of regulatory requirements. Even after products have received marketing approval or clearance, product approvals and clearances by the regulatory bodies can be withdrawn due to failure to comply with regulatory standards or the occurrence of problems following initial approval.

Compliance with applicable regulatory requirements is subject to continual review and is rigorously monitored through periodic inspections by regulatory authorities. If the Company fails to comply with the regulatory requirements or to take satisfactory corrective action in response to an adverse inspection, this could result in enforcement actions, including a public warning letter, a shutdown of, or restrictions on, its manufacturing operations, delays in approving or clearing a product, refusal to permit the import or export of its products or other enforcement action.

The Company’s operations involve hazardous materials, and it must comply with environmental laws and regulations, which can be expensive.

The Company’s research and development activities involve the controlled use of hazardous chemicals. The Company’s operations also produce hazardous waste products. The Company is subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of these materials. The Company generally contracts with third parties for the disposal of such substances. The Company cannot eliminate the risk of accidental contamination or injury from these materials and may be required to incur substantial costs to comply with current or future environmental and safety regulations. If an accident or contamination occurred, the Company would be likely to incur significant costs associated with civil penalties or criminal fines. Current or future environmental regulation may impair the Company’s research, development or production efforts.

If the Company fails to obtain and maintain adequate levels of reimbursement for its products by third-party payers, there may be no commercially viable markets for its products or the markets may be much smaller than expected.

The availability and levels of reimbursement by governmental and other third-party payers could adversely affect the market for the Company’s products. Reimbursement and health care payment systems vary significantly by country, and include both government sponsored health care and private insurance. Payers may attempt to limit coverage and the level of reimbursement of new therapeutic products.

In addition, the efficacy, safety, performance and cost-effectiveness of the Company’s products in comparison to any competing products may determine the availability and level of reimbursement for the Company’s products. The Company believes that future reimbursement may be subject to increased restrictions both in the US and in international markets. Future legislation, regulation or reimbursement policies of third-party payers may adversely affect the demand for the Company’s products currently under development and limit its ability to sell its products on a profitable basis.

Health care reform legislation could adversely affect the Company’s future revenue and financial condition.

In recent years, there have been numerous initiatives at the federal and state levels for comprehensive reforms affecting the payment for, the availability of and reimbursement for health care services in the US. Recent legislation and many of the proposed bills include funding to assess the comparative effectiveness of medical devices. It is unclear what impact the comparative effectiveness analysis would have on the Company’s products or its financial results. If significant reforms are made to the health care system in the US, or in other jurisdictions, those reforms may have a material adverse effect on the Company’s financial condition and results of operations.
116 | REVA Medical, Inc. Prospectus

In March 2010, the US Congress enacted comprehensive health care reform legislation known as the Patient Protection and Affordable Care Act of 2010 (PPACA). The PPACA includes new regulatory mandates and other measures designed to constrain medical costs, as well as additional reporting requirements. The PPACA also imposes significant new taxes on medical device manufacturers that are expected to cost the medical device industry up to US$20 billion over the next decade. Complying with the PPACA could significantly increase the Company’s costs and adversely affect the Company’s business and financial condition. The Company’s operations will also be impacted by the PPACA as modified by the Health Care and Education Reconciliation Act of 2010 (Health Care Act). The Health Care Act imposes a 2.3 percent excise tax on sales of medical devices by manufacturers in the US. The Company expects its stent products to fall within the scope of this tax. The Company expects compliance with the Health Care Act to impose significant administrative and financial burdens on the Company and non-compliance could subject the Company to significant civil monetary penalties.

The Company is required to comply with extensive legislative requirements.

The Company conducts business in a highly regulated industry and must comply with extensive legislative requirements which include, amongst other things, protection of patient confidentiality and health care fraud. Breaches of the Company’s statutory obligations could lead to substantial fines and/or other civil or criminal penalties which may have an adverse effect on the business, financial condition and results of operations of the Company.

10.2	Risks related to the Company’s business

The Company has a history of net losses and it may never achieve or maintain profitability.

The Company is a development stage medical device company with a limited history of operations. The Company has incurred net losses since its inception, including net losses of approximately US$12.7 million and US$13.8 million for the fiscal years ended 31 December 2008 and 2009 respectively. As at 30 September 2010, the Company’s accumulated deficit was approximately US$115 million. Currently, the Company has no products approved for sale in any jurisdiction. The Company also expects to continue to incur significant operating losses for the foreseeable future as it incurs costs including those associated with the continued development, testing and obtaining approvals for its products and increased costs associated with being a public company in the US and a listed company in Australia.

The Company cannot predict the extent of its future operating losses and accumulated deficit, and it may never generate sufficient revenues to achieve or sustain profitability. To become and remain profitable, the Company must succeed in developing, obtaining required regulatory approvals and commercialising products with significant market potential. The Company may never succeed in these activities.

The Company’s ability to generate revenue depends upon the successful clinical development, regulatory approval and commercialisation of the ReZolve™ stent.

The Company’s ReZolve™ stent and any other products that it develops in the future will require extensive clinical testing, regulatory approval and significant marketing efforts before they can be sold and generate any revenue. The Company’s efforts to generate revenue may not succeed for a number of reasons including issues or delays arising in the development, testing, approval or marketing of the products as described further below and above in Section 10.1.

Even if the ReZolve™ stent does achieve market acceptance, the Company may not be able to sustain it or otherwise achieve it to a degree which would support the ongoing viability of its operations.
117 | REVA Medical, Inc. Prospectus

10.	Risk Factors (continued)

The Company will depend heavily on the success of its lead product candidate, the ReZolve™ stent. Any factors that negatively impact sales of this product will adversely affect the Company’s business, financial condition and results of operations.

Assuming the Company can obtain the required regulatory approvals, the Company expects to derive substantially all of its revenues from sales of its first product candidate, the ReZolve™ stent. Accordingly, the Company’s ability to generate revenues in the future is reliant on its ability to market and sell this device. The degree of market acceptance for the ReZolve™ stent will depend on a number of factors, including:
•	the perceived advantages and disadvantages of the ReZolve™ stent over existing products and competitive treatments and technologies;

•	the safety and efficacy of the ReZolve™ stent and prevalence and severity of any adverse events or side effects especially as it relates to survival, quality of life and bleeding;

•	the ease of use of the ReZolve™ stent compared to existing products and competitive treatments and technologies;

•	the Company’s ability to provide additional clinical data regarding the potential long-term benefits provided by the ReZolve™ stent;

•	the strength of the Company’s sales and marketing initiatives;

•	the price of the ReZolve™ stent and the third-party coverage and reimbursement for procedures using the ReZolve™ stent; and

•	the extent to which physicians adopt the ReZolve™ stent.
The Company competes against companies that have longer operating histories, more established or approved products and greater resources than the Company, which may prevent the Company from achieving further market penetration or improving operating results.

Competition in the medical device industry is intense. The Company’s products will compete against products offered by substantial global public companies, such as Johnson & Johnson, Medtronic, Inc., Abbott Laboratories and Boston Scientific Corporation, as well as several private companies such as Biotronik SE & Co. KG. These four global medical device competitors have significantly greater technical, regulatory, financial, manufacturing and human resources than the Company and have established reputations and approved metal stent products and/or significantly greater name recognition, as well as distribution channels and sales and marketing capabilities that are significantly larger and more established than those of the Company.

Additional competitors, including those with a bioresorbable stent technology, may enter the market, and the Company is likely to compete with companies offering new technologies in the future. The Company may also face competition from other medical therapies which may focus on the Company’s target market as well as competition from manufacturers of pharmaceutical and other devices that have not yet been developed. Competition from these companies could adversely affect the Company’s business.

The industry in which the Company operates has also undergone, and is expected to continue to undergo, rapid and significant technological change, and the Company expects competition to intensify as technical advances are made and additional competitors enter the market. The Company’s competitors may develop and commercialise stents or other medical device or pharmaceutical products that are safer or more effective, have fewer side effects or are less expensive than any products that the Company may develop. For example, the Company is aware of companies that are developing various other less-invasive technologies for treating cardiovascular disease, which could limit the market potential for the Company’s stents.

Product liability claims could damage the Company’s reputation or adversely affect its business.

The design, manufacture and sale of human medical devices, particularly implantable life-sustaining medical devices, carries an inherent risk of product liability claims and other damage claims. A product liability or other damages claim, product recall or product misuse, regardless of the ultimate outcome, could require the Company to spend significant time and money in litigation or to pay significant damages and could seriously harm its business and financial condition. A successful claim brought against the Company in excess, or outside, of its insurance coverage could seriously harm its financial condition and results of operations. A product liability or other damages claim, product recall or product misuse involving any type of coronary stent manufactured by another company could also materially and adversely damage the Company’s ability to attract and retain customers, irrespective of whether or not the claim or recall had merit.
118 | REVA Medical, Inc. Prospectus

The Company has limited capabilities and manufacturing personnel and, if it is unable to provide an adequate supply of the ReZolve™ stent to support its clinical trials, the Company’s regulatory approval timeline may be delayed.

The Company currently manufactures the ReZolve™ stent at its facilities in San Diego, California. If there was a disruption to its existing manufacturing facility, for example, due to a natural disaster or disruption to operations at the premises from demonstrations/ protestors, and as a result the Company is unable to produce sufficient quantities of the ReZolve™ stent for use in its current and planned clinical trials, or if the manufacturing process yields substandard product, the regulatory approval process may be delayed.

In order to produce commercial quantities of the ReZolve™ stent, the Company will need to increase substantially the production processes and efficiency of its manufacturing operations and obtain regulatory approvals for such facilities, including the investment of additional funds and hiring and retaining additional management and technical personnel who have the necessary manufacturing experience. The Company may not successfully complete any required increase in a timely or economically viable manner or at all.

The Company has a single manufacturing facility and if it is unable to renew the lease of the facility, this may disrupt its business and the timeline for obtaining regulatory approvals

The Company’s lease of its San Diego manufacturing facility expires in August 2011. If the Company is unable to renew the lease (or is unable to renew the lease on commercially viable terms) or is unable to find suitable alternative premises to manufacture the ReZolve™ stent, this may adversely affect the Company’s financial position and results of operation, business activities and the regulatory approval for the ReZolve™ stent may be delayed.

The Company relies on specialised suppliers for certain components and processes in the manufacture of the ReZolve™ stent.

The Company relies on suppliers for several critical components used in the ReZolve™ stent, including the stent polymer and the process of lasing the stent components. The Company also outsources the sterilization of the finished product. The Company’s reliance on third-party suppliers subjects it to risks that could harm its business, particularly due to the absence of any contractual obligations between the Company and its suppliers with respect to the supply of critical components. As the components required for the ReZolve™ stent are very complex and have to be manufactured to tight specifications, there is limited availability of second source suppliers. Switching suppliers or changes to the Company’s service providers may require product redesign and submission to the regulatory authorities to whom the Company is seeking approval for the ReZolve™ stent.

If the Company is unable to retain or hire key personnel, the Company may not be able to sustain or grow its business.

The Company’s ability to operate successfully and manage its potential future growth depends significantly upon its ability to attract, retain and motivate highly skilled and qualified research, technical, clinical, regulatory, sales, marketing, managerial and financial personnel. The Company competes for talent with numerous companies, as well as universities and non-profit research organisations. Except with respect to the Company’s agreement with Robert B. Stockman, its Chief Executive Officer, Robert K. Schultz its President and Chief Operating Officer and Katrina Thompson its Chief Financial Officer and Company Secretary, the Company has not entered into any employment agreements with its executive officers or employees, nor does the Company maintain key man life insurance on the lives of any of the members of its senior management. In addition, non-compete covenants are not enforceable under California law (except in limited circumstances) and accordingly, if any of the executive officers left the Company, it would not be able to prevent them from joining a competitor.

The Company has limited sales, marketing and distribution experience. The Company may also rely on distribution partners for the sale of its product. Any delay or problems associated with the Company’s distribution partners or its own sales network could have a serious impact on the Company’s sales and its financial performance.

The Company’s current strategy is to select a distribution partner to assist in the sale of its product in jurisdictions where it is approved for commercial sale. The Company has entered into a Distribution Option Agreement with Boston Scientific Corporation, which requires it to negotiate the terms of a distribution agreement with Boston Scientific Corporation upon the attainment of certain clinical milestones. There is no guarantee that the Company will be able to agree on terms for the distribution agreement. In the event the Company is unable to agree on terms for the distribution agreement, the Company is prohibited from entering into a distribution agreement with another distributor on more favourable terms to the distributor than the terms offered to Boston Scientific Corporation. If the Company does not enter into a distribution agreement with Boston Scientific Corporation, it will need to identify another distribution partner for the sale of its products or develop its own sales and marketing network.

In the event that the Company decides to develop its own sales, distribution and marketing capabilities it may face substantial difficulties with, and incur significant expenses in relation to, establishing a marketing or sales force and complying with all legal and regulatory requirements for sales, marketing and distribution, which could jeopardise the Company’s ability to market the product or could subject the Company to substantial liability.
119 | REVA Medical, Inc. Prospectus

10.	Risk Factors (continued)

If the Company does not complete an initial public offering prior to 31 January 2011, or the Company completes an initial public offering prior to 31 January 2011 but does not receive net proceeds of at least US$50,000,000, the Company could be subject to a potential acquisition by Boston Scientific Corporation.

In connection with a financing of the Company, the Company entered into an Agreement and Plan of Merger (Merger Agreement), with Boston Scientific Corporation (BSC), and a wholly owned subsidiary of BSC on 13 October, 2004, pursuant to which the Company granted BSC an exclusive option to purchase all of the Company’s share capital on issue.

On 7 December 2007 and 28 September 2010, the parties amended the Merger Agreement to suspend these covenants, subject to certain limited exceptions. The suspension period was initially due to terminate on 7 December 2010; however, the parties have recently agreed to a further amendment to the Merger Agreement which extends the suspension period so that it now terminates on 31 January 2011. The amendment also provides that the Merger Agreement terminates automatically if prior to 31 January 2011 the Company closes an initial public offering under a registration statement filed with the SEC covering the sale of securities resulting in aggregate net cash proceeds to the Company of at least US$50,000,000. If the Company does not complete an initial public offering prior to 31 January 2011, or the Company completes an initial public offering prior to 31 January, 2011 but does not receive net proceeds of at least US$50,000,000, the Company could be subject to a potential acquisition by BSC pursuant to the terms of the Merger Agreement.

Based on the Company’s current operating plan, it may be subject to the risks associated with operating in multiple markets.

The Company’s operations are primarily located in the US. Prior to seeking a Premarket Approval in the US, the Company intends to seek regulatory approvals for the ReZolve™ stent in the EU and Australia. If the Company expands into these and additional markets outside the US, the Company will be subject to new business risks, which include adapting to, and complying with, the differing laws and regulations, business and clinical practices, and patient preferences in foreign countries, developing and managing foreign relationships and operations and being subject to the political and economic climate of the various jurisdictions. In addition, the laws and regulations regarding the manufacture and sale of the Company’s products both in the US and other jurisdictions will be subject to future changes, as will be administrative interpretations and policies of regulatory agencies.

Expansion into additional foreign markets imposes additional burdens on executive and administrative personnel, research and sales departments and general managerial resources and may not be successful, in which case the Company may have expended significant resources without realising the expected benefit.

10.3	Risk factors related to intellectual property

The Company relies on certain licences for patents and other technology related to its products. The termination of these agreements could delay or prevent the Company from being able to commercialise its products.

The Company depends on licences to use certain patents and other technology used in the ReZolve™ stent and stent components. For example, the Company relies on certain licensed patents from Rutgers, the State University of New Jersey for the polymer it uses in the ReZolve™ stent. In order to maintain its rights under this agreement, the Company must satisfy certain development and commercialisation obligations. If the Company fails to satisfy these obligations, and licences to these patents were provided to one or more of its competitors, its ability to compete may be diminished. Furthermore, if the Company fails to comply with its material obligations under this licence agreement, the licence may be terminated and it could lose licence rights that are important to its business. In addition, the term of the licence agreement continues until the expiration of the last to expire of the patents licenced to the Company under the Rutgers licence, or 2030 and there is no guarantee the Company will be able to renew the licence agreement on commercially reasonable terms.

In addition, the Company expects that it will need to licence other technology or patents to commercialise future products, which may not be available to the Company on commercially reasonable terms, or at all.

The Company relies on its licensors to file and prosecute patent applications and maintain patents and otherwise protect the licensed intellectual property. The Company cannot be sure that such activities by third parties have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights, or that the licensor will enforce the patents or adequately protect the Company’s interests in the licensed patents.
120 | REVA Medical, Inc. Prospectus

If the Company is unable to obtain, maintain and enforce intellectual property protection covering its products, others may be able to make, use, or sell products substantially the same as those of the Company, which could adversely affect its ability to compete in the market.

The Company’s commercial success is dependent in part on obtaining, maintaining and enforcing intellectual property rights, including patents, covering the ReZolve™ stent and future product candidates. If the Company is unable to obtain, maintain and enforce intellectual property protection covering its products, others may be able to make, use or sell products that are substantially the same as those of the Company without incurring the sizeable development and licensing costs that the Company has incurred, which would adversely affect its ability to compete in the market. Patents may not be issued based on any pending or future patent applications owned by or licensed to the Company and, moreover, issued patents owned or licensed to the Company now or in the future may be found by a court to be invalid or otherwise unenforceable. Also, even if the Company’s patents are determined by a court to be valid and enforceable, they may not be sufficiently broad to prevent others from marketing products similar to those of the Company or designing around the Company’s patents, despite its patent rights, nor do they provide the Company with freedom to operate unimpeded by the patent rights of others.

The patent positions of medical device companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in patents in these fields has emerged to date in the US or in many foreign jurisdictions and there may be changes to, or to the interpretation of, patent laws and regulations which could materially affect the Company’s patents, its ability to obtain patents or the patents and applications of its collaborators and licensors.

The Company has a number of patents and applications in jurisdictions outside the US. However, the laws of some jurisdictions do not protect intellectual property rights to the same extent as laws in the US, and many companies have encountered significant difficulties in obtaining, protecting and defending such rights in jurisdictions outside the US.

In order to protect or enforce its patent rights, the Company may be required to initiate patent litigation against third parties, such as infringement suits or interference proceedings, which could require significant expenditure of the Company’s financial and other resources, risk the validity or interpretation of the Company’s patents or the issue of patents under its applications and may have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company also relies on non disclosure and confidentiality agreements with its employees, consultants and other parties to protect its interests in proprietary know-how and for processes for which patents are difficult to obtain or enforce. The Company may not be able to protect this intellectual property adequately and the Company may not have any adequate remedy where confidential information is disclosed in the public domain.

Claims that the Company’s current or future products infringe or misappropriate the proprietary rights of others could adversely affect its ability to sell those products and cause the Company to incur additional costs.

If any third-party intellectual property claim against the Company is successful, the Company could be prevented from commercialising the ReZolve™ stent or other products.

There are numerous US and foreign issued patents and pending patent applications owned by third parties with patent claims in areas that are the focus of the Company’s product development efforts. The Company is aware of patents owned by third parties, to which it does not have licences, that relate to, among other things:
•	stent structures and materials;

•	catheters used to deliver stents; and

•	stent manufacturing and coating processes.
Moreover, because patent applications can take many years to issue, there may be currently pending applications, unknown to the Company, which may later result in issued patents that pose a material risk to the Company.

The Company expects that it could be increasingly subject to third-party infringement claims as its revenues increase, the number of competitors grows and the functionality of products and technology in different industry segments overlap. Third parties may currently have, or may eventually be issued, patents on which the Company’s current or future technologies may infringe, for example, we are aware of certain patents and patent applications owned by third parties that cover different aspects of stent designs, polymer composition and related technologies. Any of these third parties might make a claim of infringement against the Company.

All of the major companies in the stent and related markets, including Boston Scientific Corporation, Abbott Laboratories, Johnson & Johnson and Medtronic, Inc., have been involved in patent litigation relating to stents since at least 1997. The stent and related markets have experienced rapid technological change and obsolescence in the past, and the Company’s competitors have strong incentives through patent litigation or otherwise, to prevent REVA from commercialising its products.
121 | REVA Medical, Inc. Prospectus

10.	Risk Factors (continued)

The Company may pose a competitive threat to many of the companies in the stent and related markets. Accordingly, many of its competitors will have a strong incentive to take steps, through patent litigation or otherwise, to prevent the Company from commercialising its products which, irrespective of the outcome, could adversely impact on the Company’s reputation, business, financial condition or results of operations.

10.4	Risks related to CDIs and Shares

The market price of the CDIs and Shares may be volatile and fluctuate significantly, which could result in substantial losses for investors purchasing CDIs in this Offer.

The CDIs will only be listed on ASX, and the Shares will not be listed for trading on any securities exchanges in Australia or the US. The trading market for the CDIs may not be very liquid. As a result, the market price of the CDIs may be volatile and fluctuate significantly from the initial Offer Price, and you may not be able to sell your CDIs at or above the initial Offer Price. The trading price of the CDIs may be impacted by a wide range of factors from specific matters impacting the Company and its business and/or the industry to general economic conditions.

The stock markets in general, and the markets for medical technology companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market and industry factors may materially harm the market price of the CDIs.

There is no guarantee that the Company will qualify for listing on a securities exchange in the United States.

The Company does not intend to facilitate secondary trading of CDIs or Shares in the US. The Company has not applied to register its CDIs or Shares under the laws of any State or other jurisdiction of the US other than under the US Securities Act of 1933 as amended, nor does the Company intend to make such an application. Further details on the resale restrictions attaching to the CDIs and Shares is set out in Section 3.15.

The Company’s Shares will not be listed for trading on any US national securities exchanges at the time of the Offer. There is no assurance that the Company will qualify in the future for listing of its securities on the New York Stock Exchange or the NASDAQ Stock Market.

Some of the Company’s Existing Holders can exert control over the Company and may not make decisions that are in the best interests of all Shareholders.

Immediately after the Offer, assuming that the Company’s officers and directors and Existing Holders do not subscribe for any CDIs in the Offer, the Existing Holders will beneficially own approximately 79.7% of the Shares assuming that the minimum subscription is raised and approximately 76.4% assuming the maximum number of CDIs are issued under the Offer. As a result, these Existing Holders, if they act together, would be able to exert a significant degree of influence over the Company’s management and affairs and over matters requiring Shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may harm the market price of the Shares by delaying or preventing a change in control, even if a change is in the best interests of the Company’s other Shareholders.

Future sales of the Shares may depress the Share price.

Sales of a substantial number of Shares in the public market following the Offer, or the perception that these sales may occur, could cause the market price of the CDIs to decline. All of the CDIs offered under the Offer will be tradable without restriction or further registration under the US federal securities laws, unless subscribed for by the Company’s “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, and may be resold in the US if the holder satisfies the applicable state securities laws or qualifies for an exemption from them. The holders of an aggregate of 21,446,971 shares of the Company’s outstanding Shares, including Shares of issuable upon exercise of outstanding warrants and conversion of outstanding notes, will have certain rights to cause the Company to file a registration statement on their behalf and to include their Shares in registration statements that the Company may file on behalf of other Shareholders. Sales by the Company’s current Shareholders of a substantial number of Shares after the Offer, or the expectation that such sales may occur, could significantly reduce the market price of the Company’s Shares.

The Company may also sell additional Shares in subsequent public offerings, which may adversely affect the market price for the CDIs and Shares.
122 | REVA Medical, Inc. Prospectus

The Company may need substantial additional funding and may be unable to raise capital when needed, which would force it to delay, reduce or eliminate its product development programs or commercialisation efforts.

To the extent that the Company’s existing capital is insufficient to meet its requirements (including the costs of obtaining regulatory approvals and investing in the expansion of its facilities for commercialisation) and cover any losses, the Company will need to raise additional funds through financings or borrowings and failure to raise additional funds could result in its commercialisation efforts being delayed, reduced or ceasing entirely. Any equity or debt financing, if available at all, may be on terms that are not favourable to the Company or could result in dilution of the Company’s existing Shareholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of existing Shareholders.

The Company does not currently intend to pay dividends on the Shares and, consequently, the ability to achieve a return on an investment will depend on appreciation in the price of the CDIs.

The Company currently intends to invest its future earnings, if any, to fund the development and growth of its business. The payment of dividends will be at the discretion of the Board and will depend on the Company’s results of operations, capital requirements, financial condition, future prospects, contractual arrangements, restrictions imposed by applicable law, any limitations on payments of dividends present in any debt agreements the Company may enter into and other factors the Board may deem relevant. If the Company does not pay dividends, your ability to achieve a return on your investment in the Company will depend on any future appreciation in the market price of the CDIs. There is no guarantee that the CDIs will appreciate in value or even maintain the price at which Shareholders have subscribed for the CDIs.

The Company will incur exchange rate risks relating to listing on ASX.

A majority of the proceeds of the Offer will be received in Australian Dollars, while the Company’s functional currency is US Dollars. The Company is not hedging against exchange rate fluctuations, and consequently the Company will be at the risk of any adverse movement in the US Dollar-Australian Dollar exchange rate between the pricing of the Offer and the closing of the Offer.

The Shares in the form of CDIs will be listed on ASX and priced in Australian Dollars. However, the Company’s reporting currency is US Dollars. As a result, movements in foreign exchange rates may cause the price of the Company’s securities to fluctuate for reasons unrelated to the Company’s financial condition or performance and may result in a discrepancy between the Company’s actual results of operations and investors’ expectations of returns on the Company’s securities expressed in Australian Dollars.

The Company will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies in the US as well as listing requirements on ASX, which may adversely affect its operating results, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could cause investors to lose confidence in its operating results and in the accuracy of its financial reports and could have a material adverse effect on the Company’s business and on the price of its Shares.

As a public company in the US with equity securities listed on ASX, the Company will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404), to furnish a report by management on, among other things, the effectiveness of its internal control over financial reporting. In the event that the Company is not able to demonstrate compliance with Section 404 in a timely manner or produce timely or accurate financial statements, or if the Company’s auditors are unable to certify that the Company’s internal control over financial reporting is effective and in compliance with Section 404 , the Company may be subject to sanctions or investigations by regulatory authorities such as the SEC and investors may lose confidence in its operating results and the price of the CDIs could decline.

Furthermore, as a US public company with equity securities listed on ASX, the Company will incur significant additional legal, accounting and other expenses and will be subject to the regulatory framework administered by the SEC, ASIC and ASX. If, notwithstanding the Company’s efforts to comply with new laws, regulations and standards, it fails to comply, regulatory authorities may initiate legal proceedings against the Company and its business may be harmed.
123 | REVA Medical, Inc. Prospectus

10.	Risk Factors (continued)

Provisions of the Company’s Certificate of Incorporation, its Bylaws and Delaware law could make an acquisition of the Company, which may be beneficial to Shareholders, more difficult and may prevent attempts by Shareholders to replace or remove the current members of the Board and management.

Certain provisions of the Company’s Certificate of Incorporation and Bylaws could discourage, delay or prevent a merger, acquisition or other change of control that Shareholders may consider favourable, including transactions in which Shareholders might otherwise receive a premium for their CDIs. Furthermore, these provisions could prevent or frustrate attempts by Shareholders to replace or remove members of the Board. These provisions could also limit the price that investors might be willing to pay in the future for the CDIs, thereby depressing the market price of the CDIs. Shareholders who wish to participate in these transactions may not have the opportunity to do so. A summary of these provisions is set out in Section 12.4.

In addition, the Company is governed by the provisions of Section 203 of the Delaware General Corporation Law, which may, unless certain criteria are met, prohibit large Shareholders, in particular those owning 15% or more of the voting rights on Shares, from merging or combining with the Company for a prescribed period of time.
124 | REVA Medical, Inc. Prospectus

11.
Material Contracts
Design for Life
125 | REVA Medical, Inc. Prospectus

11.	Material Contracts

The key provisions of each Material Contract are summarised below; however, the summary of each Material Contract is not intended to be exhaustive.

11.1	BSC agreements

Merger Agreement

On 13 October 2004, the Company entered into a Merger Agreement with BSC and a wholly owned subsidiary of BSC pursuant to which the Company granted BSC an exclusive option to purchase all of its issued share capital. The Merger Agreement contained customary covenants including, among other things, covenants regarding the Company’s conduct of its business during the option period. On 7 December 2007 and 28 September 2010, the parties amended the Merger Agreement to suspend these covenants, subject to certain limited exceptions including, without limitation, certain covenants related to the conduct of REVA’s business and BSC’s board observation rights. The suspension period was initially due to terminate on 7 December 2010; however, the parties have recently agreed to a further amendment to the Merger Agreement which extends the suspension period so that it now terminates on 31 January 2011. The amendment also provides that the Merger Agreement terminates automatically if prior to 31 January 2011 the Company closes an initial public offering under a registration statement filed with the SEC covering the sale of securities resulting in aggregate net cash proceeds to the Company of at least US$50,000,000.

If the Company does not complete an initial public offering prior to 31 January 2011, or the Company completes an initial public offering prior to 31 January 2011 but does not receive net proceeds of at least US$50,000,000, the Company could be subject to a potential acquisition by BSC at the option of BSC, with such option period expiring, among other ways, on the earliest of:
•	the first anniversary of the 120th day following the date of the Company’s achievement of the following clinical milestones (Milestone Date) (set out below), if BSC has delivered a deposit in an amount equal to US$40,000,000 to REVA and has loaned REVA US$10,000,000 in accordance with the terms of the Merger Agreement:
(i)	delivery of clinical data to BSC concerning imaging, death, heart attack, stent thrombosis and target lesion revascularisation relating to the one year follow-up of at least 200 implanted resorbable drug coated stents from human clinical trials (Implanted Stents);

(ii)	delivery of clinical data to BSC concerning core lab acute gain, late loss, and binary angiographic restenosis relating to the eight to nine month angiographic follow-up of at least 100 Implanted Stents; and

(iii)	delivery of clinical data to BSC relating to the eight to nine month intravascular ultrasounds of at least 40 Implanted Stents;
•	at the election of BSC, upon delivery of a written termination notice to REVA, at any time prior to the scheduled expiration or other termination of the option period;

•	at the Company’s election, if BSC does not deliver a loan election notice within the applicable time period; and

•	at the Company’s election, if BSC has not delivered a deposit in an amount equal to US$40,000,000 to REVA and loaned REVA US$10,000,000, in each case on or prior to the Milestone Date (subject to certain extensions).
126 | REVA Medical, Inc. Prospectus

Distribution Option Agreement

On 7 December 2007, the Company entered into a Distribution Option Agreement with BSC pursuant to which it granted BSC an option for a worldwide, exclusive right to sell, market and distribute the Company’s products. BSC’s exclusive rights will become non-exclusive with respect to any product that BSC directly competes with in any country or territory where such competitive activity occurred.

The Distribution Option Agreement requires REVA to negotiate the terms of a distribution agreement with BSC upon BSC’s exercise of its option. However, there is no guarantee that REVA will be able to agree on terms for the distribution agreement. If BSC exercises its option, REVA will be required to negotiate in good faith with BSC to enter into a mutually acceptable definitive distribution agreement which is to include the following provisions:
•	the term of the distribution agreement shall not be less than five years;

•	the transfer price for products shall be equal to 50% of BSC’s average selling price for such products;

•	BSC shall not be required to make any payments (other than the transfer price for products), with respect to the sale, marketing or distribution of such products;

•	REVA shall meet all legal and regulatory requirements as well as BSC quality standards, with respect to the design, development and manufacturing of all products;

•	BSC shall have sole discretion over all marketing and sales decisions relating to the products; and

•	BSC shall be the exclusive distributor of such products during the term of the distribution agreement provided that BSC does not commence selling, marketing or distributing a directly competitive stent product, with any distribution agreement becoming non-exclusive with respect to the jurisdiction and the product at such time as BSC first sells, markets or distributes a directly competitive stent product in the same jurisdiction.

•	If REVA is unable to agree on the terms of a definitive distribution agreement with BSC within 90 days of BSC’s exercise of its option, or if BSC delivers at any time written notice to REVA that it is electing not to exercise its option, then REVA will be permitted to sell, market and distribute its products pertaining to the BSC option either itself or to a third party; provided, however, that the terms of an offer to any third party and the definitive agreement establishing such third party’s right to sell, market and distribute such products, shall not be on terms more favourable than the terms offered by REVA to BSC.
BSC’s distribution option, to the extent not previously exercised, terminates 90 days following REVA’s achievement of all of the following clinical milestones:
•	delivery of clinical data to BSC concerning imaging, death, acute myocardial infarction, stent thrombosis and target lesion revascularisation relating to the one year follow-up of at least 200 implanted stents;

•	delivery of clinical data to BSC concerning core lab acute gain, late loss, and binary angiographic restenosis relating to the eight to nine month angiographic follow-up of at least 100 implanted stents; and

•	delivery of clinical data to BSC relating to the eight to nine month intravascular ultrasounds of at least 40 implanted stents
Under the Distribution Option Agreement, REVA has also agreed not to take certain actions which would prevent BSC from exercising its distribution option. However, REVA may market, sell or distribute any product on a non-exclusive basis in any country or territory where BSC directly competes with such product.

In addition, if the Company receives regulatory approval for any product in any country or territory outside of the US prior to submission to the FDA, and:
•	BSC does not exercise its distribution option within 90 days following written notice from the Company of such approval; or

•	if BSC exercises its distribution option but is unable to agree with the Company on the terms of the distribution arrangement within 90 days of BSC’s exercise of its option, then the Company may sell, market and distribute such products in any foreign country or territory where the product has received approval (either directly or through any third party that is not a direct competitor of BSC) provided however, that any such arrangement must be terminable without cost to BSC on no more than 90 days’ written notice.
127 | REVA Medical, Inc. Prospectus

11.	Material Contracts (continued)

11.2 Licence Agreements

11.2.1	Rutgers Licence Agreement

The Company entered into an exclusive licence agreement with Rutgers, the State University of New Jersey (Rutgers) with effect from 1 July 2010 (which superseded the Company’s previous licence agreement with Rutgers dated 21 January 2004) (Rutgers Licence), pursuant to which Rutgers granted the Company an exclusive worldwide licence, with the right to sublicence, of certain patent and other intellectual property rights to develop and commercialise products that utilise certain polycarbonates in the vascular field.

In the event that Rutgers sublicenses its patent rights to intellectual property that is owned by Rutgers or was jointly invented by REVA and Rutgers, to a third party, such patent-related costs shall be shared pro rata with either Rutgers or the applicable sublicensee. If Rutgers sublicenses inventions and improvements solely owned by REVA, Rutgers shall pay REVA a significant percentage of all income and consideration Rutgers receives from such sublicences.

Under the Rutgers Licence, the Company is required to pay annual licence maintenance fees until a product is commercially sold in a major market. The Company is also required to pay royalties on the sale of the products, with an annual minimum royalty owing for different classes or products. The Company is also required to make milestone payments upon the achievement of certain development, regulatory and commercialisation milestones specified in the agreement. In order to maintain its rights under the Rutgers Licence, the Company has to satisfy certain development and commercialisation obligations. The term of the licence continues until the expiration of the last to expire of the patents licensed to the Company under the Rutgers Licence (ie, 2030).

11.2.2	Integra Licence Agreement

On 30 January 2004, the Company entered into a Royalty and Licence Agreement with Integra LifeSciences Corporation (Integra) pursuant to which Integra granted the Company an exclusive licence (with the right to sublicence) of certain patent and other intellectual property rights to develop and commercialise products that are covered by such patent rights in the field of blood vessels (Integra Licence). Under the Integra Licence the Company is required to pay Integra a per-unit royalty on stent products that incorporate certain polycarbonates. The term of the Integra Licence will continue until the later to occur of:
•	the expiration of the last to expire of the patents licensed to the Company under the Integra Licence or 2023;

•	the expiration of certain patents licensed to the Company by Rutgers; or

•	15 years after the date on which the Company entered into the Integra Licence.
Terms of the Rutgers Licence and Integra Licence include provisions for royalty payments on any future sales of products (if any) utilising this technology. The amount of royalties varies depending upon the type of product, use of product, stage of product, location of sale, and ultimate sales volume and price, and ranges from a minimum of approximately US$70 per product sale to a maximum of approximately US$100 per product sale. Additionally, in the event REVA receives certain milestone payments related to this technology, the licenses require that 20% of the milestone amount be paid to the licensors.

Additional terms of the Rutgers Licence and Integra Licence include annual licensing payments of US$175,000 in 2010 and annually thereafter until the underlying technology has been commercialised. Terms of the licences also include other payments to occur during commercialisation that could total US$2,550,000; payment of US$350,000 upon a change in control of ownership; and payment of patent filing, maintenance, and defence fees. The licence terms remain in effect until the last patent expires or ten years after commercialisation.

In addition, the Rutgers Licence and Integra Licence contain minimum royalties that escalate over the first seven years subsequent to first product sale and continue through the term of the Rutgers Licence and Integra Licence.
128 | REVA Medical, Inc. Prospectus

11.3	Offer Management Agreement

The Company entered into an Offer Management Agreement on 12 November 2010 with respect to the management of the Offer.

Under the Offer Management Agreement, the Lead Manager has agreed to use its reasonable endeavours to procure Applications for the Minimum Subscription under the Offer (other than with respect to the US Offer).

A summary of the key terms of the Offer Management Agreement is set out below.

Commission, fees and expenses

The Company must pay the Lead Manager a management and placing fee equal to:
•	A$3.5 million; plus

•	5% of the Offer Proceeds in excess of A$70 million (excluding any amount raised from US investors); plus

•	A$50,000 for out of scope work.
The above fees will become payable by the Company on the Allotment Date.

The Company has also agreed to reimburse the Lead Manager for certain agreed costs and expenses incurred by the Lead Manager in relation to the Offer. The Lead Manager is responsible for all fees and costs payable to any co-managers and/or brokers appointed by the Lead Manager with respect to the Offer.

Warranties

The Offer Management Agreement contains certain standard representations, warranties and undertakings provided by the Company to the Lead Manager. The warranties relate to matters such as the conduct of the parties and information provided by the parties in relation to the Prospectus and the Offer. The Company’s undertakings include that it will not, during the period following the date of the Offer Management Agreement until 180 days after the issue of CDIs under the Offer, issue or agree to issue any Shares or securities without the consent of the Lead Manager (subject to certain exemptions such as pursuant to the Company’s 2010 Equity Incentive Plan and issues described in this Prospectus).

Indemnity

Subject to certain exclusions relating to, amongst other things fraud, recklessness, wilful misconduct, gross negligence or a material breach of the Offer Management Agreement by an indemnified party, the Company agrees to keep the Lead Manager and certain affiliated parties indemnified against losses suffered in connection with the Offer.

Termination events

If any of the following events occur at any time before the Allotment Date or such other time as specified below, then the Lead Manager may at any time by notice to the Company, immediately without any cost or liability to the Lead Manager, terminate the Offer Management Agreement:
•	(ASX Indices fall) The S&P/ASX 200 Index at any time falls to a level which is 90% or less than the level at the close of trading on the date of the Offer Management Agreement and remains below that level for a period of three consecutive Business Days.

•	(NASDAQ fall) The NASDAQ Composite Index at any time falls to a level which is 90% or less than the level at the close of trading on the date of the Offer Management Agreement and remains below that level for a period of three consecutive Business Days.

•	(Withdrawal) The Company withdraws the Prospectus, any supplementary or replacement prospectus required to be lodged with ASIC under Chapter 6D of the Corporations Act in connection with the Offer, the Registration Statement or the Offer.

•	(Change of material terms) The Company changes the material terms of the Offer as set out in the Prospectus (or any supplementary Prospectus).

•	(Minimum subscription condition not satisfied) The minimum subscription condition stated in the Prospectus is not satisfied by 5.00pm on the Closing Date.

•	(Net proceeds less than US$50 million) Based on the Applications received by 5.00pm on the Closing Date, in the reasonable opinion of the Lead Manager, the net proceeds of the Offer (being the Offer proceeds less all costs and expenses of the Offer) will not exceed US$50 million.
129 | REVA Medical, Inc. Prospectus

11.	Material Contracts (continued)
•	(Listing and quotation):
—	ASX makes an official statement to any person, or indicates to the Company or the Lead Manager that:
•	the Company will not be admitted to the official list of ASX;

•	ASX will not admit the Company to the official list of ASX and grant quotation of the Company’s CDIs on ASX (ASX Approval); or

•	ASX Approval will be given but that the Company will not be admitted to the official list of ASX or the CDIs will not be quoted by ASX before 31 January 2011.
—	ASX Approval (subject only to customary listing and quotation conditions imposed by ASX) has not been given before the Allotment Date.
•	(Prospectus/Disclosure Documents):
—	there is a material omission from the Prospectus or any other disclosure document relating to the Offer (including but not limited to the Registration Statement) (Disclosure Document) of information required by the Corporations Act or any other applicable law or requirement;

—	the Prospectus or any other Disclosure Document contains a misleading or deceptive statement;

—	a statement in the Prospectus or any other Disclosure Document becomes misleading or deceptive;

—	a matter referred to in section 719 of the Corporations Act occurs in respect of the Prospectus.
•	(Certificate) A statement in the confirmation certificate which the Company is required to provide to the Lead Manager under the Offer Management Agreement is untrue or incorrect in any material respect.

•	(Due Diligence Report) The due diligence report prepared by the due diligence committee established in connection with the Offer or any other information supplied by or on behalf of the Company to the Lead Manager in relation to Shares, CDIs, the Company, or the Offer, is untrue, incorrect, misleading or deceptive in a material respect.

•	(Corporations Act):
—	ASIC applies for an order under section 1324B of the Corporations Act in relation to the Prospectus and the application is not dismissed or withdrawn before the Closing Date;

—	a person (other than the Lead Manager) gives a notice under section 730 of the Corporations Act in relation to the Prospectus;

—	ASIC gives notice of intention to hold a hearing in relation to the Prospectus, or makes an interim order, under section 739 of the Corporations Act;

—	any person (other than a Lead Manager) gives a notice under section 733(3) of the Corporations Act;

—	any person (other than the Lead Manager) who consented to the inclusion of a statement in, or to being named in, the Prospectus (or any supplementary or replacement prospectus) withdraws that consent;

—	an application is made by ASIC for an order under Part 9.5 in relation to the Prospectus or ASIC commences any investigation or hearing under Part 3 of the Australian Securities and Investments Commission Act 2001 (Cth) in relation to the Prospectus.
•	(Supplementary Prospectus) the Lead Manager reasonably forms the view that a Supplementary Prospectus must be lodged with ASIC under section 719 of the Corporations Act and the Company does not lodge a Supplementary Prospectus in the form, with the content and within the time reasonably required by the Lead Manager.

•	(Insolvency Event) the Company or certain entities in the REVA Group is insolvent, or there is an act or omission made which is likely to result in the Company or certain entities in the REVA Group becoming insolvent.

•	(Change in management) A change to the Board or senior management of the Company occurs from those identified in the Prospectus.
Termination events subject to materiality

If any of the following events occur at any time before the Allotment Date or such other time as specified below, and such event (a) would have a material adverse effect on the Offer, the price at which CDIs may trade on ASX after their quotation or the willingness of investors to pay the Offer Price for the CDIs or (b) could create a material liability for the Lead Manager under the Corporations Act or any other law or regulation, then the Lead Manager may at any time, by notice to the Company, immediately without any cost or liability to the Lead Manager terminate:
•	(Change in Law) There is introduced, or there is a public announcement of a proposal to introduce into any legislature of Australia or the United States, a law or regulation, or a new government policy is adopted by a government in any of those jurisdictions or there is a public announcement of a proposal to adopt a new government policy by such a government (other
130 | REVA Medical, Inc. Prospectus

than a law or government policy announced before the date of this agreement) any of which does or is likely to prohibit or regulate the Offer, capital issues or the taxation treatment of the CDIs.

•	(Breach of significant contracts) A material contract or an agreement referred to in section 11 of this Prospectus is, without the prior written consent of the Lead Manager:
—	breached by the Company or a related body corporate (as that term is defined in the Corporations Act); or

—	terminated (whether by breach or otherwise).
•	(Fails to Comply) The Company or any related body corporate (as that term is defined in the Corporations Act) fails to comply in any material way with any of the following:
—	a provision of the constitution or a related body corporate’s (as that term is defined in the Corporations Act) constitution or constituent or governing documents;

—	the Corporations Act or any other law or regulation;

—	the ASX Listing Rules; or

—	any binding policy of ASIC or any other governmental agency or any other requirement, order or request made by or on behalf of ASIC, ASX or any other governmental agency.
•	(Default) A default by the Company in the performance of any of its obligations under the Offer Management Agreement occurs.

•	(Warranties) A warranty or representation contained in the Offer Management Agreement on the part of the Company is not true or correct.

•	(Prosecution) Any of the following occur:
—	a Director or member of senior management of the Company (as listed in the Prospectus) is charged with an indictable offence;

—	any governmental agency commences any public action against the Company or any of its Directors or senior managers in their capacity as a Director or senior manager of the Company;

—	any Director or senior manager of the Company is disqualified from managing a corporation under any law of any jurisdiction; or

—	the Company or a Director or senior manager of the Company engages in any fraudulent conduct or activity.
•	(Hostilities) There is an outbreak of hostilities (whether or not war or a national emergency has been declared) not presently existing, or a major escalation in existing hostilities occurs, or a major act of terrorism occurs in or involving any one or more of the following:
—	Australia;

—	New Zealand;

—	the United Kingdom;

—	the United States;

—	any member country of the European Union;
or involving any diplomatic, military, commercial or political establishment of any of those countries elsewhere in the world.

•	(Adverse change) Any adverse change occurs in the assets, liabilities, financial position or performance, profits, losses or prospects of the Company (or the REVA Group), including any adverse change in the assets, liabilities, financial position or performance, profits, losses or prospects of the Company (or the REVA Group) from those disclosed in the Prospectus.

•	(Other Events) There is:
—	a suspension or limitation in trading in all securities quoted or listed on ASX, the New York Stock Exchange or the NASDAQ, for one day on which that exchange is open for trading;

—	a general moratorium on commercial banking activities in Australia, the United States, the United Kingdom or the European Union, is declared by the relevant authorities, or there is a disruption in commercial banking or securities settlement or clearance services in those places; and

—	any adverse change or disruption to the existing financial markets, political or economic conditions of, or currency exchange rates or controls in Australia, the United States, the United Kingdom or the European Union, or the international financial markets or any adverse change in national or international political, financial or economic conditions.
131 | REVA Medical, Inc. Prospectus

11. Material Contracts (continued)

11.4	Implementation Approvals

The Company has obtained approvals from the Board and its Existing Holders which effect the following steps for purposes of the Restructuring:
•	a reincorporation of the Company from California to Delaware in the US,

•	amendments to the Company’s certificate of incorporation to convert all of the Company’s non-voting Shares to voting Shares and to amend and restate its certificate of incorporation to authorise additional share capital, reflect the conversion of the shares of preferred stock on issue into Shares, and implement specified anti-takeover measures as summarised in Section 12.4.6, which will become effective immediately prior to, but contingent upon, the completion of the Offer;

•	approval of the Bylaws of the Company, which will become effective immediately prior to, but contingent upon, the completion of the Offer; and

•	approval of the Company’s 2010 Equity Incentive Plan as an equity incentive program for employees, non-employee members of the Board and independent consultants and advisors to the Company, and the reservation of shares for issue under the 2010 Equity Incentive Plan.
In addition, the Company has obtained approvals from its preferred stockholders which effect the automatic conversion of all shares of the Company’s preferred stock on issue into Shares, which will occur immediately prior to, but contingent upon, the completion of the Offer.

The Company has also obtained approvals from its preferred stockholders who are parties to the amended and restated Investors’ Rights Agreement dated 7 December 2007 with the Company which effect the following for the purposes of the Restructuring:
•	a waiver of:
(i)	registration rights to certain Shares and shares of preferred stock held by the preferred stockholders in connection with the Company’s filing of the Registration Statement; and

(ii)	participation rights to purchase a pro rata share of the Shares to be issued (in the form of CDIs) in connection with the Offer; and
•	approval of an amended and restated Investors’ Rights Agreement, to terminate various rights, covenants and restrictions set forth in the Investors’ Rights Agreement other than the registration rights held by the preferred stockholders (as summarised below), which will become effective immediately prior to, but contingent upon, the completion of the Offer.
The amended and restated Investor Rights Agreements provide these shareholders with customary US demand, piggyback and Form S-3 registration rights with respect to the Shares that will be issued to them upon conversion of the Company’s preferred stock upon completion of the Restructuring which include those set out below.

Demand registration — certain holders of the Shares issued upon conversion of preferred stock and upon exercise of warrants (which are referred to as registrable securities) will have the right to require the Company to register their Shares with the SEC for resale to the public.

These Shareholders will be entitled to exercise this right at any time beginning 180 days after the effective date of the Registration Statement (being the date of the Prospectus). The registered offering must be fully underwritten and the aggregate gross proceeds, prior to deduction for underwriters’ discounts and expenses, must exceed US$10,000,000. Under the Investor Rights Agreement, the Company will not be required to effect more than two demand registrations. The Company currently has not effected, or received a request to effect, any demand registrations under its existing investor rights agreements.

Piggyback registration — if the Company files a registration statement for a public offer of any of its securities for its own account or for the account of other shareholders (other than pursuant to a demand registration described above or a Form S-3 registration described below) on a form that would be suitable for a registration involving registrable Shares, holders of a majority of the registrable securities will have the right to include their shares in the registration statement, subject to certain limitations.

Form S-3 registration — at any time after the Company becomes eligible to file a registration statement on Form S-3, holders
132 | REVA Medical, Inc. Prospectus

of at least 30% of the registrable securities will be entitled to require the Company to file a registration statement on Form S-3; provided that the aggregate gross proceeds of an offering pursuant to a Form S-3 registration must be at least US$2,500,000. The Company may also delay such registrations by a period not to exceed 60 days in any 12 month period if the Board believes it would be materially detrimental to the Company and its Shareholders to file a registration statement. In addition, the Company is not required to file more than two Form S-3 registration statements in any 12 month period.

Conditions and limitations; delay — the registration rights described above will be subject to certain conditions and limitations, including the right of the underwriters of an offer to limit the number of Shares to be included in the registration. In the event any registered offer involves an underwriting, the Company is not required to include any registrable securities in such underwriting unless the holder accepts the terms of the underwriting.

Expenses; indemnification — the Company is generally required to bear the expenses of all registrations except underwriting discounts and selling commissions. The Investor Rights Agreement also sets out the Company’s commitment to indemnify the holders of registration rights for losses attributable to statements or omissions by the Company incurred with registrations under the agreement.
133 | REVA Medical, Inc. Prospectus

ADDITIONAL INFORMATION
134 | REVA Medical, Inc. Prospectus

12. Additional Information
12.1	Registration
The Company was incorporated in the US state of California in June 1998 as MD3, Inc. and was renamed REVA, Medical Inc. on 7 March 2002. In 2007, the Company established a non-operating wholly owned subsidiary, REVA Germany GmbH. On 21 October 2010, the Company reincorporated in the US state of Delaware.
12.2	Share capital
Current capital structure

The issued capital of the Company as at the date of this Prospectus is set out in the table below assuming the Restructuring is effected on 10 December 2010.

Class of security	Number of securities

Common stock	2,613,459
Common stock (non-voting)	128,484
Convertible preferred stock (Series A-H)	14,739,732
Convertible notes	5,634,810
Warrants	1,739,576
Employee Options	3,028,000

Restructuring and Option Issues

Immediately prior to the issue of CDIs under the Offer, the Company intends to complete the Restructuring which is expected to occur on 10 December 2010, being the anticipated Allotment Date under the Offer. The Restructuring comprises the following:
•	the conversion of all non-voting Shares into 128,484 voting Shares;

•	the conversion of all shares of convertible preferred stock on issue into 15,894,750 Shares;

•	the issue of 701,821 Shares upon the exercise of preferred stock and common stock warrants; 49,535 of which will be cash exercises and 652,286 through “cashless exercise” provisions of the warrants based on the equivalent of the Offer Price per Share (A$11.00); and

•	the issue of 5,634,810 Shares upon the conversion of convertible promissory notes at a weighted average conversion price of $5.08 per Share.
Under the Implementation Approvals summarised in Section 11.4, the Existing Holders have agreed to certain matters to facilitate the Restructuring and the Offer.

For the purposes of presenting in this Prospectus the impact of the Restructuring on the capital structure of the Company, an indicative exchange rate of A$1.00 = US$0.95 has been used due to recent volatility in the exchange rate. Accordingly, Investors should be aware that the actual share capital numbers at the time of listing may vary from that contained in this Prospectus as a result of fluctuations in the exchange rate prior to the Allotment Date.

In addition, the Board has granted 62,500 Options to each of its Non-Executive Directors, 750,000 Options to Robert Stockman, 215,000 Options to Robert Schultz and 190,000 Options to Katrina Thompson, all of which were issued on 21 October 2010 and are on the terms set out in Sections 6.4 and 12.8. Each Option will entitle the Director or officer to subscribe for one Share (equivalent to 10 CDIs) at the Offer Price per Share (A$11.00).

Accordingly, as at the Allotment Date (prior to the allotment of CDIs under the Offer), the issued share capital of the Company will comprise the following:

Class of Shares	Number of Shares

Shares	24,973,324 Shares (or 249,733,240 CDIs assuming all Shares were held as CDIs)

Options	3,028,000 Options (over 3,028,000 Shares or 30,280,000 CDIs)

Note:	The above table assumes that no Options will be exercised between the date of this Prospectus and the Allotment Date.
135 | REVA Medical, Inc. Prospectus

12. Additional Information (continued)
12.3 CHESS Depositary Interests
In order for the Company’s Shares to trade electronically on ASX, the Company intends to participate in the electronic transfer system known as CHESS operated by ASX Settlement.
CHESS cannot be used directly for the transfer of securities of companies domiciled in certain foreign jurisdictions, such as the US. Accordingly to enable the Company’s Shares to be cleared and settled electronically through CHESS, the Company intends to issue depositary interests called CDIs.
CDIs confer the beneficial ownership in foreign securities such as the Shares on the CDI holder, with the legal title to such Shares being held by an Australian depositary entity. The Company will appoint CHESS Depositary Nominees Pty Ltd (CDN), a subsidiary of ASX, to act as its Australian depositary. Accordingly, by completing an Application Form, an Applicant will apply for Shares to be issued to CDN, which will in turn issue CDIs to the Applicant.
Each CDI holder will receive a holding statement which sets out the number of CDIs held by the CDI holder and the reference number of the holding. These holding statements will be provided to a holder when a holding is first established and where there is a change in the holdings of CDIs.
The Company will operate a certificated register of Shares, an uncertificated issuer sponsored sub-register of CDIs and an uncertificated CHESS sub-register of CDIs in Australia. The Company’s issuer sponsored sub-register will be maintained by Computershare Investor Services Pty Limited. The certificated register is the register of legal title (and will reflect legal ownership by CDN of the Shares underlying the CDIs) and the two uncertificated sub-registers combined will make up the register of beneficial title of the Shares underlying the CDIs.
A summary of the rights and entitlements of CDI holders in the Company and CDI holders generally is set out below. Further information about CDIs is available from ASX, any stockbroker or the Company’s Share Registry.
12.3.1 CDI:Share ratio
Each CDI will represent an interest in one-tenth of a Share.
12.3.2 Voting
If holders of CDIs wish to attend and vote at the Company’s general meetings, they will be able to do so. Under the Listing Rules, the Company as an issuer of CDIs must allow CDI holders to attend any meeting of the holders of Shares unless relevant US law at the time of the meeting prevents CDI holders from attending those meetings.
In order to vote at such meetings, CDI holders have the following options:
(a)	instructing CDN, as the legal owner, to vote the Shares underlying their CDIs in a particular manner. A voting instruction form will be sent to CDI holders with the notice of meeting or proxy statement for the meeting and this must be completed and returned to the Company’s Share Registry prior to the meeting;

(b)	informing the Company that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the general meeting; or

(c)	converting their CDIs into a holding of Shares and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on ASX it would be necessary to convert the Shares back to CDIs). In order to vote in person, the conversion must be completed prior to the record date for the meeting. See Section 12.3.3 below for further information regarding the conversion process.
As holders of CDIs will not appear on the Company’s share register as the legal holders of the Shares, they will not be entitled to vote at Shareholder meetings unless one of the above steps is undertaken.
Proxy forms, CDI voting instruction forms and details of these alternatives will be included in each notice of meeting sent to CDI holders by the Company.
136 | REVA Medical, Inc. Prospectus

12.3.3 Converting from a CDI holding to a direct holding of Shares
CDI holders who wish to convert their ASX listed CDIs to Shares can do so by instructing the Company’s Share Registry either:
(a)	directly in the case of CDIs on the issuer sponsored sub-register operated by the Company. CDI holders will be provided with a form entitled “Register Removal Request” for completion and return to the Company’s Share Registry; or

(b)	through their sponsoring participant (usually their broker) in the case of CDIs which are sponsored on the CHESS sub-register. In this case, the sponsoring broker will arrange for completion of the relevant form and its return to the Company’s Share Registry.
The Company’s Share Registry will then arrange for the Shares to be transferred from CDN into the name of that holder and a new share certificate will be issued. This will cause the Shares to be registered in the name of the holder on the Company’s share register and trading on ASX will no longer be possible. The Shares are not and will not in the near future be quoted on any market in the US.
The Company’s Share Registry will not charge an individual security holder or the Company a fee for transferring CDI holdings into Shares (although a fee will be payable by market participants). It is expected that this process will be completed within 24 hours, provided that the Share Registry is in receipt of a duly completed and valid removal request form. However, no guarantee can be given about the time for this conversion to take place. If the Shares are listed on a US securities exchange in the future, a fee may be payable for entering the Shares into the DTC or DRS system.
If holders of the Shares wish to convert their holdings to CDIs, they can do so by contacting the Company’s Share Registry. The Company’s Share Registry will not charge a fee to a holder of Shares seeking to convert the Shares to CDIs (although a fee will be payable by market participants).
12.3.4 Communication with CDI holders
CDI holders will receive all notices and company announcements (such as annual reports) that Shareholders are entitled to receive from the Company.
12.3.5 Dividends and other Shareholder entitlements
The ASX Settlement Operating Rules have the force of law by virtue of the Corporations Act. These rules grant CDI holders the right to receive any dividends and other entitlements which attach to the Shares.
Despite legal title to the Shares being vested in CDN, the ASX Settlement Operating Rules provide that CDI holders are to receive all direct economic benefits and other entitlements in relation to the underlying Shares (such as the right to receive the same dividends and entitlement to participate in rights issues and bonus issues).
12.3.6 Local and international trading in CDIs
CDI holders who wish to trade their CDIs will be transferring the beneficial interest in the Shares rather than the legal title. The transfer will be settled electronically by delivery of the relevant CDI holdings through CHESS. In other respects, trading in CDIs is essentially the same as trading in other CHESS approved securities, such as shares in an Australian company.
12.3.7 Takeovers
If a takeover bid or similar transaction is made in relation to the Shares of which CDN is the registered holder, under the
ASX Settlement Operating Rules CDN must not accept the offer made under the takeover bid except to the extent that acceptance is authorised by the relevant CDI holder.
12.3.8 Rights on liquidation or winding up
In the event of the Company’s liquidation, dissolution or winding up, a CDI holder will be entitled to the same economic benefit on their CDIs as Shareholders.
12.3.9 Fees
A CDI holder will not incur any additional ASX or ASX Settlement fees or charges as a result of holding CDIs rather than Shares.
12.3.10 Further information
For further information in relation to CDIs and the matters referred to above, please refer to the ASX website www.asx.com.au or contact your stockbroker or the Company’s Share Registry at the details provided below:
Computershare Investor Services Pty Limited
GPO Box 7115
Sydney NSW 2001
AUSTRALIA
137 | REVA Medical, Inc. Prospectus

12. Additional Information (continued)
12.4	Certificate of Incorporation, Bylaws and rights attaching to Shares
A summary of the Company’s securities and provisions of its Certificate of Incorporation and Bylaws, which will apply from the Allotment Date, is set out below. This summary is not intended to be exhaustive.
12.4.1 General description of share capital
Shares — The Company is authorised to issue 100,000,000 Shares ($0.0001 par value per Share), and 5,000,000 shares of preferred stock ($0.0001 par value per share). None of the preferred stock will be designated or issued upon completion of the Offer. The Board may establish the rights and preferences of the preferred stock from time to time, subject to compliance with the Listing Rules.
Preferred Stock — The Board has the authority, subject to the Listing Rules, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, voting rights, relative rights and preferences and variations of each series without Shareholder approval.
Although the Company has no present plans to issue any shares of preferred stock, the issue of shares of preferred stock, or the issue of rights to subscribe for such shares, could, subject to the Listing Rules, decrease the amount of earnings and assets available for distribution to Shareholders, could adversely affect the rights and powers, including voting rights, of the Shares and could have the effect of delaying, deterring or preventing a change of control of the Company or an unsolicited acquisition proposal.
Options — The Company has reserved an aggregate of 1,850,000 Shares for issue under its 2010 Equity Incentive Plan, which is subject to increase on an annual basis pursuant to the terms of the Plan.
Class B Common Stock — The Company has authorised an additional class of common stock designated as Class B Common Stock in order to cater for the requirements of the Listing Rules so far as they apply to escrowed securities. In the event that holders of Shares, who are subject to ASX imposed escrow, breach the terms of their escrow agreement or the Listing Rules as they apply to escrowed securities, their Shares will be automatically converted into Class B Common Stock until the earlier to occur of the expiration of the escrow period or the breach being rectified. The Class B Common Stock are identical to and rank equally with the Shares except that they have no voting or distribution rights.
12.4.2 Voting
At a meeting of the Company, every holder of Shares present in person or by proxy, attorney or representative is entitled to one vote for each Share held on the record date for the meeting on all matters submitted to a vote of the Shareholders. Holders of Shares do not have cumulative voting rights.
12.4.3 Dividends
Subject to preferences that may be applicable to any shares of preferred stock on issue in the Company, Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available for dividend payments
The Company has never declared or paid any cash dividends on its Shares and it does not currently anticipate declaring or paying cash dividends on its Shares in the foreseeable future. However, the Company has previously paid dividends in scrip on preferred stock which will convert into shares on the restructuring as described in Section 12.2. The Company currently intends to retain all of its future earnings, if any, to finance the operation and expansion of its business. Any future determination relating to the Company’s dividend policy will be made at the discretion of the Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that the Board deems relevant.
12.4.4 Rights attaching to Shares
Shareholders have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the Shares.
In the event of any liquidation, dissolution or winding-up of the Company’s affairs, Shareholders will be entitled to share ratably in the Company’s assets that are remaining after payment or provision for payment of all of the Company’s debts and obligations and after liquidation payments to holders of shares of preferred stock on issue, if any.
12.4.5 Preferred Stock — Registration rights
The Company has entered into an amended and restated Investor Rights Agreements with the holders of its existing preferred stock as described in Section 11.4.
After the Offer, the holders of 21,587,177 Shares will be entitled to certain registration rights. By exercising their registration rights and causing a large number of the Company’s Shares to be registered and sold in the public market, Shareholders could cause the price of the Company’s Shares to fall. In addition, any demand to include their Shares in the Company’s registration statement could harm the Company’s ability to raise needed capital.
138 | REVA Medical, Inc. Prospectus

Options
The Company intends to register all of the Shares which may be issued on exercise of Options reserved for future issue under the 2010 Equity Incentive Plan by filing a Form S-8 registration statement under the Securities Act following the SEC declaring the Registration Statement effective. After the effective date of the Form S-8, all Shares issued on exercise of Options will generally be available for resale under US federal securities subject to the terms of the escrow arrangements set out in Section 12.7 above.
12.4.6 Anti-takeover provisions of Delaware Law, Certificate of Incorporation and Bylaws
Provisions of the Delaware General Corporation Law, the Company’s Certificate of Incorporation and the Company’s Bylaws could make it more difficult to acquire the Company by means of a tender offer (takeover), a proxy contest or otherwise, or to remove incumbent officers and Directors of the Company. These provisions (summarised below) are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of increased protection of its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware anti-takeover statute — Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the time the person became an interested shareholder, unless the business combination or the acquisition of shares that resulted in a shareholder becoming an interested shareholder is approved in a prescribed manner. A “business combination” can include a merger, asset or share sale or other transaction resulting in a financial benefit to an interested shareholder. Generally, an interested shareholder is a person who, together with its affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) 15% or more of a corporation’s voting shares. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the Shares held by Shareholders.
Classified board — The Company’s Certificate of Incorporation and Bylaws provide that the Board is divided into three classes, each comprised of two directors as set out below:

	Class I	Class II	Class III

Term	Appointment will expire at first annual meeting of Shareholders following the Offer in 2011	Appointment will expire at the second annual meeting of Shareholders following the Offer in 2012	Appointment will expire at the third annual meeting of Shareholders following the Offer in 2013

Directors for each class will be eligible for re-election at the annual meeting of the Company held in the year in which the term for that class expires and, if re-elected, will serve for a term of three years. The election of Directors will be determined by a plurality of the votes cast by the Shareholders entitled to vote at the election. Under this mechanism, Shareholders are effectively not provided with the option to vote ‘against’ the proposed resolutions to re-elect Directors. The two nominees receiving the highest number of ‘for’ votes will be elected as Directors. Shareholders who withhold their vote or vote against a Director being re-elected would not be counted as votes cast and have no effect on the re-election of Directors.
Under the classified board provisions, it would take at least two elections of Directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.
Removal of directors — The Company’s Bylaws provide that Shareholders may only remove Directors with cause.
Amendment — The Company’s Certificate of Incorporation and its Bylaws provide that the affirmative vote of the holders of at least 80% of the Company’s voting shares is required to amend certain provisions relating to the number, term, election and removal of Directors, the filling of Board vacancies, Shareholder notice procedures, the calling of special meetings of Shareholders and the indemnification of Directors.
Size of the Board and Board vacancies — The Company’s Bylaws provide that the number of Directors on the Board is to be fixed exclusively by the Board. Newly created directorships resulting from any increase in the Company’s authorised number of Directors will be filled by a majority of the Board then in office. Any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause will generally be filled by the majority vote of the Company’s remaining Directors in office.
Special Shareholder meetings — The Company’s Certificate of Incorporation provides that only the Chairman of the Board, the Chief Executive Officer or the Board pursuant to a resolution adopted by a majority of the Directors may call special meetings of Shareholders.
139 | REVA Medical, Inc. Prospectus

12. Additional Information (continued)
Requirements for advance notification of Shareholder nominations and proposals — The Company’s Bylaws establish advance notice procedures with respect to Shareholder proposals and nomination of candidates for election as Directors other than nominations made by or at the direction of the Board or a committee of the Board.
No cumulative voting — The Delaware General Corporation Law provides that Shareholders are denied the right to cumulate votes in the election of directors unless the Company’s Certificate of Incorporation provides otherwise. The Company’s Certificate of Incorporation does not provide for cumulative voting.
Undesignated preferred stock — The authority possessed by the Board (subject to the Listing Rules) to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board may (subject to the Listing Rules) issue preferred stock with conversion rights that, if exercised, could adversely affect the voting power of the Shareholders.
Authorised but unissued shares — Subject to the limitations on the issue of securities under the Listing Rules, the Company’s authorised but unissued Shares and preferred stock will be available for future issue without Shareholder approval. The Company may use additional Shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorised but unissued Shares and preferred stock could render more difficult, or discourage, an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
As a foreign company registered in Australia, the Company will not be subject to Chapters 6A, 6B and 6C of the Corporations Act dealing with the acquisition of shares (ie, substantial holdings and takeovers).
12.5	2010 Equity Incentive Plan
The Company has adopted the 2010 Equity Incentive Plan (Plan) which is intended to serve as the successor equity incentive plan to the Company’s 2001 Stock Option Plan. The Company has currently reserved 2,628,838 Shares for issue under the Plan. The Plan contains an “evergreen provision” that allows for an annual increase in the number of incentives available for issue under the Plan commencing on 1 January after the completion of the Offer and on each 1 January thereafter during the ten-year term of the Plan. The annual increase in the number of Shares shall be equal to the lesser of:
•	3% of Shares on issue on the applicable 1 January; and

•	a lesser number of Shares as determined by the Board.
The material terms of the Plan are summarised below.
12.5.1 Administration
The compensation committee of the Board will administer the Plan.
Subject to the terms and conditions of the Plan, the compensation committee has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of Shares to be subject to such awards, the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Plan.
12.5.2 Eligibility
All individuals who are officers or employees of the Company or its subsidiaries from time to time are eligible to participate in the Plan. The Company’s non-employee Directors and consultants may also be eligible to participate in the Plan.
12.5.3 Awards
The compensation committee may grant or issue a range of incentives under the Plan including share options, stock appreciation rights, restricted shares, restricted share units, dividend equivalents, performance share awards, performance share units, share payments, deferred shares, performance bonus awards, performance-based awards and other share-based awards.
The compensation committee will consider each award grant subjectively, considering factors such as the individual performance of the recipient and the anticipated contribution of the recipient to the attainment of the Company’s long-term goals. A brief description of the main types of awards is set out below:
•	Share options — right to subscribe for Shares at a specified price which may not be less than the fair market value of a Share on the date of grant. Share options can be structured as nonqualified share options or incentive stock options for US purposes. Share options will usually become exercisable in one or more instalments after the grant date, subject to the participant’s continued employment or service with the Company and/or subject to the satisfaction of performance targets established by the compensation committee.
140 | REVA Medical, Inc. Prospectus

•	Restricted stock — Shares which are issued to a participant for no consideration but which are made subject to such restrictions as may be determined by the compensation committee. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and they may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any are declared, prior to the time when the restrictions lapse.

•	Restricted stock units — rights awarded to participants, typically without payment of consideration or for a nominal subscription price, but subject to vesting conditions including continued employment or on performance criteria established by the Company’s compensation committee. Like restricted stock, restricted stock units may not be sold or otherwise transferred until vesting conditions are removed or expire. Unlike restricted stock, Shares underlying restricted stock units will not be issued until the restricted stock units have vested and recipients of restricted stock units will generally have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•	Stock appreciation rights — typically provide for payments to the holder based upon increases in the price of Shares over the exercise price of the stock appreciation rights. The compensation committee may elect to pay stock appreciation rights in cash or in Shares or in a combination of both.

•	Dividend equivalents — represent the value of the dividends (if any), per Share paid by the Company, calculated with reference to the number of Shares covered by the Share options, stock appreciation rights or other awards held by the participant.

•	Performance bonus awards — cash bonus generally based upon the attainment of specific performance goals that are established by the compensation committee and relate to one or more performance criteria on a specified date or dates determined by the compensation committee.

•	Share payments — an issue of Shares or an option or other right to subscribe for Shares as part of a deferred compensation arrangement, made in lieu of all or any part of compensation, including bonuses, that would otherwise be payable to employees, consultants or members of the Board.
12.5.4 Corporate transactions
In the event of a change in control, as defined in the Plan, the compensation committee may provide for accelerated vesting, assumption, continuation, substitution or the cash-out of awards.
12.5.5 Amendment and termination of the 2010 Equity Incentive Plan
The Board or the compensation committee may terminate, amend or modify the Plan. However, Shareholder approval of any amendment to the Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or securities exchange rule, or for any amendment to the Plan that increases, other than as otherwise permitted, the number of Shares available under the Plan. If not terminated earlier by the compensation committee or the Board, the Plan will terminate on the tenth anniversary of the date of its initial approval by the Board.
12.6 2001 Stock Option/Stock Issue Plan
REVA’s 2001 Stock Option/Stock Issue Plan (2001 Plan) was adopted by the Board and approved by Shareholders in May 2001. The 2001 Plan is the predecessor to the 2010 Equity Incentive Plan and, following completion of the Offer, no additional Options will be granted under the 2001 Plan. As at the date of this Prospectus, there are 778,838 Options outstanding under the 2001 Plan.
Although no Options will be issued under the 2001 Plan following completion of the Offer, all Options previously granted under the 2001 Plan will continue to be administered by the Board or the compensation committee in accordance with the terms and conditions of the 2001 Plan.
Where an optionholder’s employment or service agreement with the Company terminates for any reason other than death, disability or misconduct, the optionholder will be entitled to exercise those Options which have vested prior to the earlier of their expiration date or three months following the date of termination. In the event that the optionholder’s employment or service agreement with the Company terminates as a result of death or disability, those Options which have vested at the date of death or disability, may be exercised prior to the earlier of their expiration date or 12 months from the date of the optionholder’s death or disability. Where an optionholder’s employment or service agreement with the Company is terminated for misconduct, all Options shall immediately terminate. In certain circumstances, the Options may also be subject to accelerated vesting or early termination.
The Board has the authority to amend or terminate the 2001 Plan. The Company will obtain approval from its Shareholders with respect to any amendment to the 2001 Plan to the extent necessary to comply with applicable law.
141 | REVA Medical, Inc. Prospectus

12. Additional Information (continued)
12.7	Escrow arrangements and re-sale restrictions
Certain of the Directors and Existing Holders of the Company will be subject to mandatory escrow arrangements under the Listing Rules. In addition, the Lead Manager has also required that the Directors, Officers and certain Existing Holders agree to enter into voluntary escrow arrangements with the Company under which they will be restricted from dealing in a specified number of Shares for a period of six months.
The table below sets out the periods during which the Directors, officers and certain Existing Holders will be restricted from dealing in their Shares.

		Number of
		Shares/Options	Expiry of escrow
Escrowed party	Type	subject to escrow	period
Robert Stockman	Director — ASX imposed	813,221	24 months
Group Outcome Investors I, LLC	Related Party to Director — ASX imposed	1,356,248	24 months
Lisa Stockman	Related Party to Director — ASX imposed	226,423	24 months
Gordon Nye	Director — ASX imposed	885,792	24 months
Brian Dovey	Director — ASX imposed	62,500	24 months
Robert Thomas	Director — ASX imposed	62,500	24 months
Anne Keating	Director — ASX imposed	62,500	24 months
James Schiro	Director — ASX imposed	62,500	24 months
Daniel Frank	Former Director — ASX imposed	61,750	24 months
Donald Brandom	Executive Team — Voluntary	175,000	6 months
Robert Schultz	Executive Team — Voluntary	715,000	6 months
Eric Schmid	Executive Team — Voluntary	285,000	6 months
Katrina Thompson	Executive Team — Voluntary	355,000	6 months
Joan Zeltinger	Executive Team — Voluntary	120,000	6 months
Beaver Creek Fund Ltd	Shareholder — Voluntary	184,493	6 months
Medtronic, Inc.	Shareholder — Voluntary	1,291,467	6 months
Saints Capital Everest, LP	Shareholder — Voluntary	4,483,668	6 months
Domain Partners[1]	Shareholder — Voluntary	5,375,028	6 months
Cerberus[2]	Shareholder — Voluntary	2,868,052	6 months
Brookside Capital Partners Fund, LP	Shareholder — Voluntary	2,767,430	6 months
Steinke Family, LLC	Shareholder — Voluntary	1,476,775	6 months
Blue Group Trust	Shareholder — Voluntary	205,738	6 months
Hoskins Family Trust	Shareholder — Voluntary	169,898	6 months
Timothy Barberich	Shareholder — Voluntary	270,186	6 months
Raymond Larkin	Shareholder — Voluntary	351,488	6 months
Frederic Moll	Shareholder — Voluntary	333,986	6 months
Kenneth Rainin Trust	Shareholder — Voluntary	1,101,122	6 months

1.	Domain Partners means Domain Partners, V LP and DP V Associates, LP.

2.	Cerberus means Cerberus America Series Two Holdings, LLC, Cerberus International Ltd, Cerberus Partners, LP, Cerberus Series Four Holdings, LLC and Gabriel Assets, LLC.
The escrow arrangements do not preclude an escrowed Shareholder from transferring their Shares in certain circumstances including:
•	pursuant to a transaction which results in an individual or entity acquiring more than 50% of the total fair market value or voting power of the Company’s Shares provided that the holders of at least 50% of the Company’s Shares that are not subject to escrow arrangements have accepted the offer; or

•	for the voluntary escrow arrangements, certain other transactions including transfers as a gift, pursuant to a will, to a trust, as a distribution to partners or shareholders (if the Shareholder is a company or partnership) or pursuant to a court order; or

•	for the voluntary escrow arrangements, with the consent of the Company in certain prescribed circumstances.
142 | REVA Medical, Inc. Prospectus

Moreover, all Shareholders who are employees, officers or Directors of the Company and certain others will be restricted from dealing in CDIs or Shares in accordance with the Company’s Insider Trading Policy as summarised in Section 6.7.
Rule 144
In general, under Rule 144 of the Securities Act, beginning 90 days after the date of this Prospectus, a person who holds “Restricted Shares” (within the meaning of the Securities Act) (Restricted Shares) and is not an Affiliate at any time during the three months preceding the sale of the Shares, and who has beneficially owned Restricted Shares in the Company for at least six months, would be entitled to sell an unlimited number of Shares, provided current public information about the Company is available. In addition, a person who holds Restricted Shares and who is not an Affiliate at any time during the three months preceding the sale of the Shares, and who has beneficially owned the Restricted Shares for at least one year, would be entitled to sell an unlimited number of Shares immediately upon closing of the Offer without regard to whether current public information about the Company is available. Beginning 90 days after the date of this Prospectus, Affiliates who have beneficially owned Shares for at least six months are entitled to sell within any three-month period a number of Shares which does not exceed the greater of:
•	1% of the number of Shares then on issue, which will equal approximately 313,370 Shares immediately after the Offer; and

•	the average weekly trading volume of Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, or if no such notice is required, the date of receipt of the order to execute the sale of the Shares.
Sales of Shares by Affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about the Company.
Notwithstanding the availability of Rule 144, holders of Restricted Shares have entered into escrow arrangements as described in Section 12.7, and as such Restricted Shares will become eligible for sale at the expiration of the restrictions set forth in those agreements, subject to any exceptions set out in the agreements or waivers granted by the Company. In addition, any resales in the US must satisfy applicable state securities laws or an exemption from such laws.
Rule 701 of the Securities Act
Rule 701 of the Securities Act permits resales of shares in reliance upon Rule 144 but without compliance with some of the restrictions of Rule 144, including the holding period requirement. Most of the Company’s employees, executive officers, Directors and consultants who purchased shares under a written compensatory plan or contract, such as Shares issued under the Company’s 2010 Equity Incentive Plan, may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this Prospectus before selling their Shares under Rule 701. However, some of the Rule 701 shares are subject to the escrow arrangements as described in Section 12.7 and will become eligible for sale at the expiration of the restrictions set out in those agreements subject to any exceptions set out in the agreement or waivers granted by the Company. In addition, any resales in the US must satisfy applicable state securities laws or satisfy an exemption from such laws.
12.8	Interests of Directors
Other than as set out below or elsewhere in the Prospectus, no Director or proposed Director:
•	has or had at any time during the two years preceding the date of this Prospectus an interest in the formation or promotion of the Company, or in any property acquired or proposed to be acquired by the Company or in the Offer; and

•	has been paid or agreed to be paid any amount, or has been given or agreed to be given any other benefit, either to induce him to become, or to qualify him as, a Director or otherwise for services rendered by him in connection with the formation or promotion of the Company or the Offer.
12.8.1 Directors’ fees and remuneration

Non-Executive Director compensation
During 2009, none of the Company’s Non-Executive Directors received compensation.
In July 2010, the Board adopted a Non-Executive Director compensation policy, pursuant to which the Non- Executive Directors will be compensated for their services on the Board. Pursuant to the policy:
•	each Non-Executive Director will receive an annual fee of US$35,000 payable for the Director’s service during the year; and

•	the Chairman of each of the Company’s committees will receive an additional annual fee of US$5,000 for the Chairman’s service during the year.
These fees will be payable quarterly. In addition, each Director may, subject to Shareholder approval under the Listing Rules, receive an annual grant of Options at the discretion of the Board. Any Options granted to Non-Executive Directors will have an exercise
143 | REVA Medical, Inc. Prospectus

12. Additional Information (continued)
price determined at the fair market value on the date of grant and will vest over four years, with 25% of the options vesting one year from the date of the grant and 75% of Options vesting in equal monthly instalments over the subsequent 36-month period. The Company’s Non-Executive Directors based in Australia will be subject to a six month restriction on selling on exercise of their Options.
Each Director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which he or she serves.
In addition, each of the Company’s Non-Executive Directors have received an initial grant of Options to purchase 62,500 Shares at the Offer Price per Share (A$11.00) which were issued on 21 October 2010. 25% of the Options will vest one year from the date of grant and 75% of the Options will vest in equal monthly instalments over the subsequent 36-month period following the date of the grant. The Company’s Non-Executive Directors based in Australia will be subject to a six month restriction on selling Shares following exercise of their Options.
12.8.2 Director’s service agreement
Robert B. Stockman
In July 2010, the Company entered into an employment offer letter with Robert Stockman to serve as the Company’s Chief Executive Officer. Mr Stockman’s offer letter provides for, among other things:
•	an annual base salary of US$325,000, subject to annual review;

•	eligibility to receive a cash bonus of up to 30% of Mr Stockman’s salary for the relevant year (which will be pro-rated for 2010);

•	an initial award of 750,000 Options which were granted to Mr Stockman on 21 October 2010 at an exercise price equal to the Offer Price; and

•	reimbursement for certain living and relocation expenses.
The Options granted to Mr Stockman (referred to above) are immediately exercisable and will vest as to 25% on 1 July 2011 and in equal monthly instalments for a period of 36 months thereafter. In the event of a change in control of the Company, the outstanding Options will immediately vest.
In the event that Mr Stockman’s employment terminates, any Options exercised prior to vesting will be subject to a repurchase right by the Company at the lesser of cost or fair market value. In the event Mr Stockman’s employment is terminated without cause, the Company will pay Mr Stockman severance equal to:
•	six months of his then base salary; and

•	continuation in the Company’s medical and dental insurance plans for six months after the date that his employment with the Company is terminated.
12.8.3 Directors’ interests in Shares and Options
The table below sets out the interests of the Directors as at the date of this Prospectus.

			Equivalent Number of
Director	Number of Shares[1]		CDIs[2]	Number of Options[1]

Robert Stockman	2,747,014	[3]	27,470,140	750,000
Gordon Nye	823,292		8,232,920	62,500
Brian Dovey[4]	5,375,028		53,750,280	62,500
Robert Thomas			Nil	62,500
Anne Keating			Nil	62,500
James Schiro			Nil	62,500

Notes:

1.	The number of Shares and Options is calculated on the assumption that the Restructuring has occurred (on the basis that the Restructuring occurs on 10 December 2010). The Directors may subscribe for additional CDIs under the Offer.

2.	Assuming all Shares held were converted to CDIs.

3.	Includes 678,124 Shares held by Group Outcome Investors I, LLC. Two trusts established for the benefit of Mr Stockman’s children who reside in Mr Stockman’s household beneficially own the 678,124 Shares. Also includes 1,101,122 Shares held by the Kenneth Rainin Trust and 226,423 Shares held by Mr Stockman’s spouse. Mr Stockman along with Jennifer Rainin are the trustees of the Kenneth Rainin Trust and have voting and dispositive power with respect to these Shares. Mr Stockman disclaims beneficial ownership in these Shares except to the extent of his pecuniary interest therein.

4.	Includes 5,250,986 Shares held by Domain Partners V, L.P. and 124,042 Shares held by DP V Associates, L.P. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V. Associates L.P. and has voting and dispositive power with respect to the Shares. Mr Dovey is one of the four managing members of One Palmer Square Associates V, L.L.C. Mr Dovey disclaims beneficial ownership in these Shares except to the extent of his pecuniary interest therein.
144 | REVA Medical, Inc. Prospectus

12.8.4 Indemnification of Directors and Officers
The Delaware General Corporation Law authorises corporations to limit or eliminate, subject to specified conditions, the personal liability of directors to corporations and their shareholders for monetary damages for breach of their fiduciary duties. The Company’s Certificate of Incorporation limits the liability of the Directors to the fullest extent permitted by Delaware law.
The Company has obtained director and officer liability insurance to cover liabilities Directors and officers may incur in connection with their services to the Company. The Company’s Certificate of Incorporation and Bylaws also provide that the Company will indemnify and advance expenses to any of the Directors and officers who, by reason of the fact that he or she is one of the Company’s officers or Directors, is involved in a legal proceeding of any nature. The Company will repay certain expenses incurred by a Director or officer in connection with any civil, criminal, administrative or investigative action or proceeding, including actions by the Company in its name. Such indemnifiable expenses include, to the maximum extent permitted by law, attorney’s fees, judgments, fines, settlement amounts and other expenses reasonably incurred in connection with legal proceedings. A Director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company’s best interests.
The Company has entered into agreements to indemnify its Directors and officers to the extent permitted by law and its Certificate of Incorporation and Bylaws. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as Directors and officers.
Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the Company has been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.
12.9	Related party interests
There are no existing agreements or arrangements and there are no currently proposed transactions in which the Company was, or is to be, a participant, and in which any related party had or will have a direct or indirect material interest, other than as set out below, and the compensation arrangements with Directors and executive officers, which are described Section 6.4 and 12.8. of this Prospectus.
As described in Section 11.4 of this Prospectus, the Company has entered into agreements with certain of its Directors and substantial Shareholders with respect to the conversion of the existing classes of shares, convertible notes and warrants on issue in the Company into Shares. In accordance with the Restructuring, the conversion of the securities held by Existing Holders into Shares will occur prior to the listing of the Company on ASX.
12.9.1 Policy for approval of related party transactions
The Company’s audit committee is responsible for reviewing and approving all transactions in which the Company is a participant and in which any parties related to the Company, including its executive officers, Directors, beneficial owners of more than 5% of the Company’s Shares, immediate family members of the foregoing persons and any other persons whom the Board determines may be considered related parties of the Company, has or will have a direct or indirect material interest.
The audit committee or its Chairman, as the case may be, will only approve those related party transactions that are determined to be in, or are not inconsistent with, the best interests of the Company and its Shareholders, after taking into account all available facts and circumstances as the audit committee or the Chairman determines in good faith to be necessary. Transactions with related parties will also be subject to Shareholder approval to the extent required by the Listing Rules.
145 | REVA Medical, Inc. Prospectus

12.	Additional Information (continued)
12.10	Existing Holders

The table below sets out the interests of Shareholders as at the date of this Prospectus[1] and immediately following the Offer[1,2]. The table below does not reflect any CDIs which the relevant Shareholders may subscribe for under the Offer other than the CDIs which Medtronic, Inc. have indicated that they intend to subscribe for as described in Section 3.5.

	Number of	Percentage of
	Shares owned	Shares on issue		Equivalent
	before the	before the	Number of Shares	Number of CDIs	Percentage of
	issue of CDIs	issue of CDIs	owned after the	owned after the	Shares on issue
	under the Offer	under the Offer	Offer[3]	Offer[4]	after the Offer[3]
Domain Partners[5]	5,375,028	21.5%	5,375,028	53,750,280	17.2%
Saints Capital Everest, LP	4,483,668	18.0%	4,483,668	44,836,680	14.3%
Cerberus[6]	2,868,052	11.5%	2,868,052	28,680,520	9.2%
Brookside Capital Partners Fund, LP	2,767,430	11.1%	2,767,430	27,674,300	8.8%
Steinke Family, LLC	1,476,775	5.9%	1,476,775	14,767,750	4.7%
Group Outcome Investors I, LLC[7]	1,356,248	5.4%	1,356,248	13,562,480	4.3%
Medtronic, Inc.	1,291,467	5.2%	2,248,467	22,484,670	7.2%
Directors and officers	1,066,513	4.3%	1,066,513	10,665,133	3.4%
Other Existing Holders	4,288,143	17.2%	4,288,143	42,881,429	13.6%
New Shareholders	—	0.0%	5,406,637	54,066,370	17.3%

TOTAL	24,973,324	100.0%	31,336,961	313,369,612	100.0%

1.	The number and percentage of Shares as at the date of this Prospectus are calculated on the assumption that the Restructuring has occurred and the figures are calculated on the basis that the Restructuring occurs on 10 December 2010.

2.	These figures represent the number of Shares/CDIs which the Existing Holders are interested in. Note that these figures may differ from the figures presented in the US Prospectus due to the manner in which beneficial ownership is interpreted under the SEC rules.

3.	The percentage ownership after the Offer is based upon the issue of 63,636,370 CDIs under the Offer.

4.	Assuming all Shares are converted to CDIs.

5.	5,225,687 Shares are held directly by Domain Partners V, L.P. and 123,447 Shares are held directly by DP V Associates, L.P. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brain H. Dovey, Jesse I. Treu and Kathleen K. Schoemaker. Each of these individuals disclaims beneficial ownership except to the extent of their pecuniary interest.

6.	Cerberus means Cerberus America Series Two Holdings, LLC, Cerberus International Ltd, Cerberus Partners, LP, Cerberus Series Four Holdings, LLC and Gabriel Assets, LLC.

7.	The members of Group Outcome Investors I, LLC are Isabel Stockman Trust, Martha Davis, Trustee; Hope Stockman Trust, Martha Davis, Trustee; Phoebe Stockman Trust, Martha Davis, Trustee; and Elizabeth Stockman Trust, Martha Davis, Trustee. Each of the members Shares voting and dispositive power with respect to the Shares. The Shares held by Group Outcome Investors I, LLC include 650,640 Shares held by dependents of Robert B. Stockman. Mr Stockman disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.
146 | REVA Medical, Inc. Prospectus

12.11	Interests of experts and advisers

Other than as set out below, no person named in this Prospectus as providing professional or advisory services in connection with the preparation of this Prospectus or any firm in which any such person is a partner:
•	has or had at any time during the two years preceding the date of the Prospectus, any interest in the formation or promotion of the Company, or in any property acquired or proposed to be acquired by the Company or the Offer; or

•	has been paid or agreed to be paid any amount or given or agreed to be given any other benefit for services rendered by them in connection with the formation or promotion of the Company or the Offer.
Inteq Limited has acted as Lead Manager to the Offer and will receive an Offer management fee and reimbursement of its costs and expenses as detailed in the summary of the Offer Management Agreement set out in Section 11.3.
Ernst & Young LLP are the Company’s independent auditors. The Company has paid or agreed to pay an amount of approximately US$700,000 related to this Offer. Further amounts may be paid to Ernst & Young LLP in accordance with time-based charges. Ernst & Young LLP has also received fees totalling approximately US$205,000 in relation to audit, accounting consultation and tax-related services in the three years preceding the date of this Prospectus.
Ernst & Young Australia has acted as the Australian accountant to the Company and provided the Independent Accountant’s Report on Historical Financial Information in Section 9. The Company has paid or agreed to pay an amount of approximately A$75,000 in respect of these services. Further amounts may be paid to Ernst & Young Australia in accordance with time-based charges.
DLA Piper US LLP has acted as the US legal and tax counsel to the Company and performed work in relation to due diligence enquiries on US legal and taxation matters. The Company has paid or agreed to pay an amount of approximately US$1,000,000 (plus disbursements) in respect of these services. Further amounts may be paid to DLA Piper US LLP in accordance with time-based charges.
DLA Phillips Fox has acted as the Australian legal and tax adviser to the Company and performed work in relation to due diligence enquiries on Australian legal and taxation matters. The Company has paid or agreed to pay an amount of approximately A$650,000 (plus disbursements) in respect of these services. Further amounts may be paid to DLA Phillips Fox in accordance with time-based charges.
Knobbe Martens Olson & Bear LLP has acted as the US patent attorney to the Company, and has performed work in relation to intellectual property due diligence and has prepared the intellectual property report set out in Section 7. The Company has paid or agreed to pay an amount of approximately US$60,000 (plus disbursements) in respect of these services. Further amounts may be paid to Knobbe Martens Olsen & Bear LLP in accordance with time-based charges.
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12.	Additional Information (continued)
12.12	Taxation implications
12.12.1 Australian taxation implications
Set out below is a summary of the potential Australian tax implications for investors who acquire CDIs under the Offer. Under the Offer, Shareholders will receive CDIs (which can subsequently be converted to Shares). The tax consequences for CDI holders in respect of CDIs are generally the same as for Shares. Accordingly, references to Shares in the Company should also be read in this Section 12.12.1 as a reference to CDIs in respect of the Company’s Shares.
This advice is a general guide to the Australian tax implications only based on the law in force in Australia as at the date of this Prospectus. These laws and practices are subject to change periodically as is their interpretation by the courts. Shareholders should obtain their own independent professional advice on the tax implications of acquiring and disposing of CDIs based on their own specific circumstances.
This summary generally outlines the Australian taxation position of the following types of Shareholders of the Company who hold their Shares on capital account and are Australian residents.

If you are an:	Go to Section:

Australian resident individual	12.12.1	(a)

Australian resident company	12.12.1	(b)

Australian resident complying superannuation fund	12.12.1	(c)

Australian resident trust (not taxed as a company)	12.12.1	(d)

12.12.1 (a) Australian resident individuals

Disposal/transfer of Shares
The transfer/disposal of Shares by a Shareholder will be a capital gains tax event in respect of the Shares.
A capital gain will arise where the capital proceeds (generally, the market value of the consideration) received pursuant to the transfer of Shares exceeds the cost base of the Shares in the Company. The cost base of the Shares in an arm’s length transaction is generally the value of the consideration paid to acquire the Shares (plus transaction costs).
In preparing their Australian income tax return, Shareholders will need to total their individual capital gains and capital losses in a year of income to ascertain whether they have a net capital gain or loss for the year of income.
Any net capital gain is included in their assessable income and is subject to income tax at their personal marginal tax rate. In this case, Shareholders may be eligible for the capital gains discount concession where they have held their Shares for at least 12 months prior to disposal. If the capital gains discount concession applies, only half of any capital gain arising from the transfer of the Shares is included in the Shareholder’s assessable income.
A net capital loss may be carried forward to offset against capital gains derived in future income years. However, a capital loss may not be offset against other income for income tax purposes.
Receipt of future dividends
The Company has not paid dividends in respect of its Shares and does not intend to do so in the foreseeable future.
If any dividend is paid in the future, the Company may be required to withhold and remit a percentage of the gross dividend to the US taxation authorities (referred to as withholding tax). Generally the US/Australia tax treaty should reduce the withholding tax rate to 15% of the gross amount of the dividends where the Shareholder holds less than 10% of the voting interests of the Company. This rate may be further reduced if other requirements of the treaty are met.
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Shareholders will receive the dividend net of the withholding tax (if applicable). However, Shareholders will need to include the gross amount of the dividend in their Australian assessable income (that is, the dividend plus any withholding tax that has been deducted) as foreign sourced dividend income. The Australian tax payable on the dividend can generally be reduced by the amount of the withholding tax deducted and remitted in the US. This is referred to as the ‘foreign income tax offset’ which is calculated as the greater of:
•	A$1,000; or

•	the Australian tax payable on the net income on which foreign tax is paid.
To the extent that the amount of withholding tax deducted from the foreign income (for example, dividends) exceeds the foreign income tax offset that the Shareholder can claim in an income year applying the above principles, the excess is lost and cannot be carried forward.
12.12.1(b) Australian resident companies
Disposal/transfer of Shares
The Australian tax implications of the transfer of Shares are largely the same as for an Australian resident individual (outlined in Section 12.12.1(a) above), except that:
•	a company’s assessable income is subject to income tax at the company tax rate;

•	if the Shareholder holds a direct voting interest of 10% or more in the Company throughout a 12 month period within the 24 months prior to the disposal of the Shares, the capital gain or capital loss may be reduced to the extent that the Company has ‘active foreign business assets’. This will depend on the mix of assets held by the Company at that time and Shareholders should seek independent professional advice in this respect; and

•	the capital gains discount concession is not available to a company.
Receipt of future dividends
The Australian tax implications will depend on the percentage of voting interests held by the Australian company (together with its associates) in the Company after the Offer. That is, if the Australian company (together with its associates) holds:
•	less than 10% of voting interests in the Company: The Australian tax implications of receiving dividends will be the same as same as for an Australian resident individual (outlined in the Section 12.12.1(a) above), except that the company’s assessable income is subject to income tax at the company tax rate.

•	10% or more of voting interests in the Company: The dividend will be exempt income and no tax will be payable. No foreign income tax offset for US dividend withholding tax will be available.
12.12.1(c) Australian resident complying superannuation fund
The Australian tax implications are generally the same as for an Australian resident individual outlined in Section 12.12.1(a) above. However, the capital gains discount concession will be 33 1/3% (not 50%).
12.12.1(d) Australian resident trust (not taxed as a company)
The tax consequences that arise where a trust holds Shares in the Company will vary depending upon the nature of the trust, and Shareholders in these circumstances should seek their own independent professional advice.
The tax consequences that arise for an Australian resident trust in respect of gains on transfer/disposal of the Shares and dividends received in respect of Shares held in the Company are largely the same as described for Australian resident individuals outlined in the Section 12.12.1(a) above.
12.12.1(e) Stamp duty/GST consequences
Shareholders will not be required to pay any stamp duty on the issue of CDIs received under the Offer or on the future transfer of their CDIs or Shares to prospective Shareholders.
The transfer, cancellation or issue of CDIs or Shares should not be subject to GST. However, Shareholders may incur GST on their costs associated with these events (e.g. brokerage). Shareholders that are registered for GST may be entitled to claim GST credits on these costs. Shareholders should seek independent tax advice in these circumstances.
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12.	Additional Information (continued)
12.12.1(f) Application of the Foreign Investment Fund rules and Foreign Accumulation Funds rules to investment in Shares in the Company
The Foreign Investment Fund (FIF) provisions have been repealed, effective from 1 July 2010, and replaced with a specific, narrowly-defined anti avoidance rule. Shareholders should be aware that these rules are proposed to be replaced by the Foreign Accumulated Funds (FAF) regime which relates to investments in certain foreign resident companies (currently in Exposure Draft form). The taxation treatment under the draft FAF rules of Shareholder’s interest in the Company is therefore unclear at this time and Shareholders should seek specific taxation advice in light of their particular circumstances.
12.12.2 US taxation implications
Set out below is a general summary of the US taxation implications that may arise for US resident Shareholders who acquire CDIs under the Offer.
Under the Offer, Shareholders will receive CDIs (which can subsequently be converted to Shares). The tax consequences for CDI holders in respect of CDIs are generally the same as for Shares. Accordingly, references to Shares in the Company should also be read in this Section 12.12.2 as a reference to CDIs in respect of the Company’s Shares.
As taxation laws are complex, the following comments are intended as a general guide to the US tax implications only. Shareholders should not rely on these comments as advice in relation to their own affairs but should consult their own tax adviser applicable to their own needs and circumstances. The comments are based on the law and understanding of the practice of the tax authorities in the US at the date of this Prospectus. These laws and practices are subject to change periodically as is their interpretation by the courts.
12.12.2(a) Certain material US federal income tax considerations to non-US holders
The following is a summary of the material US federal income tax considerations with respect to the ownership and disposition of Shares that may be relevant to a non-US Shareholder that acquires CDIs pursuant to the Offer.
This summary is based on provisions of the Internal Revenue Code of 1986, as amended (Code), applicable US Treasury regulations promulgated thereunder and the US Internal Revenue Service (IRS) rulings and pronouncements and judicial decisions as at the date of this Prospectus, all of which are subject to change (possibly on a retroactive basis) or to differing interpretations so as to result in tax considerations different from those summarised below. The Company cannot assure potential investors that a change in law will not alter significantly the tax considerations that have been described in this summary.
This summary applies to non-US Shareholders that hold Shares in the Company as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). As used in this summary, the term “non-US Shareholder” means a beneficial owner of Shares that is not, for US federal income tax purposes:
•	an individual who is a citizen or resident of the US; or

•	a corporation including any entity treated as a corporation for US federal income tax purposes created or organised in or under the laws of the US or any political subdivision thereof; or

•	a partnership including any entity treated as a partnership for US federal income tax purposes; or

•	an estate, the income of which includes gross income for US federal income tax purposes regardless of its source; or

•	a trust (1) if a US court is able to exercise primary supervision over the administration of the trust and one or more US persons have authority to control all substantial decisions of the trust, or (2) that has made a valid election to be treated as a US person for such purposes.
This summary does not address the US federal income tax rules applicable to any person who holds Shares through entities treated as partnerships for US federal income tax purposes or to such entities themselves. If a partnership (including any entity or arrangement treated as a partnership for US federal income tax purposes) owns Shares, the tax treatment of a partner in that partnership will depend upon the status of the partner and the activities of the partnership. A Shareholder that is a partnership or a holder of interests in a partnership should consult their tax advisor regarding the tax consequences of the purchase, ownership and disposition of Shares.
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This summary does not consider:
•	any state, local or foreign tax consequences;

•	any tax consequences or computation of the alternative minimum tax;

•	any US federal gift tax consequences; or

•	any US federal tax considerations that may be relevant to a non-US Shareholder in light of its particular circumstances or to non-US Shareholders that may be subject to special treatment under US federal tax laws, including without limitation, banks or other financial institutions, insurance companies, tax-exempt organisations, certain trusts, hybrid entities, “controlled foreign corporations,” “passive foreign investment companies,” certain former citizens or residents of the US, holders subject to US federal alternative minimum tax, broker-dealers, dealers or traders in securities or currencies and Shareholders that hold Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.
Prospective investors are urged to consult their tax advisors regarding the application of the US federal income and estate tax laws to their particular situations and the consequences under US federal gift tax laws, as well as foreign, state and local laws and tax treaties.
12.12.2(b) Dividends
The Company does not anticipate paying dividends in respect of its Shares. In the event that the Company pays a dividend in respect of its Shares, those payments will constitute dividends for US federal income tax purposes to the extent that the dividend is paid from the Company’s current or accumulated earnings and profits, as determined under US federal income tax principles. To the extent those distributions exceed the Company’s current and accumulated earnings and profits, the distributions will constitute a return of capital and first reduce the non-US Shareholder’s adjusted tax basis, but not below zero, and will then be treated as gain from the sale of stock, as described in the Section 12.12.2(c) below.
A dividend paid to a non-US Shareholder will generally be subject to withholding of US federal income tax at a rate of 30%, or a lower rate under an applicable income tax treaty, unless the dividend is effectively connected with the conduct of a trade or business of the non-US Shareholder within the US (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment of the non-US Shareholder within the US). Non-US Shareholders (generally on a properly executed IRS Form W-8 BEN) will be required to satisfy certain certification and disclosure requirements in order to claim a reduced rate of withholding pursuant to an applicable income tax treaty. These forms must be periodically updated. Non-US Shareholders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. Special rules apply in the case of Shares held by certain non-US Shareholders that are entities rather than individuals.
Dividends that are effectively connected with a non-US Shareholder’s conduct of a trade or business in the US and, if an applicable income tax treaty so requires, attributable to a permanent establishment in the US will be taxed on a net income basis at the regular graduated US federal income tax rates in the same manner as if the non-US Shareholder were a resident of the US. In such cases, the Company will not have to withhold US federal income tax if the non-US Shareholder complies with applicable certification and disclosure requirements. In addition, a “branch profits tax” may be imposed at a rate of 30% or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the US.
A non-US Shareholder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund together with the required information with the IRS.
12.12.2(c) Gain on disposition of Shares
A non-US Shareholder will generally not be subject to US federal income tax with respect to a gain realised on a sale or other disposition of Shares unless one of the following applies:
•	the gain is effectively connected with the non-US Shareholder’s conduct of a trade or business in the US and, if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the non-US Shareholder in the US. In these cases, the non-US Shareholder will generally be taxed on their net gain derived from the disposition at the regular graduated rates and in the manner applicable to US persons and, if the non-US Shareholder is a foreign corporation, the “branch profits tax” described above may also apply;

•	the non-US Shareholder is an individual present in the US for 183 days or more in the taxable year of the disposition and certain other conditions are met. In this case, the non-US Shareholder will be subject to a 30% tax on the amount by which the gain derived from the sale or other disposition of Shares and any other US-sourced capital gains realised by the non- US Shareholder in the same taxable year exceed the US-sourced capital losses realised by the non-US Shareholder in that taxable year unless an applicable income tax treaty provides an exemption or a lower rate; or
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12. Additional Information (continued)
•	the Company is or has been a “US real property holding corporation” for US federal income tax purposes at any time within the shorter of the five year period ending on the date of disposition or the period that the non-US Shareholder held Shares. The Company does not believe that it has been, is, or will become, a US real property holding corporation, although there can be no assurance in this regard. If the Company is, or were to become, a US real property holding corporation at any time during the applicable period, however any gain recognised on a disposition of Shares by a non-US Shareholder that did not own (directly, indirectly or constructively) more than five percent of the Company’s Shares during the applicable period would not generally be subject to US federal income tax, provided that the Company’s Shares are “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code).
12.12.2(d) Federal estate tax
Shares owned or treated as owned by an individual who is not a citizen or resident of the US (as specifically defined for US federal estate tax purposes) at the time of death are considered US situs assets includible in the individual’s gross estate for US federal estate tax purposes and therefore may be subject to US federal estate tax, unless an applicable estate tax treaty provides otherwise.
The US federal estate tax was automatically repealed effective 1 January 2010 for the estates of decedents dying in the year 2010. Accordingly, at present, there is no US federal estate tax. However, US Congress could pass a law reinstating the estate tax that has retroactive effect. In addition, unless US Congress acts to make the current repeal permanent, the estate tax will be reinstated with respect to decedents who die after 31 December 2010. In view of the continuing uncertainty regarding the federal estate tax law, prospective investors are urged to consult their tax advisors regarding the US federal estate tax considerations of acquiring, holding, and disposing of Shares.
12.12.2(e) Information reporting and backup withholding tax
Dividends in respect of Shares and proceeds from the sale or other taxable disposition of the Company’s Shares are potentially subject to backup withholding. In general, backup withholding will not apply to dividends in respect of Shares paid by the Company or its paying agents, in their capacities as such, to a non-US Shareholder if such Shareholder has provided the required certification that it is a non-US Shareholder.
Generally, the Company must report to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. Pursuant to income tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.
In general, backup withholding and information reporting will not apply to proceeds from the disposition of the Company’s Shares paid to a non-US Shareholder within the US or conducted through certain US-related financial intermediaries to whom the holder has provided the required certification that it is a non-US Shareholder.
Backup withholding is not an additional tax. Any amount withheld may be refunded or credited against the Shareholder’s US federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.
Non-US Shareholders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Prospective non-US Shareholders of Shares should consult their tax advisors with respect to the particular tax consequences for them of owning and disposing of the Company’s Shares including the consequences under the laws of any state, local or foreign jurisdiction or under any applicable tax treaty.
12.12.2(f) New legislation relating to foreign accounts
Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-US entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to US Shareholders who own Shares through foreign accounts or foreign intermediaries and certain non-US Shareholders.
The legislation imposes a 30% withholding tax on dividends in respect of Shares, or gross proceeds from the sale or other disposition of the Company’s Shares paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial US owners or furnishes identifying information regarding each substantial US owner. In addition, if the payee is a foreign financial institution, it must enter into an agreement with the US Treasury requiring, among other things, that it undertake to identify accounts held by certain US persons or US-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after 31 December 2012. Prospective investors should consult their tax advisors regarding this legislation.
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12.12.2(g) Surtax on certain net investment income
Under recent legislation, certain US Shareholders who are individuals, estates or trusts will be required to pay an additional 3.8 percent tax on, among other things, dividends and capital gains from the sale or other disposition of Shares for taxable years beginning after 31 December 2012.
12.13	Litigation

So far as the Directors are aware, there are no current or threatened legal or arbitration proceedings of a material nature in which the REVA Group is directly or indirectly concerned which are likely to have a material adverse impact on the business or financial position of the REVA Group.

12.14	Offer expenses

The Company will pay all of the costs associated with the Offer. If the Offer proceeds, the total estimated expenses in connection with the Offer (including advisory, legal, accounting, tax, listing and administrative fees as well as printing, advertising and other expenses) are estimated to be approximately A$6.732 million.

12.15	Consents

Each of the following parties has given and has not, before the issue of this Prospectus, withdrawn its written consent to being named in the Prospectus and to the inclusion, in the form and context in which it is included, of any information described below as being included with its consent.

Each of the parties referred to below, to the maximum extent permitted by law, expressly disclaims and takes no responsibility for any part of this Prospectus other than the reference to its name and any statement or report included in this Prospectus with the consent of that party as described below:
•	Inteq Limited has consented to being named as the Lead Manager to the Offer (excluding the Offer in the US), but it does not make any statement in this Prospectus, nor is any statement in this Prospectus based on any statement by Inteq Limited. Inteq Limited has not caused or authorised the issue of this Prospectus;

•	Ernst & Young LLP has consented to being named in the Corporate Directory as the Company’s US independent auditor, but it does not make or purport to make any statement in this Prospectus;

•	Ernst & Young Australia has consented to being named in the Corporate Directory as the Company’s Australian independent accountant, and to the inclusion of its Independent Accountant’s Report on Historical Pro Forma Financial Information in Section 9 of this Prospectus in the form and context in which it appears, but it does not otherwise make or purport to make any other statement in this Prospectus;

•	DLA Piper US LLP has consented to being named in the Corporate Directory of this Prospectus as the US legal and tax counsel to the Company, but it does not make any statement in this Prospectus, nor is any statement in this Prospectus based on any statement by DLA Piper US LLP other than the summary of the US taxation implications in Section 12.12.2 of this Prospectus;

•	DLA Phillips Fox has consented to being named in the Corporate Directory of this Prospectus as the Australian legal and tax adviser to the Company, but it does not make any statement in this Prospectus, nor is any statement in this Prospectus based on any statement by DLA Phillips Fox other than the summary of the Australian taxation implications in Section 12.12.1 of this Prospectus;

•	Knobbe Martens Olson & Bear LLP has consented to being named in the Corporate Directory as the Company’s patent attorney, and to the inclusion of its intellectual property report in Section 7 of this Prospectus, but it does not otherwise make or purport to make any other statement in this Prospectus;

•	Computershare Investor Services Pty Limited has consented to being named in the Corporate Directory and elsewhere in this Prospectus as the share registry for the Company. Computershare Investor Services Pty Limited has had no involvement in the preparation of any part of the Prospectus other than being named as share registrar to the Company. Computershare Investor Services Pty Limited has not authorised or caused the issue of, and expressly disclaims and takes no responsibility for, any part of the Prospectus;
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12. Additional Information (continued)
•	Southern Cross Equities Limited has consented to being named as a Lead Broker to the Offer (excluding the Offer in the US), but it does not make any statement in this Prospectus, nor is any statement in this Prospectus based on any statement by Southern Cross Equities Limited. Southern Cross Equities Limited has not caused or authorised the issue of this Prospectus; and

•	Taylor Collison Limited has consented to being named as a Lead Broker to the Offer (excluding the Offer in the US), but it does not make any statement in this Prospectus, nor is any statement in this Prospectus based on any statement by Taylor Collison Limited. Taylor Collison Limited has not caused or authorised the issue of this Prospectus; and

•	Medtronic, Inc. has consented to being named in this Prospectus in the form and context in which it appears, but it does not make any statement in the Prospectus.
12.16	References to publications

References are made in this Prospectus to material that is attributed to Health Research International, a Division of Personal Medical Systems, Inc., The New England Journal of Medicine study in 1994 and 2006, the World Health Organisation report, September 2009, The American Heart Association report, 2006, European Heart Network, 2008, and The Australian Institute of Health and Welfare report, 2007. These references are based on statements already published in public official documents or a book, journal or comparable publication. Those organisations did not prepare those materials specifically for this Prospectus and have had no involvement in the preparation of any part of this Prospectus.

12.17	ASX waivers and confirmations

ASX has granted the Company the following confirmations and waivers described below in connection with the Company’s admission to the official list of ASX:
•	a waiver from Listing Rule 10.18 to the extent necessary to permit the Company to, upon a change in its shareholding or control, pay termination benefits to its Chief Executive Officer pursuant to the terms of his existing employment contract;

•	a waiver from Listing Rule 14.2.1 to the extent necessary to permit the Company not to provide in its proxy form an option for Shareholders to vote against a resolution to re-elect a Director;

•	confirmation that the Company may accept nominations for the election of Directors in accordance with the timetable set out in the Company’s Bylaws for the purposes of Listing Rule 14.3;

•	a waiver from Listing Rule 14.4 to the extent necessary to permit the Company to comply with the statutory requirements imposed under Delaware law and its Bylaws with respect to the appointment of Directors to fill casual vacancies on the Company’s Board;

•	confirmation that the Company may prepare its accounts and financial disclosures in accordance with US GAAP and only in US$ and will not be required to provide a statement reconciling its accounts to Australian accounting standards or international accounting standards; and

•	waivers and confirmations with respect to the mandatory ASX escrow requirements for certain Existing Holders.
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12.18	ASIC relief

ASIC has granted the Company exemptions from, modifications to and consents in respect of the pre-prospectus advertising restrictions contained in the Corporations Act in relation to the filing of the Registration Statement and certain other documents with the SEC and delivery of the Registration Statement to certain potential investors prior to lodgement of the Prospectus with ASIC.

12.19	Working capital statement

The Directors believe that, on completion of the Offer, the Company will have sufficient working capital to carry out its objectives as stated in this Prospectus.

12.20	Where you can find more information about the Company

The Company has filed a Registration Statement on Form S-1 with the SEC under the Securities Act with respect to Shares underlying the CDIs offered under this Prospectus and the Registration Statement. This Prospectus omits certain information, exhibits, schedules, and undertakings set out in the Registration Statement. Australian and New Zealand residents wishing to subscribe for CDIs under the Offer should only rely on the information disclosed in this Prospectus for the purposes of subscribing for CDIs under the Offer.

In addition to ASIC and ASX filings when the Company completes the Offer, it will also be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company anticipates making these documents publicly available, free of charge, on its website at www.teamreva.com as soon as practicable after filing such documents with the SEC.

The Registration Statement and the Company’s future filings filed electronically with the SEC are publicly available through its website at www.sec.gov

12.21	Governing law

This Prospectus and the contracts that arise from the acceptance of Applications are governed by the law applicable in

New South Wales, Australia and each Applicant submits to the exclusive jurisdiction of the courts of New South Wales, Australia.

12.22	Statement of Directors

The Directors report that after due enquiries by them, in their opinion since the date of the audited financial statements in Section 8 of this Prospectus, there have not been any circumstances that have arisen or that have materially affected or will materially affect the assets and liabilities, financial position, profits or losses or prospects of the Company, other than as disclosed in this Prospectus.

Each Director has authorised the issue of this Prospectus and has consented to the lodgement of this Prospectus with ASIC and has not withdrawn that consent.
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13. Glossary Design for Life
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13.	Glossary

In this Prospectus, the following terms and abbreviations have the following meanings, unless the context otherwise requires:

2010 Equity Incentive Plan	The employee share option plan of the Company summarised in Section 12.5.

A$ or AUD	Australian dollar, the lawful currency of Australia.

An affiliate of the Company as defined in the Securities Act, being a person controlled, controlling or under common control with the Company, which is likely to include:
Affiliates	• the directors of the Company;
• the executive officers of the Company; and
• significant shareholders of the Company (i.e. those shareholders holding at least 10% of the issued shares of the Company)
Allotment Date	The date on which CDIs are allotted under the Offer.

Applicant	A person who submits a valid Application Form pursuant to this Prospectus.

Application	A valid application to subscribe for CDIs under the Offer pursuant to this Prospectus.

Application Form	The application form attached to or accompanying this Prospectus or the online application form accompanying the electronic Prospectus for investors outside the US to apply for CDIs under the Offer.

Application Monies	Money submitted by Applicants in respect of their Applications.

ASIC	The Australian Securities and Investments Commission.

ASX Settlement	ASX Settlement Pty Limited (ABN 49 008 504 532)

ASX Settlement Operating Rules	The settlement rules of the settlement facility provided by ASX Settlement.

ASX	ASX Limited (ABN 98 008 624 691) or the securities market it operates, as the context requires.

ASX Corporate Governance Principles	The corporate governance principles and recommendations of the ASX Corporate Governance Council as at the date of this Prospectus.

Board	The board of directors of the Company.

Broker Firm Offer	The invitation under this Prospectus to Australian and New Zealand Retail Investors who have received a firm allocation from their Broker to acquire CDIs as set out in Section 3.7.

Bylaws	The Company’s amended and restated Bylaws which will be adopted by the Company with effect from the Allotment Date.

CDI	A CHESS Depository Interest in one-tenth of a Share.

CE Mark or CE Marking	The approval to sell medical devices in the EU which complies with the requirements of the applicable directives.

Certificate of Incorporation	The Company’s amended and restated certificate of incorporation which will be adopted by the Company with effect from the Allotment Date.

CHESS	The Clearing House Electronic Sub-Register System of share transfers operated by ASX Settlement.

CHESS Depositary Interest	A security interest as defined in the ASX Settlement Operating Rules.

Closing Date	6 December 2010, being the date that the Offer closes (unless extended).

Company or REVA	REVA Medical Inc., a company incorporated in the US state of Delaware.

Corporations Act	The Corporations Act 2001 (Cth).

Delaware General Corporation Law	Chapter one of title 8 of the Delaware Code which governs corporations in the US state of Delaware.

Directors	The directors of the Company as at the date of this Prospectus.

Distribution Option Agreement	The agreement between the Company and BSC summarised in Section 11.1.
157 | REVA Medical, Inc. Prospectus

13.	Glossary (continued)

EU	The European Union.

Executive Team	The officers of the Company as set out in Section 6.2.

Existing Holders	Those persons or entities who are holders of securities of the Company as at the date of this Prospectus.

FDA	The US Food and Drug Administration.

FSMA	The UK Financial Services and Markets Act 2000.

General Public Offer	The invitation to Retail Investors resident in Australia and New Zealand under this Prospectus which does not include the Broker Firm Offer as set out in Section 3.7.

GST	Goods and services tax.

IDE	Investigational device exemption.

Institutional Investors	An investor to whom offers or invitations in respect of securities can be made without the need for a lodged prospectus (or other formality, other than a formality which the Company is willing to comply with), including in Australia persons to whom offers or invitations can be made without the need for a lodged prospectus under section 708 of the Corporations Act (disregarding section 708AA).

Institutional Offer	The invitation to institutional investors under this Prospectus to acquire CDIs.

Lead Brokers	Southern Cross Equities Limited (ABN 87 071 935 441) and Taylor Collison Limited (ABN 53 008 172 450).

Lead Manager	Inteq Limited (ABN 16 055 971 232), holder of Australian Financial Services Licence 237244.

Listing Rules	The official Listing Rules of the ASX.

Minimum Subscription	The minimum subscription amount being sought by the Company under the Offer, being A$70,000,007.

MRI	Magnetic Resonance Imaging.

New Shareholder	A Shareholder who subscribes for CDIs under the Offer.

Offer	The offer for subscription of CDIs (and, where the context requires, the offer of the Shares underlying the CDIs) pursuant to this Prospectus and the Registration Statement.

Offer Management Agreement	The agreement between the Company and the Lead Manager with respect to the management of the Offer (other than the offer to Institutional Investors in the United States) as summarised in Section 11.3.

Offer Price	A$1.10 per CDI (equivalent to A$11.00 per Share).

Opening Date	22 November 2010, being the date that the Offer opens.

Option	An option to acquire Shares in the Company.

Oversubscriptions	The amount of subscriptions for CDIs (and the underlying Shares) the Company is willing to accept under the Offer in excess of the Minimum Subscription amount as set out in Section 3.4.

Prospectus	This Prospectus, dated 12 November 2010 for the issue of a minimum of 63,636,370 CDIs (and the underlying Shares).

Registration Statement	The Form S-1 registration statement (including the US Prospectus with respect to the Offer) prepared by the Company with respect to the Offer

Restructuring	The restructuring of the share capital of the Company prior to the issue of the CDIs under the Offer and listing on ASX as described in Sections 11.4 and 12.2.

Retail Investor	An investor who is not an Institutional Investor.

Retail Offer	The invitation to Retail Investors under this Prospectus to acquire CDIs as set out in Section 3.7.

REVA or Company	REVA Medical, Inc., a company incorporated in the US state of Delaware.
158 | REVA Medical, Inc. Prospectus

REVA Group	The Company and REVA Germany GmbH.

Scientific Advisory Board	The Company’s scientific advisory board, as summarised in Section 6.3.

SEC	The US Securities and Exchange Commission, being the body established by the US government that has the function of overseeing US securities laws.

Securities Act	The Securities Act of 1933 in the US, as amended from time to time.

Shareholder	A holder of Shares or CDIs.

Shares	Shares of fully paid common stock in the capital of the Company.

Share Registry	Computershare Investor Services Pty Limited (ABN 48 078 279 277).

TGA	The Therapeutic Goods Administration in Australia.

United States or US	The United States of America.

US$ or USD	The United States dollar, being the lawful currency of the United States.

US GAAP	US Generally Accepted Accounting Principles.

US Prospectus	The prospectus included in the Registration Statement related to the Offer and declared effective by the SEC.
159 | REVA Medical, Inc. Prospectus

Application Form 14. Design for Life
160 | REVA Medical, Inc. Prospectus

Application Form
This Application Form is important. If you are in doubt as to how to deal with it, please contact your stockbroker or professional adviser without delay. You should read the entire Prospectus dated 12 November 2010 consisting of 168 pages, carefully before completing this Application Form. To meet the requirements of the Corporations Act, this Application Form must not be distributed to another person unless included in, or accompanied by, the Prospectus dated 12 November 2010. A person who gives another person access to this Application Form must, at the same time and by the same means, give the other person access to the Prospectus. The Company will send you a free paper copy of the Prospectus if you have received an electronic prospectus and you ask for a paper copy before the Prospectus expires on 12 December 2011.

Registry Use Only

Broker Code	Adviser Code

A	I/we apply for (Insert Number of CDIs)

B	I/we lodge full Application Money
A$

•

Number of CDIs in REVA Medical, Inc (Company) at A$1.10 per CDI. Each CDI represents one-tenth of a share of common stock in the Company.
Note: Minimum of 2,000 CDIs (A$2,200, equivalent to 200 Shares) to be applied for, and thereafter in multiples of 1,000 CDIs (A$1,100, equivalent to 100 Shares)

C	Individual/Joint applications — refer to naming standards overleaf for correct forms of registrable title(s)

Title or Company Name	Given Name(s)	Surname

Joint Applicant 2 or Account Designation

Joint Applicant 3 or Account Designation

D	Enter your postal address — Include State and Postcode

Unit	Street Number	Street Name or PO Box /Other Information

City / Suburb / Town	State	Postcode

E	Enter your contact details

Contact Name	Telephone Number — Business Hours / After Hours
	(	)

Email Address

F	CHESS Participant
Holder Identification Number (HIN)

X

Please note that if you supply a CHESS HIN but the name and address details on your form do not correspond exactly with the registration details held at CHESS, your application will be deemed to be made without the CHESS HIN, and any securities issued as a result of the Offer will be held on the Issuer Sponsored subregister.

Payment details – Please note that funds are unable to be directly debited from your bank account

G	Drawer	Cheque/Bank Draft Number	BSB Number	Account Number	Amount of Cheque/Bank Draft

A$

Make your cheque or bank draft payable to “REVA Medical — Offer”
1)	By submitting this Application Form and applying for CDIs, I/we declare that this application is completed and lodged according to the Prospectus and the declarations/statements on the reverse of this Application form and I/we declare that all details and statements made by me/us (including the declaration on the reverse of this Application Form) are complete and accurate. I/we agree to be bound by the Bylaws and Certificate of Incorporation of the Company.

2)	I/We enclose my/our cheque and/or bank draft for an amount shown being payment at A$1.10 per CDI (each CDI equivalent to one-tenth of a Share or A$11.00 per Share), and understand that no interest will be paid on Application Monies.
See back of form for completion guidelines

How to complete this form

Please complete all relevant white sections of the Application Form in BLOCK LETTERS, using black or blue ink. These instructions are cross referenced to each section of the form.
The CDIs to which the Application Form relates are CDIs over Shares in the Company. Further details about the CDIs are contained in the Prospectus dated 12 November 2010 issued by the Company and the US prospectus dated 12 November 2010 contained in the Registration Statement. This Application Form is included in the Prospectus. The Prospectus contains important information about investing in CDIs. You should read the Prospectus before applying for CDIs. The Company will send paper copies of the Prospectus, the US prospectus, any supplementary documents and the Application Form, free of charge on request if you contact the REVA Offer Information Line on 1800 197 827 (from within Australia) or +61 3 9938 4372 (from outside Australia). Australian and New Zealand investors should not rely on any information which is not contained in the Prospectus in making a decision as to whether to acquire securities in the Company under the Offer.
A	CDIs Applied for

Enter the number of CDIs you wish to apply for. The application must be for a minimum of 2,000 CDIs (equivalent to 200 Shares) (A$2,200) and in multiples of 1,000 CDIs (equivalent to 100 Shares) (A$1,100) thereafter. You may be issued all of the CDIs applied for or a lessor number. The issue price is A$1.10 per CDI.

B	Application Monies
Enter the amount of Application Monies. To calculate the amount, multiply the number of CDIs by the A$1.10 per CDI offer price. Please make sure the amount of your cheque and/or bank draft equals this amount.

C	Applicant Name(s)
Enter the full name you wish to appear on the holding statement for your CDIs. This must be either your own name or the name of a company. Up to 3 joint Applicants may register. You should refer to the table below for the correct forms of registrable title. Applications using the wrong form of names may be rejected. Clearing House Electronic Subregister System (CHESS) participants should complete their name identically to that presently registered in the CHESS system.
D	Postal Address
Enter your postal address for all correspondence. All communications to you from the Company and the Registry will be mailed to the person(s) and address as shown. For joint Applicants, only one address can be entered.

E	Contact Details
Enter your contact details. These are not compulsory but will assist us if we need to contact you.

F	CHESS

REVA Medical, Inc (the Company) will apply to the ASX to participate in CHESS, operated by ASX Settlement Pty Limited, a wholly owned subsidiary of Australian Securities Exchange Limited. In CHESS, the company will operate an electronic CHESS Subregister of security holdings and an electronic Issuer Sponsored Subregister of security holdings. Together the two Subregisters will make up the Company’s principal register of securities. The Company will not be issuing certificates to applicants in respect of CDIs allotted. If you are a CHESS participant (or are sponsored by a CHESS participant) and you wish to hold CDIs allotted to you under this Application on the CHESS Subregister, enter your CHESS HIN. Otherwise, leave this section blank and on allotment, you will be sponsored by the Company and allocated a Securityholder Reference Number (SRN).

G	Payment

Make your cheque or bank draft payable to “REVA Medical — Offer” in Australian currency and cross it Not Negotiable. Your cheque or bank draft must be drawn on an Australian Bank.

Complete the cheque details in the boxes provided. The total amount must agree with the amount shown in box B. Please note that funds are unable to be directly debited from your bank account.

Cheques will be processed on the day of receipt and as such, sufficient cleared funds must be held in your account as cheques returned unpaid may not be re-presented and may result in your Application being rejected. Paperclip (do not staple) your cheque(s) to the Application Form where indicated. Cash will not be accepted. Receipt for payment will not be forwarded.

By returning this Application Form with your Application Monies, you agree to these statements. I/We:
•	have read the Prospectus in full;
•	have completed the Application Form accurately and completely;
•	acknowledge that once the Company accepts my/our Application, I/we may not withdraw it;
•	apply for the number of CDIs that I/we apply for (or a lower number allocated in a way allowed under the Prospectus);
•	acknowledge that my/our Application may be rejected by the Company in consultation with the Lead Manager in their absolute discretion;
•	authorise the Lead Manager and the Company and their respective officers or agents, to do anything on my/our behalf necessary (including the completion and execution of documents) for the CDIs to be allocated to me/us;
•	am/are over 18 years of age;
•	agree to be bound by the By-laws and Certificate of Incorporation of the Company;
•	acknowledge that neither the Company nor any person or entity guarantees any particular rate of return on the CDIs, nor do they guarantee the repayment of capital;
•	represent, warrant and agree that I/we am/are not in the United States or a US person, and am/are not acting for the account or benefit of a US person; and
•	represent, warrant and agree that I/we have not received the Prospectus outside Australia and am/are not acting on behalf of a person resident outside Australia unless the CDIs may be offered in my/our jurisdiction without contravention of the security laws of the jurisdiction or any need to register the Prospectus, the CDIs or the Offer.

Lodgement of Application
Application Forms must be received by Computershare Investor Services Pty Limited (“CIS”) Melbourne by no later than 5:00PM (AEDT) on Monday, 6 December 2010. You should allow sufficient time for this to occur. Return the Application Form with cheque(s) attached to:
Computershare Investor Services Pty Limited
GPO Box 7115
SYDNEY NSW 2001
Neither CIS nor the Company accepts any responsibility if you lodge the Application Form at any other address or by any other means.
Privacy Statement
Personal information is collected on this form by Computershare Investor Services Pty Limited (“CIS”), as registrar for securities issuers (“the issuer”), for the purpose of maintaining registers of securityholders, facilitating distribution payments and other corporate actions and communications. Your personal information may be disclosed to our related bodies corporate, to external service companies such as print or mail service providers, or as otherwise required or permitted by law. If you would like details of your personal information held by CIS, or you would like to correct information that is inaccurate, incorrect or out of date, please contact CIS. In accordance with the Corporations Act 2001, you may be sent material (including marketing material) approved by the issuer in addition to general corporate communications. You may elect not to receive marketing material by contacting CIS. You can contact CIS using the details provided on the front of this form or e-mail privacy@computershare.com.au
If you have any enquiries concerning your Application, please contact Computershare Investor Services Pty Limited on 1800 197 827.
Correct forms of registrable title(s)
Note that ONLY legal entities are allowed to hold CDIs. Applications must be made in the name(s) of natural persons, companies or other legal entities in accordance with the Corporations Act. At least one full given name and the surname is required for each natural person. The name of the beneficial owner or any other registrable name may be included by way of an account designation if completed exactly as described in the examples of correct forms of registrable title(s) below.

Type of Investor	Correct Form of Registration	Incorrect Form of Registration

Individual	Mr John Alfred Smith	J.A Smith
- Use given name(s) in full, not initials

Joint	Mr John Alfred Smith &	John Alfred &
- Use given name(s) in full, not initials	Mrs Janet Marie Smith	Janet Marie Smith

Company	ABC Pty Ltd	ABC P/L
- Use company title, not abbreviations		ABC Co

Trusts
- Use trustee(s) personal name(s)	Ms Penny Smith	Penny Smith Family Trust
- Do not use the name of the trust	<Penny Smith Family A/C>

Deceased Estates
- Use executor(s) personal name(s)	Mr Michael Smith	Estate of Late John Smith
- Do not use the name of the deceased	<Est John Smith A/C>

Minor (a person under the age of 18)	Mr John Alfred Smith	Peter Smith
- Use the name of a responsible adult with an appropriate designation	<Peter Smith A/C>

Partnerships	Mr John Smith &
- Use partners personal name(s)	Mr Michael Smith	John Smith & Son
- Do not use the name of the partnership	<John Smith & Son A/C>

Clubs/Unincorporated Bodies/Business Names
- Use office bearer(s) personal name(s)	Mrs Janet Smith	ABC Tennis Association
- Do not use the name of the club etc	<ABC Tennis Association A/C>

Superannuation Funds
- Use the name of trustee of the fund	John Smith Pty Ltd	John Smith Pty Ltd Superannuation Fund
- Do not use the name of the fund	<Super Fund A/C>

Application Form
This Application Form is important. If you are in doubt as to how to deal with it, please contact your stockbroker or professional adviser without delay. You should read the entire Prospectus dated 12 November 2010 consisting of 168 pages, carefully before completing this Application Form. To meet the requirements of the Corporations Act, this Application Form must not be distributed to another person unless included in, or accompanied by, the Prospectus dated 12 November 2010. A person who gives another person access to this Application Form must, at the same time and by the same means, give the other person access to the Prospectus. The Company will send you a free paper copy of the Prospectus if you have received an electronic prospectus and you ask for a paper copy before the Prospectus expires on 12 December 2011.

Registry Use Only

Broker Code	Adviser Code

A	I/we apply for (Insert Number of CDIs)

B	I/we lodge full Application Money
A$

•

Number of CDIs in REVA Medical, Inc (Company) at A$1.10 per CDI. Each CDI represents one-tenth of a share of common stock in the Company.
Note: Minimum of 2,000 CDIs (A$2,200, equivalent to 200 Shares) to be applied for, and thereafter in multiples of 1,000 CDIs (A$1,100, equivalent to 100 Shares)

C	Individual/Joint applications — refer to naming standards overleaf for correct forms of registrable title(s)

Title or Company Name	Given Name(s)	Surname

Joint Applicant 2 or Account Designation

Joint Applicant 3 or Account Designation

D	Enter your postal address — Include State and Postcode

Unit	Street Number	Street Name or PO Box /Other Information

City / Suburb / Town	State	Postcode

E	Enter your contact details

Contact Name	Telephone Number — Business Hours / After Hours
	(	)

Email Address

F	CHESS Participant
Holder Identification Number (HIN)

X

Please note that if you supply a CHESS HIN but the name and address details on your form do not correspond exactly with the registration details held at CHESS, your application will be deemed to be made without the CHESS HIN, and any securities issued as a result of the Offer will be held on the Issuer Sponsored subregister.

Payment details – Please note that funds are unable to be directly debited from your bank account

G	Drawer	Cheque/Bank Draft Number	BSB Number	Account Number	Amount of Cheque/Bank Draft

A$

Make your cheque or bank draft payable to “REVA Medical — Offer”
1)	By submitting this Application Form and applying for CDIs, I/we declare that this application is completed and lodged according to the Prospectus and the declarations/statements on the reverse of this Application form and I/we declare that all details and statements made by me/us (including the declaration on the reverse of this Application Form) are complete and accurate. I/we agree to be bound by the Bylaws and Certificate of Incorporation of the Company.

2)	I/We enclose my/our cheque and/or bank draft for an amount shown being payment at A$1.10 per CDI (each CDI equivalent to one-tenth of a Share or A$11.00 per Share), and understand that no interest will be paid on Application Monies.
See back of form for completion guidelines

How to complete this form

Please complete all relevant white sections of the Application Form in BLOCK LETTERS, using black or blue ink. These instructions are cross referenced to each section of the form.
The CDIs to which the Application Form relates are CDIs over Shares in the Company. Further details about the CDIs are contained in the Prospectus dated 12 November 2010 issued by the Company and the US prospectus dated 12 November 2010 contained in the Registration Statement. This Application Form is included in the Prospectus. The Prospectus contains important information about investing in CDIs. You should read the Prospectus before applying for CDIs. The Company will send paper copies of the Prospectus, the US prospectus, any supplementary documents and the Application Form, free of charge on request if you contact the REVA Offer Information Line on 1800 197 827 (from within Australia) or +61 3 9938 4372 (from outside Australia). Australian and New Zealand investors should not rely on any information which is not contained in the Prospectus in making a decision as to whether to acquire securities in the Company under the Offer.
A	CDIs Applied for

Enter the number of CDIs you wish to apply for. The application must be for a minimum of 2,000 CDIs (equivalent to 200 Shares) (A$2,200) and in multiples of 1,000 CDIs (equivalent to 100 Shares) (A$1,100) thereafter. You may be issued all of the CDIs applied for or a lessor number. The issue price is A$1.10 per CDI.

B	Application Monies
Enter the amount of Application Monies. To calculate the amount, multiply the number of CDIs by the A$1.10 per CDI offer price. Please make sure the amount of your cheque and/or bank draft equals this amount.

C	Applicant Name(s)
Enter the full name you wish to appear on the holding statement for your CDIs. This must be either your own name or the name of a company. Up to 3 joint Applicants may register. You should refer to the table below for the correct forms of registrable title. Applications using the wrong form of names may be rejected. Clearing House Electronic Subregister System (CHESS) participants should complete their name identically to that presently registered in the CHESS system.
D	Postal Address
Enter your postal address for all correspondence. All communications to you from the Company and the Registry will be mailed to the person(s) and address as shown. For joint Applicants, only one address can be entered.

E	Contact Details
Enter your contact details. These are not compulsory but will assist us if we need to contact you.

F	CHESS

REVA Medical, Inc (the Company) will apply to the ASX to participate in CHESS, operated by ASX Settlement Pty Limited, a wholly owned subsidiary of Australian Securities Exchange Limited. In CHESS, the company will operate an electronic CHESS Subregister of security holdings and an electronic Issuer Sponsored Subregister of security holdings. Together the two Subregisters will make up the Company’s principal register of securities. The Company will not be issuing certificates to applicants in respect of CDIs allotted. If you are a CHESS participant (or are sponsored by a CHESS participant) and you wish to hold CDIs allotted to you under this Application on the CHESS Subregister, enter your CHESS HIN. Otherwise, leave this section blank and on allotment, you will be sponsored by the Company and allocated a Securityholder Reference Number (SRN).

G	Payment

Make your cheque or bank draft payable to “REVA Medical — Offer” in Australian currency and cross it Not Negotiable. Your cheque or bank draft must be drawn on an Australian Bank.

Complete the cheque details in the boxes provided. The total amount must agree with the amount shown in box B. Please note that funds are unable to be directly debited from your bank account.

Cheques will be processed on the day of receipt and as such, sufficient cleared funds must be held in your account as cheques returned unpaid may not be re-presented and may result in your Application being rejected. Paperclip (do not staple) your cheque(s) to the Application Form where indicated. Cash will not be accepted. Receipt for payment will not be forwarded.

By returning this Application Form with your Application Monies, you agree to these statements. I/We:
•	have read the Prospectus in full;
•	have completed the Application Form accurately and completely;
•	acknowledge that once the Company accepts my/our Application, I/we may not withdraw it;
•	apply for the number of CDIs that I/we apply for (or a lower number allocated in a way allowed under the Prospectus);
•	acknowledge that my/our Application may be rejected by the Company in consultation with the Lead Manager in their absolute discretion;
•	authorise the Lead Manager and the Company and their respective officers or agents, to do anything on my/our behalf necessary (including the completion and execution of documents) for the CDIs to be allocated to me/us;
•	am/are over 18 years of age;
•	agree to be bound by the Bylaws and Certificate of Incorporation of the Company;
•	acknowledge that neither the Company nor any person or entity guarantees any particular rate of return on the CDIs, nor do they guarantee the repayment of capital;
•	represent, warrant and agree that I/we am/are not in the United States or a US person, and am/are not acting for the account or benefit of a US person; and
•	represent, warrant and agree that I/we have not received the Prospectus outside Australia and am/are not acting on behalf of a person resident outside Australia unless the CDIs may be offered in my/our jurisdiction without contravention of the security laws of the jurisdiction or any need to register the Prospectus, the CDIs or the Offer.

Lodgement of Application
Application Forms must be received by Computershare Investor Services Pty Limited (“CIS”) Melbourne by no later than 5:00PM (AEDT) on Monday, 6 December 2010. You should allow sufficient time for this to occur. Return the Application Form with cheque(s) attached to:
Computershare Investor Services Pty Limited
GPO Box 7115
SYDNEY NSW 2001
Neither CIS nor the Company accepts any responsibility if you lodge the Application Form at any other address or by any other means.
Privacy Statement
Personal information is collected on this form by Computershare Investor Services Pty Limited (“CIS”), as registrar for securities issuers (“the issuer”), for the purpose of maintaining registers of securityholders, facilitating distribution payments and other corporate actions and communications. Your personal information may be disclosed to our related bodies corporate, to external service companies such as print or mail service providers, or as otherwise required or permitted by law. If you would like details of your personal information held by CIS, or you would like to correct information that is inaccurate, incorrect or out of date, please contact CIS. In accordance with the Corporations Act 2001, you may be sent material (including marketing material) approved by the issuer in addition to general corporate communications. You may elect not to receive marketing material by contacting CIS. You can contact CIS using the details provided on the front of this form or e-mail privacy@computershare.com.au
If you have any enquiries concerning your Application, please contact Computershare Investor Services Pty Limited on 1800 197 827.
Correct forms of registrable title(s)
Note that ONLY legal entities are allowed to hold CDIs. Applications must be made in the name(s) of natural persons, companies or other legal entities in accordance with the Corporations Act. At least one full given name and the surname is required for each natural person. The name of the beneficial owner or any other registrable name may be included by way of an account designation if completed exactly as described in the examples of correct forms of registrable title(s) below.

Type of Investor	Correct Form of Registration	Incorrect Form of Registration

Individual	Mr John Alfred Smith	J.A Smith
- Use given name(s) in full, not initials

Joint	Mr John Alfred Smith &	John Alfred &
- Use given name(s) in full, not initials	Mrs Janet Marie Smith	Janet Marie Smith

Company	ABC Pty Ltd	ABC P/L
- Use company title, not abbreviations		ABC Co

Trusts
- Use trustee(s) personal name(s)	Ms Penny Smith	Penny Smith Family Trust
- Do not use the name of the trust	<Penny Smith Family A/C>

Deceased Estates
- Use executor(s) personal name(s)	Mr Michael Smith	Estate of Late John Smith
- Do not use the name of the deceased	<Est John Smith A/C>

Minor (a person under the age of 18)	Mr John Alfred Smith	Peter Smith
- Use the name of a responsible adult with an appropriate designation	<Peter Smith A/C>

Partnerships	Mr John Smith &
- Use partners personal name(s)	Mr Michael Smith	John Smith & Son
- Do not use the name of the partnership	<John Smith & Son A/C>

Clubs/Unincorporated Bodies/Business Names
- Use office bearer(s) personal name(s)	Mrs Janet Smith	ABC Tennis Association
- Do not use the name of the club etc	<ABC Tennis Association A/C>

Superannuation Funds
- Use the name of trustee of the fund	John Smith Pty Ltd	John Smith Pty Ltd Superannuation Fund
- Do not use the name of the fund	<Super Fund A/C>

Corporate Directory

Company Headquarters	Auditors

5751 Copley Drive	Ernst & Young LLP
Suite B, San Diego	4370 La Jolla Village Drive, Suite 500
California 92111-7905	San Diego, California 92122-1249
UNITED STATES	UNITED STATES
www.teamreva.com

Lead Manager & Corporate Adviser
Australian Registered Address	Inteq Limited
Level 6	AFSL 237244
175 Macquarie Street	Level 6, 175 Macquarie Street
SYDNEY NSW 2000	SYDNEY NSW 2000
AUSTRALIA	AUSTRALIA

Board of Directors	US Legal Adviser

Robert B. Stockman, Chairman & CEO	DLA Piper, LLP
Brian Dovey, Non-Executive Director	4365 Executive Drive
Gordon E. Nye, Non-Executive Director	Suite 1100
Robert Thomas, Non-Executive Director	San Diego, California 92121-2133
Anne Keating, Non-Executive Director	UNITED STATES
James J. Schiro, Non-Executive Director

Australian Legal Adviser
Officers
DLA Phillips Fox
Robert B. Stockman, Chairman & CEO	201 Elizabeth Street
Robert K. Schultz, Ph.D, President & Chief Operating Officer	SYDNEY NSW 2000
Katrina Thompson, CFO & Secretary	AUSTRALIA
Donald Brandom, Ph.D, Vice President, Biomaterials Development
Eric Schmid, Vice President, Engineering & Stent Development	Patent Attorneys
Joan Zeltinger, Ph.D, Vice President, Scientific Affairs
Knobbe Martens Olsen & Bear LLP
2040 Main St., 14th Floor
Company Secretary	Irvine, CA 92614
UNITED STATES
Katrina Thompson

ASX Code	Independent Accountants

RVA	Ernst & Young
680 George Street
Share Registry	SYDNEY NSW 2000
AUSTRALIA
Computershare Investor Services Pty Limited
GPO Box 7115 SYDNEY NSW 2001
AUSTRALIA
165 | REVA Medical, Inc. Prospectus

reva medical design for life www.teamreva.com design for life